   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1997.
                           REGISTRATION NO. 333-21315


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                PRE-EFFECTIVE

                               AMENDMENT NO. 2

                                      TO
                                  FORM S-11

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933
                       ASSET SECURITIZATION CORPORATION
       (Exact name of registrant as specified in governing instruments)

                           2 WORLD FINANCIAL CENTER
                            BUILDING B, 21ST FLOOR
                        NEW YORK, NEW YORK 10281-1198
                   (Address of principal executive offices)

                              ROBERT K. ROTTMANN
                    CHIEF FINANCIAL OFFICER AND TREASURER
                       ASSET SECURITIZATION CORPORATION
                           2 WORLD FINANCIAL CENTER
                            BUILDING B, 21ST FLOOR
                        NEW YORK, NEW YORK 10281-1198
                   (Name and address of agent for service)

                                  Copies to:

                                            BARRY M. FUNT, ESQ.             FAITH D. GROSSNICKLE, ESQ.
        ANNA H. GLICK, ESQ.           ASSET SECURITIZATION CORPORATION       TIMOTHY G. LITTLE, ESQ.
  CADWALADER, WICKERSHAM & TAFT           2 WORLD FINANCIAL CENTER             SHEARMAN & STERLING
          100 MAIDEN LANE                  BUILDING B, 21ST FLOOR              599 LEXINGTON AVENUE
     NEW YORK, NEW YORK 10038          NEW YORK, NEW YORK 10281-1198         NEW YORK, NEW YORK 10022

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE


                                                                                                 PROPOSED
                                                                               PROPOSED          MAXIMUM
                                                                           MAXIMUM OFFERING     AGGREGATE         AMOUNT OF
                                                                            PRICE PER UNIT    OFFERING PRICE    REGISTRATION
      TITLE OF SECURITIES BEING REGISTERED        AMOUNT BEING REGISTERED        (1)               (1)               FEE
-----------------------------------------------  -----------------------  ----------------  ----------------  ---------------
Subordinated Units (2)..........................
Commercial Mortgage Pass-Through Certificates,
Series 1997-D4, Class B-1, Class B-2, Class
B-3, Class B-4, Class B-5 and Class B-6                 $137,231,536              100%          $137,231,536     $41,585.31(3)
 Certificates...................................
-----------------------------------------------  -----------------------  ----------------  ----------------  ---------------



(1)    Estimated solely for the purposes of calculating the registration fee.
(2) The Subordinated Units consist of $36,113,562 (approximate) of Class B-1, $36,113,562 (approximate) of Class B-2, $14,445,425 (approximate)
       of Class B-3, $21,668,137 (approximate) of Class B-4, $14,445,425
       (approximate) of Class B-5 and $14,445,425 (approximate) of Class B-6 Commercial Mortgage Pass-Through Certificates.
(3) $303.03 of the registration fee was paid in connection with the initial filing of the registration statement. The amount paid with this filing is $41,282.28.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            CROSS REFERENCE SHEET


 ITEM                                                      CAPTION IN PROSPECTUS
------------                                               -------------------------------------------------
Item 1.       Forepart of the Registration Statement and   Outside Front Cover Page
              Outside Front Cover Page of Prospectus.
Item 2.       Inside Front and Outside Back Cover Pages    Inside Front and Outside Back Cover Pages
              of Prospectus.
Item 3.       Summary Information, Risk Factors and Ratio  Executive Summary; Summary of Prospectus; Risk
              of Earnings to Fixed Charges.                Factors
Item 4.       Determination of Offering Price.             *
Item 5.       Dilution.                                    *
Item 6.       Selling Security Holders.                    *
Item 7.       Plan of Distribution.                        Plan of Distribution
Item 8.       Use of Proceeds.                             Use of Proceeds
Item 9.       Selected Financial Data.                     *
Item 10.      Management's Discussion and Analysis of      *
              Financial Condition and Results of
              Operations.
Item 11.      General Information as to Registrant.        The Depositor
Item 12.      Policy with Respect to Certain Activities.   Outside Front Cover Page; Description of the
                                                           Subordinated Certificates
Item 13.      Investment Policies of Registrant.           Outside Front Cover Page; Description of the
                                                           Subordinated Certificates; Description of the
                                                           Mortgage Pool
Item 14.      Description of Real Estate.                  Description of the Mortgage Pool
Item 15.      Operating Data.                              *
Item 16.      Tax Treatment of Registrant and Its          Certain Federal Income Tax Consequences
              Security Holders.
Item 17.      Market Price of and Dividends on the         *
              Registrant's Common Equity and Related
              Stockholder Matters.
Item 18.      Description of Registrant's Securities.      Outside Front Cover Page; Risk Factors;
                                                           Description of the Subordinated Units;
                                                           Description of the Subordinated Certificates;
                                                           Description of the Mortgage Pool; Certain Federal
                                                           Income Tax Consequences
Item 19.      Legal Proceedings.                           *
Item 20.      Security Ownership of Certain Beneficial     *
              Owners and Management.
Item 21.      Directors and Executive Officers.            *
Item 22.      Executive Compensation.                      *
Item 23.      Certain Relationships and Related            *
              Transactions.
Item 24.      Selection, Management and Custody of         Description of the Subordinated Certificates;
              Registrant's Investments.                    Description of the Mortgage Pool; The Pooling and
                                                           Servicing Agreement-Servicing of the Mortgage
                                                           Loans
Item 25.      Policies with Respect to Certain             *
              Transactions.
Item 26.      Limitations of Liability.                    The Pooling and Servicing Agreement-Certain
                                                           Matters Regarding the Depositor, the Servicer and
                                                           the Special Servicer
Item 27.      Financial Statements and Information.        Financial Information
Item 28.      Interests of Named Experts and Counsel.      *
Item 29.      Disclosure of Commission Position on         *
              Indemnification for Securities Act
              Liabilities.


------------
*       Not applicable or answer is in the negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                 SUBJECT TO COMPLETION, DATED MARCH 20, 1997


PROSPECTUS


                          $137,231,536 (APPROXIMATE)

                            NOMURA CAPITAL [LOGO]

                 ASSET SECURITIZATION CORPORATION, DEPOSITOR
            NOMURA ASSET CAPITAL CORPORATION, MORTGAGE LOAN SELLER
           AMRESCO MANAGEMENT, INC., SERVICER AND SPECIAL SERVICER

                        LASALLE NATIONAL BANK, TRUSTEE

    SUBORDINATED UNITS CONSISTING OF $36,113,562 (APPROXIMATE) CLASS B-1,
                          $36,113,562 (APPROXIMATE)
  CLASS B-2, $14,445,425 (APPROXIMATE) CLASS B-3, $21,663,137 (APPROXIMATE)
                            CLASS B-4, $14,445,425
       (APPROXIMATE) CLASS B-5, AND $14,445,425 (APPROXIMATE) CLASS B-6
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4


   The Commercial Mortgage Pass-Through Certificates, Series 1997-D4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the "Subordinated Certificates"), together with the Senior Certificates, the Junior Subordinated Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates (each as defined herein, and collectively, the "Certificates"), will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Asset Securitization Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 123 fixed-rate mortgage loans, with original terms to maturity of generally not more than thirty years (the "Mortgage Loans"), secured by first liens on 255 commercial and multifamily residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of anchored and unanchored retail properties, office buildings, full and


                                                         (cover page continued)


   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN COMMENCING ON PAGE 19.



                                 PASS-THROUGH        PRICE TO        UNDERWRITING      PROCEEDS TO
                                   RATE(1)          PUBLIC(2)        DISCOUNT(3)      DEPOSITOR(4)
----------------------------  ----------------  ----------------  ----------------  ---------------
Per Subordinated Unit(5) ....
Total .......................         $                 $                 $                 $
----------------------------  ----------------  ----------------  ----------------  ---------------


-----------------------------------------------------------------------------
(1) The Pass-Through Rate is the rate for the Distribution Date occurring in April, 1997. The Pass-Through Rate for the Subordinated Units for each subsequent Distribution Date will be equal to ___%.
(2)     Plus accrued interest, if any, from the date of issuance.
(3) The Depositor and the Mortgage Loan Seller have each agreed to indemnify the Underwriters against, and provide contribution with respect to, certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Act"). See "Plan of Distribution."
(4)     Before deducting expenses payable by the Depositor estimated at
        $      .
(5) The Subordinated Units are comprised of $36,113,562 of Class B-1, $36,113,562 of Class B-2, $14,445,425 of Class B-3, $21,668,137 of
        Class B-4, $14,445,425 of Class B-5 and $14,445,425 of Class B-6
        Certificates. No Class of Subordinated Certificates will be separately tradable unless and until a Class of Subordinated Certificates is rated investment grade by Standard & Poor's Rating Services or Fitch Investors Service LP, and only such investment grade Class shall be separately tradable.


THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE
     INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   There is currently no secondary market for the Subordinated Units or the Subordinated Certificates. Each of the Underwriters currently expects to make a secondary market in the Subordinated Units and, if separately traded, the Subordinated Certificates, but has no obligation to do so. There can be no assurance that an active secondary market for the Subordinated Units or, if separately traded, the Subordinated Certificates will develop or that any such market, if established, will continue. See "Plan of Distribution" herein.

   The Subordinated Units are offered by the Underwriters subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriters and subject to the right to reject orders in whole or in part. It is expected that delivery of the Subordinated Units will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System
("Euroclear") in Europe, on or about       , 1997.

BEAR, STEARNS & CO. INC.                 NOMURA SECURITIES INTERNATIONAL, INC.

                 The Date of this Prospectus is       , 1997

(continuation of cover page)


limited service hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool." The Mortgage Loans were either purchased or originated by the Mortgage Loan Seller and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.


   The Certificates will consist of twenty-six classes (each, a "Class"), designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-CS1 Certificates, Class PS-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the "Senior Certificates"), Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates, Class B-7H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class LR Certificates and Class R Certificates. Only the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates (collectively, the "Subordinated Certificates") are being offered hereby in the form of Subordinated Units (the "Subordinated Units"); the Senior Certificates are being offered concurrently with the Subordinated Certificates under a separate prospectus and are not offered hereby; and the Class B-7, Class B-7H (collectively, the "Junior Subordinated Certificates"), Class V-1, Class V-2, Class R and Class LR Certificates are not offered hereby.

   Distributions on the Subordinated Certificates will be made, to the extent of Available Funds, on the 14th day of each month, or, if any such 14th day is not a business day, then on the next succeeding business day, beginning on April 16, 1997 (each, a "Distribution Date"); provided, however, the Distribution Date will be no earlier than the third business day following the 11th day of each month and, provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. Distributions allocable to interest on the Subordinated Certificates on each Distribution Date will be based on the Pass-Through Rate for each respective Class as described herein and the aggregate principal balance (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Subordinated Certificates will be made as described herein under "Description of the Subordinated Certificates -- Distributions -- Priorities."


   THE YIELD TO INVESTORS WILL BE SENSITIVE TO THE TIMING AND MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. IN ADDITION, TO THE EXTENT LOSSES ON THE MORTGAGE LOANS EXCEED THE PRINCIPAL BALANCE OF THE CLASSES OF CERTIFICATES SUBORDINATE TO ANY CLASS OF SUBORDINATED CERTIFICATES, SUCH CLASS OF SUBORDINATED CERTIFICATES WILL BEAR A LOSS EQUAL TO THE AMOUNT OF SUCH EXCESS UP TO AN AMOUNT EQUAL TO THE OUTSTANDING CERTIFICATE BALANCE THEREOF. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY SUBORDINATED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE SUBORDINATED CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OF SUCH CLASS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   AMRESCO Management, Inc. will act as Servicer of the Mortgage Loans. The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. In certain limited circumstances AMRESCO Management, Inc., in its capacity as the initial Special Servicer may be required to make Property Advances. If the Servicer is not the Special Servicer and the Special Servicer fails to make the required Advance, the Servicer, subject to a recoverability determination, will be required to make the Advance. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, the Trustee, subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, the Fiscal Agent, subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein.


   It is a condition to the issuance of the Subordinated Certificates that (i) the Senior Certificates are issued and offered and (ii) the Class B-1 Certificates be rated "BB+" by each of Standard & Poor's Rating Services ("S&P") and Fitch Investors Service, L.P. ("Fitch"), the Class B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 Certificates be rated "B+" by S&P, the Class B-5
                                                         (cover page continued)

(continuation of cover page)

Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P. For a description of the limitations of the ratings of the Subordinated Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Subordinated Certificates is April 14, 2029.

   Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, Excess Interest and Default Interest as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Senior Certificates, Subordinated Certificates and Junior Subordinated Certificates will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will constitute the sole Class of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Subordinated Certificates, together with the Senior Certificates and Junior Subordinated Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.


   The distribution of this Prospectus and the offer or sale of the Subordinated Units and Subordinated Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus or any Subordinated Units or Subordinated Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus and the offer or sale of the Subordinated Units and Subordinated Certificates in the United Kingdom (see "Plan of Distribution" herein).

   The Depositor does not intend to register the Subordinated Units and Subordinated Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Subordinated Units and Subordinated Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

   The transferability of the Subordinated Units and Subordinated
Certificates is subject to certain limitations. See "Description of the Subordinated Certificates -- Transfer Restrictions."

   All capitalized terms herein have the meanings described herein. See "Index of Significant Definitions" herein.


   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE SUBORDINATED UNITS OR, IF SEPARATELY TRADED, THE SUBORDINATED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A COPY OF THIS PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  PROSPECTUS
                              TABLE OF CONTENTS


                                                                                      PAGE
                                                                                    ------
Summary of Prospectus..............................................................     6
Risk Factors ......................................................................    19
 The Mortgage Loans................................................................    19
 The Certificates..................................................................    34
Industry Overview..................................................................    40
The Depositor......................................................................    41
The Mortgage Loan Seller...........................................................    41
The Trustee........................................................................    42
The Fiscal Agent...................................................................    42
The Servicer and Initial Special Servicer..........................................    42
Description of the Mortgage Pool...................................................    43
 General...........................................................................    43
 Security for the Mortgage Loans...................................................    44
 The Mortgage Loan Program--Underwriting Standards.................................    44
 Significant Mortgage Loans........................................................    47
 Certain Terms and Conditions of the Mortgage Loans................................    56
 Additional Mortgage Loan Information..............................................    61
 Changes in Mortgage Pool Characteristics..........................................    75
Description of the Subordinated Units..............................................    75
Description of the Subordinated Certificates.......................................    76
 General...........................................................................    76
 Subordination.....................................................................    77
 Distributions.....................................................................    77
 Realized Losses...................................................................    85
 Prepayment Interest Shortfalls....................................................    86
 Delinquency Reduction Amounts and Appraisal Reduction Amounts.....................    86
 Appraisal Reductions..............................................................    87
 Delivery, Form and Denomination...................................................    87
 Book-Entry Registration...........................................................    88
 Definitive Certificates...........................................................    90
 Transfer Restrictions.............................................................    91
Prepayment and Yield Considerations................................................    92
 Mortgagor Defaults................................................................    92
 Yield Tables......................................................................    93
 Yield.............................................................................   101
 Rated Final Distribution Date.....................................................   102
 Weighted Average Life of Subordinated Certificates................................   102
The Pooling and Servicing Agreement................................................   112
 General...........................................................................   112
 Assignment of the Mortgage Loans..................................................   112
 Representations and Warranties; Repurchase........................................   112
 Servicing of the Mortgage Loans; Collection of Payments...........................   118
 Advances..........................................................................   118
 Accounts..........................................................................   120
 Withdrawals from the Collection Account...........................................   122
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses.....................   122
 Inspections.......................................................................   123

                                3

                                                                                      PAGE
                                                                                    ------
 Insurance Policies................................................................   123
 Evidence as to Compliance.........................................................   124
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ...   125
 Events of Default.................................................................   126
 Rights Upon Event of Default......................................................   126
 Amendment.........................................................................   127
 Voting Rights.....................................................................   127
 Realization Upon Mortgage Loans...................................................   128
 Modifications.....................................................................   133
 Termination.......................................................................   134
 Optional Termination..............................................................   134
 The Trustee.......................................................................   135
 Duties of the Trustee.............................................................   135
 Duties of the Fiscal Agent........................................................   136
 Servicing Compensation and Payment of Expenses....................................   136
 Special Servicing.................................................................   137
 Servicer and Special Servicer Permitted to Buy Certificates.......................   138
 Reports to Certificateholders; Available Information..............................   138
  Trustee Reports..................................................................   138
  Servicer Reports.................................................................   139
  Other Information................................................................   140
ERISA Considerations...............................................................   142
Certain Legal Aspects of Mortgage Loans............................................   142
 General...........................................................................   142
 Types of Mortgage Instruments.....................................................   142
 Leases and Rents..................................................................   143
 Personalty........................................................................   143
 Installment Contracts.............................................................   143
 Subordinated Financing............................................................   144
 Foreclosure.......................................................................   144
 Judicial Foreclosure..............................................................   144
 Non-Judicial Foreclosure/Power of Sale............................................   144
 Limitations on Lender's Rights....................................................   145
 Rights of Redemption..............................................................   146
 Anti-Deficiency Legislation.......................................................   147
 Leasehold Risks...................................................................   147
 Bankruptcy Laws...................................................................   148
 Environmental Legislation.........................................................   149
 Due-on-Sale and Due-on-Encumbrance................................................   150
 Acceleration on Default...........................................................   150
 Default Interest, Prepayment Charges and Prepayments..............................   150
 Applicability of Usury Laws.......................................................   151
 Alternative Mortgage Instruments..................................................   151
 Soldiers' and Sailors' Civil Relief Act of 1940...................................   151
 Forfeitures in Drug and RICO Proceedings..........................................   152
 Certain Laws and Regulations......................................................   152
 Type of Mortgaged Property........................................................   152
 Americans with Disabilities Act...................................................   152
Certain Federal Income Tax Consequences............................................   153
 General...........................................................................   153

                                4

                                                                                      PAGE
                                                                                    ------
 Status of Subordinated Certificates...............................................   153
 Qualification as a REMIC..........................................................   154
 Taxation of Subordinated Certificates and Subordinated Units......................   155
  General..........................................................................   155
  Original Issue Discount..........................................................   155
  Acquisition Premium..............................................................   157
  Market Discount..................................................................   157
  Premium..........................................................................   158
  Election to Treat All Interest Under the Constant Yield Method...................   158
  Treatment of Losses..............................................................   158
  Sale or Exchange of Subordinated Units...........................................   159
 Taxes That May Be Imposed on a REMIC..............................................   159
 Liquidation of the REMIC..........................................................   160
 Taxation of Certain Foreign Investors.............................................   160
 Backup Withholding................................................................   160
 Reporting Requirements............................................................   160
Legal Investment...................................................................   161
Use of Proceeds....................................................................   162
Plan of Distribution...............................................................   163
Legal Matters......................................................................   164
Financial Information..............................................................   164
Rating.............................................................................   164
Available Information..............................................................   164
Index of Significant Definitions...................................................   166
Glossary of Key Real Estate, Mortgage and Mortgage Loan Underwriting Terms  .......   172
Annex A--Loan Characteristics......................................................   A-1
Annex B--Global Clearance, Settlement and Tax Documentation Procedures ............   B-1
Annex C--Form of Reports to Certificateholders ....................................   C-1
Annex D--Description of Map and Photographs located on the inside front and
 inside back covers (EDGAR version only) ..........................................   D-1
                                      INDEX OF TABLES

Mortgage Notes ....................................................................    65
Range of DSCRs.....................................................................    68
Range of Loan-to-Value Ratios......................................................    68
Range of Loan-to-Value Ratios at Earlier of Anticipated Repayment Dates or
 Maturity..........................................................................    68
Mortgaged Properties By State......................................................    69
Range of Year Built................................................................    70
Cut-Off Date Loan Amount By Property Type..........................................    71
Range of Loan Amounts or Loan Balances.............................................    72
Range of Anticipated Remaining Term in Months......................................    72
Range of Remaining Term in Months..................................................    73
Anticipated Repayment By Year......................................................    73
Delinquency Status as of March 1, 1997.............................................    74
Range of Mortgage Rates............................................................    74
Range of Remaining Lock-Out Period In Months.......................................    74

                            SUMMARY OF PROSPECTUS

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus relating to the Subordinated Units and Subordinated Certificates in making their investment decision. The following Summary of Prospectus does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus. See "Index of Significant Definitions" in this Prospectus.


                           OVERVIEW OF THE OFFERING

   Nomura Asset Capital Corporation (the "Mortgage Loan Seller") is a leading underwriter of commercial mortgages having originated approximately $15.7 billion in the past three years. The commercial mortgage-backed securities ("CMBS") market has recently experienced significant growth with securitization volumes of $20.1 billion, $18.5 billion and $30.5 billion in 1994, 1995, and 1996, respectively. Through December 1996, affiliates of the Mortgage Loan Seller, including the Depositor, have securitized $7.3 billion of commercial mortgage loans originated by the Mortgage Loan Seller and by unaffiliated originators through twenty separate transactions. The securitization described herein is being marketed in three separate offerings: (i) investment grade classes with a principal balance in the aggregate of $1,285,633,826, which are being sold pursuant to a separate Prospectus; (ii) below investment grade classes with a principal balance in the aggregate of $137,237,536, which are being offered hereby in the form of Subordinated Units; and (iii) an unrated junior subordinated "first loss" class with a principal balance equal to $21,668,143 (approximately 1.5% of the Initial Pool Balance). It is expected that the "first loss" class will be sold to the Special Servicer or an affiliate of the Special Servicer in a private transaction. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates.

   Historically, the below investment grade classes of CMBS securitizations have been sold through private transactions. Typically, the size of such class is smaller than would normally trade in the public markets. In light of the greater liquidity that could result from the relatively large size of the below investment grade portion of this securitization, this offering of Subordinated Units is being made on a registered basis. This offering provides investors with the opportunity to invest in subordinated CMBS having the following characteristics:

     o Diversification of Underlying Mortgage Pool. This offering is secured by Mortgages on 255 Mortgaged Properties. The Mortgaged Properties are located in 39 states. No single Mortgage Loan represents greater than 5% of the Initial Pool Balance. The Mortgage Pool is also diversified by property type, and includes loans secured by retail, office, hotel, multifamily, industrial, mobile home park and healthcare properties. Accordingly, default risk has been diversified over the entire Mortgage Pool and is not concentrated in a single Mortgaged Property or property type.

     o Prepayment Restrictions. All of the Mortgage Loans prohibit prepayment during all or substantially all of their terms to maturity or the Anticipated Repayment Date, whichever is earlier. Accordingly, the yield to investors should not be significantly affected by voluntary prepayment.

     o Debt Service Coverage. The weighted average debt service coverage ratio of the Mortgage Pool (analogous to EBITDA less maintenance capital expenditures divided by annual mortgage loan principal and interest payments) is 1.42. For commercial mortgages, as the debt service coverage ratio on an individual Mortgage Loan starts to rise substantially over 1.0, defaults should be less likely absent unanticipated risks or economic downturns.

     o Initial Equity Cushion. Each of the Mortgage Loans originated or purchased by the Mortgage Loan Seller is generally consistent with its underwriting standards. Those underwriting standards provide for a maximum loan to value ratio of between 70% and 80% depending on the property type on an individual Mortgage Loan. The weighted average ratio of Mortgage Loan principal balance to appraised value for the Mortgage Pool is 67%.

     o Deleveraging. The Mortgage Loan Seller's mortgage documentation generally prohibits, with certain exceptions, the incurrence of additional secured debt. However, see "Risk Factors -- Other Financing." Since principal generally is amortized with each Monthly Payment (and the application of Excess Cash Flow, if applicable), the ratio of the amount outstanding on any Mortgage Loan to the initial appraised value of the Mortgaged Property underlying such Mortgage Loan will decrease over time.

                              INDUSTRY OVERVIEW

   The commercial real estate market is estimated to be valued at approximately $3 trillion. While much of this real estate is owned free of any mortgage or other debt, a sizable portion is financed through commercial mortgages. Commercial mortgages are predominantly secured by income producing properties, including multifamily residential, office buildings, retail properties, industrial properties, warehouse properties, mixed use properties, mobile home parks, hotels, self-storage facilities, nursing homes, assisted living facilities and senior housing centers. The commercial real estate mortgage market is estimated to be valued at approximately $1 trillion. The traditional holders of the majority of commercial mortgage loans have been banks, life insurance companies and savings and loan institutions. In 1996, commercial banks held approximately 41% of outstanding commercial mortgage loans, followed by life insurance companies (21%), savings and loans (7%) and private mortgage-backed securities conduits (7%). Other major holders include pension funds and federal agencies. Recently, however, life insurance companies and pension funds have increasingly been investing in beneficial interests in securitized pools of commercial mortgage loans.

   CMBS issuances have grown significantly since 1990, with over $114 billion in aggregate issuances from the beginning of 1990 through the end of 1996. In 1996 alone, over $30 billion of CMBS were issued. See "Industry Overview."

                                 PARTICIPANTS

DEPOSITOR .....................  Asset Securitization Corporation, a Delaware
                                 corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation (the "Mortgage Loan Seller"), and an affiliate of Nomura Securities International, Inc. ("NSI"). See "The Depositor" herein.

MORTGAGE LOAN SELLER ..........  Nomura Asset Capital Corporation, a Delaware
                                 corporation, the parent of the Depositor and an affiliate of NSI. Nomura Asset Capital Corporation, the Mortgage Loan Seller, was incorporated in 1992 and is engaged primarily in the business of originating commercial mortgage loans. The Mortgage Loan Seller has been involved in the origination of approximately $15.7 billion in commercial mortgage loans and other commercial real estate investments from inception through March 1, 1997. Affiliates of the Mortgage Loan Seller have been involved in a total of 20 offerings of CMBS from 1993 through December 1996 totaling approximately $7.3 billion in initial principal amount. These offerings included nine offerings totaling approximately $6.2 billion issued since March 1994 and which are backed by mortgage loans predominantly originated directly by the Mortgage Loan Seller. See "The Mortgage Loan Seller."

SERVICER AND SPECIAL SERVICER .  AMRESCO Management, Inc., a Texas
                                 corporation, will be the Servicer and
                                 initial Special Servicer (the "Servicer" and the "Special Servicer" in such respective capacities) and in such capacities will be responsible for servicing the Mortgage Loans as described under "The Pooling and Servicing Agreement." The Servicer will also be required to make certain Advances in accordance with the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Advances." AMRESCO Management, Inc. ("AMI") is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a publicly traded (NASDAQ) company. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI.

                                 AMI provides servicing for AMRESCO's
                                 portfolio, which as of January 1, 1997,
                                 consisted of approximately 9,374 loans with an aggregate principal balance of approximately $16.9 billion. Within this servicing portfolio are loans which have been securitized in a total of 43 loan portfolios with an aggregate principal balance of $10.6 billion. The portfolio is significantly diversified both geographically and by product type.

                                 The Special Servicer will be responsible for servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent and for administering any REO Property. The holders of greater than 50% of the Percentage Interest of the most subordinate Class of Certificates then outstanding (which Class will initially be the Junior Subordinated Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates (provided, however, that for purposes of determining the most subordinate class, the Class A-1A, Class A-1B, Class A-1C, A-1D, Class A-CS1 and Class PS-1 Certificates collectively and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class). The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors --The Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" and "The Pooling and Servicing Agreement -- Special Servicing" herein. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates.

ORIGINATORS ...................  The Mortgage Loan Seller and Bloomfield
                                 Acceptance Company, LLC, a Michigan limited liability company (individually,
                                 "Bloomfield," and together with the Mortgage
                                 Loan Seller, the "Originators").

                                 All of the Mortgage Loans were originated by the Mortgage Loan Seller or Bloomfield as shown in the following table during the period commencing September 3, 1996 and ending on the Cut-off Date:

                                     ORIGINATORS OF THE MORTGAGE LOANS (1)


                                       % OF
                                      INITIAL    NUMBER OF
                                       POOL      MORTGAGE
ORIGINATOR                            BALANCE      LOANS
----------------------------------
Nomura Asset Capital Corporation ..    96.5%        110
Bloomfield Acceptance Company,
 LLC...............................     3.5%         13

                                 (1) All statistical information set forth in
                                     this and the following tables in the
                                     Summary regarding the "% of Initial Pool
                                     Balance" is based on the Cut-off Date
                                     Principal Balance of the related Mortgage
                                     Loan or Loans.

                              THE MORTGAGE POOL

MORTGAGE LOAN POOL
CHARACTERISTICS ...............  The mortgage loan pool will consist of approximately 123 fixed rate mortgage loans secured by approximately 255 commercial and multifamily properties with an aggregate principal balance of approximately $1,444,542,505 (subject to a permitted variance of plus or minus 5%). Each Mortgage Loan is generally non-recourse and is secured by one or more first mortgage liens encumbering the related borrower's interest in the related property or properties. The Mortgage Pool includes the following three types of loans: balloon, anticipated repayment date ("ARD") and fully amortizing. "ARD LoansARD Loans" generally are

                                 Mortgage Loans that substantially fully
                                 amortize by their respective maturity dates
                                 (and not their Anticipated Repayment Dates) but provide for an Anticipated Repayment Date on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. Such Mortgage Loans provide for an increased interest rate after the Anticipated Repayment Date and require the application of all Excess Cash Flow to amortize principal after the Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein. Approximately 96% of the Initial Pool Balance consists of ARD Loans. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Marina Harbor Loan and Properties" for a discussion of certain provisions of the Marina Harbor Loan which differ from the general ARD loan provisions. The Mortgage Pool is diversified with mortgage loans in 39 different states. The largest concentration by principal amount is in California with approximately 21% of the pool. The mortgage loan pool is also diversified by property type. The largest concentrations by principal amount are in retail (not including factory outlet) (37%), office (24%) and hotel (15%) properties. The other property types included in the Mortgage Pool include multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. The mortgage loan pool includes 24 loans of over $20 million each, which make up approximately 65% of the total principal balance. The mortgage pool has a weighted average debt service coverage ratio of 1.42x and a weighted average loan to current appraised value ratio of 67%.


                                 GENERAL CHARACTERISTICS (AS OF CUT-OFF DATE,
                                 UNLESS OTHERWISE INDICATED)


Initial Pool Balance (1).................................. $1,444,542,505
Number of Mortgage Loans.................................. 123
Number of Mortgaged Properties............................ 255
Average Mortgage Loan Balance............................. $11,744,248
Weighted Average Months Since Loan Origination ........... 1
Weighted Average Mortgage Rate............................ 8.663%
Range of Mortgage Rates................................... 7.575%-10.100%
Weighted Average Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date................... 140 months
Range of Remaining Term to the Earlier of Maturity or
 Anticipated Repayment Date............................... 80-241 months
Weighted Average Remaining Amortization Term (2) ......... 314 months
Range of Remaining Amortization........................... 156-360 months
Weighted Average DSCR (3)................................. 1.42
Range of DSCR (3)......................................... 1.23-2.20
Weighted Average LTV (4).................................. 67%
Range of LTV.............................................. 34%-85%
Weighted Average LTV at Earlier of Anticipated
 Repayment Date or Maturity (5)........................... 51%
Percentage of Initial Pool Balance made up of:
  ARD Loans .............................................. 96.4%
  Fully Amortizing Loans (other than ARD Loans) .......... 2.4%
  Balloon Loans .......................................... 1%
Loans Delinquent as of Cut-off Date....................... 0%

                                 (1) Subject to a permitted variance of plus
                                     or minus 5%.
                                 (2) "Weighted Average Remaining Amortization
                                     Term" reflects the fact that certain
                                     Mortgage Loans provide for Monthly
                                     Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans --Amortization of Principal" herein.
                                 (3) DSCR for any Mortgage Loan is equal to the
                                     Net Cash Flow from the related Mortgaged
                                     Property divided by the Annual Debt
                                     Service for such Mortgaged Property (as
                                     defined below).
                                 (4) "LTV" or "Loan-to-Value Ratio" means, with
                                     respect to any Mortgage Loan, the
                                     principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.
                                 (5) "LTV at Earlier of Anticipated Repayment
                                     Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

                                 NSI HAS MADE AVAILABLE AN ELECTRONIC VERSION
                                 OF THIS PROSPECTUS ON THE WORLD WIDE WEB AT
                                 "HTTP://WWW.NOMURANY.COM". THE PASSWORD FOR
                                 ACCESS TO SUCH WEB SITE IS "CMBS". CERTAIN
                                 STATISTICAL INFORMATION INCLUDED IN THIS
                                 PROSPECTUS CAN BE DOWNLOADED FROM SUCH WEB
                                 SITE.


REPRESENTATIONS AND WARRANTIES
 ...............................  The Mortgage Loan Seller will sell the
                                 Mortgage Loans to the Depositor and, in
                                 connection therewith, will make certain
                                 representations and warranties, as more
                                 fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of
                                 Certificateholders. With respect to Mortgage
                                 Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor and the Depositor will assign to the Trustee for the benefit of the Certificateholders, any rights and remedies in respect of breaches of representations or warranties made by Bloomfield. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase."

                                 THE OFFERING


SUBORDINATED UNITS ............  $137,231,536 (approximate) Subordinated Unit consisting of $36,113,562 (approximate)
                                 Class B-1 Certificates, $36,113,562
                                 (approximate) Class B-2 Certificates,
                                 $14,445,425 (approximate) Class B-3
                                 Certificates, $21,668,137 (approximate)
                                 Class B-4 Certificates, $14,445,425
                                 (approximate) Class B-5 Certificates, and
                                 $14,445,425 (approximate) Class B-6
                                 Certificates. No Class of Subordinated
                                 Certificates will be separately tradable unless and until a Class of Subordinated Certificates is rated investment grade by either Standard & Poor's Rating Services ("S&P") or Fitch Investors Service, L.P. ("Fitch"), and only such investment grade Class shall be separately tradable. All references herein to the Subordinated Units are deemed to include the Subordinated Certificates.

TITLE OF CERTIFICATES .........  Asset Securitization Corporation, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1997-D4. The Subordinated Certificates,
                                 together with the other Classes of
                                 Certificates will represent beneficial
                                 ownership interests in the Trust Fund to be created by the Depositor. The Trust Fund will consist primarily of a Mortgage Pool of 123 Mortgage Loans, with original terms to maturity of generally not more than thirty years, secured by first liens on 255 commercial and multifamily Mortgaged Properties.

SUBORDINATION .................  As a means of providing protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinated Certificates to receive distributions of interest and principal with respect to the Mortgage Loans will be subordinate to the corresponding rights of the holders of the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. The rights of the Junior Subordinated Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and the Subordinated Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such Distribution Date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, and finally, to the Senior Certificates in accordance with the terms of the Pooling and Servicing Agreement. No other form of credit enhancement will be available for the benefit of the holders of the Subordinated Certificates. See "Description of the Subordinated Certificates" and "Description of the Subordinated Certificates -- Distributions -- Priorities" herein. However, because the Subordinated Units consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the priorities of allocation of Realized Losses and distribution of principal will have a different effect on the overall investment results of a holder of a Subordinated Unit than on a holder of Certificates of a single Class of Certificates (if such Class were separately tradable).

CERTIFICATE SUMMARY ...........  Each Class of Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance, subject to a permitted variance of
                                 plus or minus 5%, and other characteristics
                                 set forth below. The Subordinated
                                 Certificates, together with the Senior
                                 Certificates, the Junior Subordinated
                                 Certificates, the Class V-1, Class V-2,
                                 Class R and Class LR Certificates will be
                                 issued pursuant to the Pooling and Servicing
                                 Agreement.
                                   11

                                                                                               WEIGHTED
                                                                                               AVERAGE
                               INITIAL AGGREGATE                PERCENT                      PASS-THROUGH    WEIGHTED
                             CERTIFICATE PRINCIPAL   PERCENT      OF                           RATE AS         AVG.
                                      OR               OF       CREDIT                        OF CUT-OFF      LIFE*      PRINCIPAL
      CLASS        RATINGS      NOTIONAL AMOUNT       TOTAL     SUPPORT     DESCRIPTION          DATE         (YRS.)      WINDOW*
---------------  ---------  ---------------------  ---------  ---------  ----------------  --------------  ----------  -----------
         Senior Certificates (not offered hereby)
         ------------------------------------------------------------------------------------------------------------------------
A-1A, A-1B,
A-1C, A-1D
and A-1E             n/a        $1,068,961,453          74%       26%        Fixed Rate
---------------  ---------  ---------------------  ---------  ---------  ----------------  --------------  ----------  -----------
A-2, A-3,
A-4, A-5, A-6,                                                            Weighted Average
A-7 and A-8          n/a        $  216,681,373          15%       11%          Coupon
---------------  ---------  ---------------------  ---------  ---------  ----------------  --------------  ----------  -----------
                                                                           Interest Only:
A-CS1 and                                                                     Weighted
PS-1                 n/a        $1,572,792,505         n/a                 Average Coupon
---------------  ---------  ---------------------  ---------  ---------  ----------------  --------------  ----------  -----------



 SUBORDINATED CERTIFICATES  (COLLECTIVELY, THE SUBORDINATED UNITS OFFERED HEREBY)
B-1             BB+/BB+         $   36,113,562         2.5%      8.5%      Fixed Rate        7.53%          14.96        3/12-4/12
B-2             BB/BB           $   36,113,562         2.5%        6%      Fixed Rate        7.53%          15.03        4/12-4/12
B-3             BB-/BB-         $   14,445,425           1%        5%      Fixed Rate        7.53%          15.03        4/12-4/12
B-4             B+/NR           $   21,668,137         1.5%      3.5%      Fixed Rate        7.53%          15.53        4/12-3/13
B-5             B/NR            $   14,445,425           1%      2.5%      Fixed Rate        7.53%          16.33        3/13-3/15
B-6             B-/NR           $   14,445,425           1%      1.5%      Fixed Rate        7.53%          19.55        3/15-4/17
Junior Subordinated Certificates (not offered hereby)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Weighted
                                $   21,668,143                               Average
B-7 and B-7H    Unrated             (approx.)          1.5%       0%         Coupon
-----------------------------------------------------------------------------------------------------------------------------------



Rating Agencies (S&P, Fitch)
* Based on 0% Constant Prepayment Rate and with all ARD Loans assumed to prepay on the related Anticipated Repayment Date. See "Prepayment and Yield Considerations" herein.
**     Not offered hereby.

CUT-OFF DATE ..................  April  , 1997.

CLOSING DATE ..................  On or about April  , 1997.

DISTRIBUTION DATE .............  The 14th day of each month, or if such 14th day is not a business day, the business day immediately following such 14th day, commencing on April 16, 1997; provided, however, that the Distribution Date will be no earlier than the third business day following the 11th day of each month; provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Georgia, Illinois or New York are authorized or obligated by law, executive order or governmental decree to close.

TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent") and the corporate parent of the Trustee.


REPORTS TO CERTIFICATEHOLDERS .  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter , each Rating Agency and, if requested, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer will be required to deliver to the Trustee and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, a Delinquent Loan Status Report, an Historical Loan Modification Report, an Historical Loss Estimate Report, an REO Status Report, a Watch List and a Comparative Financial Status Report, each as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee will also be required to make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, each Underwriter, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information."

                                 A Current Report on Form 8-K (the "Form
                                 8-K") will be filed by the Depositor,
                                 together with the Pooling and Servicing
                                 Agreement, with the Securities and Exchange
                                 Commission within fifteen days after the initial issuance of the Subordinated Certificates. In the event Mortgage Loans are removed from the Mortgage Pool, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Subordinated Units.

INTEREST PAYMENTS .............  Interest on the Subordinated Certificates
                                 will accrue at the applicable Pass-Through
                                 Rate on the outstanding Certificate Balance thereof. On each Distribution Date, each Class of Subordinated Certificates will be entitled to receive interest distributions in an amount equal to the Interest Distribution Amount (subject to the priorities described under "Description of the Subordinated Certificates -- Distributions") for such Class and Distribution Date, together with any Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds, if any, remaining after (i) payment of the Interest Distribution Amounts, unreimbursed Interest Shortfalls, and, depending on relative priority, Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for the Senior Certificates and (ii), if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any Senior Certificates.
                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and any Class of Subordinated Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate on such Class on the Certificate Balance of such Class.

PRINCIPAL PAYMENTS ............  The Principal Distribution Amount for each
                                 Distribution Date will be distributed to the Senior Certificates (other than the Class A-CS1 and Class PS-1 Certificates) until the Certificate Balances of all the Classes of Senior Certificates (other than the Class A-CS1 and Class PS-1 Certificates) have been reduced to zero before being applied, first, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, second, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, third, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, fourth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, fifth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, sixth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making interest and principal distributions to any more senior Class of Certificates.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans, of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due on the Mortgage Loans on the related Due Date; (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, deemed to become due on the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;
                                 (iii) the Stated Principal Balance of each
                                 Mortgage Loan that was, during the related
                                 Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement--Optional Termination"; (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;
                                 (vi) to the extent not included in the
                                 preceding clauses (iii) or (iv), all other
                                 Principal Prepayments received in the related Collection Period; and (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds.

                                 Amounts received on any Mortgage Loan that represent recoveries of any Subordinate Class Advance Amount will not be included in the calculation of "Principal Distribution Amount."

                                 The Trust Fund will include two
                                 separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR, Class V-1 and Class V-2 Certificates), which represent interests in a second

                                 REMIC (the "Upper-Tier REMIC"). For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; the Record Date for the Distribution Date occurring on April 16, 1997 for all purposes other than the receipt of distributions is the Closing Date.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date other than the Distribution Date occurring on
                                 April 16, 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring on April 16, 1997 is assumed to consist of nine days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 16, 1997 is assumed to consist of 30 days.

EXPECTED FINAL DISTRIBUTION
DATE ..........................  April 14, 2017, the date on which the
                                 Certificate Balance of the Subordinated
                                 Certificates will be reduced to zero, based on the assumption that all Mortgage Loans are paid in full on the earlier of their maturity date or Anticipated Repayment Date, that there are no defaults or unadvanced delinquencies with respect to such Mortgage Loans, and that no prepayments are made (other than payment in full on the Anticipated Repayment Date).

SCHEDULED FINAL DISTRIBUTION
DATE ..........................  As to each Class of Subordinated
                                 Certificates, April 14, 2027, the next
                                 Distribution Date occurring after the latest maturity date of any Mortgage Loan.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Subordinated
                                 Certificates, April 14, 2029, the next
                                 Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date"AssumedMaturityDate"" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and
                                 (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

COLLECTION PERIOD .............  With respect to a Distribution Date, the period beginning on the day after the Due
                                 Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the Cut-off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.


DUE DATE ......................  With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th (or in the case of certain of the Mortgage Loans, if the 11th day is not a business day, either the next business day or the first preceding business day) of the month in which such Distribution Date occurs.

VOTING RIGHTS .................  Holders of the Subordinated Certificates
                                 will have Voting Rights under the Pooling and Servicing Agreement, which Voting Rights may be exercised, among other things, to direct certain actions of the Special Servicer after a default on a Mortgage Loan or to replace the Special Servicer. Following a default on a

                                 Balloon Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement the holders (including, if applicable, the Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 1.0% of the aggregate initial Certificate Balance of all Classes of Certificates (which Class initially will be the Junior Subordinated Certificates) may at their sole discretion, elect to provide the Special Servicer with Instructions to extend such Mortgage Loan. If the Certificate Balance of such Class or Classes of Certificates has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class together with the holders of the next most subordinate class will be treated as a single Class for purposes of such Voting Rights. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will own a majority of the Junior Subordinated Certificates and, therefore, will be able to control the vote with respect to such matters for so long as the outstanding Certificate Balance of the Junior Subordinated Certificates meets the criteria set forth above.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class B-1,
                                 Class B-2, Class B-3, Class B-4, Class B-5
                                 and Class B-6 Certificates will be equal to
                                 [    ]%. See "Description of Subordinated
                                 Certificates -- Distributions."
                                 The Pass-Through Rates of the other Classes of Certificates are set forth herein under "Description of the Subordinated Certificates -- Distributions."

ADVANCES ......................  The Servicer is required to make P&I
                                 Advances with respect to delinquent Monthly
                                 Payments on the Mortgage Loans, subject to the limitations described herein, and provided that the Servicer will make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding (unless the related delinquent Monthly Payment is received prior to the following Due Date). If the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any P&I Advance previously made will not be recoverable, then the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such P&I Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. See "Description of the Pooling and Servicing Agreement -- Advances" herein.

OPTIONAL TERMINATION ..........  The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase at the purchase price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance. Additionally, the holders of the Class LR Certificates representing 100% of the Percentage Interest of the Class LR Certificates will have the option to purchase at the purchase price specified herein any Mortgage Loan on its Anticipated Repayment Date. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

DENOMINATIONS .................  The Class B-1, Class B-2, Class B-3, Class
                                 B-4, Class B-5 and Class B-6 Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $50,000, $50,000, $20,000, $30,000,
                                 $20,000 and $20,000, respectively and
                                 multiples of $5,000, $5,000, $2,000, $3,000,
                                 $2,000 and $2,000, respectively in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Subordinated Certificates may
                                 elect to hold their Certificates through any of DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Subordinated Certificates. See "Description of the Subordinated Certificates -- Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" herein.


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate REMICs for federal income tax purposes. The Senior Certificates, the Subordinated Certificates and the Junior Subordinated Certificates will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Net Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                 The Subordinated Certificates will be
                                 treated as newly originated debt instruments
                                 for federal income tax purposes. Beneficial
                                 owners of the Subordinated Certificates will
                                 be required to report income thereon in
                                 accordance with the accrual method of
                                 accounting. Although not free from doubt, it
                                 is anticipated that for purposes of
                                 computing and accruing original issue
                                 discount the Subordinated Certificates will
                                 be aggregated and that the Subordinated
                                 Units will be treated as issued with
                                 original issue discount in an amount equal
                                 to the excess of their aggregate initial
                                 Certificate Balances [(plus    days of
                                 interest at the Pass-Through Rates thereon)] over their issue price. See "Certain Federal Income Tax Consequences" herein.


ERISA CONSIDERATIONS ..........  Because the Subordinated Certificates are
                                 subordinate to one or more other Classes of Certificates, the purchase and holding of the Subordinated Certificates by or on behalf of (i) an employee benefit plan or other retirement arrangement subject to
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) a governmental plan (as defined in Section
                                 3(32) of ERISA) subject to any federal,
                                 state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), may result in prohibited transactions within the meaning of ERISA, the Code or any Similar Law. No transfer of a Subordinated Certificate that is a Definitive Certificate shall be made unless the prospective transferee has (a) delivered to the Depositor, the Certificate Registrar and the Trustee a representation letter stating that that the transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTE") 95-60 or (b) provided an opinion of counsel and such other documentation as described under "ERISA Considerations". The transferee of a beneficial interest in a Subordinated Certificate that is not a Definitive Certificate will be deemed to have represented, by its ownership thereof, that it is not a person described in clause (a) above. See "Description of the Subordinated Certificates --Transfer Restrictions" and "ERISA Considerations" herein.

RATINGS .......................  It is a condition to the issuance of the
                                 Subordinated Certificates that (i) the
                                 Senior Certificates be issued and offered,
                                 (ii) the Class B-1 Certificates be rated
                                 "BB+" by each of S&P and Fitch, the Class
                                 B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 Certificates be rated "B+" by S&P, the Class B-5 Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The Rating Agencies' ratings on the Subordinated Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors and Other Special Considerations" and "Rating" herein.

LEGAL INVESTMENT ..............  The appropriate characterization of the
                                 Subordinated Certificates under various
                                 legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Subordinated Certificates, may be subject to significant interpretative uncertainties. The
                                 Subordinated Certificates will not
                                 constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Subordinated Certificates constitute legal investments for them. See "Legal Investment" herein.

USE OF PROCEEDS ...............  The net proceeds from the sale of
                                 Subordinated Units, together with the net proceeds from the sale of the Senior Certificates and Junior Subordinated Certificates, will be used by the Depositor to pay the purchase price of the Mortgage Loans.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary for a discussion of certain factors that should be considered in connection with the purchase of the Subordinated Units.

                                 RISK FACTORS


   Prospective holders of Subordinated Units should consider, among other things, the following factors in connection with the purchase of the Subordinated Units.

THE MORTGAGE LOANS


   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to-four family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to-four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Volatility. Commercial and multifamily property values and cash flows are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality or design will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies raised by the engineering report issued in connection with the origination of the related Mortgage Loan. In addition, most of the Mortgage Loans contain ongoing capital expenditure reserve requirements.


   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of nursing homes or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, mobile home parks, nursing homes and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.


   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, Bloomfield, the Trustee, the Fiscal Agent or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool." Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. All of the Mortgage Loans were originated within 7 months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the properties secured by the Mortgage Loans are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below a specified level or other specified triggers.

   Retail Properties. 35% of the Mortgage Loans, based on Initial Pool Balance, are secured by retail properties (other than factory outlet centers). See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 29%, based on Initial Pool Balance, of the Mortgage Loans secured by retail properties (not including factory outlet centers), are "anchored" and 6% are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 3%, based on Initial Pool Balance, of the Mortgage Loans secured by retail properties (not including factory outlet centers), are secured by single tenant properties.

   Office Properties. 24% of the Mortgage Loans, based on Initial Pool Balance, are secured by office properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Hotel Properties. 15% of the Mortgage Loans, based on Initial Pool Balance, are secured by full service hotels or limited service hotels. These hotels are comprised of hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in all of the Hotel Loans, the related borrower is required to fund FF&E reserves. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, in the case of certain Hotel Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property would be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Multifamily Properties. 12% of the Mortgage Loans, based on Initial Pool Balance, are secured by multifamily apartment buildings. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein.

    Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.


   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

   Industrial Properties. 6% of the Mortgage Loans, based on Initial Pool Balance, are secured by industrial properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.


   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.


   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


   Mobile Home Park Properties. 3% of the Mortgaged Properties, based on Initial Pool Balance, are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" for certain statistical information on such loans.

   Significant factors determining the value of mobile home park properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the mobile home park property were readily adaptable to other uses.

   Senior Housing/Healthcare Properties. 3% of the Mortgaged Properties, based on Initial Pool Balance, are operated as senior housing/healthcare properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on such loans. Significant factors determining the value of senior housing and healthcare properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.


   Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

   Under applicable federal and state laws and regulations, Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   The operators of such nursing homes are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a nursing home will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.


   Nursing home facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payers have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

   Factory Outlet Properties. 2% of the Mortgage Loans, based on Initial Pool Balance, are secured by factory outlet centers. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department store or retailer. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead at factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

   Further, newer outlet centers are being constructed closer to metropolitan and suburban areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there is a risk of overdevelopment and increased competition for tenants. The terms of leases of stores in factory outlet centers typically are shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers.

   Factory Outlet Properties are also subject to the risks described above under "--Retail Properties."


   Tenant Credit Risk. Income from and the market value of retail, factory outlet, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.


   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of any anchor tenant to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.



   Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan, which is secured by the Kendall Square Pool Properties, located in East Cambridge, Massachusetts, has a Cut-off Date Principal Balance that represents approximately 4.8% of the Initial Pool Balance. The second largest Mortgage Loan, which is secured by the Saracen Pool Properties, located in suburban Boston, Massachusetts, has a Cut-off Date Principal Balance that represents approximately 4.8% of the Initial Pool Balance. The third largest Mortgage Loan, which is secured by the property known as International Plaza, located in New York City, has a Cut-off Date Principal Balance that represents approximately 4.6% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 39% of the Initial Pool Balance. See "Description of the Mortgage Pool--Significant Mortgage Loans" for a description of these Mortgage Loans.

   The following table sets forth Mortgage Loans secured by more than one Mortgaged Property.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY



                                         NUMBER OF       NUMBER OF      % OF INITIAL
LOAN NAME                                PROPERTIES       STATES        POOL BALANCE
------------------------------------  --------------  -------------  ----------------
M & H................................         3              1              2.0%
Holladay.............................        11              2              1.4%
Saracen..............................         6              1              4.8%
2 St. Marks/Greystone* ..............         2              2              1.1%
Hudson Hotels........................        16              6              3.9%
Jacobs Malls.........................         2              2              2.2%
Magnolia-Western Investments L.P. ...         2              1              0.4%
Sunwest*.............................        72             11              3.5%
Tramz................................         2              1              0.8%
Kendall Square*......................         3              1              4.8%
Ambassador Apartments II.............         2              1              1.5%
Sutton Place and South Livingston ...         2              1              0.3%
Buena/Leisure Nursing................         2              1              0.4%
Keegan & Willow......................         2              1              0.4%
Cleveland Industrial Portfolio ......         8              1              0.6%
EconoLodge Portfolio* ...............         6              2              0.4%
Prime Retail II*.....................         3              3              1.9%
K-Mart Distribution Center...........         2              2              4.3%
Uniprop*.............................         4              3              2.3%
Burnham Pacific*.....................         2              1              4.1%



------------
* Loans entered into with multiple borrowers. See "--Limitations on the Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

   In addition there are three pairs and one group of four Mortgage Loans that were made to affiliated borrowers which are not cross-collateralized or cross-defaulted and which do not represent more than 2% of the Initial Pool Balance.


   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns or controls, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property or other income-producing property that it owns or controls, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.


   Limitations on Enforceability of Cross-Collateralization. Twenty of the Mortgage Loans representing approximately 41% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $3,800,000 to $69,598,691 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "--Concentration of Mortgage Loans; Borrowers" above.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Mortgage Loans Secured by More Then One Property" above), however, could be challenged as fraudulent conveyances by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of secured (but not by the Mortgaged Property) or unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" herein. Additionally, the Mortgage Loan Seller has made loans to affiliates of certain of the borrowers ("Mezzanine Debt") secured by their equity interests in the borrowers, as set forth on the following table:

                                MEZZANINE DEBT



                             PRINCIPAL      PRINCIPAL
                              BALANCE        BALANCE
                            OF MORTGAGE    OF MEZZANINE    COMBINED LTV
MORTGAGE LOAN                LOAN (1)        DEBT (2)          (3)
------------------------  -------------  --------------  --------------
Residence Inn--Herndon  .   $13,481,513      $800,000           71%
One Ethel Rd. ...........   $ 2,172,731      $225,000           58%
Burlington Square .......   $14,642,002      $335,000(4)        70%



------------
(1)    As of the Cut-off Date.
(2)    Initial principal balance.
(3) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.
(4)    The loan is to the borrower, but is guaranteed by an affiliate.

   In addition, the Mortgage Loan Seller has a $2,300,000 senior participation interest in a financing arrangement with entities which control the Kendall Borrowers. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- Kendall Square Pool Loan and Properties."

   Equity Investments by the Mortgage Loan Seller and/or its Affiliates. The Mortgage Loan Seller and/or its affiliates (the "Preferred Interest Holder") has acquired a preferred equity interest in 17 borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 27% of the Initial Pool Balance, as set forth in the following table:

    PREFERRED EQUITY (APPROXIMATE) INVESTMENTS IN BORROWERS AND AFFILIATES



                                                    APPROXIMATE AMOUNT
                                    MORTGAGE LOAN   OF PREFERRED EQUITY  INTEREST IN BORROWER
MORTGAGE LOAN                        BALANCE(1)        INVESTMENT(2)       OR ITS AFFILIATE
Saracen..........................    $68,923,230        $7,500,000            Affiliate
International Plaza..............    $65,750,000        $5,250,000             Borrower
Sunwest..........................    $50,500,000        $6,700,000        Affiliate/Borrower
Westin--Indianapolis.............    $41,700,000        $5,900,000             Borrower
Security Square Mall.............    $36,000,000        $6,500,000             Borrower

                               26

                                                    APPROXIMATE AMOUNT
                                    MORTGAGE LOAN   OF PREFERRED EQUITY  INTEREST IN BORROWER
MORTGAGE LOAN                        BALANCE(1)        INVESTMENT(2)       OR ITS AFFILIATE
------------------                 --------------   -------------------   ------------------------
Two Gateway Center...............    $34,423,045        $4,000,000             Borrower
Lakeside Village.................    $24,971,982        $2,000,000             Borrower
Danvers Crossing Shopping
 Center..........................    $13,627,151        $  390,000             Borrower
The Plaza Burr Corners I & II ...    $12,278,439        $1,035,000             Borrower
Tramz............................    $11,599,902        $1,350,000             Borrower
Hood Commons.....................    $ 9,025,000        $  975,000             Borrower
Residence Inn--Livermore.........    $ 6,060,000        $  740,000             Borrower
Englar Shopping Center...........    $ 5,523,398        $  430,000             Borrower
Totem Square Shopping Center ....    $ 5,425,000        $  385,000             Borrower
Days Inn--Providence.............    $ 3,955,000        $  460,000             Borrower
Washington Square Shopping
 Center..........................    $ 3,463,909        $  275,000             Borrower
Slauson Apts. ...................    $ 1,772,762        $  170,000             Borrower



------------
(1) As of Cut-off Date, the total Initial Pool Balance of all Mortgage Loans in which the Preferred Interest Holder has a preferred equity interest is $394,998,818.
(2)    Initial amount of investment.

   In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

   Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such leases and improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   An affiliate of the borrower with respect to the Mortgaged Property known as Madison House has an option for approximately 18 months to require the Mortgage Loan Seller or its affiliate to make a preferred equity investment in such entity of up to $1,200,000.

   An affiliate of the Mortgage Loan seller owns a 60% common equity ownership interest in the Borrower with respect to the Mortgaged Property known as South DeKalb Mall. An additional equity investment in the form of preferred equity in an amount up to $2.5 million funded by another affiliate of the Mortgage Loan Seller will be available to the borrower for up to approximately three years. The proceeds of this investment may be used for any capital improvement including additional tenant buildout.

   The Mortgage Loan Seller owns a 27% membership interest in Westin Hotel LLC ("Westin"), the owner of Westin Hotels and Resorts Worldwide, Inc. ("Westin Resorts"). Westin Resorts owns the borrower with respect to the Mortgaged Property known as Westin -- Indianapolis and the manager of hotels franchised under the Westin flag. The Mortgage Loan Seller's membership interests in Westin are non-voting interests.

   An affiliate of the Mortgage Loan Seller has a common equity investment of $3,547,500 in the parent of the borrower with respect to the Mortgaged Property known as the Montague Park Tech Center.

   For an additional description of the preferred equity interests in the borrowers and/or affiliates related to the Saracen Pool Loan and Sunwest Pool Loan, see "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Saracen Pool Loan and Properties" and "--Sunwest Pool Loan and Properties."


   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Certain Federal Income Tax Consequences -- Taxes That May Be Imposed on a REMIC -- Net Income From Foreclosure Property" herein.


   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgage Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class entitled to distribution of prinicpal receives principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation, such as the Subordinated Certificates, are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.


   WEIGHTED AVERAGE REMAINING TERMS TO MATURITY FOR VARIOUS PROPERTY TYPES


                                              WEIGHTED AVERAGE
                                           REMAINING TERM TO THE
                                           EARLIER OF MATURITY OR
                            % OF INITIAL   ANTICIPATED REPAYMENT
PROPERTY TYPE               POOL BALANCE    DATE (IF APPLICABLE)
------------------------  --------------  ----------------------
Retail (Anchored)........        29%                134
Retail (Unanchored)  ....         6%                154
Office ..................        24%                118
Hotel (Full Service)  ...         8%                156
Hotel (Limited Service)           4%                154
Hotel (Extended Stay) ...         2%                180
Multifamily .............        12%                140
Nursing Home ............         3%                175
Industrial ..............         6%                217
Factory Outlet ..........         2%                123
Mobile Home/RV Park  ....         3%                118
Assisted Living .........         0%                179
TOTAL:                          100%

   Geographic Concentration. The Mortgaged Properties are located in 39 states. The tables below set forth the states in which a significant percentage of the Mortgaged Properties are located and the concentration of property types within those states. See the table entitled "Geographic Distribution of the Mortgaged Properties" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES


                                   NUMBER OF
                   % OF INITIAL    MORTGAGED
STATE              POOL BALANCE    PROPERTIES
---------------  --------------  ------------
California .....        21%            32
Massachusetts  .        12%            11
New York .......         8%            11
New Jersey .....         6%             7
Florida ........         5%            10
North Carolina           5%            11

                GEOGRAPHIC CONCENTRATION OF PROPERTY TYPES (1)



 TYPE 1                           CA        MA        NY
----------------------------  --------  --------  --------
Assisted Living                  0.2%
Hotel--Extended Stay             0.4
Hotel--Full Service                                  1.1%
Hotel--Limited Service           0.2%                0.5%
Multifamily                      5.4%                0.8%
Nursing                          1.6%
Office                           0.8%      9.6%      5.2%
Office--R&D                      2.3%
Retail--Anchored                 6.6%      0.9%
Retail--Anchored                 0.2%
Retail--Mall                     1.7%
Retail--Unanchored               1.2%
Retail--Secondary Anchored       0.2%      1.0%
TOTAL


------------
(1)    Based on Initial Pool Balance.

   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.


   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related mortgagor assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust
Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation."

   All of the Mortgaged Properties have been subject to environmental site assessments or studies within the eighteen months preceding the Cut-off Date. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of friable and non-friable ACMs and lead based paint, the borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. In the case of the Mortgage Loan secured by the Sutton Place and South Livingston retail properties, the environmental assessments revealed the presence of hazardous waste at the Sutton Place property caused by a dry cleaning operation. The environmental consultant estimated it will take a maximum of $230,000 to commence cleanup in an amount sufficient plus $60,000 per year for three years to complete the cleanup. The related borrower has established an approximately $400,000 reserve to cover such estimated maximum costs. In the case of the Sunwest Pool Properties, the related borrower has established a $2,000,000 reserve to cover certain issues raised by the related assessments which relate primarily to two of the properties and include the possible remediation and/or monitoring of groundwater and/or soil contamination. The environmental consultant's report indicated that maintenance and/or remediation with respect to such issues would cost a maximum of $1,200,000. In the case of the Kendall Square Loan, environmental tests in the 1980's disclosed elevated levels of volatile organic compounds present in groundwater monitoring wells at One Kendall Square. Although recent tests have disclosed contaminants below reportable levels, and although the environmental consultant has estimated that additional testing and remediation would cost $25,000, the Kendall Borrower has reserved $100,000 for such testing and remediation and the remediation of certain other environmental issues raised by the environmental assessment. In the case of the Mortgage Loan secured by the Alzina Office Complex, the environmental assessments revealed the presence of fuel oil and gasoline contamination in the parking lot. The related borrower established a $400,000 reserve, which amount, according to the environmental consultant, would be the maximum amount needed for remediation. In the case of Two Gateway Plaza, nonfriable ACM is present on one vacant floor. Even though this ACM poses no risk to health or the environment at this time, a $1,200,000 reserve has been established to finance ACM removal, which is anticipated to be used for future renovation of the floor. It recently has been estimated that the costs of the anticipated ACM removal will be approximately $989,000. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.


   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.


   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Realization Upon Mortgage Loans -- Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" herein.

   Balloon Payments. 9 of the Mortgage Loans are Balloon Loans which will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. 108 of the Mortgage Loans have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.



              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS


                                                      % OF INITIAL     NUMBER OF
TYPE OF LOAN                                          POOL BALANCE   MORTGAGE LOANS
--------------------------------------------------  --------------  --------------
ARD Loans .........................................        96%            108
Fully Amortizing Loans (other than the ARD Loans)           2%              6
Balloon Mortgage Loans ............................         1%              9


   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans --Foreclosure" herein.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only. Additionally, no appraisals were performed for the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in determining the approximate value of these properties.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

   Additionally, as described above under "--The Mortgage Loans --Other Financing," and "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates," the Mortgage Loan Seller and/or an affiliate has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 27% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the South DeKalb Mall and has an equity interest in the parent of the borrower with respect to the Montague Park Tech Center and in the indirect parent of the borrower with respect to Westin -- Indianapolis and the manager of hotels franchised under the Westin flag. See "--Equity Investments by Affiliates of Mortgage Loan Seller." In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates own equity interests in affiliates of the borrowers.

   Ground Leases. Forty-five of the Mortgaged Properties, representing security for approximately 13% of the Initial Pool Balance, are leasehold interests.

   Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.


   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend and/or modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a fiduciary duty to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.


THE CERTIFICATES

   Limited Assets. If the Trust Fund is insufficient to make payments on the Subordinated Certificates, no other assets will be available for payment of the deficiency.

   Subordination in Right of Payment. As and to the extent described below under "Description of the Subordinated Certificates -- Subordination," the Subordinated Certificates are subordinate in right of payment to the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, in each case to the extent described herein under "Description of the Subordinated Certificates --Subordination" and "--Distributions."


   Allocation of Realized Losses on the Mortgage Loans. All Realized Losses and other shortfalls in collections on the Mortgage Loans and all extraordinary expenses that may be incurred by the Trust Fund will be allocated in the following order of priority, first, pro rata to the Class B-7 and Class B-7H Certificates until the Certificate Balances of such Classes have been reduced to zero, second, to the Class B-6 Certificates until the Certificate Balance of such Class has been reduced to zero, third, to the Class B-5 Certificates until the Certificate Balance of such Class has been reduced to zero, fourth, to the Class B-4 Certificates until the Certificate Balance of such Class has been reduced to zero, fifth, to the Class B-3 Certificates until the Certificate Balance of such Class has been reduced to zero, sixth, to the Class B-2 Certificates until the Certificate Balance of such Class has been reduced to zero, seventh, to the Class B-1 Certificates until the Certificate Balance of such Class has been reduced to zero and eighth, to the Senior Certificates as described under "Description of the Subordinated Certificates -- Distributions." INVESTORS IN THE SUBORDINATED CERTIFICATES SHOULD CONSIDER

THE RISK THAT LOSSES ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. NO REPRESENTATION IS MADE AS TO THE FREQUENCY OF DELINQUENCIES, DEFAULTS AND/OR LIQUIDATIONS THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS, OR THE MAGNITUDE OF ANY LOSSES THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS OR THE LIKELIHOOD OR MAGNITUDE OF ANY EXTRAORDINARY EXPENSES THAT MAY BE INCURRED WITH RESPECT TO THE TRUST FUND.


   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Subordinated Certificates, the yield to maturity of the Subordinated Certificates, the rate of principal payments on the Subordinated Certificates and the weighted average life of the Subordinated Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, unless advanced, may result in shortfalls in distributions of interest and/or principal to the Subordinated Certificates for the current month. See "--Limitations on Advancing" below. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Subordinated Certificates will not accrue interest on shortfalls, delinquencies may result in losses and shortfalls being allocated to the Subordinated Certificates, which will reduce the amounts distributable to the Subordinated Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of a Subordinated Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Subordinated Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. See "Yield and Prepayment Considerations -- Mortgagor Defaults."

   As and to the extent described herein, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or
(b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause
(b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Subordinated Certificates and, consequently, may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent the accrual of such interest. Such losses will be allocated with the same priorities as Realized Losses. See "--Realized Losses" herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.


   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Subordinated Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Subordinated Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Subordinated Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Subordinated Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Subordinated Certificates -- Distributions" herein, if the portion of Available Funds distributable in respect of interest on the Subordinated Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Limitations on Advancing. Upon the occurrence of each Appraisal Reduction Event, the Special Servicer will calculate and report to the Servicer, the paying agent appointed by the Trustee pursuant to the Pooling and Servicing Agreement (the "Paying Agent") and the Trustee the Appraisal Reduction Amount calculated in connection with such Appraisal Reduction Event as described herein under "Description of the Subordinated Certificates -- Appraisal Reductions." The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance. The Servicer, Trustee or Fiscal Agent will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding, unless the related delinquent Monthly Payment is cured prior to the next Due Date on such Mortgage Loan. See "The Pooling and Servicing Agreement -- Advances." The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence.

   The amount of any reduction in a P&I Advance pursuant to the preceding paragraph will reduce the amount distributable to the Class B-6 Certificates unless the subordination of the Class B-7 and Class B-7H Certificates, and in the case of any other of the Subordinated Certificates, the subordination of those Classes with a lower priority (i.e., higher numeric suffix), does not fully offset the effects of any unadvanced delinquency or default. The amount of any reduction in the P&I Advance pursuant to the preceding paragraph will reduce the amount distributable to any Class of Subordinated Certificates to the extent that the Certificate Balance of each Class of Certificates that is subordinate to such Class has been previously reduced by Realized Losses.

   The Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "The Pooling and Servicing Agreement -- Advances" herein.

   Limited Liquidity and Market Value. There is currently no secondary market for the Subordinated Units or Subordinated Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Subordinated Units and, if separately traded, the Subordinated Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Subordinated Units or, if separately traded, the Subordinated Certificates, will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Subordinated Units or Subordinated Certificates with liquidity of investment or that it will continue for the life of the Subordinated Units or Subordinated Certificates. Neither the Subordinated Units nor the Subordinated Certificates will be listed on any securities exchange.

   In addition, the Subordinated Units may not be purchased by a Plan or a person acting on behalf of a Plan or using the assets of a Plan unless certain criteria set forth under "Description of the Subordinated Certificates -- Transfer Restrictions" have been met.

   Lack of liquidity could result in a precipitous drop in the market value of the Subordinated Units or Subordinated Certificates. In addition, market value of the Subordinated Units or Subordinated Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of the Subordinated Units or Subordinated Certificates at any time.

   No Class of Subordinated Certificates will be separately tradable unless and until a Class of Subordinated Certificates is rated investment grade by S&P or Fitch, and only such investment grade Class shall be separately tradable.


   Limited Nature of Ratings. Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Certificates. Such rating will not address the possibility that prepayment at lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield.

   The amount, type and nature of subordination levels established with respect to the Certificates will be determined on the basis of criteria established by each Rating Agency rating such Certificates. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of subordination levels required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of the Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in the Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to the Trust Fund. See "Rating" herein.


   Special Prepayment and Yield Considerations. The yield to maturity on the Subordinated Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Subordinated Certificates entitled to distributions of principal. See "Prepayment and Yield Considerations" herein. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein or the purchase of the Mortgage Loans by the holders of the Class LR Certificates under the circumstances described under "The Pooling and Servicing Agreement --Optional Termination" herein, the repurchase or purchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.


   BECAUSE SUBSTANTIALLY ALL PRINCIPAL RECEIVED ON THE MORTGAGE LOANS IS FIRST ALLOCATED TO THE SENIOR CERTIFICATES UNTIL THEIR RESPECTIVE CERTIFICATE BALANCES ARE REDUCED TO ZERO BEFORE PRINCIPAL IS ALLOCATED TO THE SUBORDINATED CERTIFICATES, THE SUBORDINATED CERTIFICATES MAY NOT RECEIVE ANY PRINCIPAL FOR A SUBSTANTIAL PERIOD OF TIME.


   In general, if a Subordinated Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase.


   The investment performance of the Subordinated Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are lower than anticipated by investors. The actual yield to the holder of a Subordinated Certificate may not be equal to the yield anticipated at the time of purchase of the Subordinated Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Subordinated Certificate may not be realized. IN DECIDING WHETHER TO PURCHASE ANY SUBORDINATED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED. See "Prepayment and Yield Considerations" herein.


   All of the Mortgage Loans provide for a Lock-out Period during which voluntary prepayment is prohibited. The table below sets forth certain information regarding the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

                         OVERVIEW OF LOCK-OUT PERIODS


Minimum Lock-out Period at Origination  ........     80 months
Minimum Remaining Lock-out Period ..............     75 months
Maximum Remaining Lock-out Period ..............    240 months
Weighted Remaining Average Lock-out Period  ....    138 months



   The following table sets forth the number of, and percentages of the Initial Pool Balance represented by, Mortgage Loans with respect to which the related Lock-out Period expires (i) on or three or six months prior to their respective Anticipated Repayment Dates or (ii) no earlier than the last six months of their loan term. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Defeasance Provisions" herein.


            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                     % OF
                                                                    INITIAL    NUMBER OF
                                                                     POOL      MORTGAGE
TYPE OF LOAN                                                        BALANCE      LOANS
----------------------------------------------------------------  ---------  -----------
Lock-out Period Ending on/or close to Anticipated Repayment Date       96%        108
Lock-out Period Ending on/or close to Maturity Date..............       4          15
TOTAL:                                                                100%



   The rate at which voluntary prepayments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates remain at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the Mortgage Rates on the Mortgage Loans. The rate of principal payments on the Subordinated Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   All of the Mortgage Loans provide that after the applicable Defeasance Lock-out Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the delivery and pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment Date) in the amounts due on such dates (or, in the case of ARD Loans, the amounts outstanding on the related Anticipated Repayment Date), and upon the satisfaction of certain other conditions. See "Description of the Mortgage Pool -- Property Releases."


   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein.

   Certain Federal Tax Considerations Regarding Original Issue Discount. The Subordinated Units will be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Taxation of Subordinated Certificates and Subordinated Units."

   ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. The Subordinated Certificates may not be purchased by a Plan or a person acting on behalf of a Plan or using assets of a Plan unless certain criteria described under "Description of the Subordinated Certificates -- Transfer Restrictions" have been met. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Subordinated Certificates. See "ERISA Considerations."

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer, the Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Following a default on a Mortgage Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Special Servicer may, if directed to do so by the holders (including Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding (which Class will initially be the Junior Subordinated Certificates) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class), elect to extend such Mortgage Loan. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Foreclosure Proceedings; Action of Directing Holders." In addition to the foregoing, the holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (initially the Junior Subordinated Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See also "The Pooling and Servicing Agreement -- Amendment."

   Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct and will be sufficient to bind all Certificateholders to certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "The Pooling and Servicing Agreement -- Amendment."

                              INDUSTRY OVERVIEW


   The commercial real estate market is estimated to be valued at approximately $3 trillion. While much of this real estate is owned free of any mortgage or other debt, a sizable portion is financed through commercial mortgages. Commercial mortgages are predominantly secured by income producing properties, including multifamily, office buildings, retail properties, industrial properties, warehouse properties, mixed use properties, mobile home parks, hotels, self-storage facilities, nursing homes, assisted living facilities and senior housing centers. The commercial real estate mortgage market is estimated to be valued at approximately $1 trillion. The traditional holders of the majority of commercial mortgage loans have been banks, life insurance companies and savings and loan institutions. In 1996, commercial banks held approximately 41% of outstanding commercial mortgages, followed by life insurance companies with 21% and both savings and loans and private mortgage backed securities conduits with 7%. Other major holders include pension funds and federal agencies. Recently, however, life insurance companies and pension funds have in increasing percentages been investing in beneficial interests in securitized pools of commercial mortgage loans.

   CMBS issuances have grown significantly since 1990, with over $114 billion in aggregate issuances from the beginning of 1990 through the end of 1996. In 1996 alone, approximately $30 billion of CMBS were issued. A portion of these CMBS issuances consist of what is commonly referred to as "conduit" securitizations. Under conduit programs, affiliates of investment banks (among others) agree to purchase newly originated commercial mortgage loans from their "conduit partners," or originators, on specified terms. Some affiliates of investment banks, such as the Mortgage Loan Seller, also originate loans directly in addition to acquiring loans from third parties. According to the February 10, 1997 issue of Commercial Mortgage Alert (the "CMA Report"), the term "conduit" now refers to any program that originates and pools mortgage loans for securitization, whether operated by affiliates of investment banks or through alliances between mortgage banks and their funding sources. These conduit CMBS securitizations generally include a large number of borrowers with mortgage loans of relatively small size. According to the CMA Report, $18.147 billion of conduit CMBS were issued through 1996, of which $10.212 billion was issued in 1996 alone, up 127% from 1995.

   Fundamentally, the evaluation of a particular CMBS involves two separate but interdependent types of analysis. First, the value of CMBS is ultimately dependent on the value of the underlying pool of mortgage loans. Also important are the terms of the CMBS, particularly with respect to subordination, which ultimately determine a holder's rights to payments.

   The key to valuing any commercial mortgage loan is to evaluate both the collateral value of the mortgaged property (usually measured by loan-to-value ratio) as well as the ability of the property to generate sufficient cash flow to make timely mortgage payments to the lender (usually measured by a debt service coverage ratio). Because of the unavoidable level of subjectivity inherent in valuing real property (even a valuation method based on capitalization of cash flows requires selection of a capitalization rate), debt service coverage ratio may be a more reliable indicator of the credit quality and default risk of a commercial mortgage. For commercial mortgages, as the debt service coverage ratio starts to rise substantially over 1.0, defaults should be less likely absent unanticipated risks or economic downturns. However, the "net cash flow" or "net operating income" used in the calculating the debt service coverage ratio is also subjective in that it reflects the adjustments made by the party calculating such ratio and will not necessarily reflect the amounts calculated and adjusted by the applicable rating agencies and is often not determined in accordance with generally accepted accounting principles.


   Because CMBS issuances are often effected in multiple tranches with various levels of subordination, it is important to evaluate the terms affecting the payment rights of any particular security. Once a pool of mortgage loans has been evaluated and conclusions reached about the probable defaults and losses to be experienced by the pool as a whole, a critical factor in evaluating any particular class of CMBS secured by such pool is where such class stands in terms of priority of payment and whether the aggregate size of the classes subordinate to such class is sufficiently large to absorb any losses in the pool without principal loss to such class. Losses in the pool occur (and are allocated to the CMBS classes in inverse order of priority) when, following a borrower default on a mortgage loan, less than the full amount of unpaid principal and accrued interest is recovered through the workout of the loan or liquidation of the mortgaged property. Losses can also occur through the incurrence of greater than anticipated servicing costs and expenses (e.g. bankruptcy and foreclosure costs and costs of operating REO Property) that cannot be recovered from property proceeds.

   Based on the comfort level derived from the support provided by the subordinate classes, one can then assess the risk of principal loss to the class being considered and compare that risk to the price/interest rate being offered for that security. A similar determination forms a portion of the analysis performed by rating agencies assigning ratings to various tranches of CMBS, focusing on, among other things, given benchmarks of loan to value ratio and debt service coverage ratio for each ratings classification.

   The American Council of Life Insurance Companies issues quarterly reports on commercial mortgage loans owned by its members ("ACLI Reports"), which show delinquencies and foreclosure by property type and region. For the quarters ending June 30, 1988 to December 31, 1996, the ACLI Reports indicated delinquencies ranging from a low of 1.79% (December 31, 1996) to a high of 7.53% (June 30, 1992). Delinquencies by property type as of December 31, 1996 were as follows: hotels--1.23%; multifamily--0.48%; industrial--1.08%; retail--1.62%; and office--2.78%. The loans comprising the data in the ACLI Reports are loans originated or acquired by life insurance companies. The results of the analysis are reflective of the portfolio of mortgage loans included in the ACLI Reports and the demographic and regional trends of the time period covered by the ACLI Reports and cannot be viewed as being indicative of the performance of the Mortgage Pool.

   Commercial and multifamily mortgage loans have experienced varying degrees of delinquencies and defaults over time and by property type. While several studies have estimated historical default rate experience for commercial mortgage pools with various characteristics, to date no one study has been chosen to represent a benchmark default rate. Recent studies have indicated, however, that (i) the debt service coverage ratio of a commercial mortgage loan is one of the factors most significantly correlated with default rates and (ii) fully amortizing loans are generally less likely to default than balloon loans.

                                THE DEPOSITOR

   Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Loans and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                           THE MORTGAGE LOAN SELLER

   The Mortgage Loan Seller is Nomura Asset Capital Corporation, a Delaware corporation, the parent of the Depositor and an affiliate of NSI.

   Nomura Asset Capital Corporation, the Mortgage Loan Seller, was incorporated in 1992 and is engaged primarily in the business of originating commercial mortgage loans. The Mortgage Loan Seller has been involved in the origination of approximately $15.7 billion in commercial mortgage loans and other commercial real estate investments in the past three years. According to the CMA Report referred to above, (see "Industry Overview"), the Mortgage Loan Seller ranked second for conduit CMBS issuance through 1996 (with $2.247 billion issued) and first for issuance in 1996 alone (with $1.662 billion issued).

   The Mortgage Loan Seller's principal offices are located at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281-1198, and it maintains regional offices in Chicago and Los Angeles, employing a total of professionals involved in the origination, underwriting, closing and securitization of commercial mortgage loans.

   Affiliates of the Mortgage Loan Seller have been involved in a total of twenty offerings of CMBS from 1993 through December 1996 totaling approximately $7.3 billion in initial principal amount. These offerings included nine offerings totaling approximately $6.2 billion issued since March 1994 and which are backed by mortgage loans predominantly originated directly by the Mortgage Loan Seller.

   All mortgage loans originated by the Mortgage Loan Seller and unaffiliated originators included in all previous CMBS offerings of Asset Securitization Corporation and Nomura Asset Securities Corporation, a wholly owned subsidiary of the Mortgage Loan Seller have an aggregate initial principal balance of $6.2 billion as of March 31, 1997. At March 31, 1997, the delinquency rates for these loans are as follows:


30-59 day
 delinquent:             0.00%;
60-89 day
 delinquent:             0.11%;
90+ day delinquent:      0.34%;
In foreclosure:          0.29%;



   The delinquency rates, calculated as described above, for all mortgage loans included in all previous CMBS offerings of Asset Securitization Corporation and Nomura Asset Securities Corporation (including mortgage loans originated by the Mortgage Loan Seller and unaffiliated originators), and the corresponding aggregate initial principal balances as of the dates indicated, were as follows:


                                              3/31/96           3/31/95           3/31/94
                                         ----------------  ----------------  ----------------
Aggregate Initial Principal Balance         $3.9 billion      $1.4 billion      $0.2 billion
30-59 day delinquent:                           0.55%;            0.00%             0.00%
60-89 day delinquent:                           0.00%;            0.00%             0.00%
90+ day delinquent:                             0.00%;            0.00%;            0.00%;
In foreclosure:                                 0.00%;            0.00%             0.00%



   These mortgage loans are not necessarily representative of the Mortgage Loans included in the Mortgage Pool. There are many factors which could affect delinquency and default rates for any particular pool of mortgage loans. See "Risk Factors" and "Industry Overview." The delinquency/default statistics presented herein do not purport to be a prediction of the future performance of the Mortgage Loans.

   The delinquency information set forth above has been taken from the servicer remittance reports prepared in connection with previous CMBS offerings of Asset Securitization Corporation and Nomura Asset Securities Corporation and none of the Depositor, Mortgage Loan Seller, Servicer, Special Servicer, Trustee, Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof.

   The Mortgage Loan Seller is a wholly-owned subsidiary of Nomura Holding America Inc., a Delaware corporation wholly-owned by The Nomura Securities Co., Ltd., a Japanese corporation.

                                 THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services, Nomura-D4.

                               THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

                  THE SERVICER AND INITIAL SPECIAL SERVICER

   AMRESCO Management, Inc. ("AMI") will be the Servicer and initial Special Servicer and in such capacities will be responsible for servicing the Mortgage Loans as described under "The Pooling and Servicing Agreement." The Servicer will also be required to make certain Advances as described under "The Pooling and Servicing Agreement -- Advances" herein. AMI is a wholly owned subsidiary of AMRESCO, Inc. ("AMRESCO") a publicly traded (NASDAQ) company. The principal offices of AMI are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI.

   AMI provides servicing for AMRESCO's portfolio, which as of January 1, 1997 consisted of approximately 9,374 loans with an aggregate principal balance of approximately $16.9 billion. Within this servicing portfolio are loans which have been securitized in a total of 43 loan portfolios with an aggregate principal balance of $10.6 billion.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Depositor, the Trustee, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof.


                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL


   The Mortgage Pool will consist of 123 fixed rate Mortgage Loans secured by 255 multifamily and commercial properties with an aggregate Cut-off Date Principal Balance of approximately $1,444,542,505 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.


   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages create a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS


                                       % OF        NUMBER OF
                                   INITIAL POOL    MORTGAGED
INTEREST OF BORROWER ENCUMBERED    BALANCE (1)     PROPERTIES
-------------------------------  --------------  ------------
Fee Simple Estate...............        87%           210
Leasehold.......................        13             45
TOTAL...........................       100%           255


------------


(1)     Based on the Allocated Loan Amount of the related Mortgaged Property.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"),
(ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home (each, a "Senior Housing/Healthcare Property," and any Mortgage Loan secured thereby, a "Senior Housing/Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a factory outlet center (a "Factory Outlet Property," and any Mortgage Loan secured thereby, a "Factory Outlet Loan"), (viii) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan") or (ix) an assisted living facility (an "Assisted Living Property," and any Mortgage Loan secured thereby, an "Assisted Living Loan.") Certain statistical information relating to the various types of Mortgaged Properties is set forth under "--Additional Mortgage Information -- Types of Mortgaged Property" herein.

   Twenty of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors --Concentration of Mortgage Loans; Borrowers" herein.


   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, Bloomfield, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee.


   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "The Mortgage Loan Program -- Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. AMRESCO Management, Inc., in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans."

   The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 17 borrowers or groups of borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 27% of the Initial Pool Balance. See "Risk Factors --Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "--Conflicts of Interest" herein.


SECURITY FOR THE MORTGAGE LOANS


   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments, not yet due and payable (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."


THE MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS

   Each Mortgage Loan was originated by the Mortgage Loan Seller or Bloomfield, as set forth below under "--Additional Mortgage Loan Information -- Mortgaged Properties by Originator", and is generally consistent with the underwriting standards applied by the Mortgage Loan Seller in connection with the purchase or origination of each of the Mortgage Loans.


   The Mortgage Loan Seller purchased the Mortgage Loans that it did not originate pursuant to the purchase and sale agreements with Bloomfield during a period commencing on September 20, 1996 and ending on the Cut-off Date.

   The Mortgage Loan Seller's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to account for a high occupancy rate or to reflect new construction in the market, (ii) subtracting from net operating income replacement or capital expenditure reserves, (iii) assuming that a 4% to 5% management fee and a 4% to 8% franchise fee (for Hotel Properties only) was payable with respect to the Mortgaged Property, (iv) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and free rent, (vii) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (viii) excluding certain non-recurring income and/or expenses, (ix) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, and (x) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment.

   "Net Cash Flow" reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth in this Prospectus intended to represent such future net cash flow.

   The Mortgage Loan Seller's underwriting guidelines generally consist of the following standards:

                 UNDERWRITING STANDARDS(1) BY PROPERTY TYPE:


MULTIFAMILY PROPERTIES
 Minimum DSCR ..............................     1.20
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     80%
HOTEL
 Minimum DSCR ..............................     1.40
 Maximum Annual Occupancy Rate..............     80%
 Minimum Annual Occupancy Rate .............     55%
 Maximum Loan to Value Ratio ...............     70%
NURSING HOME/ASSISTED LIVING
 Minimum DSCR ..............................     1.30
 Min. Amount of Time in Operation ..........    12 mo.
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     75%
MOBILE HOME PARK
 Minimum DSCR ..............................     1.20
 Minimum Occupancy Rate ....................     85%
 Maximum % of Homes for Sale ...............     15%
 Maximum % of Homes Rented by Residents  ...      5%
 Maximum Loan to Value Ratio ...............     80%
OFFICE
 Minimum DSCR ..............................     1.25
 Minimum Occupancy Rate ....................     80%
 Maximum Loan to Value Ratio ...............     70%
RETAIL
 Minimum DSCR ..............................     1.25
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     75%
INDUSTRIAL
 Minimum DSCR ..............................     1.25
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     70%
FACTORY OUTLET
 Minimum DSCR...............................     1.30
 Minimum Occupancy Rate.....................     70%
 Maximum Loan to Value Ratio ...............     75%


------------

(1) The underwriting guidelines described herein were generally followed but were not satisfied in every case. See Annex A hereto for the specific characteristics of the Mortgage Loans and Mortgaged Properties.

   In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by the Mortgage Loan Seller. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Mortgage Loan Seller's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "--Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor the Mortgage Loan Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the Mortgage Loan Seller or the borrower engaged independent accountants to review or perform certain procedures to verify such information.


   Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 129 of the Mortgaged Properties representing, in the aggregate, 60% of the Initial Pool Balance, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.


SIGNIFICANT MORTGAGE LOANS

   In connection with the origination of each of the Mortgage Loans listed below, the Mortgage Loan Seller, in addition to its ordinary underwriting procedures, obtained audited financials for the year ending December 31, 1996 with respect to the related Mortgaged Properties and obtained market rental analysis for the Office Properties and Retail Properties.

 Kendall Square Pool Loan and Properties


   The Loan. The largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Kendall Square Properties (the "Kendall Square Pool Loan"). The Kendall Square Pool Loan was originated by the Mortgage Loan Seller on December 27, 1996. It had an original principal balance of $69,700,000 and has a Cut-off Date Principal Balance of $69,598,691, which represents approximately 4.8% of the Initial Pool Balance, and is secured by a fee and leasehold Mortgage encumbering office, biotech lab space and retail space in East Cambridge, Massachusetts (the "Kendall Square Pool Properties").

   The Kendall Square Pool Loan was made to Athenaeum Property LLC, Old Kendall Property LLC, Old Cambridge Property LLC and JONA Property LLC (each, a "Kendall Borrower," collectively, the "Kendall Borrowers"). Each Kendall Borrower is a Massachusetts special purpose limited liability company. Each of the Kendall Borrowers is controlled by a limited partnership or limited liability company (the "Upper Level Owners") that is in turn controlled by Robert A. Jones, Allan Jones and K. George Najarian, the principals of The Athenaeum Group ("TAG"). An affiliate of Boston Capital Institutional Advisors ("BCIA"), STB Corp., is a special limited partner or special member, as applicable, in each Upper Level Owner. OKS Realty Trust provided mezzanine financing in the amount of $14,300,000 to the Upper Level Owners on December 27, 1996 (the "BCIA Mezzanine Financing"). OKS Realty Trust will have control over the affairs of such Upper Level Owner in the event of a default under the BCIA Mezzanine Financing and will continue to occupy its special limited partner or special member, as applicable, position until the BCIA Mezzanine Financing is repaid in full. The obligations of the Upper Level Owners to such affiliate of BCIA are secured, among other things, by a pledge of voting rights of 100% of the shareholders of the general partner of the owners of the Upper Level Owner; however, enforcement of these pledges is not permitted before repayment in full of the Kendall Square Pool Loan. The Mortgage Loan Seller has a $2,300,000 senior participation interest in the BCIA Mezzanine Financing.

   Payment, prepayment and defeasance terms for the Kendall Pool Loan are as set forth on Annex A and as described under "Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The Kendall Borrowers have entered into a lock box agreement whereby all revenue is deposited directly into a Lock Box Account controlled by the Servicer. The Kendall Borrowers have also established an on-going tax and insurance reserve account, an ongoing capital expenditure reserve account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Kendall Square Pool Properties consist of Phases I and II of One Kendall Square (including a surface parking lot at 66 Binney Street), and 215 First Street (including a surface parking lot at 195 First Street), all


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located in Cambridge, Massachusetts. The Kendall Square Properties are
managed by TAG, an affiliate of the Kendall Borrowers (as described above). See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement".

   One Kendall Square -- Phases I and II. One Kendall Square is a planned 900,000 square foot of GLA mixed use development, situated on a 10.25 acre campus in East Cambridge, in walking distance to the MIT campus and public transportation. To date, nearly 460,008 square feet of GLA of office, laboratory and retail space, a 9 screen movie theater (not subject to the lien of the related Mortgage) and a 1,530 car garage (not subject to the lien of the related Mortgage) have been completed at the complex. Old Kendall Property LLC and Old Cambridge Property LLC entered into a lease for over 650 additional parking spaces located at 66 Binney Street. Such lease expires on December 31, 2088. The property includes the buildings of the former Boston Woven Hose Factory which, beginning in 1984, were rehabilitated. As of December 6, 1996, Phase I was approximately 100% occupied and Phase II was approximately 100% occupied. As of December 5, 1996, the combined appraised value was $69,500,000. The borrowers with respect to One Kendall Square are Old Kendall Property LLC and Old Cambridge Property LLC.

   215 First Street. 215 First Street, also known as "Athenaeum House", was built in stages beginning in 1895 as the original headquarters for The Athenaeum Press. The property was rehabilitated in 1981 and occupies a full city block, housing approximately 310,887 square feet of GLA of office, laboratory and service retail space. The six level property, overlooking the Charles River and the Kendall Square area of Cambridge also contains a full service health club. An affiliate of the Kendall Borrowers leases approximately 300 parking spaces in adjacent lots (such properties are not subject to the lien of the related mortgage). In addition, an adjacent parking lot at 195 First Street, a property which is owned in fee by one of the Kendall Borrowers and is subject to the lien of the related Mortgage. As of December 6, 1996, the property was approximately 97% occupied, and as of December 5, 1996, the appraised value was $29,000,000. The borrower with respect to the 215 First Street property is Athenaeum Property LLC.

   See "Risk Factors --Commercial Lending Generally" "--Retail Properties" and "--Office Properties" for a discussion of certain matters associated with retail and office properties.

 The Saracen Pool Loan and Properties

   The Loan. The second largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Saracen Pool Properties (the "Saracen Pool Loan"). The Saracen Pool Loan was originated by the Mortgage Loan Seller on December 31, 1996. It had an original principal balance of $69,000,000 and has a Cut-off Date Principal Balance of $68,923,230, which represents approximately 4.8% of the Initial Pool Balance, and is secured by fee Mortgages encumbering six office building properties located in suburban Boston (each, a "Saracen Pool Property", and, collectively, the "Saracen Pool Properties"). The Saracen Pool Mortgages are cross-collateralized and cross-defaulted.

   The Saracen Pool Loan was made to Wells Avenue Senior Holdings LLC (the "Saracen Borrower"), a special purpose Massachusetts limited liability company owned by Wells Avenue Senior Holdings Inc. and Wells Avenue Holdings LLC ("Wells Holdings"). Saraceno Holding Trust General Partnership ("Saraceno G.P.") owns a 99% interest in Wells Holdings. Kurt W. Saraceno is the principal with respect to such affiliates. Pacific Preferred LLC, an affiliate of Lazard Freres Real Estate Fund II L.P. ("Lazard") holds a 1% interest in Wells Holdings and will continue to occupy this position until a mezzanine financing made on December 31, 1996 from Lazard to Wells Holdings in the amount of $21,387,000 (the "Lazard Mezzanine Financing") is repaid in full and a $113,000 capital contribution of Pacific Preferred LLC has been returned in accordance with the Wells Holdings operating agreement. The obligations of Wells Holdings under the Lazard Mezzanine Financing are secured by a pledge by Saraceno G.P. of its 99% membership interest in Wells Holdings. Additionally, an affiliate of the Mortgage Loan Seller has made a preferred equity capital contribution to Wells Holdings in the amount of $7,500,000 and is the special member of Wells Holdings. Such affiliate also is committed to fund an additional $1 million of preferred equity in Wells Holdings over the next three years subject to certain conditions. See "Risk Factors and Other Special Considerations -- Other Financing" and "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates" for a discussion of capital contributions by affiliates of the Mortgage Loan Seller and "Description of the Mortgage Pool."

   Payment, prepayment and defeasance terms for the Saracen Pool Loan are as set forth on Annex A hereto and as described under "Certain Terms and Conditions of the Mortgage Loans --Property Releases."

   Lock Box; Reserve Accounts. The Saracen Borrower has entered into a lock box agreement whereby all revenue is required to be deposited directly into a Lock Box account controlled by the Servicer. The Saracen Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going capital expenditure reserve account, an up-front deferred maintenance reserve account, an on-going tenant rollover account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Saracen Pool Properties consist of six office building complexes located in the Route 128 Corridor of suburban Boston. The properties have a mix of high-tech, financial and other service tenants. The Saracen Pool Properties are managed by Saracen Companies, Inc., an affiliate of the Saracen Borrower. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement."

   128 Tech Center, Waltham. This office building complex, constructed in 1986, is a four-building 217,500 square feet of GLA office complex located on 10.64 acres in Waltham, Massachusetts. As of December 3, 1996, the property was approximately 100% occupied, and as of December 1996, the appraised value was $32,800,000.

   7/57 Wells Avenue, Newton. This office building, constructed in 1982, contains 88,400 square feet of GLA and is located on 10.64 acres in Newton, Massachusetts. As of December 3, 1996, the property was approximately 98% occupied, and as of December 1996, the appraised value was $11,300,000.

   75/85/95 Wells Avenue, Newton. This office building, known as Wells Research Center and constructed in 1970, was expanded in 1986 and contains 238,911 square feet of GLA and is located on 21.4 acres. As of December 3, 1996, the property was approximately 100% occupied, and as of December 1996, the appraised value was $35,600,000.

   201 University Avenue, Westwood. This office building complex, converted from an industrial building to corporate office space in 1982 by the Borrower's principals, contains 82,000 square feet of GLA including a health club and an auditorium. Computer Associates leases the entire property. As of December 3, 1996, the property was 100% occupied, and as of December 1996, the appraised value of the property was $12,200,000.

   Dedham Place, Dedham. This office building, constructed in 1987, contains 162,300 square feet of GLA, is located on 15.18 acres and is attached to a Hilton Hotel. As of December 3, 1996, the property was approximately 100% occupied and as of December 1996 the appraised value was $25,400,000.

   333 Elm Street, Dedham. This office building, constructed in 1983 and known as Norfork Place, contains 48,068 square feet of GLA and is situated on 2.01 acres. As of December 3, 1996, the property was approximately 84% occupied and of December 1996 the appraised value was $5,100,000.

   See "Risk Factors --Commercial Lending Generally" and "--Office Properties" for a discussion of certain matters associated with office properties.

 The International Plaza Loan and Property

   The Loan. The third largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as International Plaza (the "International Plaza Loan"). The International Plaza Loan was made to International Plaza Associates LP (the "International Plaza Borrower"), a New York limited partnership. The International Plaza Loan was originated by the Mortgage Loan Seller on March 5, 1997. It had an original principal balance of $65,750,000 and has a Cut-off Date Principal Balance of $65,750,000, which represents approximately 4.6% of the Initial Pool Balance and is secured by a twenty-eight story office building at 750 Lexington Ave., in New York City, New York (the "International Plaza Property"). The International Plaza Borrower has a fee interest in a portion of the International Plaza Property and a leasehold interest with respect to the remainder of such property.

   The general partner of the International Plaza Borrower is 750 Lexington Building Corporation, a special purpose New York corporation, and the limited partner is 750 Lexington Avenue Associates, LLC, a special purpose New York limited liability company. The International Plaza Borrower and the manager of the International Plaza Property are directly or indirectly controlled by Sherman Cohen, Edward B. Cohen and Charles Cohen. Additionally, the Mortgage Loan Seller owns a preferred limited partnership interest in the International Plaza Borrower in the amount of $5,250,000. See "Risk Factors and Other Special Considerations -- Other Financings" for a discussion of preferred equity interests of the Mortgage Loan Seller and its affiliates.

   The recourse obligations of the International Plaza Borrower in the event of misconduct, removal or disposal of property after default, misappropriation, and other similar conduct is guaranteed by a recourse obligation of Sherman Cohen and Edward B. Cohen.

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

   The payment, prepayment and defeasance terms of the International Plaza Loan are as set forth in Annex A, hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The International Plaza Borrower has established a Lock Box Account with respect to the International Plaza Property and is required to cause each tenant of the International Plaza Property to pay all rents directly into the Lock Box Account. The International Plaza Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going replacement reserve account, an up-front required repair reserve account, an on-going ground lease rent reserve account and an on-going tenant improvement reserve account. See "The Pooling and Servicing Agreement -- Lock Box Accounts" and "--Escrows."

   The Property. The International Plaza Property is a twenty-eight story office building, constructed in 1989, containing 362,079 square feet of GLA of office space and 22,680 square feet of GLA of retail space, and is located in midtown Manhattan. As of January 1, 1997, the International Plaza Property was approximately 95% occupied, and as of January 1, 1997, the appraised value was $104,000,000. The International Plaza Property is currently occupied by approximately 37 tenants with the two largest tenants, Morrison, Cohen, Singer & Weinstein and Edwards & Angell, occupying approximately 13.3% and approximately 10.5% of the building, respectively. The International Plaza Property is managed by Cohen Brothers Realty Corporation, an affiliate of the International Plaza Borrower.

   See "Risk Factors --Commercial Lending Generally," "--Office Properties" and "--Ground Leases" for discussion of certain matters associated with office properties, and ground leases.

 The Kmart Distribution Center Loan and Properties.

   The Loan. The fourth largest loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Kmart Distribution Properties (the "Kmart Distribution Center Loan"). The Kmart Distribution Center Loan was originated by the Mortgage Loan Seller, had an original principal balance of $62,500,000, has a Cut-off Date Principal Balance of $62,500,000, which represents 4.3%, of the Initial Pool Balance, and is secured by a Mortgage encumbering the fee interest in two industrial warehouse properties that are leased by Kmart Corporation and operated as distribution centers (the "Kmart Distribution Properties"). The Kmart Distribution Center Loan was made to Brentwood Holding Corporation (the "Brentwood Borrower"). The Kmart Distribution Center Loan is fully amortized over a twenty-five year term. Both of the Kmart Distribution Properties are cross-collateralized and cross-defaulted.

   Lock Box Account. The Brentwood Borrower has established a Lock Box Account and is required to cause Kmart Corporation, as tenant of the Kmart Distribution Properties, to pay all rents into the Lock Box Account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts."

   The Properties. The Kmart Distribution Properties consist of an industrial warehouse property located in Brighton, Colorado (the "Brighton Distribution Center") and an industrial warehouse property located in Greensboro, North Carolina (the "Greensboro Distribution Center"). Both Kmart Distribution Properties are being acquired by the Brentwood Borrower in sale/leaseback transactions with Kmart Corporation, as the seller/lessee, under two separate leases. As of February 1, 1997, Kmart Corporation operated thirteen distribution centers nationwide.

   The Brighton Distribution Center was constructed in 1994 by Kmart Corporation and has been occupied by Kmart Corporation since that time. The Brighton Distribution Center contains 1,278,600 square feet of GLA and is equipped with state of the art computer controlled facilities from entry to shipping.

   The Greensboro Distribution Center was constructed in 1992 by Kmart Corporation and has been occupied by Kmart Corporation since that time. The Greensboro Distribution Center contains 1,546,575 square feet of GLA and is the second largest Kmart distribution center on the east coast.

   The Credit Lease. The Kmart Distribution Properties are leased to Kmart Corporation under two separate twenty-five year leases (the "Kmart Leases"). The terms of the Kmart Leases are triple net and require the tenant to pay all rent without deduction, setoff, abatement or other reduction, notwithstanding casualty condemnation and prohibition of use. The Kmart Leases may not be terminated for any reason other than a material taking or casualty, provided, however, that Kmart Corporation agrees to purchase the related Kmart Distribution Property for an amount equal to the outstanding balance of the loan allocable to such property. In the event of a sublease, Kmart Corporation remains fully liable for the performance of its obligations under the Kmart Lease.

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

   The Mortgage Loan Seller has, in its underwriting analysis, applied market rental rates to the Kmart Distribution Properties as well as the rent obligations under the Kmart Leases.

   The senior secured and senior unsecured debt of Kmart Corporation is rated BB-and B+, respectively, by S&P and BB+ and BB-, respectively, by DCR.

   See "Risk Factors --Industrial Properties" for a discussion of the certain matters associated with industrial properties.

 Burnham Pacific Pool Loan and Properties

   The Loan. The fifth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Burnham Pacific Pool Properties (the "Burnham Pacific Loan"). The Burnham Pacific Loan is made up of two loans which were originated by the Mortgage Loan Seller and made to BPP/Valley Central, L.P. (the "Valley Central Borrower") on January 30, 1997, as amended on February 19, 1997 (the "Valley Central Loan") and BPP/Puente Hills, Inc. (the "Puente Hills Borrower" and together with the Valley Central Borrower, the "Burnham Pacific Borrowers") on February 19, 1997 (the "Puente Hills Loan"). The Burnham Pacific Loan had an original principal balance of $58,500,000 and has a Cut-off Date Principal Balance of $58,500,000, which represents 4.1% of the Initial Pool Balance, and is secured by two fee Mortgages encumbering two shopping centers in California (the "Burnham Pacific Properties"). Both of the loans which make up the Burnham Pacific Loan are cross-defaulted and each Burnham Pacific Borrower has guaranteed the indebtedness of the other Burnham Pacific Borrower.

   The "Valley Central Borrower" is a special purpose entity owned 99% by BPP/Valley Central Inc., its general partner (which is 100% owned by Burnham Pacific Properties Inc. ("Burnham Inc.")), and 1% by a limited partner. The "Puente Hills Borrower" is a special purpose corporation, 100% owned by Burnham Inc. Burnham Inc. owns twenty-six retail properties in California and four industrial and office properties in Southern California. Burnham Inc. is publicly traded on the New York Stock Exchange.

   Payment, prepayment, and defeasance terms for the Burnham Pacific Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," and "--Property Releases."

   Lock Box; Reserve Accounts. The Burnham Pacific Borrowers have entered into a lock box agreement whereby all rent is required to be deposited directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows." The Burnham Pacific Borrowers have also established reserve accounts, including an ongoing tax and insurance reserve account, an ongoing capital expenditure reserve account and an up-front deferred maintenance reserve account.

   The Properties. The Burnham Pacific Properties consist of two shopping centers outside of Los Angeles, California. The Burnham Pacific Properties are managed by Burnham Pacific Properties, Inc., an affiliate of the Burnham Pacific Borrowers.

   Valley Central Shopping Center. This shopping center, the largest in Lancaster, was built in 1988 and consists of 480,092 square feet of GLA. Major tenants include Wal-Mart, Homebase, Circuit City, Staples, Michaels, Marshalls and Cinemark Theaters which occupy 24.5%, 23.7%, 6.7%, 3.5%, 3.7%, 5.6% and 7.3% of the Valley Central Shopping Center's GLA, respectively. Another major tenant, Costco, occupies space that is not subject to the related Mortgage. As of January 1997, the property was approximately 97% occupied and the appraised value was $42,300,000.

   Plaza at Puente Hills. This shopping center, located in the City of Industry, was built in 1986 and renovated in 1992, and consists of 516,538 square feet of GLA on approximately 43.7 acres. Major tenants include IKEA Furniture Warehouse, AMC Theaters 10 Plex, Office Depot and Circuit City which occupy 29.0%, 8.0%, 5.8% and 6.0% of the Plaza at Puente Hill's GLA, respectively. Other major tenants at the center who are not subject to the related Mortgage include Home Depot, Sam's Club, Toys R Us, and Best Buy. As of January 1997, the property was approximately 90% occupied and the appraised value was $61,000,000.

   See "Risk Factors --Commercial Lending Generally" and "--Retail Properties" for a discussion of certain matters associated with retail properties.

 The Hudson Hotels Pool Loan and Properties

   The Loan. The sixth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as Hudson Hotels (the "Hudson Hotels Pool Loan"). The Hudson Hotels Pool Loan, originated by the

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Mortgage Loan Seller on November 27, 1996, was made to HH Properties-I, Inc., a special purpose New York corporation (the "Hudson Hotels Borrower"). It had an original principal balance of $56,000,000 and has a Cut-off Date Principal Balance of $55,854,069, which represents approximately 3.9% of the Initial Pool Balance. It is secured by fee Mortgages encumbering fifteen hotel properties and by a Mortgage encumbering a ground leasehold interest in another hotel property. The fee Mortgages and ground leasehold Mortgage are collectively referred to as the "Hudson Hotels Mortgages" and the fee interests and ground leasehold interest encumbered by the Hudson Hotels Mortgages are referred to individually as a "Hudson Hotels Property" and collectively as the "Hudson Hotels Properties." The Hudson Hotels Mortgages are cross-collateralized and cross-defaulted.

   Payment, prepayment, and defeasance terms for the Hudson Hotels Pool Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Hudson Hotels Borrower has established a Lock Box Account with respect to each Hudson Hotels Property and is required to cause each of the credit card companies with whom such Hudson Hotels Property is affiliated to pay all amounts payable to the Hudson Hotels Borrower directly into the related Lock Box Account. The Hudson Hotels Borrower is also required to deposit, within one business day after receipt thereof, any other receipts and income with respect to each Hudson Hotels Property into its related Lock Box Account. The Hudson Hotels Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going ground lease rent reserve account, an up-front deferred maintenance reserve account, an on-going capital expenditures reserve account, and an on-going seasonal reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows."

   The Properties. The Hudson Hotels Properties consist of sixteen hotel properties located in six states. Three of the hotel properties are full service hotels offering food, beverages and other amenities consistent with those offered by a full service hotel, while the remaining thirteen hotel properties are limited service hotels. The Hudson Hotel Properties are franchised or operated as eight Fairfield Inns, two Comfort Inns, one Econolodge and five independent or non-flagged hotels. The Hudson Hotel Properties are managed by Hudson Hotels Corporation, a New York corporation (the "Hudson Hotels Manager") and an affiliate of the Hudson Hotels Borrower, pursuant to separate management agreements between the Hudson Hotels Manager and the Hudson Hotels Borrower. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement." The Hudson Hotels Manager is publicly traded on the NASDAQ Small Cap Market. The appraised value of the Hudson Hotels Properties was $90,700,000. The average occupancy rate for the Hudson Hotels Properties in the aggregate for the twelve months ending September 30, 1996 was 73.7% and the average ADR for such period was $51.93. The Hudson Hotels Properties are located in North Carolina (seven properties), New York (four properties), South Carolina (two properties), Florida, Georgia, and Virginia.

   See "Risk Factors --Commercial Lending Generally" and "--Hotels" for a discussion of certain matters relating to hotel properties.

 The Marina Harbor Loan and Property

   The Loan. The seventh largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as Marina Harbor Apartments and Anchorage (the "Marina Harbor Loan"). The Marina Harbor Loan was originated by the Mortgage Loan Seller on September 25, 1996. It had an original principal balance of $51,000,000 and has a Cut-off Date Principal Balance of $50,586,851, which represents approximately 3.5% of the Initial Pool Balance, and is secured by a Mortgage encumbering a ground leasehold interest in an apartment complex comprised of sixteen two and three story buildings in Marina del Rey, California (the "Marina Harbor Property"). The Marina Harbor Loan has an amortization schedule of 240 months and a term of 198 months with the result that a Balloon Payment of $17,841,000 is due on its maturity date of March 11, 2013 (the "Marina Harbor Maturity Date"). If the Marina Harbor Borrower fails to pay the balance of the principal and accrued interest on the Marina Harbor Maturity Date, the Servicer is authorized under the Pooling and Servicing Agreement to enter into a modification of the Marina Harbor Loan to provide for terms similar to those provided for in other ARD Loans described herein, including the additional amortization of principal through the application of excess cash flow. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein. For purposes of the charts and tables included herein, the maturity date of the Marina Harbor Loan shown assumes that the Mortgage Loan has been modified as described above.

   The Marina Harbor Loan was made to Marina Pacific Associates (the "Marina Harbor Borrower"), which is a special purpose California limited partnership. The general partners of the Marina Harbor Borrower are the Epstein Family Trust and CMR, Inc., a California corporation, whose common stock is owned by James
H. Ring, Jacqueline Morgan and Suzanne Caplan.

   The payment, prepayment, and defeasance terms of the Marina Harbor Loan are as set forth in Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Marina Harbor Borrower has established a Lock Box Account with respect to the Marina Harbor Property and is required to pay or cause to be paid all rents and income of any nature arising from the ownership, possession or use of the Marina Harbor Property within one business day after receipt thereof into the Lock Box Account. The Marina Harbor Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going ground lease rent reserve account and an on-going capital expenditures reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows."

   The Property. The Marina Harbor Property is an 846 unit apartment complex constructed in 1962 and 1968. The complex consists of sixteen buildings, containing studio, 1-, 2-, and 3-bedroom apartments. The apartments at the complex had an occupancy rate as of October 31, 1996, of approximately 97%. The complex also contains 671 boat slips, which had an occupancy rate as of October 31, 1996, of 82%. The Marina Harbor Property is managed by EJ Management, Inc., a California corporation (the "Marina Harbor Manager") and an affiliate of the Marina Harbor Borrower, and is submanaged by E&S Ring Management Corp., a California corporation (the "Marina Harbor Submanager") and an affiliate of the Marina Harbor Borrower.

   The borrower's interest in the Marina Harbor Property was created under a ground lease with the County of Los Angeles, as ground lessor, which expires on April 1, 2023. The ground lease provides for the payment of annual base rent plus various percentages of rent with respect to rental of apartments, boat slips, miscellaneous sales and other items.

   The ground lease and related documents contain provisions for the protection of lender's rights such as the right to notice and cure defaults. However, under the ground lease, the ground lessor has retained certain controls with respect to the Marina Harbor Property, including the approval of subleases of apartments in excess of one year, the right to approve any modification of the Marina Harbor Loan to the extent the modification could be viewed as a "replacement" or "renewal" thereof and approval of any future loans secured by the Mariner's Village Property. In addition, the ground lease provides that the proceeds of all property insurance policies will be used to restore and rebuild the property and will be held by the ground lessor for distribution to the ground lease in reimbursement of restoration and rebuilding costs. The lender may only apply such proceeds to pay the Marina Harbor Loan to the extent proceeds remain after application to restore and repair the Marina Harbor Property.

   See "Risk Factors --Commercial Lending Generally" and "--Ground Leases" for a discussion of certain matters associated with ground leases.

 Sunwest Pool Loan and Properties

   The Loan. The eighth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by 72 retail properties (the "Sunwest Pool Properties"). The Sunwest Pool Loan was originated on January 30, 1997. It had an original principal balance of $50,000,000 and has a Cut-off Date Principal Balance of $50,000,000, which represents approximately 3.4% of the Initial Pool Balance, and is secured by fee Mortgages encumbering 14 retail properties, by the ground lessor's fee interest and ground lessee's leasehold interest in 25 retail properties and by leasehold Mortgages encumbering 33 retail properties (the "Sunwest Pool Loan"). The Sunwest Pool Loan was made to (i) Sunwest N.C. Trust (the "Sunwest Trust Borrower"), a special purpose Delaware business trust, with Wilmington Trust Company, as trustee ("Wilmington"), and Sunwest Properties N.C., Inc., a special purpose Delaware corporation, as the beneficiary thereof, and is secured by 62 of the Sunwest Pool Properties, including 33 properties encumbered by the leasehold Mortgages, and (ii) to Sunwest Properties N.C. II, Inc., a special purpose Delaware corporation (the "Sunwest Inc. Borrower" and together with the Sunwest Trust Borrower, the "Sunwest Borrowers") and is secured by 10 of the Sunwest Pool Properties. Robert Pierson, Jr., Judith Pierson and Robert Pierson, Sr. are the principals with respect to the Sunwest Borrowers. All 72 of the Sunwest Pool Properties are cross-collateralized and cross-defaulted.

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   The Mortgage Loan Seller has acquired a preferred equity interest in the initial amount of $489,000 in the Sunwest Inc. Borrower and $7.2 million in the Sunwest Trust Borrower. The aggregate cash flow from all the Sunwest Pool Properties are available to make the required distributions in respect of the preferred equity interest in either of the Sunwest Borrowers.

   Payment, prepayment and defeasance terms for the Sunwest Pool Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans-Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Sunwest Borrowers have each established a Lock Box Account with respect to their respective Sunwest Pool Properties and are required to cause the tenants of each Sunwest Pool Property to pay all rents directly into the Lock Box Account. The Sunwest Borrowers have also each established reserve accounts, including on-going tax and insurance reserve accounts, on-going ground lease rent reserve accounts, on-going capital expenditures reserve accounts, up-front engineering expense reserve accounts and up-front environmental reserve accounts. See "The Pooling and Servicing Agreement--Accounts-Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Sunwest Pool Properties consist of 72 retail properties, the majority of which are single tenant properties. The Sunwest Pool Properties are generally former Safeway stores, which were sold by Safeway Stores, Inc., a Maryland corporation, after its leveraged buy out in the 1980s. None of the Sunwest Pool Properties are currently being operated as Safeway stores. The Sunwest Pool Properties are currently being leased by 70 different tenants with the top 5 tenants, based on underwritten rental payment, being Gold's Gym (6.9%), Super Value Stores (6.7%), Office Depot (6.1%), Drug Emporium (4.9%) and Michaels MJ Design (3.1%). The Sunwest Pool Properties are located in 11 states with the largest concentration in Texas (63%) and the remainder in 10 other states with the maximum concentration in any such state below 10%. The Sunwest Pool Properties are managed by S.W. Commercial Management and Leasing, Inc. See "Certain Terms and Conditions of the Mortgage Loans--Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement."

   No MAI appraisals were obtained with respect to the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in its underwriting in determining the approximate value of the properties. An independent appraiser advised the Mortgage Loan Seller that such capitalization rate would be appropriate.

   Ground Leases. The Sunwest Borrowers' interest in 33 of the Sunwest Pool Properties are leasehold interests. There are 21 different ground lessors with respect to these properties, some of which do not provide for direct notice of default to a lender, but all of which do provide for notice to the leasehold owner of record. To provide the mortgagee with certain protections, the Sunwest Trust Borrower was formed to hold title to the Sunwest Pool Properties (except for those fee interest properties located in states in which the Delaware business trust is unable to hold title to real property). Under the terms of the trust, Wilmington is required to act at the direction of the Servicer if any event occurs which could reasonably be expected to result in a termination of the ground lease, including without limitation, any failure to exercise any option to extend or renew the term of any ground lease within a specified period of time, any default, or any casualty or condemnation, thereby providing the Servicer with notice of any defaults.

   With respect to certain of the ground leases encumbered by the Sunwest Loan that have a term to maturity shorter than thirty years, the principal allocated to such properties amortizes based on their remaining terms.

Other Significant Mortgage Loans.


   The next 13 largest Mortgage Loans are as follows:



                                               CUT-OFF
                                                DATE      ANTICIPATED
                                              PRINCIPAL    REMAINING   PREFERRED          APPRAISED
      LOAN /PROPERTY          CITY/STATE     BALANCE(A)      TERM        EQUITY    DSCR     VALUE
                          ----------------  -----------  -----------  ----------  ----  -----------
WESTIN-INDIANAPOLIS       Indianapolis
                           Indiana           $41,700,000      144      $5,900,000  1.42  $68,000,000
SECURITY SQUARE MALL      Baltimore County
                           Maryland           36,000,000      181       6,500,000  1.27   47,000,000
TWO GATEWAY CENTER        Newark
                           New Jersey         34,423,045      118       4,000,000  1.73   53,650,000
UNIPROP                   Margate
 Aztec Estates             Florida            33,500,000      121                  1.46   20,500,000
                          Ft. Lauderdale
 Kings Manor               Florida                            121                  1.46    9,900,000
                          Novi
 Old Dutch Farms           Michigan                           121                  1.46    9,050,000
 Park of the Four         Blaine
Seasons                    Minnesota                          121                  1.46   13,750,000
MONTAGUE PARK TECH
CENTER                    San Jose
                           California         32,964,627      119                  1.27   54,000,000
JACOBS MALL               Grand Island
 Conestoga Mall            Nebraska           31,700,000      144                  1.32   27,600,000
                          Asheboro
 Randolph Mall             North Carolina                     144                  1.32   19,200,000
M&H                       La Habra
 LaHabra Marketplace       California         28,701,826      118                  1.91   33,900,000
                          Madera
 Bethard Square            California                         118                  1.91    4,500,000
                          Sacramento
 How 'Bout Arden           California                         118                  1.91   21,000,000
NASSAU PARK II            West Windsor
                           New Jersey         28,000,000      120                  1.24   36,500,000
PRIME RETAIL II
 Coeur D'Alene Factory    Coeur D'Alene
 Outlets                   Idaho              27,000,000      123                  1.51   18,700,000
 Oak Creek Factory        Sedona
 Outlets                   Arizona                            123                  1.51   12,300,000
                          Bend
 Bend Factory Outlets      Oregon                             123                  1.51   13,000,000
LAKESIDE VILLAGE          San Leandro
                           California         24,971,982      119       2,000,000  1.39   33,690,000
ASIAN GARDENS MALL        Westminster
                           California         24,326,512      178                  1.31   36,900,000
NORTHWOOD CENTRE          Tallahassee
                           Florida            23,000,000      120                  1.35   35,600,000
SOUTH DEKALB MALL         Decatur
                           Georgia            21,798,649      118      $2,500,000  1.41  $30,000,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                    % OF
                                                                                   SPACE     EXPIRATION
                                                                 ANCHOR/          OCCUPIED    YEAR OF
                           CUT-OFF  SQ. FT./                      MAJOR          BY ANCHOR/   ANCHOR/       LOCK BOX
                            DATE     NO. OF                      TENANT/           MAJOR       MAJOR        RESERVE      GROUND
      LOAN /PROPERTY         LTV      UNITS    OCCUPANCY        FRANCHISE          TENANT      TENANT       ACCOUNTS     LEASE
                          -------  ---------  ---------  ---------------------  ----------  ----------  --------------  ------
WESTIN-INDIANAPOLIS
                             61%         573       74%                                                  Hard Lockbox
SECURITY SQUARE MALL
                             77      361,804       94    Sears (Not Owned)           58%        n/a     Hard Lockbox
TWO GATEWAY CENTER
                             64      738,201       90    Prudential Insurance        19         2007(b) Hard Lockbox
UNIPROP
 Aztec Estates               63          645       95                                                   Soft Lockbox
 Kings Manor                 63          314       97                                                   Soft Lockbox
 Old Dutch Farms             63          293       99                                                   Soft Lockbox
 Park of the Four
Seasons                      63          572       99                                                   Soft Lockbox
MONTAGUE PARK TECH
CENTER
                             61      417,532      100    Ultra Tech Stepper          23         2005    Hard Lockbox
JACOBS MALL
 Conestoga Mall              68      504,550       96    Dillards                    25         2000    Hard Lockbox
 Randolph Mall               68      283,921       88    Belk-Yates (Not Owned)      n/a        n/a     Hard Lockbox
M&H
 LaHabra Marketplace         48      392,443       76    Oshmans                     14         2016    Hard Lockbox
 Bethard Square              48       92,988       84    Canned Foods Inc.           23         2002    Hard Lockbox
 How 'Bout Arden             48      164,909       97    Home Express                34         2003    Hard Lockbox
NASSAU PARK II
                             77      202,104      100    Walmart (Not Owned)         n/a        n/a     Hard Lockbox
PRIME RETAIL II
 Coeur D'Alene Factory
 Outlets                     61      179,125       81                                                   Hard Lockbox
 Oak Creek Factory
 Outlets                     61       82,062       99                                                   Hard Lockbox
 Bend Factory Outlets        61       96,895      100                                                   Hard Lockbox
LAKESIDE VILLAGE
                             74          608       93                                                   Soft Lockbox
ASIAN GARDENS MALL                                                                                      2 Month Debt
                             66      111,824       99                                                   Service Reserve
NORTHWOOD CENTRE
                             65      502,023       91    Publix                      10         2005    Hard Lockbox      Yes
SOUTH DEKALB MALL
                             73%     328,078       95%   Rich's (Not Owned)          n/a         n/a    Hard Lockbox



------------
(a) Loan Amounts for loans secured by more than one Property appear next to the first mortgaged property securing that loan.
(b) Portions of the Prudential Space are subject to various tenant cancellation options.

   The above 21 Mortgage Loans represent 60% of the Initial Pool Balance and have ADR or Maturity Dates as follows:



                                              EARLIER OF ADR OR
MORTGAGE LOAN/PROPERTY      PRINCIPAL AMOUNT  MATURITY DATE
--------------------------  ----------------  -----------------
Burnham Pacific............  $ 58,500,000.00        3/11/04
M & H......................    28,701,825.62        1/11/07
Two Gateway Center.........    34,423,045.11        1/11/07
Kendall Square.............    69,598,691.32        1/11/07
South Dekalb Mall..........    21,798,648.97        1/11/07
Saracen....................    68,923,229.56        2/11/07
Lakeside Village...........    24,971,982.08        2/11/07
Montague Park Tech Center .    32,964,627.38        2/11/07
International Plaza........    65,750,000.00        3/11/07
Northwood Centre...........    23,000,000.00        3/11/07
Nassau Park II.............    28,000,000.00        3/11/07
Uniprop....................    33,500,000.00        4/11/07
Prime Retail II............    27,000,000.00        6/11/07
Hudson Hotels..............    55,854,068.56       12/11/08
Jacobs Mall................    31,700,000.00        3/11/09
Westin-Indianapolis........    41,700,000.00        3/11/09
Asian Gardens Mall.........    24,326,512.37        1/11/12
Security Square Mall.......    36,000,000.00        4/11/12
Sunwest....................    49,500,000.00        3/11/12
Marina Harbour Apts........    50,586,851.37        3/11/13
K-Mart Distribution
 Center....................    62,250,000.00        4/11/17
                             $869,049,482.34
                            ================


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.


   Due Dates. All of the Mortgage Loans provide for Monthly Payments to be due on the eleventh day of each month or, in the case of certain of the Mortgage Loans, if the eleventh day is not a business day, the next business day or the first preceding business day.

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "--Excess Interest," certain of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

   Excess Interest. 108 of the Mortgage Loans, representing approximately 96% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate per annum (the "Revised Rate") equal to the greater of (a) the Mortgage Rate plus a specified percentage (of no more than 2%, so long as the Mortgage Loan is included in the Mortgage Pool) and (b) the Treasury Rate plus a specified percentage (of no more than 2%, so long as the Mortgage Loan is included in the Mortgage Pool). "Treasury Rate" means, as of the related Anticipated Repayment Date, the yield on noncallable U.S. Treasury obligations with terms most nearly approximating the related stated maturity date. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a Lock Box agreement whereby all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the three month period prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.



   The holders of 100% of the Percentage Interests in the Class LR Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.


   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS


                                                   % OF
                                                  INITIAL    NUMBER OF
                                                   POOL      MORTGAGE
TYPE OF LOAN                                      BALANCE      LOANS
----------------------------------------------  ---------  -----------
ARD Loans .....................................     96%         108
Fully Amortizing Loans (other than ARD Loans)        2%           6
Balloon Mortgage Loans ........................      1%           9



   Prepayment Provisions. All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") from the date of origination ranging from approximately 80 months to 239 months. The weighted average Lock-out Period from the date of origination for the Mortgage Loans is approximately 138 months and the weighted average remaining Lock-out Period from the Cut-off Date is approximately 138 months. None of the Mortgage Loans require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans on or after the expiration of the related Lock-out Period. The Lock-out Periods for the ARD Loans all expire on or about three or six months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the Balloon and fully amortizing Mortgage Loans (other than ARD Loans) all expire no earlier than the last three or six months prior to their respective maturities. Certain of the prepayment terms of each of the Mortgage Loans are more particularly described in Annex A.


                         OVERVIEW OF LOCK-OUT PERIODS


Minimum Lock-out Period at Origination .........     80 months
Minimum Remaining Lock-out Period...............     75 months
Maximum Remaining Lock-out Period...............    240 months
Weighted Average Remaining Lock-out Period  ....    138 months

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                    % OF        NUMBER OF
                                                                INITIAL POOL    MORTGAGE
TYPE OF LOAN                                                      BALANCE         LOANS
------------------------------------------------------------  --------------  -----------
Lock-out Period Ending on/close to Anticipated Repayment
 Date........................................................        96%           108
Lock-out Period Ending on/close to Maturity Date ............         4             15
                                                                    100%




   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the mortgagee may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot apply such funds to such a prepayment unless the Special Servicer has first received the consent of the Servicer (if the Special Servicer is not the Servicer) or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 business days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers for their proscribed use.

   A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest, Prepayment Charges and Prepayments" herein.

   Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), proceeded that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% (generally) of the Allocated Loan Amount of the related Mortgaged Property or Properties sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations."


   Escrows. All of the Mortgage Loans, other than the Englar Plaza Shopping Center Loan, the Kmart Distribution Center Loan and the Northridge Shopping Center Loan, provide for monthly escrows to cover property taxes. All of the Mortgage Loans provide for monthly escrows to cover insurance premiums on the Mortgaged Properties (except in cases where six months to one year of insurance premiums are escrowed). Certain of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Thirteen of the Mortgage Loans, which represent approximately 8% of the Initial Pool Balance (which includes all Mortgage Loans other than Mobile Home Loans and the Kmart Distribution Center Loan) also require monthly escrows to cover ongoing replacements and capital repairs.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. The Mortgage Loans generally provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and Special Servicer as provided in the Pooling and Servicing Agreement and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" herein. See "Risk Factors --The Mortgage Loans -- Exercise of Remedies." The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with Cut-off Date Principal Balances in excess of $21,000,000 and certain other Mortgage Loans, where an affiliate of the borrower manages the related Mortgaged Property or Properties provides that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Twenty of the Mortgage Loans (the "Pool Loans") with Cut-off Date Principal Balances ranging from $3,800,000 million to $69,957,549 million and comprising 41% of the Mortgage Pool by Cut-off Date Principal Balance are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Notes). See "Risk Factors and Other Special Considerations -- Limitations on Enforceability of Cross-Collateralization" and "Loan Characteristics" on Annex A.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to Pool Loans, the full insurable value of the Mortgaged Property) and (iii) such amount that the insurer would not deem the borrower a co-insurer, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Mobile Home Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.


   The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

ADDITIONAL MORTGAGE LOAN INFORMATION


GENERAL CHARACTERISTICS (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)
Initial Pool Balance (1) ........................................................ $1,444,542,505
Number of Mortgage Loans ........................................................ 123
Number of Mortgaged Properties .................................................. 255
Average Mortgage Loan Balance ................................................... $11,744,248
Weighted Average Mortgage Rate .................................................. 8.66%
Range of Mortgage Rates ......................................................... 7.575%-10.1%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date ................................................................. 141 Months
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  80-241 Months
Weighted Average Original Amortization Term (2) ................................. 314
Range of Original Amortization .................................................. 156-360
Weighted Average DSCR (3) ....................................................... 1.42
Range of DSCR (3) ............................................................... 1.21-2.20
Weighted Average LTV (4) ........................................................ 67%
Range of LTV .................................................................... 34%-85%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (5)  .. 51%
Percentage of Initial Pool Balance made up of:
 ARD Loans ...................................................................... 96%
 Fully Amortizing Loans (other than ARD Loans) .................................. 2%
  Balloon Loans ................................................................. 1%
Delinquent as of Cut-off Date ................................................... 0%



------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.
(3) DSCR for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as defined below).
(4) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.
(5) "LTV at Earlier of Anticipated Repayment Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.


   The following tables and Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by Bloomfield or the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables and Annex A:


   (1) "Net Cash Flow" is as defined under "--The Mortgage Loan Program -- Underwriting Standards."

   (2) "Underwritten NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions.

   (3) "1994 NOI", "1995 NOI" and "1996 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1994 NOI, 1995 NOI and 1996 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1994 NOI, 1995 NOI and 1996 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1994 NOI, 1995 NOI and 1996 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.


   For purposes of determining 1996 NOI as set forth on Annex A:

   "YE" means for the twelve-month period ended December 31, 1996;

   "YTD" means for the period commencing on January 1, 1996 and ending on date indicated;


   "Ann." means an annualized NOI calculated for the period indicated; and


   "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.


   (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.


   (5) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (6) "Cut-off Date Principal Balance" means the principal balance per unit of measure as of the Cut-off Date.

   (7) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on May 11, 1997 on the related Mortgage Loan.


   (8) "DSCR" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgaged Property. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--The Mortgage Loan Program -- Underwriting Standards; Representations."


   (9) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

   (10) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and Excess Cash Flow is retained pursuant to the related Lock-box Agreements to application to payment of principal and Excess Interest.

   (11) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.


   (12) "Remaining Lock-out" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

   (13) "Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan. No MAI appraisals were obtained with respect to the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in its underwriting in determining the approximate value of those properties.

   (14) "Maturity Date/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated
  Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   (15) "Amortization" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

   (16) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (17) "Unit" and "Unit of Measure" mean the number of units in the respective Mortgaged Property.

   (18) "Occupancy" means the percentage of gross leaseable area, rooms, units, beds or sites of the property that is leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (19) "Underwritten Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (20) "Anchor" means, with respect to the Retail Properties, the largest, second and third largest tenants, if any.

   (21) "Major Tenants" mean the largest tenants for office, industrial and unanchored retail properties.

   (22) "Major Tenant Percentage of Square Feet" means the square feet leased to a Major Tenant as a percentage of the total square feet of the Mortgaged of Property.

   (23) "Major Tenant Lease Expiration Date" means the year in which a Major Tenant's lease is scheduled to expire.

   (24) "Franchise" means the regional or national franchise affiliation of a Hotel Property.

   (25) "Audit/Agreed Upon Procedures/Review" indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of the Mortgage Loan Seller or the borrower. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

   (26) "Identified Deferred Maintenance" is the estimated amount of deferred maintenance in the respective Mortgaged Property's structural engineering report.

   (27) "Reserve for Deferred Maintenance" is the actual dollars escrowed at the loan origination for deferred maintenance repairs.

   (28) "Actual On-going Capital Reserves" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

   (29) "GLA" means the square footage of the gross leaseable area of each Mortgaged Property.

   Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.


   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading "Mortgage Rate" with an asterisk. The borrowers under the Mortgage Loans having a capital letter under the column "Asset #" on Annex A are related to borrowers under the Mortgage Loans with the same letter designation, but such Mortgage Loans are not cross-collateralized with each other.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Pool Loans, are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 5% of the entire pool of Mortgage Loans. See "--Changes in Mortgage Pool Characteristics" herein.

   On the following tables, the "Remaining Anticipated Term" and the "Remaining Lockout" are calculated from the Cut-off Date. Because certain of the Mortgage Loans have first due dates on which principal and interest is due subsequent to the Cut-off Date, the Remaining Anticipated Term and the "Remaining Lockout" with respect to each such Mortgage Loan is longer than the Anticipated Term and the Lockout. Remaining Anticipated Term indicates the actual number of periods from the Cut-off Date until the earlier of the maturity date or Anticipated Repayment Date and Remaining Lockout indicates the actual number of periods from the Cut-off Date until the expiration of the Lockout period.

                                  MORTGAGE NOTES



                                                                                              CUT-OFF
                                                                                               DATE        MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME             NOTE    BALANCE      PAYMENT
------  --------------------------------  -----------------------------------------  ----  -----------  -----------
    1   Kendall Square                    Old Kendall Property LLC                          $69,598,691  $535,191.92
    2   Saracen                           Wells Ave. Senior Holdings LLC                     68,923,230   507,982.11
    3   International Plaza               International Plaza L.P.                     A     64,650,000   506,294.87
    3   International Plaza               International Plaza L.P.                     B      1,100,000    13,756.37
    4   K-Mart Distribution Center        Brentwood Holding Corp.                            62,250,000   520,908.57
    5   Burnham Pacific                   BPP/Puente Hills, LP                         A     33,100,000   255,054.69
    5   Burnham Pacific                   BPP/Valley Central. LP                       B     25,400,000   195,721.73
    6   Hudson Hotels                     HH Properties-I, Inc.                              55,854,069   477,257.43
    7   Marina Harbour Apts.              Marina Pacific Assoc.                              50,586,851   434,553.48
    8   Sunwest                           Sunwest N.C. Trust                           A     46,707,370   374,331.67
    8   Sunwest                           Sunwest N.C. Trust                           B      3,792,630    29,593.20
    9   Westin--Indianapolis              Westin Indianapolis, LLC                           41,700,000   356,075.92
   10   Security Square Mall              MDC Investment Property LLC                        36,000,000   291,998.46
   11   Two Gateway Center                Townsend Gateway LP                                34,423,045   273,746.58
   12   Uniprop                           Uniprop M.H.C. Income Fund I,L.P.                  33,500,000   251,438.84
   13   Montague Park Tech Center         Montague LLC                                       32,964,627   255,849.29
   14   Jacobs Mall                       J.A. Rand LLC                                A     19,200,000   148,857.77
   14   Jacobs Mall                       J.A. Conestoga LLC                           B     12,500,000    99,590.06
   15   M & H                             M & H Realty Partners L.P.                         28,701,826   202,502.73
   16   Nassau Park II                    Hendon Princeton Assoc. No. 3 L.P.                 28,000,000   210,590.91
   17   Prime Retail II                   Prime Retail, L. P.                                27,000,000   214,688.86
   18   Lakeside Village                  Friedkin/Lakes Village Assoc.                      24,971,982   182,309.59
   19   Asian Gardens Mall                Asian Garden Limited, LP                           24,326,512   204,955.35
   20   Northwood Centre                  Mark Northwood Assoc., L.P.                        23,000,000   193,330.26
   21   South Dekalb Mall                 CV NACC Dekalb, L.L.C.                             21,798,649   178,117.95
   22   Ambassador Apartments II          Ambassador XI, L.P.                                21,500,000   158,960.07
   23   Century Square Mall               Terra Century Assoc., L.P.                         21,000,000   170,483.95
   24   Holladay                          Holladay Midwest/Mishawaka                         20,270,000   167,751.65
   25   Knollwood Village Apartments      Knollwood Village Assoc LP                         19,940,533   156,056.26
   26   Tuscon Place                      Artus Inc. I LLC                                   17,325,000   132,723.44
   27   2 St. Marks/Greystone             2 St.Marks LP                                      15,371,078   115,928.91
   28   Holiday Inn--Alexandria           Gadsby Lodging Assoc. LP                           14,875,834   148,503.33
   29   Hamilton Park Health Care Center  First Connecticut Holding Group, L.L.C. II         14,636,056   135,109.15
   30   Burlington Square                 Burlington Executive Center Assoc. I               14,642,002   110,475.16
   31   Alzina Office Building            Alzina Building, LLC                               14,019,336   124,931.71
   32   Danvers Crossing Shopping Center  DanCross Assoc. LP                                 13,627,151   109,381.72
   33   Residence Inn-Herndon             Herndon Lodge GP                                   13,481,513   115,611.56
   34   Del Mar                           Del Mar Village L.P.                               12,482,642    98,650.18
   35   The Plaza Burr Corners I & II     Burr Plaza I L.P.                                  12,278,439    99,664.32
   36   Holiday Inn New Orleans           Mikins Corporation                                 11,909,688   113,096.92
   37   Tramz                             Tramz New York, Ltd. L.P.                          11,599,902   107,757.82
   38   Shadyside Gardens Apartment       Shadyside Assoc. L.P.                              10,500,000    82,787.26
   39   Radisson Inn--Columbus            Columbus Hawaii L.P.                                9,665,000    87,935.46
   40   Hood Commons                      Preferred Merchant Hood LLC                         9,025,000    67,358.20
   41   30 Broad Street                   30 Broad Assoc., LP                                 9,000,000    74,605.37
   42   Cleveland Industrial Portfolio    Legacy Property Investments VI, Ltd.                8,665,157    92,224.11
   43   Sehome Village                    Bellingham Marketplace Assoc., LP                   8,300,000    63,525.94

                                                            65

                                                                                              CUT-OFF
                                                                                               DATE        MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME             NOTE    BALANCE      PAYMENT
------  --------------------------------  -----------------------------------------  ----  -----------  -----------
   44   Festival at Moreno Valley         Moreno Valley Fest. Ltd                           $ 8,065,000  $ 70,245.38
   45   Madison House                     HJM--Madison Health Care Center, LLC                6,725,941    61,147.07
   46   Decker Building                   Decker Assoc. LLC                                   6,500,000    50,988.91
   47   EconoLodge Portfolio              Lark Investment Co. Inc. LLC                 A      2,120,000    19,983.21
   47   EconoLodge Portfolio              Fredricksburg Inn LC                         B      1,575,000    14,846.02
   47   EconoLodge Portfolio              Wytheville Assoc. LC                         C        998,111     9,408.24
   47   EconoLodge Portfolio              Country Roads Assoc. LC                      D        608,018     5,731.20
   47   EconoLodge Portfolio              Chesapeake Assoc. LC                         E        525,483     4,953.22
   47   EconoLodge Portfolio              Sunrise West Assoc. LC                       F        476,388     4,490.45
   48   Residence Inn-Livermore                                                               6,060,000    50,192.99
   49   140 Allen                         SJP Allen Road, L.L.C.                              5,991,620    50,146.51
   50   Keegan's Willow                   To-be-formed                                        6,000,000    45,795.06
   51   Brookside Commons Apartments      Brookside Commons LP                                5,900,000    48,426.33
   52   Lincoln Park Center               Lincoln Park Plaza Assoc. LP                        5,892,333    48,452.36
   53   Magnolia-Western Investments, LP  Magnolia-Western Investments, LP                    5,781,465    57,844.78
   54   Buena/Leisure Nursing             MEK Assoc. LLC, a CA LLC                            5,609,541    54,607.09
   55   Englar Shopping Center            Englar Center L.P.                                  5,523,398    45,656.17
   56   Totem Square Shopping Center      Totem Square Partners                               5,425,000    44,343.58
   57   Equitable of Iowa Building        EIB Acquisition, LLC                                5,169,401    50,538.09
   58   Inn at Manchester                 Inn at Manchester, Inc.                             5,090,239    48,039.36
   59   Outlets Limited Mall              Venture Outlet Mall LLC                             4,959,958    43,644.66
   60   Warwick Commons                   399 Bald Hill Rd Prtnrs                             5,000,000    40,632.67
   61   Alden Terrace Investments LP      Alden Terrace Investments, LP                       4,731,830    47,342.96
   62   6000 Metro Drive                  6000 Metro LLC                                      4,707,742    39,234.34
   63   Country Hearth Inn--Orlando       Heritage Inn Assoc., LP                             4,574,045    43,028.34
   64   Longwood Manor Investments LP     Longwood Manor Investments LP                       4,563,370    45,657.48
   65   Tech Center 29                    Tech Center 29 LP                                   4,532,434    36,883.45
   66   Davol Square Jewelry Bldg.        Davol Square Jewelry Mart, LLC                      4,484,492    38,966.64
   67   Lincoln MHP                       Lincoln Park Assoc., LP                             4,144,091    32,263.51
   68   National Bank of California       Fairfax Centre L.L.C.                               4,119,395    32,983.13
   69   Best Western-Jacksonville         EDC Park Partnership                                4,092,178    38,754.43
   70   The Lab                           The Lab, LP                                         4,060,002    33,835.22
   71   Northridge Shopping Center        Minsyr-Oxbridge LLC                                 4,000,000    33,857.01
   72   Days Inn-Providence               Gano Holdings, LLC                                  3,955,000    37,124.44
   73   Plymouth Mall                     Plymouth Mall L.P.                                  3,941,797    32,770.40
   74   Residence Inn-Gainesville         Triple T Inns of Arizona, Inc.                      3,925,000    33,721.39
   75   Ramada Inn Bossier                Red River Lodging, Inc.                             3,788,821    36,494.76
   76   Sutton Place + South Livingston   Livingston Assoc.                            A      3,116,000    26,128.02
   76   Sutton Place + South Livingston   Livingston Assoc.                            B        684,000     5,735.42
   77   Old Town Square                   Progressive Old Town Sq. LLC                        3,742,129    30,906.86
   78   Anza Corporate Center             Bayco Investment Co.                                3,492,575    28,656.23
   79   Washington Square                 Washington Square Shopping Center, LP               3,463,909    29,671.95
   80   Winston Village                   Winston Perris, L.P.                                3,370,372    28,856.32
   81   Plaza Reyes Adobe Retail Center   The Canwood Street, GP                              3,350,000    28,067.21
   82   Comfort Inn--Castaic              Castaic Hotel Properties, Inc.                      2,994,486    26,818.18
   83   Pocono Green                      Pocono Green Plaza Assoc. LLC                       2,993,860    25,114.29
   84   Saunders Plaza                    JRSM Corporation                                    2,969,460    25,232.91
   85   Heritage Bank Building            Heritage Building, LLC                              2,917,946    24.621.44
   86   Arvada Plaza                      Arvada Plaza Retail LLC                             2,897,637    25,417.89

                                            66

                                                                                              CUT-OFF
                                                                                               DATE        MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME             NOTE    BALANCE      PAYMENT
------  --------------------------------  -----------------------------------------  ----  -----------  -----------
   87   Good Guys Plaza                   PRET Subsidiary, Inc.                             $ 2,850,000  $ 23,527.99
   88   Candlelite Apartments             Candlelite Apts., Ltd.                              2,789,524    23,077.12
   89   Topinkas Village Shopping Center  Arbela Assoc., Inc.                                 2,800,000    23,306.06
   90   Village Park MHP                  Essex Village Park, L.P.                            2,797,014    21,867.82
   91   Woodland Park Investments Co.     Woodland Park Investment Co., LLC                   2,703,333    27,047.42
   92   View Park Convalescent Center     View Park Investments LP                            2,666,452    26,678.41
   93   Key RV Park                       Marathon Assoc., Ltd.                               2,494,904    20,979.91
   94   Ramada Inn--Nashville             Umi Management Inc.                                 2,295,601    21,679.90
   95   Barstow Plaza                     Theme Family Limited Partneship A                   2,216,600    18,035.22
   96   Aspen Care Center                 Aspen Properties, L.C.                              2,195,603    19,779.82
   97   Senate/Virginian Apartments       Senate & Virginian Apts, L.C.                       2,193,798    18,057.28
   98   One Ethel Road                    One Ethel Road Associate, L.P.                      2,172,731    17,578.85
   99   American Plaza Shopping Center    American Plaza LLC                                  2,145,565    17,910.40
  100   Diamond Inn                       Diamond Inc. Motel, LC                              2,096,068    20,265.45
  101   Hocking Mall Shopping Center      Chieftian Assoc., Inc. a NY Corp.                   1,959,209    17,028.02
  102   Kessler Garden Apartments         K.G. L. P.                                          1,947,258    16,164.50
  103   Chateau Apartments                Chateau LLC                                         1,939,000    16,007.29
  104   Knights Inn-Maumee                Tulsi Corporation                                   1,921,318    18,145.13
  105   Tiffany Bay Apartments            Tiffany Bay Investors, L.P.                         1,898,835    14,528.64
  106   Airport Commerce Center           Sherwood Partners, LP                               1,870,000    16,014.34
  107   Bakerview MHP                     Bakerview Mobile Estates Inc.                       1,792,220    15,452.15
  108   Slauson Apts.                     SKG Slauson                                         1,772,762    13,827.65
  109   El Camino Apts.                   McAllen Camino Real Apts., Ltd.                     1,771,548    13,260,19
  110   Park Isle Club Apartments         Park Isle Assoc.                                    1,693,967    14,382.93
  111   Planet Pacific Building           Puerta Real Partners                                1,696,221    13,517.45
  112   Butler Place Apartments           Butler Place Assoc.                                 1,538,000    12,540.24
  113   Cedar Springs MHP                 Cedar Springs Assoc. LLC                            1,500,000    11,997.65
  114   Emory Arms Apartments             Emory Arms Venture, LLP                             1,493,209    12,587.95
  115   Fairdale Apartments               Fairdale Apartments, Ltd.                           1,493,949    11,897.00
  116   Holiday Inn Express-East Haven    Frontage Road Company, LLC                          1,500,000    13,708.85
  117   Holiday Inn--Bennettsville        Marlboro Lodgings Corp.                             1,430,000    13,357.50
  118   Michigan Trailer Park             Osborn Investors, L.P.                              1,382,553    11,698.84
  119   Hidden Meadow                     Hid-Med Ltd.                                        1,344,554    10,707.30
  120   Econolodge Arizona                Lake Powell Holdings, Inc.                          1,200,000    11,492.94
  121   Holiday Inn--S. Kingston          South Kingstown Hotel Assoc. LLC                    1,200,000    11,029.32
  122   North Acres Mobile Home Park      Burton DeYoung                                      1,010,529     8,067.22
  123   Trainer Hill MHP                  Union Investment Group Ltd.                           996,895     9,275.65

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
    1    01/11/27  8.485%*      117         118          360
    2    02/11/27  8.035% *     118         119          360
    3    03/11/27  8.700% *     115         120          360
    3    03/11/27  8.700% *     115         120          120
    4    04/11/22  8.965% *     240         241          300
    5    03/11/22  7.981% *      80          84          300
    5    03/11/22  7.981% *      80          84          300
    6    12/11/21  9.190% *     140         141          300
    7    10/11/16  8.250% *     191         192          240
    8    03/11/27  8.660% *     179         180          325
    8    03/11/27  8.660% *     179         180          360
    9    03/11/22  9.214% *     143         144          300
   10    04/11/27  9.090% *     180         181          360
   11    01/11/22  8.325% *     117         118          299
   12    04/11/27  8.240% *     120         121          360
   13    02/11/27  8.590% *     115         119          360
   14    03/11/27  8.590% *     143         144          360
   14    03/11/27  8.890% *     143         144          360
   15    01/11/27  7.575% *     114         118          360
   16    03/11/27  8.262% *     119         120          360
   17    03/11/22  8.350% *     119         123          300
   18    02/11/27  7.935% *     118         119          360
   19    04/11/22  9.050% *     177         178          303
   20    03/11/22  9.020% *     119         120          300
   21    01/11/22  8.650% *     117         118          300
   22    03/11/27  8.080% *     119         120          360
   23    04/11/27  9.100% *     180         181          360
   24    03/11/22  8.830% *     116         120          300
   25    10/11/26  8.660%       111         115          360
   26    03/11/27  8.460% *     142         144          360
   27    02/11/27  8.280% *     115         119          360
   28    12/11/11  8.590% *     173         177          180
   29    12/11/16  9.300% *     173         177          240
   30    01/11/27  8.280% *     138         142          360
   31    01/11/17  8.820% *      75          82          240
   32    11/11/23  8.670% *     112         116          324
   33    02/11/22  9.250% *     175         179          300
   34    01/11/27  8.785% *     114         118          360
   35    01/11/22  8.570% *     114         118          300
   36    10/11/16  9.670% *     171         175          240
   37    12/11/16  9.390% *     173         177          240
   38    03/11/22  8.250% *     113         120          300
   39    04/11/19  9.580% *     114         121          264
   40    04/11/27  8.180% *     117         121          360
   41    04/11/22  8.850%       117         121          300
   42    02/11/22  8.480%*      151         155          156
   43    04/11/27  8.450% *     114         121          360

                 65

                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
   44    04/11/17  8.550%*      177         181          240
   45    10/11/21  9.960%*      171         175          300
   46    03/11/22  8.190        116         120          300
   47    03/11/22  9.660%*      176         180          240
   47    03/11/22  9.660%*      176         180          240
   47    03/11/22  9.660%*      176         180          240
   47    03/11/22  9.660%*      176         180          240
   47    03/11/22  9.660%*      176         180          240
   47    03/11/22  9.660%*      176         180          240
   48    04/11/22  8.840%*      177         181          300
   49    02/11/22  8.950%*      175         179          300
   50    04/11/27  8.420%*      117         121          360
   51    03/11/22  8.730%*      113         120          300
   52    01/11/27  9.230%*      174         178          360
   53    02/11/12  8.714%*      178         179          180
   54    02/11/17  10.100%*     175         179          240
   55    01/11/22  8.790%*      114         118          300
   56    03/11/22  8.680%       116         120          300
   57    01/11/12  8.280%*       78          82          180
   58    02/11/17  9.650%*      175         179          240
   59    10/11/16  8.580%*      171         175          240
   60    04/11/22  8.610%*      177         181          300
   61    02/11/12  8.714%*      178         179          180
   62    01/11/22  8.890%*      114         118          300
   63    11/11/16  9.550%*      172         176          240
   64    02/11/12  8.714%*      178         179          180
   65    11/11/21  8.580%*       76          80          300
   66    01/11/17  8.470%*      111         118          240
   67    01/11/27  8.620%*       78          82          360
   68    01/11/27  8.930%*      114         118          360
   69    02/11/17  9.700%*      175         179          240
   70    11/11/21  8.870%*      112         116          300
   71    04/11/17  8.160%*      174         181          240
   72    03/11/17  9.600%*      173         180          240
   73    01/11/22  8.860%*      114         118          300
   74    03/11/22  9.290%*      176         180          300
   75    01/11/17  9.930%*      174         178          240
   76    03/11/22  8.990%*      116         120          300
   76    03/11/22  8.990%*      116         120          300
   77    01/11/07  8.780%*      114         118          300
   78    01/11/22  8.700%*      111         118          300
   79    11/11/21  9.210%*      112         116          300
   80    02/11/22  9.230%*      112         119          300
   81    03/11/22  8.980%*      113         120          300
   82    01/11/22  9.790%*      174         178          300
   83    01/11/22  8.970%*      114         118          300
   84    11/11/21  9.110%*      112         116          300
   85    02/11/22  9.050%*      115         119          300
   86    02/11/22  9.540%       115         119          300

                                       66

                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
   87    03/11/22  8.800%*      113         120          300
   88    11/11/21  8.780%       172         176          300
   89    04/11/22  8.900%*       81          85          300
   90    02/01/27  8.670%*      115         119          360
   91    02/11/12  8.714%*      178         179          180
   92    02/11/12  8.714%*      178         179          180
   93    01/11/22  9.000%*      114         118          300
   94    02/11/17  9.660%*      172         179          240
   95    12/11/21  8.590%*      113         117          300
   96    02/11/17  8.990%*      115         119          240
   97    12/11/21  8.730%       113         117          300
   98    02/11/27  9.050%*      112         119          360
   99    01/11/07  8.910%*      114         118          300
  100    02/11/17 10.000%*      175         179          240
  101    01/11/22  9.410%*      114         118          300
  102    02/11/07  8.850%*      115         119          300
  103    03/11/07  8.800%*      113         120          300
  104    02/11/17  9.660%*      175         179          240
  105    02/11/27  8.440%       115         119          360
  106    03/11/22  9.250%*      173         180          300
  107    10/11/06  9.280%       111         115          300
  108    11/11/26  8.630%       112         116          360
  109    12/11/26  8.190%*      113         117          360
  110    11/11/21  9.100%       112         116          300
  111    01/11/22  8.350%*      111         118          300
  112    03/11/22  8.650%*      116         120          300
  113    03/11/07  8.420%*      116         120          300
  114    10/11/06  9.000%       111         115          300
  115    11/11/06  8.320%       112         116          300
  116    03/11/17  9.220%*      113         120          240
  117    03/11/17  9.530%*      176         180          240
  118    01/11/22  9.080%       114         118          300
  119    11/11/06  8.320%       112         116          300
  120    03/11/17  9.890%*      173         180          240
  121    03/11/17  9.300%*      173         180          240
  122    02/11/22  8.380%*      115         119          300
  123    01/11/17  9.430%*      174         178          240

                    RANGE OF DEBT SERVICE COVERAGE RATIOS


                                            PERCENT BY
    CUT-OFF       NUMBER                    AGGREGATE
   DATE DEBT        OF                       CUT-OFF      WEIGHTED
    SERVICE       LOANS/    CUT-OFF DATE       DATE       AVERAGE
    COVERAGE       LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
     RATIO        POOLS       BALANCE        BALANCE        RATE
--------------  --------  --------------  ------------  ----------
1.2-1.29.......     29     $  339,428,348      23.5%       8.761%
1.3-1.39.......     32        457,144,101      31.6        8.608
1.4-1.49.......     25        308,993,612      21.4        8.658
1.5-1.59.......     11        135,377,084       9.4        9.028
1.6-1.69.......     11         89,451,335       6.2        8.445
1.7-1.79.......      6         60,068,858       4.2        8.462
1.8-1.89.......      3          9,196,733       0.6        8.848
1.9-1.99.......      2         33,661,784       2.3        7.723
2.0-2.09.......      3         10,020,652       0.7        9.130
2.1-2.2........      1          1,200,000       0.1        9.300
                --------  --------------  ------------  ----------
 Total/Weighted
  Average......    123     $1,444,542,505       100%       8.663%
                ========  ==============  ============  ==========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


    CUT-OFF
   DATE DEBT      WEIGHTED       WEIGHTED
    SERVICE        AVERAGE       AVERAGE       WEIGHTED    WEIGHTED
    COVERAGE      REMAINING    AMORTIZATION    AVERAGE     AVERAGE
     RATIO          TERM           TERM          DSCR        LTV
--------------  -----------  --------------  ----------  ----------
1.2-1.29.......      164           332           1.26         75%
1.3-1.39.......      133           325           1.35         69
1.4-1.49.......      136           314           1.44         64
1.5-1.59.......      140           284           1.52         62
1.6-1.69.......      111           288           1.68         57
1.7-1.79.......      140           253           1.75         60
1.8-1.89.......      169           212           1.82         58
1.9-1.99.......      126           342           1.92         48
2.0-2.09.......      170           221           2.05         56
2.1-2.2........      180           240           2.20         34
                -----------  --------------  ----------  ----------
 Total/Weighted
  Average......      141           314           1.42         67%
                ===========  ==============  ==========  ==========


                        RANGE OF LOAN-TO-VALUE RATIOS


                                            PERCENT BY
                  NUMBER                    AGGREGATE
                    OF                       CUT-OFF      WEIGHTED
                  LOANS/    CUT-OFF DATE       DATE       AVERAGE
    LOAN TO        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
  VALUE RATIO     POOLS       BALANCE        BALANCE        RATE
--------------  --------  --------------  ------------  ----------
30%-34.9%......      1     $    1,200,000       0.1%       9.300%
35%-39.9%......      1          2,703,333       0.2        8.714
45%-49.9%......      7         57,031,567       3.9        8.053
50%-54.5%......      8         38,794,620       2.7        9.106
55%-59.9%......     15        164,729,764      11.4        8.275
60%-64.9%......     26        374,259,038      25.9        8.793
65%-69.9%......     18        184,262,355      12.8        8.898
70%-74.9%......     35        395,037,998      27.3        8.556
75%-79.9%......     10        113,773,830       7.9        8.768
80%-85%........      2        112,750,000       7.8        8.828
                --------  --------------  ------------  ----------
 Total/Weighted
  Average .....    123     $1,444,542,505       100%       8.663%
                ========  ==============  ============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                  WEIGHTED       WEIGHTED
                   AVERAGE       AVERAGE                             WEIGHTED    WEIGHTED
    LOAN TO       REMAINING    AMORTIZATION    MINIMUM    MAXIMUM    AVERAGE     AVERAGE
  VALUE RATIO       TERM           TERM         DSCR       DSCR        DSCR        LTV
--------------  -----------  --------------  ---------  ---------  ----------  ----------
30%-34.9%......      180           240          2.20       2.20        2.20         34%
35%-39.9%......      179           180          1.69       1.69        1.69         36
45%-49.9%......      143           288          1.65       2.05        1.86         48
50%-54.5%......      149           282          1.25       1.71        1.47         53
55%-59.9%......      117           309          1.26       2.05        1.58         57
60%-64.9%......      129           320          1.27       1.82        1.44         63
65%-69.9%......      147           292          1.23       1.68        1.38         67
70%-74.9%......      137           318          1.21       1.71        1.36         72
75%-79.9%......      140           352          1.24       1.41        1.30         77
80%-85%........      214           312          1.24       1.28        1.26         83
                -----------  --------------  ---------  ---------  ----------  ----------
 Total/Weighted
  Average .....      141           314          1.21       2.20        1.42         67%
                ===========  ==============  =========  =========  ==========  ==========


RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                 MATURITY


                                             PERCENT BY
                   NUMBER                    AGGREGATE
                     OF                       CUT-OFF      WEIGHTED
                   LOANS/    CUT-OFF DATE       DATE       AVERAGE
     LOAN TO        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
  VALUE RATIO      POOLS       BALANCE        BALANCE        RATE
---------------  --------  --------------  ------------  ----------
0% to 29.9%.....     19      $135,240,583        9.4%       8.694%
30% to 34.9% ...      7        40,914,332        2.8        9.359
35% to 39.9% ...      6        89,384,309        6.2        9.107
40% to 44.9% ...      7        56,223,907        3.9        8.340
45% to 49.9% ...     15       166,087,657       11.5        9.102
50% to 54.9% ...     19       274,509,694       19.0        8.353

                                             PERCENT BY
                   NUMBER                    AGGREGATE
                     OF                       CUT-OFF      WEIGHTED
                   LOANS/    CUT-OFF DATE       DATE       AVERAGE
     LOAN TO        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
  VALUE RATIO      POOLS       BALANCE        BALANCE        RATE
---------------  --------  --------------  ------------  ----------
55% to 59.9% ...     18        286,144,292      19.8        8.654
60% to 64.9% ...     20        259,382,492      18.0        8.683
65% to 69.9% ...      7         96,416,378       6.7        8.186
70% to 75%......      5         40,238,864       2.8        8.683
                 --------  --------------  ------------  ----------
 Total/Weighted
  Average.......    123     $1,444,542,505       100%       8.663%
                 ========  ==============  ============  ==========



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                   WEIGHTED       WEIGHTED
                    AVERAGE       AVERAGE                             WEIGHTED    WEIGHTED
     LOAN TO       REMAINING    AMORTIZATION    MINIMUM    MAXMIUM    AVERAGE     AVERAGE
  VALUE RATIO        TERM           TERM         DSCR       DSCR        DSCR        LTV
---------------  -----------  --------------  ---------  ---------  ----------  ----------
0% to 29.9%.....      182           219          1.34       2.20        1.57         62%
30% to 34.9% ...      177           240          1.27       1.82        1.49         66
35% to 39.9% ...      221           287          1.28       2.05        1.33         80
40% to 44.9% ...      132           331          1.38       1.91        1.74         52
45% to 49.9% ...      148           295          1.25       1.73        1.45         63
50% to 54.9% ...      114           315          1.26       1.73        1.51         61
55% to 59.9% ...      132           338          1.23       1.68        1.33         68
60% to 64.9% ...      135           341          1.21       1.41        1.33         73
65% to 69.9% ...      119           358          1.24       1.43        1.34         75
70% to 75%......      113           360          1.28       1.39        1.34         79
                 -----------  --------------  ---------  ---------  ----------  ----------
 Total/Weighted
  Average.......      141           314          1.21       2.20        1.42         67%
                 ===========  ==============  =========  =========  ==========  ==========

                        MORTGAGED PROPERTIES BY STATE


                                           PERCENT BY
                                           AGGREGATE
                                            CUT-OFF      WEIGHTED
                           CUT-OFF DATE       DATE       AVERAGE
             NUMBER OF      PRINCIPAL      PRINCIPAL     MORTGAGE
   STATE     PROPERTIES      BALANCE        BALANCE        RATE
---------  ------------  --------------  ------------  ----------
CA .......       32       $  298,458,574      20.7%       8.390%
MA .......       11          166,791,073      11.5        8.296
NY .......       11          108,910,959       7.5        8.792
NJ .......        7           89,023,452       6.2        8.554
FL .......       10           78,512,016       5.4        8.892
NC .......       10           70,675,315       4.9        8.985
CO .......       13           67,445,111       4.7        8.631
IN .......       13           64,956,782       4.5        9.075
MD .......        5           61,263,575       4.2        8.866
TX .......       45           57,043,445       3.9        8.516
VA .......       10           44,327,735       3.1        9.043
MI .......        6           39,614,629       2.7        8.714
CT .......        5           31,494,619       2.2        9.102
GA .......        4           30,461,044       2.1        8.695
AZ .......        4           27,007,553       1.9        8.526
NE .......        5           22,250,308       1.5        8.726
OH .......       11           22,210,684       1.5        9.143
PA .......        2           21,996,895       1.5        9.115
WA .......        4           16,527,749       1.1        8.611
LA .......        2           15,698,510       1.1        9.733
RI .......        4           14,639,492       1.0        8.891
IL .......        1           14,019,336       1.0        8.820
ID .......        1           11,900,000       0.8        8.350
MN .......        1            9,086,484       0.6        8.240
NH .......        1            9,025,000       0.6        8.180
OR .......        1            8,000,000       0.6        8.350
SC .......        3            7,692,931       0.6        9.251
TN .......        4            6,388,380       0.4        9.108
UT .......        5            5,351,124       0.4        9.320
IA .......        1            5,169,401       0.4        8.280
MT .......        5            4,705,354       0.3        8.660
WI .......        1            4,144,091       0.3        8.620
OK .......        3            2,211,118       0.2        8.660
NV .......        1            2,193,798       0.2        8.730
MO .......        4            1,954,512       0.1        8.660
KS .......        4            1,321,212       0.1        8.660
AR .......        2              675,321       0.0        8.660
WV .......        1              608,018       0.0        9.660
WY .......        2              516,906       0.0        8.660
           ------------  --------------  ------------  ----------
 Total ...      255       $1,444,542,505       100%       8.663%
           ============  ==============  ============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


             WEIGHTED
              AVERAGE       WEIGHTED      WEIGHTED    WEIGHTED
             REMAINING      AVERAGE       AVERAGE     AVERAGE
   STATE       TERM       AMORTIZATION      DSCR        LTV
---------  -----------  --------------  ----------  ----------
CA .......      138           298           1.50         63%
MA .......      120           357           1.40         65
NY .......      128           329           1.38         62
NJ .......      133           310           1.49         68
FL .......      131           317           1.41         66
NC .......      185           313           1.37         73
CO .......      183           317           1.35         77
IN .......      138           300           1.39         63
MD .......      153           335           1.30         74
TX .......      154           339           1.31         76
VA .......      167           252           1.55         62
MI .......      124           348           1.40         73
CT .......      141           287           1.44         68
GA .......      129           290           1.51         67
AZ .......      139           336           1.34         69
NE .......      143           353           1.31         68
OH .......      139           223           1.53         68
PA .......      181           355           1.21         72
WA .......      120           330           1.29         70
LA .......      176           240           1.59         69
RI .......      161           260           1.52         64
IL .......       82           240           1.35         68
ID .......      123           300           1.51         61
MN .......      121           360           1.46         63
NH .......      121           360           1.35         74
OR .......      123           300           1.51         61
SC .......      148           289           1.48         64
TN .......      145           280           1.37         65
UT .......      155           257           1.59         64
IA .......       82           180           1.49         71
MT .......      180           328           1.24         80
WI .......       82           360           1.29         78
OK .......      180           328           1.24         80
NV .......      117           300           1.45         65
MO .......      180           328           1.24         80
KS .......      180           327           1.24         80
AR .......      180           328           1.24         80
WV .......      180           240           1.41         75
WY .......      180           328           1.24         80
           -----------  --------------  ----------  ----------
 Total ...      141           314           1.42         67%
           ===========  ==============  ==========  ==========

                             RANGE OF YEAR BUILT



                                                PERCENT BY
                                                AGGREGATE     WEIGHTED
                                CUT-OFF DATE     CUT-OFF      AVERAGE
    RANGE OF      NUMBER OF      PRINCIPAL      PRINCIPAL     MORTGAGE
   YEAR BUILT     PROPERTIES      BALANCE        BALANCE        RATE
--------------  ------------  --------------  ------------  ----------
1900...........        3      $   31,369,164       2.2%       8.422%
1900-1909......        5          29,181,347       2.0        8.563
1910-1919......        4           6,538,320       0.5        8.415
1920-1929......        4          10,220,904       0.7        8.492
1930-1939......        4          41,043,891       2.8        8.565
1940-1949......        1           7,375,729       0.5        9.190
1950-1959......       13          30,840,317       2.1        8.933
1960-1969......       52         207,290,211      14.3        8.578
1970-1979......       74         344,595,505      23.9        8.651
1980-1989......       73         545,578,426      37.8        8.664
1990-1997......       22         190,508,692      13.2        8.802
                ------------  --------------  ------------  ----------
 Total/Wtd.
  Avg..........      255      $1,444,542,505       100%       8.663%
                ============  ==============  ============  ==========



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                   WEIGHTED
                    AVERAGE        WEIGHTED
                  ANTICIPATED      AVERAGED      WEIGHTED    WEIGHTED
    RANGE OF       REMAINING     AMORTIZATION    AVERAGE     AVERAGE
   YEAR BUILT        TERM            TERM          DSCR        LTV
--------------  -------------  --------------  ----------  ----------
1900...........       118            330           1.44         69%
1900-1909......       121            329           1.38         69
1910-1919......       128            296           1.36         72
1920-1929......       107            215           1.43         68
1930-1939......       121            334           1.44         66
1940-1949......       141            300           1.50         62
1950-1959......       129            319           1.35         72
1960-1969......       151            281           1.46         66
1970-1979......       138            316           1.44         68
1980-1989......       132            323           1.43         64
1990-1997......       175            317           1.33         74
                -------------  --------------  ----------  ----------
 Total/Wtd.
  Avg..........       141            314           1.42         67%
                =============  ==============  ==========  ==========

                  CUT-OFF DATE LOAN AMOUNT BY PROPERTY TYPE



                                                PERCENT BY
                                                AGGREGATE                          WEIGHTED  WEIGHTED
                                CUT-OFF DATE   CUT-OFF DATE              CUT-OFF   AVERAGE    AVERAGE
                   NUMBER OF     PRINCIPAL      PRINCIPAL      SUM OF    BALANCE/  MORTGAGE  REMAINING
  PROPERTY TYPE    PROPERTIES     BALANCE        BALANCE       UNITS       UNIT      RATE      TERM
                  ----------   --------------  ------------  ----------  --------  --------  ---------
ASSISTED LIVING         1      $    2,703,333       0.2%            250  $10,813    8.714%      179
HOTEL
Extended Stay ...       4          28,556,752       2.0             448   63,743    9.240       180
Full Service  ...      13         121,519,753       8.4           2,686   45,242    9.267       156
Ltd. Service  ...      27          61,435,256       4.3           2,896   21,214    9.395       154
                  ----------   --------------  ------------  ----------  --------  --------  ---------
 TOTAL HOTEL  ...      44         211,511,762      14.6           6,030   35,077    9.301       159
INDUSTRIAL
Industrial ......      11          17,603,838       1.2       1,625,413       11    8.668       136
Warehouse .......       3          62,766,319       4.3       2,909,811       22    8.961       240
                  ----------   --------------  ------------  ----------  --------  --------  ---------
 TOTAL INDUSTRIAL      14          80,370,157       5.6       4,535,224       18    8.897       217
MOBILE HOME PARK       12          49,618,205       3.4           3,190   15,554    8.427       118
MULTIFAMILY .....      23         179,021,849      12.4          24,469    7,316    8.304       140
                  ----------   --------------  ------------  ----------  --------  --------  ---------
NURSING..........      10          46,910,257       3.2           1,340   35,008    9.254       175
                  ----------   --------------  ------------  ----------  --------  --------  ---------
OFFICE
Office...........      29         307,324,369      21.3       4,262,199       72    8.483       118
R&D .............       1          32,964,627       2.3         417,532       79    8.590       119
                  ----------   --------------  ------------  ----------  --------  --------  ---------
 TOTAL OFFICE  ..      30         340,288,996      23.6       4,679,731       73    8.493       118
RETAIL
Retail Anchored        29         346,658,163      24.0       6,237,686       56    8.506       131
Retail Factory
 Outlet .........       3          27,000,000       1.9         358,082       75    8.350       123
Retail Mall......       2          46,125,161       3.2         439,902      105    8.861       150
Retail Office ...       1           3,742,129       0.3         102,607       36    8.780       118
Retail
 Unanchored .....      82          83,584,825       5.8       2,500,081       33    8.762       156
Retail Secondary
 Anchored .......       4          27,007,666       1.9         400,059       68    8.539       141
                  ----------   --------------  ------------  ----------  --------  --------  ---------
 TOTAL RETAIL  ..     121         534,117,945        37      10,038,417       53    8.572       136
  TOTAL/WTD.
 AVG. ...........     255      $1,444,542,505       100%                            8.663%      141
                  ==========   ==============  ============  ==========  ========  ========  =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                               WEIGHTED
                                                AVERAGE                           WEIGHTED
                                                  LTV                              AVERAGE
                                               AS OF THE               WEIGHTED    CUT-OFF   WEIGHTED
                     WEIGHTED                 ANTICIPATED   WEIGHTED    AVERAGE   PRINCIPAL  AVERAGE   WEIGHTED  WEIGHTED
                     AVERAGE     MIN   MAX     REPAYMENT     AVERAGE    NUMBER     BALANCE     YEAR    AVERAGE   AVERAGE
  PROPERTY TYPE    AMORTIZATION  DSCR  DSCR  DATE/MATURITY  OCCUPANCY  OF UNITS   PER UNIT    BUILT      DSCR      LTV
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
ASSISTED LIVING        180       1.69  1.69        1%           88%          250   10,813      1977      1.69       36%
HOTEL
EXTENDED STAY ...      289       1.45  1.47       44            81           129   66,748      1993      1.46       67
FULL SERVICE  ...      264       1.41  2.20       38            74           328   55,374      1992      1.51       61
LTD. SERVICE  ...      280       1.39  2.05       43            70           119   24,188      1992      1.54       62
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
 TOTAL HOTEL  ...      272       1.39  2.20       41            74           241   47,851      1992      1.51       62
INDUSTRIAL
INDUSTRIAL ......      233       1.31  1.49       30            95       177,832       16      1958      1.39       66
WAREHOUSE .......      299       1.28  1.49       39           100     1,401,607       22      1993      1.28       85
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
 TOTAL INDUSTRIAL      284       1.28  1.49       37            99     1,133,558       21      1985      1.30       81
MOBILE HOME PARK       348       1.29  2.05       57            95           403   16,829      1976      1.46       64
MULTIFAMILY .....      312       1.25  1.82       53            95           878   50,710      1986      1.38       73
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
NURSING..........      226       1.50  2.05       24            94           166   43,286      1983      1.68       65
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
OFFICE
OFFICE...........      335       1.25  1.73       55            96       296,752       95      1985      1.42       63
R&D .............      360       1.27  1.27       55           100       417,532       79      1990      1.27       61
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
 TOTAL OFFICE  ..      338       1.25  1.73       55            96       308,461       93      1987      1.41       63
RETAIL
RETAIL ANCHORED        334       1.21  1.91       57            94       318,144       66      1989      1.42       67
RETAIL FACTORY
 OUTLET .........      300       1.51  1.51       51            91       129,237       76      1992      1.51       61
RETAIL MALL......      302       1.31  1.41       54            97       214,025      146      1979      1.36       69
RETAIL OFFICE ...      300       1.28  1.28       52            93       102,607       36      1984      1.28       61
RETAIL
 UNANCHORED .....      313       1.24  1.65       58            95        45,621       50      1979      1.30       75
RETAIL SECONDARY
 ANCHORED .......      322       1.23  1.97       52            99        98,013      112      1991      1.44       64
                  ------------   ----  ----  -------------  ---------  ---------  ---------  --------  --------  --------
 TOTAL RETAIL  ..      326       1.21  1.97       57            95       244,314       73      1987      1.40       68
  TOTAL/WTD.
 AVG. ...........      314       1.21  2.20       51            92                             1987      1.42       67%
                  ============   ====  ====  =============  =========  =========  =========  ========  ========  ========

                    RANGE OF LOAN AMOUNTS OR LOAN BALANCES

                                                      PERCENT BY
                                                      AGGREGATE
                          NUMBER        CUT-OFF        CUT-OFF
                         OF LOANS/        DATE           DATE         WEIGHTED
   RANGE OF CUT-OFF        LOAN        PRINCIPAL      PRINCIPAL        AVERAGE
  DATE LOAN AMOUNTS        POOLS        BALANCE        BALANCE      MORTGAGE RATE
---------------------  -----------  --------------  ------------  ---------------
LESS THAN 1,000,000 ..        1      $      996,895       0.1%          9.430%
1,000,000-4,999,999 ..       64         179,344,858      12.4           8.964
5,000,000-9,999,999 ..       20         134,692,096       9.3           8.894
10,000,000-14,999,999        11         144,052,564      10.0           8.866
15,000,000-19,999,999         3          52,636,611       3.6           8.483
20,000,000-24,999,999         7         156,867,143      10.9           8.658
25,000,000-29,999,999         3          83,701,826       5.8           8.055
30,000,000-34,999,999         4         132,587,672       9.2           8.461
35,000,000-39,999,999         1          36,000,000       2.5           9.090
40,000,000-44,999,999         1          41,700,000       2.9           9.214
50,000,000-54,999,999         2         101,086,851       7.0           8.455
55,000,000-59,999,999         2         114,354,069       7.9           8.572
60,000,000-64,999,999         1          62,250,000       4.3           8.965
65,000,000-69,999,999         3         204,271,921      14.1           8.402
                       -----------  --------------  ------------  ---------------
 TOTAL/WTD. AVG.  ....      123      $1,444,542,505       100%          8.663%
                       ===========  ==============  ============  ===============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          WEIGHTED
                           AVERAGE        WEIGHTED
                         ANTICIPATED      AVERAGE       WEIGHTED    WEIGHTED
   RANGE OF CUT-OFF       REMAINING     AMORTIZATION    AVERAGE     AVERAGE
  DATE LOAN AMOUNTS         TERM            TERM          DSCR        LTV
---------------------  -------------  --------------  ----------  ----------
LESS THAN 1,000,000 ..       178            240           1.34         59%
1,000,000-4,999,999 ..       138            282           1.49         63
5,000,000-9,999,999 ..       145            280           1.45         67
10,000,000-14,999,999        144            279           1.43         68
15,000,000-19,999,999        126            360           1.33         75
20,000,000-24,999,999        137            326           1.35         70
25,000,000-29,999,999        120            341           1.55         62
30,000,000-34,999,999        125            344           1.45         64
35,000,000-39,999,999        181            360           1.27         77
40,000,000-44,999,999        144            300           1.42         61
50,000,000-54,999,999        186            284           1.29         76
55,000,000-59,999,999        112            300           1.60         59
60,000,000-64,999,999        241            300           1.28         85
65,000,000-69,999,999        119            359           1.38         63
                       -------------  --------------  ----------  ----------
 TOTAL/WTD. AVG.  ....       141            314           1.42         67%
                       =============  ==============  ==========  ==========

                RANGE OF ANTICIPATED REMAINING TERM IN MONTHS

                                            PERCENT BY
                  NUMBER                    AGGREGATE      WEIGHTED
                    OF        CUT-OFF        CUT-OFF        AVERAGE
    RANGE OF      LOANS/        DATE           DATE       ANTICIPATED
  ANTICIPATED      LOAN      PRINCIPAL      PRINCIPAL      REMAINING
REMAINING TERM    POOLS       BALANCE        BALANCE         TERM
--------------  --------  --------------  ------------  -------------
80-89..........      6     $   89,165,263       6.2%           83
110-119........     46        445,239,639      30.8           118
120-129........     23        305,812,000      21.2           121
140-149........      5        161,221,071      11.2           143
150-159........      1          8,665,157       0.6           155
170-179........     26        171,094,524      11.8           178
180-189........     14        150,508,000      10.4           181
190-199........      1         50,586,851       3.5           192
240-250........      1         62,250,000       4.3           241
                --------  --------------  ------------  -------------
 TOTAL/WTD.
  AVG..........    123     $1,444,542,505       100%          141
                          ==============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    WIEGHTED      WEIGHTED
    RANGE OF        AVERAGE       AVERAGE     WEIGHTED    WEIGHTED
  ANTICIPATED     AMORTIZATION    MORTGAGE    AVERAGE     AVERAGE
REMAINING TERM        TERM          RATE        DSCR        LTV
--------------  --------------  ----------  ----------  ----------
80-89..........       286          8.219%       1.58         61%
110-119........       338          8.424        1.44         66
120-129........       331          8.555        1.38         67
140-149........       324          8.940        1.40         65
150-159........       156          8.480        1.49         67
170-179........       252          9.236        1.55         62
180-189........       322          8.924        1.30         74
190-199........       240          8.250        1.34         72
240-250........       300          8.965        1.28         85
                --------------  ----------  ----------  ----------
 TOTAL/WTD.
  AVG..........       314          8.663%       1.42         67%
                ==============  ==========  ==========  ==========

                      RANGE OF REMAINING TERM IN MONTHS

                                            PERCENT BY
                  NUMBER                    AGGREGATE
                    OF        CUT-OFF        CUT-OFF       WTD. AVG.
                  LOANS/        DATE           DATE       ANTICIPATED
    RANGE OF       LOAN      PRINCIPAL      PRINCIPAL      REMAINING
REMAINING TERM    POOLS       BALANCE        BALANCE         TERM
--------------  --------  --------------  ------------  -------------
115-125........      9     $   17,397,885       1.2%          118
175-185........      7         40,491,685       2.8           166
235-245........     24        166,206,594      11.5           171
265-275........      1          9,665,000       0.7           121
295-305........     52        556,388,871      38.5           142
315-325........      1         13,627,151       0.9           116
355-365........     29        640,765,320      44.4           132
                          --------------  ------------  -------------
 TOTAL/WTD.
  AVG..........    123     $1,444,542,505       100%          141
                          ==============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              WEIGHTED    WEIGHTED
                                  WEIGHTED    AVERAGE     AVERAGE
                   WTD. AVG.      AVERAGE     CUT-OFF     CUT-OFF
    RANGE OF      AMORTIZATION    MORTGAGE      DATE        DATE
REMAINING TERM        TERM          RATE        DSCR        LTV
--------------  --------------  ----------  ----------  ----------
115-125........       300          8.770%       1.44         62%
175-185........       180          8.613        1.77         57
235-245........       240          8.961        1.47         66
265-275........       264          9.580        1.56         72
295-305........       297          8.799        1.45         66
315-325........       324          8.670        1.40         71
355-365........       357          8.453        1.36         69
                --------------  ----------  ----------  ----------
 TOTAL/WTD.
  AVG..........       314          8.663%       1.42         67%
                ==============  ==========  ==========  ==========

                        ANTICIPATED REPAYMENT BY YEAR

                                            PERCENT BY
                  NUMBER                    AGGREGATE
                    OF        CUT-OFF        CUT-OFF       WTD. AVG.
                  LOANS/        DATE           DATE       ANTICIPATED
                   LOAN      PRINCIPAL      PRINCIPAL      REMAINING
      YEAR        POOLS       BALANCE        BALANCE         TERM
--------------  --------  --------------  ------------  -------------
2003...........      1     $    4,532,434       0.3%           80
2004...........      5         84,632,829       5.9            83
2006...........     14         59,833,663       4.1           116
2007...........     55        691,217,976      47.9           119
2008...........      1         55,854,069       3.9           141
2009...........      4        105,367,002       7.3           144
2010...........      1          8,665,157       0.6           155
2011...........      8         72,070,948       5.0           176
2012...........     32        249,531,576      17.3           180
2013...........      1         50,586,851       3.5           192
2017...........      1         62,250,000       4.3           241
                          --------------  ------------  -------------
 TOTAL/WTD.
  AVG..........    123     $1,444,542,505       100%          141
                          ==============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              WEIGHTED    WEIGHTED
                                  WEIGHTED    AVERAGE     AVERAGE
                   WTD. AVG.      AVERAGE     CUT-OFF     CUT-OFF
                  AMORTIZATION    MORTGAGE      DATE        DATE
      YEAR            TERM          RATE        DSCR        LTV
--------------  --------------  ----------  ----------  ----------
2003...........       300          8.580%       1.35         66%
2004...........       286          8.200        1.59         61
2006...........       329          8.739        1.41         72
2007...........       336          8.455        1.42         66
2008...........       300          9.190        1.50         62
2009...........       336          8.808        1.35         66
2010...........       156          8.480        1.49         67
2011...........       236          9.237        1.59         61
2012...........       299          9.048        1.39         70
2013...........       248          8.250        1.34         72
2017...........       300          8.965        1.28         85
                --------------  ----------  ----------  ----------
 TOTAL/WTD.
  AVG..........       314          8.663%       1.42         67%
                ==============  ==========  ==========  ==========

                           RANGE OF MORTGAGE RATES

                                             PERCENT BY
                   NUMBER                    AGGREGATE
                     OF        CUT-OFF        CUT-OFF      WEIGHTED     WTD. AVG.
                   LOANS/        DATE           DATE       AVERAGE     ANTICIPATED                   WEIGHTED    WEIGHTED
    RANGE OF        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE     REMAINING      WTD. AVG.     AVERAGE     AVERAGE
 MORTGAGE RATES    POOLS       BALANCE        BALANCE        RATE         TERM        AMORT. TERM      DSCR        LTV
---------------  --------   --------------  ------------  ----------  -------------  -------------  ----------  ----------
 7.50%-7.7499%        1       $ 28,701,826       2.0%        7.575%        118            360          1.91         48%
GREATER THAN
 7.75%-8.999% ..      2         83,471,982       5.8         7.967          94            318          1.60         62
GREATER THAN
 8.00%-8.249%  .      9        206,306,629      14.3         8.152         139            323          1.41         65
GREATER THAN
 8.25%-8.499%  .     18        247,922,955      17.2         8.385         123            330          1.43         69
GREATER THAN
 8.50%-8.799%  .     27        335,918,917      23.3         8.658         139            318          1.38         68
GREATER THAN
 8.75%-8.999%  .     25        186,966,987      12.9         8.894         161            300          1.34         73
GREATER THAN
 9.00%-9.249%  .     17        242,595,365      16.8         9.142         154            316          1.37         66
GREATER THAN
 9.25%-9.499%  .      7         36,109,281       2.5         9.336         171            253          1.49         63
GREATER THAN
 9.50%-9.799%  .     11         54,133,706       3.7         9.626         165            247          1.49         67
GREATER THAN
 9.75%-9.999%  .      5         16,805,316       1.2         9.923         177            275          1.69         60
GREATER THAN
 10.00%-10.249%       1          5,609,541       0.4        10.100         179            240          1.66         67
                            --------------  ------------  ----------  -------------  -------------  ----------  ----------
 TOTAL/WTD.
 AVG............    123     $1,444,542,505       100%        8.663%        141            314          1.42         67%
                           ==============  ============  ==========  =============  =============  ==========  ==========

                    DELINQUENCY STATUS AS OF MARCH 1, 1997

                                     STATUS
                              -------------------
                               NO DELINQUENCIES

                 RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS

                                              PERCENT BY
                    NUMBER                    AGGREGATE
                      OF        CUT-OFF        CUT-OFF
     LOCK-OUT       LOANS/        DATE           DATE
      PERIOD         LOAN      PRINCIPAL      PRINCIPAL
    IN MONTHS       POOLS       BALANCE        BALANCE
----------------  --------  --------------  ------------
72-83.9..........      6     $   89,165,263       6.2%
108-119.9........     68        717,551,639      49.7
120-131.9........      1         33,500,000       2.3
132-133.9........      5        161,221,071      11.2
134-145.9........      1          8,665,157       0.6
158-169.9........     38        264,602,524      18.3
170-171.9........      3        107,586,851       7.4
210-221.9........      1         62,250,000       4.3
                  --------  --------------  ------------
 TOTAL/WTD.
 AVG.............    123     $1,444,542,505       100%
                  ========  ==============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    WEIGHTED      WTD. AVG.                                 WEIGHTED
     LOCK-OUT        AVERAGE     ANTICIPATED      WEIGHTED      WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
      PERIOD        REMAINING     REMIANING       AVERAGE       AVERAGE     MORTGAGE    AVERAGE     AVERAGE
    IN MONTHS        LOCKOUT        TERM        AMORTIZATION      TERM        RATE        DSCR        LTV
----------------  -----------  -------------  --------------  ----------  ----------  ----------  ----------
72-83.9..........       79            83            286           286        8.219%       1.58         61%
108-119.9........      116           119            334           331        8.489        1.41         66
120-131.9........      120           121            360           360        8.240        1.46         63
132-133.9........      141           143            324           324        8.940        1.40         65
134-145.9........      151           155            156           300        8.480        1.49         67
158-169.9........      175           179            268           276        9.089        1.48         66
170-171.9........      185           186            304           304        8.697        1.29         74
210-221.9........      240           241            300           300        8.965        1.28         85
                  -----------  -------------  --------------  ----------  ----------  ----------  ----------
 TOTAL/WTD.
 AVG.............      138           141            314           315        8.663%       1.42         67%
                  ===========  =============  ==============  ==========  ==========  ==========  ==========

                 RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS


                                                     PERCENT BY
                           NUMBER                    AGGREGATE
                             OF        CUT-OFF        CUT-OFF
        LOCK-OUT           LOANS/        DATE           DATE
         PERIOD             LOAN      PRINCIPAL      PRINCIPAL
        IN MONTHS          POOLS       BALANCE        BALANCE
-----------------------  --------  --------------  ------------
72-86...................      6     $   89,165,263       6.2%
106-116.................     50        335,278,042      23.2
116-126.................     20        436,573,597      30.2
136-146.................      5        161,221,071      11.2
146-156.................      1          8,665,157       0.6
166-176.................     25        138,546,561       9.6
176-186.................     14        161,055,963      11.2
186-196.................      1         50,586,851       3.5
236-246.................      1         62,250,000       4.3
                         --------  --------------  ------------
 TOTAL/WEIGHTED
 AVERAGE................    123     $1,444,542,505       100%
                         ========  ==============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    WEIGHTED    WEIGHTED
                           WEIGHTED     WEIGHTED    AVERAGE     AVERAGE
        LOCK-OUT            AVERAGE     AVERAGE     CUT-OFF     CUT-OFF
         PERIOD            REMAINING    MORTGAGE      DATE        DATE
        IN MONTHS           LOCKOUT       RATE        DSCR        LTV
-----------------------  -----------  ----------  ----------  ----------
72-86...................       83        8.219%       1.58         61%
106-116.................      119        8.626        1.40         66
116-126.................      120        8.387        1.42         67
136-146.................      143        8.940        1.40         65
146-156.................      155        8.480        1.49         67
166-176.................      178        9.332        1.57         61
176-186.................      180        8.884        1.37         74
186-196.................      192        8.250        1.34         72
236-246.................      241        8.965        1.28         85
                         -----------  ----------  ----------  ----------
 TOTAL/WEIGHTED
 AVERAGE................      140        8.661%       1.42         67%
                         ===========  ==========  ==========  ==========

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Subordinated Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K will be available to purchasers of the Subordinated Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Subordinated Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Subordinated Units.

                    DESCRIPTION OF THE SUBORDINATED UNITS

   The Subordinated Units consist of $36,113,562 (approximate) Class B-1 Certificates, $36,113,562 (approximate) Class B-2 Certificates, $14,445,425 (approximate) Class B-3 Certificates, $21,668,137 (approximate) Class B-4 Certificates, $14,449,429 (approximate) Class B-5 certificates, and $14,445,425 (approximate) Class B-6 Certificates. No Class of Subordinated Certificates will be separately tradable unless and until a Class of Subordinated Certificates is rated investment grade by either S&P or Fitch, and only such investment grade Class shall be separately tradable. See "Description of the Subordinated Certificates" for further information concerning the Subordinated Certificates. All references herein to the Subordinated Units are deemed to include the Class B-1 certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, and the Class B-6 Certificates which comprise the Subordinated Units.

                 DESCRIPTION OF THE SUBORDINATED CERTIFICATES
GENERAL


   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of twenty-six Classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Subordinated Certificates are offered hereby in the form of Subordinated Units. The Senior Certificates are being offered concurrently with the Subordinated Certificates under a separate prospectus and are not offered hereby. The Junior Subordinated Certificates, Class V-1, Class V-2, Class R and Class LR Certificates are not offered hereby. The Class A-CS1 and Class PS-1 Certificates are sometimes referred to herein as the "Coupon Strip Certificates."


   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property") such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement and Bloomfield Purchase Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts.


   The Class B-1 Certificates will have an initial Certificate Balance of $36,113,562. The Class B-2 Certificates will have an initial Certificate Balance of $36,113,562. The Class B-3 Certificates will have an initial Certificate Balance of $14,445,425. The Class B-4 Certificates will have an initial Certificate Balance of $21,668,137. The Class B-5 Certificates will have an initial Certificate Balance of $14,445,425. The Class B-6 Certificates will have an initial Certificate Balance of $14,445,425.

   The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates will have initial Certificate Balances of $128,250,000, $90,777,000, $66,525,000, $696,736,903, $86,672,550, $28,890,850, $50,558,987,
$21,668,137, $43,336,275, $28,890,850, $21,668,137 and $21,668,137,
respectively. The Class B-7 and Class B-7H Certificates will have initial Certificate Balances, in the aggregate, of approximately $21,668,143. The Class A-CS1 Certificates will have an initial Notional Balance equal to $128,250,000, which is equal to the Certificate Balance of the Class A-1A Certificates. The Class PS-1 Certificates will have an initial Notional Balance equal to $[1,444,542,505.38], which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.


   The initial Certificate Balance of each of the Class R, Class LR, Class V-1 and Class V-2 Certificates will be zero. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.


   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Priorities" herein.

   The respective Certificate Balance of each Class of Certificates (other than the Coupon Strip Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Balance of the Class A-CS1 Certificates will at all times equal the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate

Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period. The Notional Balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of the Mortgage Loans.


SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinated Certificates and the Junior Subordinated Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to the corresponding rights of the holders of the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates. The rights of the Junior Subordinated Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and the Subordinated Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, as described below under "--Distributions," and (ii) by the allocation of Realized Losses, first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, and finally, to the Senior Certificates in accordance with the terms of the Pooling and Servicing Agreement, as described below under "--Realized Losses." No other form of credit enhancement will be available for the benefit of the holders of the Subordinated Certificates. BECAUSE OF THE SUBORDINATION OF THE SUBORDINATED CERTIFICATES, THE YIELD OF THE SUBORDINATED CERTIFICATES WILL BE EXTREMELY SENSITIVE AND THE TIMING AND MAGNITUDE OF UNADVANCED DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS.

DISTRIBUTIONS


   Method, Timing and Amount. Distributions on the Certificates will be made on the Distribution Date. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring on April 16, 1997 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Subordinated Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Subordinated Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.


   The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including

Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under "--The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls"), but excluding the following:


     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;


     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and special serving compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer and the Trustee, are entitled;


     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;


     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;


     (i) with respect to the __________ Loan and any Distribution Date relating to each Interest Accrual Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;


     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Seller or Bloomfield due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.


   The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs.


   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.


   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.


   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.


   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class A-CS1, Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class (provided, that any reductions in the Notional Balance of such class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) is equal to the Interest Accrual Amount thereof for such Distribution Date.

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class PS-1 Certificates is the Interest Accrual Amounts for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class PS-1 Certificates with respect to any Distribution Date and each of classes Third, Seventh, Eleventh, Fifteenth, Nineteenth and Twenty-Third under "Distribution of Available Funds" is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under "-- Delinquency Reduction Amounts and Appraisal Reduction Amounts."

   The "Reduction Interest Pass-Through Rate" with respect to any Distribution Date is (i) when the Class B-6 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus %, (ii) when the Class B-5 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
  %, (iii) when the Class B-4 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus %, (iv) when the Class B-3 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus %, (v) when the Class B-2 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus %, (vi) when the Class B-1 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus %, (vii) when the Class A-8 Certificates are the most subordinate class outstanding %, (viii) when the Class A-8 Certificates are the most subordinate class outstanding %, (ix) when the Class A-6 Certificates are the most subordinate class outstanding %, (x) when the Class A-5 Certificates are the most subordinate class outstanding %, (xi) when the Class A-4 Certificates are the most subordinate class outstanding, %, (xii) when the Class A-3 Certificates are the most subordinate class outstanding,
  % and (xiii) when the Class A-2 Certificates are the most subordinate class outstanding, %.

   The "Reduction Interest Shortfalls" with respect to any Distribution Date and each of the classes Third, Seventh, Eleventh, Fifteenth, Nineteenth and Twenty-Third under "Distribution of Available Funds" is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

   The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of 9 days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.


   An "Interest Shortfall" with respect to any Distribution Date for any Class of Subordinated Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.


   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.


   "Delinquency Reduction Amount" is in connection with a Delinquency an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.


   The "Pass-Through Rate" for any Class of Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.

   The Pass-Through Rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is a per annum rate equal to %.

   The Pass-Through Rate on the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-1E Certificates is a per annum rate equal to %, %, %,
    % and     %, respectively. The Pass-Through Rate on the Class A-CS1

Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class PS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class A-7 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %. The Pass-Through Rate on the Class A-8 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus %.

   The Pass-Through Rate on the Class B-7 and the Class B-7H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in each case, any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such class or the related class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" is the fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and (ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs.


   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the aggregate of the applicable Servicing Fee Rate.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, is equal to the Mortgage Rate thereof.


   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans (other than the Mortgage Loan secured by Nassau Park II) that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loan secured by the Nassau Park II property, for any Interest Accrual Period, is equal to
(a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.045%.

   The "Mortgage Pass-Through Rate" with respect to the [ ] Loans for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, or
(b) March (other than March 1997), May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.


   Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

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

   The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications".

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

   (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due on the Mortgage Loans on the related Due Date;

   (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, deemed to become due on the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

   (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination";

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

   (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

   (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

   (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds.

   Amounts received on any Mortgage Loan that represents recoveries of any Subordinate Class Advance Amount will not be included in the calculation of "Principal Distribution Amount."


   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.


   Distribution of Available Funds. On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, to all Classes of Senior Certificates in an aggregate amount equal to the sum of (a) the aggregate of the Interest Distribution Amounts of all such Classes; (b) the aggregate of all Unpaid Interest Shortfalls previously allocated to any Class of Senior Certificates and the Reduction Interest Distribution Amounts of the Senior Certificates (other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-CS1 Certificates) and the unpaid Reduction Interest Shortfalls previously allocated to the Senior Certificates (other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-CS1 Certificates); (c) the Principal Distribution Amount (which amount will be allocated to one or more Classes of Senior Certificates until the Certificate Balances of all Classes thereof have been reduced to zero); and (d) the amount of any shortfall in the Principal Distribution Amount distributable to any Class of Senior Certificates on a prior Distribution Date and the amount of any unreimbursed Realized Losses previously allocated to any Class of Senior Certificates;

     (ii) Second, to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

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


     (iii) Third, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (iv) Fourth, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (v) Fifth, to the Class B-1 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (vi) Sixth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (vii) Seventh, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (viii) Eighth, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (ix) Ninth, to the Class B-2 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (x) Tenth, to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xi) Eleventh, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xii) Twelfth, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xiii) Thirteenth, to the Class B-3 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xiv) Fourteenth, to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xv) Fifteenth, pro rata, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xvi) Sixteenth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xvii) Seventeenth, to the Class B-4 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xviii) Eighteenth, to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xix) Nineteenth, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xx) Twentieth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxi) Twenty-first, to the Class B-5 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxii) Twenty-second, to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xxiii) Twenty-third, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xxiv) Twenty-fourth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxv) Twenty-fifth, to the Class B-6 Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxvi) Twenty-sixth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

     (xxvii) Twenty-seventh, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (xxviii) Twenty-eighth, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

     (xxix) Twenty-ninth, pro rata, to the Class B-7 and Class B-7H Certificates, first, to the extent not distributed pursuant to all prior clauses, any shortfall in the Principal Distribution Amount distributable on prior Distribution Dates and, second, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

     (xxx) Thirtieth, to the Class R and Class LR Certificates.

   Prepayment Premiums. On each Distribution Date, Prepayment Premiums with respect to any Unscheduled Payments (including voluntary and involuntary prepayments) received in the related Collection Period shall be distributed to the holders of the Senior Certificates outstanding on such Distribution Date as specified in the Pooling and Servicing Agreement, but will not be applied to reduce the outstanding Certificate Balance of any such Class. Prepayment Premiums will not be distributed to holders of the Subordinated Certificates.


   Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Subordinated Certificates. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

REALIZED LOSSES


   The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates on the related Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates and finally, to certain Classes of the Senior Certificates in accordance with the priorities set forth in the Pooling and Servicing Agreement. Any amounts recovered in respect of any amounts previously written-off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from (i) unanticipated indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the related Servicing Fee (not including the portion of the Servicing fee attributable to the Trustee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal. The Notional Balance of the Class A-CS1 Certificates will be reduced to reflect reductions in the Certificate Balance of the Class A-1A Certificates resulting from allocations of Realized Losses; the Notional Balance of the Class PS-1 Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Scheduled Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under "The Pooling and Servicing Agreement -- Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

PREPAYMENT INTEREST SHORTFALLS

   The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the related Servicing Fee due the Servicer and the investment income accruing on the related Principal Prepayment for the related Collection Period. Any Prepayment Interest Shortfall in excess of the related Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment due to the Servicer for such period will be allocated to each Class of Certificates, pro rata, based on amounts distributable to each such Class. Any interest that accrues on a prepayment of a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

DELINQUENCY REDUCTION AMOUNTS AND APPRAISAL REDUCTION AMOUNTS.

   On or after any Distribution Date on which the Class B-6 Certificates are the most subordinate class of Certificates outstanding, the Certificate Balances of the certain Classes of the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among certain Classes of the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquence Reduction Amounts exceeds such Certificate Balance, such excess will be applied notionally to the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions will be applied notionally to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates, and finally, to the Classes of Senior Certificates specified above (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period. See "Description of the Offered Certificates -- Distribution -- Priorities" herein.

APPRAISAL REDUCTIONS


   With respect to the Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii),
(iv), (v), (vi), (vii), (viii) and (ix), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.


DELIVERY, FORM AND DENOMINATION


   The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be issued, maintained and transferred in book-entry form only, in denominations of $50,000, $50,000, $20,000, $30,000, $20,000 and
$20,000 initial Certificate Balances, respectively and in multiples of $5,000, $5,000, $2,000, $3,000, $2,000, and $2,000, respectively, in excess thereof.
All references herein to Subordinated Certificates and Definitive Certificates are deemed to include Subordinated Certificates and Definitive Certificates comprising global and definitive Subordinated Units.

   The Subordinated Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of a Subordinated Certificate will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Subordinated Certificates will refer to actions taken by DTC upon instructions received from holders of Subordinated Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants", and all references herein to payments, notices, reports, statements and other information to holders of Subordinated Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Subordinated Certificates, for distribution to holders of Subordinated Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Subordinated Certificates, interests in the Subordinated Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Subordinated Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Subordinated Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" herein.

BOOK-ENTRY REGISTRATION

   Holders of Subordinated Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Subordinated Certificates and for information with respect to tax documentation procedures relating to the Subordinated Certificates, see Annex B hereto.

   The holders of Subordinated Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Subordinated Certificates may do so only through Participants and Indirect Participants. In addition, holders of Subordinated Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, CEDEL and their respective participants. Under a book-entry format, holders of Subordinated Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Subordinated Certificates, as applicable.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Subordinated Certificates among Participants on whose behalf it acts with respect to the Subordinated Certificates and to receive and transmit distributions of principal of, and interest on, the Subordinated Certificates. Participants and Indirect Participants with which the holders of Subordinated Certificates have accounts with respect to the Subordinated Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Subordinated Certificates. Accordingly, although the holders of Subordinated Certificates will not possess the Subordinated Certificates, the Rules provide a mechanism by which Participants will receive payments on Subordinated Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Subordinated Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of a Subordinated Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Subordinated Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent nor the Trustee will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Subordinated Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Subordinated Certificates issued in fully registered, certificated form ("Definitive Certificates" will be delivered to Certificate Owners (or their nominees) only if (i) DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   In the event that holders of the Subordinated Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates", each prospective transferee of a Subordinated Certificate that is a Definitive Certificate will be required to (a) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (b) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (a) above.

   The Subordinated Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                     PREPAYMENT AND YIELD CONSIDERATIONS

MORTGAGOR DEFAULTS

   Effect on Subordinated Certificates. The aggregate amount of distributions on the Subordinated Certificates offered hereby, the yield to maturity of such Subordinated Certificates, the rate of principal payments on such Subordinated Certificates and the weighted average life of such Subordinated Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Subordinated Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Subordinated Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   The yield to investors in the Subordinated Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. MOREOVER, BECAUSE THE SUBORDINATE CERTIFICATES AND THE JUNIOR SUBORDINATE CERTIFICATES ARE SUBORDINATED TO THE SENIOR CERTIFICATES, REALIZED LOSSES WILL BE ALLOCATED, FIRST, TO THE CLASS B-7 AND CLASS B-7H CERTIFICATES, PRO RATA, UNTIL THEIR CERTIFICATE BALANCES ARE REDUCED TO ZERO, SECOND, TO THE CLASS B-6 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, THIRD, TO THE CLASS B-5 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, FOURTH, TO THE CLASS B-4 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, FIFTH, TO THE CLASS B-3 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, SIXTH, TO THE CLASS B-2 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, SEVENTH, TO THE CLASS B-1 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, AND EIGHTH, TO THE SENIOR CERTIFICATES IN THE ORDER SET FORTH IN THE POOLING AND SERVICING AGREEMENT. AS A RESULT, LOSSES ON THE MORTGAGE LOANS COULD RESULT IN A SIGNIFICANT LOSS, OR IN SOME CASES A COMPLETE LOSS, OF AN INVESTOR'S INVESTMENT IN THE SUBORDINATE CERTIFICATES. CONSEQUENTLY, PROSPECTIVE INVESTORS SHOULD PERFORM THEIR OWN ANALYSIS OF THE EXPECTED TIMING AND SEVERITY OF REALIZED LOSSES PRIOR TO INVESTING IN THE SUBORDINATE CERTIFICATES.


   As and to the extent described herein, the Servicer and Special Servicer, as applicable, will be entitled to receive (a) interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances and (b) special servicing compensation for Specially Serviced Loans and REO Mortgage Loans. The Servicer's or Special Servicer's right to receive such payments of interest or additional compensation are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent the accrual of such interest or such additional compensation.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Subordinated Certificate, to the extent that Advances or another Class of Certificates does not fully offset the effects of any such delinquency or default. INVESTORS IN THE SUBORDINATED CERTIFICATES SHOULD CONSIDER THE RISK THAT LOSSES ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. NO REPRESENTATION IS MADE AS TO THE FREQUENCY OF DELINQUENCIES, DEFAULTS AND/OR LIQUIDATIONS THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS, OR THE MAGNITUDE OF ANY LOSSES THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS OR THE LIKELIHOOD OR MAGNITUDE OF ANY EXTRAORDINARY EXPENSES THAT MAY BE INCURRED WITH RESPECT TO THE TRUST FUND.

YIELD TABLES


   The following Yield Tables assume that: (i) there is no prepayment prior to the earlier of the Anticipated Repayment date or the Maturity Date (the Mortgage Loans generally provide that prepayments are prohibited until the Maturity Date or Anticipated Repayment Date (or in the case of certain Mortgage loans, three or six months prior to the Anticipated Repayment Date or Maturity
Date), and prior to such dates a Mortgaged Property can be released only upon defeasance through the substitution of U.S. Treasury obligations), (ii) all ARD Loans are repaid on their Anticipated Repayment Date, (iii) no defaults occur during the first 3 years with respect to any Mortgage Loans, (iv) defaults are calculated in cumulative percentages specified of the Initial Principal Balance, giving effect to (a) scheduled principal payments, including balloon payments, previously received and (b) elimination of the cumulative principal balance assumed to have previously defaulted, (v) losses on defaulted Mortgage Loans are recognized and applied to the Certificates immediately, (vi) the assumed loss percentages are the net loss (including lost interest, (if any), loss of principal and reimbursement of certain expenses) and (vii) yields are calculated as monthly discount rates equating the loss-adjusted stream of cash flows in each scenario to the assumed Certificate purchase prices and converting such monthly discount rates to corporate bond equivalent yields.

   The information provided below is subject to the following qualifications and, therefore, actual yields on the Subordinated Certificates and the performance of the Mortgage Pool as a whole may vary based on the performance of the Mortgage Loans: (i) defaults and losses will occur based on individual Mortgage Loans, not as fixed percentages of the Mortgage Pool balance; (ii) certain individual loans and groups of loans with related borrowers exceed the maximum percentage of the Mortgage Pool assumed to default in any year; (iii) defaults and loss levels will depend upon the specific property type and geographical and borrower concentrations in the Mortgage Pool and may not relate to the historical experience of the Mortgage Loan Seller or other industry participants with other mortgage loans; (iv) failure of ARD Loans to prepay in full on the Anticipated Repayment Date may increase the average life and duration of the Certificates, lowering yields to maturity on any Certificates purchased at a discount and lengthening the period of time during which such Certificates are exposed to potential losses; and (v) delays between the timing of Mortgage Loan defaults and recognition of losses on the related Mortgage Loans may result in the incurrence of additional expenses (including reimbursement of Advances together with interest thereon, Servicing Fees and Special Servicing Fees, Principal Recovery Fees and servicing and loan workout expenses) which, like interest and principal distributions on the Senior Certificates, must be paid prior to payments of principal on the Subordinated Certificates. While the indicated loss percentages employed in these tables are assumed to include such additional expenses, protracted delays in the Mortgage Loan workout process could increase such additional expenses considerably. Many of the additional expenses represent fees or reimbursement of expenses to the Special Servicer, who may be an affiliate of the holder of the Junior Subordinated Certificates. See "Risk Factors -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest". Investors should continue to monitor the performance of the Mortgage Loans and update the assumptions they apply to evaluate their investment in the Subordinated Units.

           WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                         DATE, YIELD AND DURATION OF
                            ALL SUBORDINATED UNITS
                 AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                     1         2         3         4         5
----------------------------------------  --------  --------  --------  --------  --------  -----------------
Cumulative Default Percentage:(a)                0%      2.5%      5.0%     10.0%     15.0%
Cumulative Losses Realized(a) ($mm)  ....  $     0      10.8   $  21.7   $  43.3   $  65.0
As a percentage of Initial Pool Balance          0%      .75%      1.5%     3.00%      4.5%
Applied to Subordinated Units ($mm)  ....  $     0   $     0   $     0   $  21.7   $  43.3
As a percentage of Subordinated Units ...        0%        0%        0%     15.8%     31.6%

--------------------------------------------------------------------------------------------------------------
Weighted average life (years)                15.70     16.03     16.36     16.45     16.59
First principal payment date                3/2012    3/2012    3/2012    3/2012    4/2012
Last principal payment date                 4/2017    4/2017    4/2017    4/2017    4/2017

Price (%) 75.063.........................    11.09     11.06     11.03     10.16      8.96   Yield to Maturity
                                              7.76      7.81      7.86      7.78      7.73       Duration
Price (%) 77.641.........................    10.66     10.63     10.61      9.73      8.53   Yield to Maturity
                                              7.89      7.95      8.01      7.93      7.89       Duration
Price (%) 79.984.........................    10.28     10.26     10.24      9.36      8.16   Yield to Maturity
                                              8.02      8.08      8.14      8.06      8.02       Duration
Price (%) 82.484.........................     9.90      9.88      9.86      8.98      7.78   Yield to Maturity
                                              8.14      8.20      8.27      8.19      8.16       Duration
Price (%) 84.984.........................     9.54      9.52      9.51      8.62      7.41   Yield to Maturity
                                              8.26      8.33      8.39      8.32      8.29       Duration



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-1 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                      1         2         3         4         5
-----------------------------------------  --------  --------  --------  --------  --------
Cumulative Default Percentage:(a)                 0%      2.5%      5.0%     10.0%     15.0%
Cumulative Losses Realized(a) ($mm)         $     0   $  10.8   $  21.7   $  43.3   $  65.0
As a percentage of Initial Pool Balance  .        0%      .75%      1.5%      3.0%      4.5%
Applied to Class B-1 Certificates ($mm)  .  $     0   $     0   $     0   $     0   $     0
As a percentage of Class B-1 Certificates         0%        0%        0%        0%        0%

--------------------------------------------------------------------------------------------
Weighted average life (years)                 14.96     14.97     14.98     15.01     15.03
First principal payment date                 3/2012    3/2012    3/2012    3/2012    4/2012
Last principal payment date                  4/2012    4/2012    4/2012    4/2012    4/2012



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-2 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                       1         2         3         4         5
------------------------------------------  --------  --------  --------  --------  --------
Cumulative Default Percentage:(a)                  0%      2.5%      5.0%     10.0%     15.0%
Cumulative Losses Realized(a) ($mm)          $     0   $  10.8   $  21.7   $  43.3   $  65.0
As a percentage of Initial Pool Balance  ..        0%      .75%      1.5%      3.0%      4.5%
Applied to Class B-2 Certificates ($mm)  ..  $     0   $     0   $     0   $     0   $     0
As a percentage of Class B-2 Certificates          0%        0%        0%        0%        0%

---------------------------------------------------------------------------------------------
Weighted average life (years)                  15.03     15.03     15.03     15.24     16.10
First principal payment date                  4/2012    4/2012    4/2012    4/2012    4/2012
Last principal payment date                   4/2012    4/2012    4/2012    3/2013    9/2016



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-3 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                       1         2         3         4         5
------------------------------------------  --------  --------  --------  --------  --------
Cumulative Default Percentage:(a)                  0%      2.5%      5.0%     10.0%     15.0%
Cumulative Losses Realized(a) ($mm)          $     0   $  10.8   $  21.7   $  43.3   $  65.0
As a percentage of Initial Pool Balance  ..        0%      .75%      1.5%      3.0%      4.5%
Applied to Class B-3 Certificates ($mm)  ..  $     0   $     0   $     0   $     0   $     0
As a percentage of Class B-3 Certificates          0%        0%        0%        0%        0%

---------------------------------------------------------------------------------------------
Weighted average life (years)                  15.03     15.04     15.43     16.32     20.00
First principal payment date                  4/2012    4/2012    4/2012    3/2013    9/2016
Last principal payment date                   4/2012    6/2012    3/2013    3/2015    4/2017



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-4 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                       1         2         3         4         5
------------------------------------------  --------  --------  --------  --------  --------
Cumulative Default Percentage:(a)                  0%      2.5%     5.00%     10.0%     15.0%
Cumulative Losses Realized(a)
($mm)......................................  $     0   $  10.8   $  21.7   $  43.3   $  65.0
As a percentage of Initial Pool Balance  ..        0%      .75%      1.5%      3.0%      4.5%
Applied to Class B-4 Certificates ($mm)  ..  $     0   $     0   $     0   $     0   $  14.4
As a percentage of Class B-4 Certificates          0%        0%        0%        0%     66.6%

---------------------------------------------------------------------------------------------
Weighted average life (years)                  15.53     15.87     16.62     19.76     20.03
First principal payment date                  4/2012    6/2012    3/2013    3/2015    4/2017
Last principal payment date                   3/2013    3/2013    5/2016    4/2017    4/2017



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-5 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                       1         2         3         4         5
------------------------------------------  --------  --------  --------  --------  -------
Cumulative Default Percentage:(a)                  0%      2.5%      5.0%     10.0%    15.0%
Cumulative Losses Realized(a)
($mm)......................................  $     0   $  10.8   $  21.7   $  43.3    $65.0
As a percentage of Initial Pool Balance  ..        0%      .75%      1.5%      3.0%     4.5%
Applied to Class B-5 Certificates ($mm)  ..  $     0   $     0   $     0   $   7.2    $14.4
As a percentage of Class B-5 Certificates          0%        0%        0%       50%     100%

--------------------------------------------------------------------------------------------
Weighted average life (years)                  16.33     18.39     19.95     20.03      N/A
First principal payment date                  3/2013    3/2013    5/2016    4/2017      N/A
Last principal payment date                   3/2015    4/2017    4/2017    4/2017      N/A



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

          WEIGHTED AVERAGE LIFE AND FIRST AND LAST PRINCIPAL PAYMENT
                        DATE OF CLASS B-6 CERTIFICATES
                       AT VARIOUS ASSUMED MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS



 SCENARIO                                       1         2         3         4         5
------------------------------------------  --------  --------  --------  --------  --------
Cumulative Default Percentage:(a)                  0%      2.5%      5.0%     10.0%     15.0%
Cumulative Losses Realized(a)
($mm)......................................  $     0   $  10.8   $  21.7    $ 43.3    $ 65.0
As a percentage of Initial Pool Balance  ..        0%      .75%     1.50%     3.00%      4.5%
Applied to Class B-6 Certificates ($mm)  ..  $     0   $     0   $     0    $ 14.4    $ 14.4
As a percentage of Class B-6 Certificates          0%        0%        0%    100.0%    100.0%

---------------------------------------------------------------------------------------------
Weighted average life (years)                  19.55     20.03     20.03       N/A       N/A
First principal payment date                  3/2015    4/2017    4/2017       N/A       N/A
Last principal payment date                   4/2017    4/2017    4/2017       N/A       N/A



------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

YIELD

   The yield to maturity on the Subordinated Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of payment or loss realization.


   The rate of distributions in reduction of the Certificate Balance of any Class of Subordinated Certificates, the aggregate amount of distributions on any Class of Subordinated Certificates and the yield to maturity of any Class of Subordinated Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."


   BECAUSE SUBSTANTIALLY ALL PRINCIPAL RECEIVED ON THE MORTGAGE LOANS IS FIRST ALLOCATED TO THE SENIOR CERTIFICATES UNTIL THEIR RESPECTIVE CERTIFICATE BALANCES ARE REDUCED TO ZERO, BEFORE PRINCIPAL IS ALLOCATED TO THE SUBORDINATED CERTIFICATES, THE SUBORDINATED CERTIFICATES MAY NOT RECEIVE ANY PRINCIPAL FOR A SUBSTANTIAL PERIOD OF TIME.


   The Certificate Balance of any Class of Subordinated Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.



   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.


   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.


   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. The effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield of each Class of Subordinated Certificates will be diminished by the distribution of all principal first to the Senior Certificates, until the Certificate Balances thereof have been reduced to zero, before any distributions in respect of principal are made on any Class of Subordinated Certificates.


   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Subordinated Certificates, the greater the effect on such investor's yield to maturity.

   The rate of principal payments on the Mortgage Loans is affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. All of the Mortgage Loans have Lock-out Periods ranging from 77 months to 239 months following origination. The weighted average Lock-out Period for the Mortgage Loans is approximately 139 months. All Mortgage Loans are locked out until no earlier than three or six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Subordinated Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Subordinated Certificates based on the anticipated yield to maturity of such Class of Subordinated Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Subordinated Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Subordinated Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Subordinated Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Subordinated Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subordinated Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Subordinated Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Subordinated Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Subordinated Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Subordinated Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and applicable purchase prices because while interest is required to be paid by the borrowers on the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Subordinated Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Subordinated Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


RATED FINAL DISTRIBUTION DATE


   The "Rated Final Distribution Date," April 14, 2029, is the Distribution Date after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Subordinated Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.


WEIGHTED AVERAGE LIFE OF SUBORDINATED CERTIFICATES


   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Subordinated Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.


   Other Factors Affecting Weighted Average Life. The weighted average lives of the Subordinated Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

   A number of Mortgage Loans have Balloon Payments due at maturity, and because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. Any defaulted Balloon Payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

   The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans and that of the Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions."

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, the columns headed "0% CPR" assume that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "10% CPR," "25% CPR," "50% CPR" and "100% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."


   The tables of "Percentages of Initial Certificate Balance Outstanding" set forth below indicate the weighted average life of each Class of Subordinated Certificates and set forth the percentage of the initial Certificate Balance of such Subordinated Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. For purposes of preparing the tables, it was assumed that each of the Mortgage Loans has the following characteristics: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (iii) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; and (iv) the date of determination of weighted average life is April 2, 1997. These assumptions are collectively referred to as the "Mortgage Loan Assumptions." The Mortgage Loan Assumptions made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Subordinated Certificates and set forth the percentages of the initial Certificate Balance of the Subordinated Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at the indicated CPRs.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                      SUBORDINATED UNITS
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................      76         76         75         74         66
March 14, 2013 ....................      14         14         14         14         14
March 14, 2014 ....................      12         12         12         12         12
March 14, 2015 ....................      10         10         10         10         10
March 14, 2016 ....................       8          8          8          8          8
March 14, 2017 ....................       6          6          6          6          6
March 14, 2018 ....................       0          0          0          0          0
March 14, 2019 ....................       0          0          0          0          0
March 14, 2020 ....................       0          0          0          0          0
March 14, 2021 ....................       0          0          0          0          0
March 14, 2022 ....................       0          0          0          0          0
March 14, 2023 ....................       0          0          0          0          0
March 14, 2024 ....................       0          0          0          0          0
March 14, 2025 ....................       0          0          0          0          0
March 14, 2026 ....................       0          0          0          0          0
March 14, 2027 ....................       0          0          0          0          0
March 14, 2028 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   15.70      15.70      15.70      15.70      15.69



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Subordinated Units is determined by
       (i) multiplying the amount of each distribution in reduction of the aggregate Certificate Balances of the Classes comprising the Subordinated Unit by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW



                                                           CLASS B-1
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................       9          8          6          3          0
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
March 14, 2019 ....................       0          0          0          0          0
March 14, 2020 ....................       0          0          0          0          0
March 14, 2021 ....................       0          0          0          0          0
March 14, 2022 ....................       0          0          0          0          0
March 14, 2023 ....................       0          0          0          0          0
March 14, 2024 ....................       0          0          0          0          0
March 14, 2025 ....................       0          0          0          0          0
March 14, 2026 ....................       0          0          0          0          0
March 14, 2027 ....................       0          0          0          0          0
March 14, 2028 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   14.96      14.96      14.96      14.95      14.92



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-1 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                          CLASS B-2
                                   -----------------------------------------------------
DISTRIBUTION DATE (1)                0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
---------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ...............     100%       100%       100%       100%       100%
March 14, 1998 ...................     100        100        100        100        100
March 14, 1999 ...................     100        100        100        100        100
March 14, 2000 ...................     100        100        100        100        100
March 14, 2001 ...................     100        100        100        100        100
March 14, 2002 ...................     100        100        100        100        100
March 14, 2003 ...................     100        100        100        100        100
March 14, 2004 ...................     100        100        100        100        100
March 14, 2005 ...................     100        100        100        100        100
March 14, 2006 ...................     100        100        100        100        100
March 14, 2007 ...................     100        100        100        100        100
March 14, 2008 ...................     100        100        100        100        100
March 14, 2009 ...................     100        100        100        100        100
March 14, 2010 ...................     100        100        100        100        100
March 14, 2011 ...................     100        100        100        100        100
March 14, 2012 ...................     100        100        100        100         73
March 14, 2013 ...................       0          0          0          0          0
March 14, 2014 ...................       0          0          0          0          0
March 14, 2015 ...................       0          0          0          0          0
March 14, 2016 ...................       0          0          0          0          0
March 14, 2017 ...................       0          0          0          0          0
March 14, 2018 ...................       0          0          0          0          0
March 14, 2019 ...................       0          0          0          0          0
March 14, 2020 ...................       0          0          0          0          0
March 14, 2021 ...................       0          0          0          0          0
March 14, 2022 ...................       0          0          0          0          0
March 14, 2023 ...................       0          0          0          0          0
March 14, 2024 ...................       0          0          0          0          0
March 14, 2025 ...................       0          0          0          0          0
March 14, 2026 ...................       0          0          0          0          0
March 14, 2027 ...................       0          0          0          0          0
March 14, 2028 ...................       0          0          0          0          0
Weighted Average Life (years)(2)     15.03      15.03      15.03      15.03      15.01



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-2 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                           CLASS B-3
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................     100        100        100        100        100
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
March 14, 2019 ....................       0          0          0          0          0
March 14, 2020 ....................       0          0          0          0          0
March 14, 2021 ....................       0          0          0          0          0
March 14, 2022 ....................       0          0          0          0          0
March 14, 2023 ....................       0          0          0          0          0
March 14, 2024 ....................       0          0          0          0          0
March 14, 2025 ....................       0          0          0          0          0
March 14, 2026 ....................       0          0          0          0          0
March 14, 2027 ....................       0          0          0          0          0
March 14, 2028 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   15.03      15.03      15.03      15.03      15.03



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-3 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                           CLASS B-4
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009.....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................     100        100        100        100        100
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
March 14, 2019 ....................       0          0          0          0          0
March 14, 2020 ....................       0          0          0          0          0
March 14, 2021 ....................       0          0          0          0          0
March 14, 2022 ....................       0          0          0          0          0
March 14, 2023 ....................       0          0          0          0          0
March 14, 2024 ....................       0          0          0          0          0
March 14, 2025 ....................       0          0          0          0          0
March 14, 2026 ....................       0          0          0          0          0
March 14, 2027 ....................       0          0          0          0          0
March 14, 2028 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   15.53      15.53      15.53      15.53      15.53



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-4 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                          CLASS B-5
                                   -----------------------------------------------------
DISTRIBUTION DATE (1)                0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
---------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ...............     100%       100%       100%       100%       100%
March 14, 1998 ...................     100        100        100        100        100
March 14, 1999 ...................     100        100        100        100        100
March 14, 2000 ...................     100        100        100        100        100
March 14, 2001 ...................     100        100        100        100        100
March 14, 2002 ...................     100        100        100        100        100
March 14, 2003 ...................     100        100        100        100        100
March 14, 2004 ...................     100        100        100        100        100
March 14, 2005 ...................     100        100        100        100        100
March 14, 2006 ...................     100        100        100        100        100
March 14, 2007 ...................     100        100        100        100        100
March 14, 2008 ...................     100        100        100        100        100
March 14, 2009 ...................     100        100        100        100        100
March 14, 2010 ...................     100        100        100        100        100
March 14, 2011 ...................     100        100        100        100        100
March 14, 2012 ...................     100        100        100        100        100
March 14, 2013 ...................      36         36         36         36         36
March 14, 2014 ...................      18         18         18         18         18
March 14, 2015 ...................       0          0          0          0          0
March 14, 2016 ...................       0          0          0          0          0
March 14, 2017 ...................       0          0          0          0          0
March 14, 2018 ...................       0          0          0          0          0
March 14, 2019 ...................       0          0          0          0          0
March 14, 2020 ...................       0          0          0          0          0
March 14, 2021 ...................       0          0          0          0          0
March 14, 2022 ...................       0          0          0          0          0
March 14, 2023 ...................       0          0          0          0          0
March 14, 2024 ...................       0          0          0          0          0
March 14, 2025 ...................       0          0          0          0          0
March 14, 2026 ...................       0          0          0          0          0
March 14, 2027 ...................       0          0          0          0          0
March 14, 2028 ...................       0          0          0          0          0
Weighted Average Life (years)(2) .   16.33      16.33      16.33      16.33      16.33



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-5 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


                                                          CLASS B-6
                                   -----------------------------------------------------
DISTRIBUTION DATE (1)                0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
---------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ...............     100%       100%       100%       100%       100%
March 14, 1998 ...................     100        100        100        100        100
March 14, 1999 ...................     100        100        100        100        100
March 14, 2000 ...................     100        100        100        100        100
March 14, 2001 ...................     100        100        100        100        100
March 14, 2002 ...................     100        100        100        100        100
March 14, 2003 ...................     100        100        100        100        100
March 14, 2004 ...................     100        100        100        100        100
March 14, 2005 ...................     100        100        100        100        100
March 14, 2006 ...................     100        100        100        100        100
March 14, 2007 ...................     100        100        100        100        100
March 14, 2008 ...................     100        100        100        100        100
March 14, 2009 ...................     100        100        100        100        100
March 14, 2010 ...................     100        100        100        100        100
March 14, 2011 ...................     100        100        100        100        100
March 14, 2012 ...................     100        100        100        100        100
March 14, 2013 ...................     100        100        100        100        100
March 14, 2014 ...................     100        100        100        100        100
March 14, 2015 ...................      99         99         99         99         99
March 14, 2016 ...................      77         77         77         77         77
March 14, 2017 ...................      53         53         53         53         53
March 14, 2018 ...................       0          0          0          0          0
March 14, 2019 ...................       0          0          0          0          0
March 14, 2020 ...................       0          0          0          0          0
March 14, 2021 ...................       0          0          0          0          0
March 14, 2022 ...................       0          0          0          0          0
March 14, 2023 ...................       0          0          0          0          0
March 14, 2024 ...................       0          0          0          0          0
March 14, 2025 ...................       0          0          0          0          0
March 14, 2026 ...................       0          0          0          0          0
March 14, 2027 ...................       0          0          0          0          0
March 14, 2028 ...................       0          0          0          0          0
Weighted Average Life (years)(2)
                                     19.55      19.55      19.55      19.55      19.55



------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.

(2)    The weighted average life of the Class B-6 Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT


GENERAL


   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of , 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.


   The Depositor will provide to a prospective or actual holder of any Subordinated Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS


   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan certain documents and instruments including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v), the related security agreement, if applicable, (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Depositor will promptly cause the assignment of each Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan.

   The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the later of the receipt of such documents or Closing Date and report any missing documents or certain types of defects therein to the Depositor. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Pooling and Servicing Agreement, which may include immediately notifying the Servicer and the Depositor. If the Mortgage Loan Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Loan Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that the Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Servicer is obligated to use its best efforts to enforce such obligation, neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the Closing Date (unless otherwise specified):

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage were not subject to an assignment or pledge, and the Mortgage Loan Seller has good title to, and is the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (v) each related Assignment of Leases and Rents, if any, creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles or equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;


     (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, as to a valid and perfected first priority security interest in the related Mortgaged Property and the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;


     (xii) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

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     (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property, other than with respect to a portion of the property in the Sunwest Pool known as facility number 5833, located in North Richland
    Hills, Texas; the condemnation proceeding with respect to such portion will not have a material adverse effect on the cash flow of such facility;


     (xiv) each of the related borrowers (and in the case of certain loans, each of the operators of the senior housing/healthcare facility) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business; all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations, in the case of skilled nursing facilities, that have not been cured);

     (xv) the Mortgage Loan Seller or Bloomfield has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan or (B) the Mortgage Loan Seller has received an opinion to such effect;


     (xix) no fraudulent acts were committed by the Mortgage Loan Seller or Bloomfield during the origination process of such Mortgage Loan and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respect legal, proper and prudent in accordance with customary industry standards;


     (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;


     (xxiv) other than payments due but not yet 30 days delinquent, there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;


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     (xxv) such Mortgage Loan has not been 30 or more days delinquent since origination and as of the Cut-off Date was not 30 or more days delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;


     (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan (except with respect to the Mortgaged Properties included in the Sunwest Pool, in which case, market value was determined by using a capitalization rate), was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);


     (xxx) neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;


     (xxxi) with respect to each Mortgaged Property except with respect to the Mortgaged Properties in the Sunwest Pool, where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, that


        (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

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
        (B) The lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

        (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (D) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage. The ground lease is, and provides that it shall remain prior to any Mortgage or other lien upon the related fee interest;


        (E) Except with respect to the Mortgage Loan known as Marina Harbor, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;


        (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or ancillary agreement;

        (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

        (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;


        (J) Except with respect to the Mortgage Loans known as Marina Harbor, International Plaza and 30 Broad Street, where such proceeds or awards first go to the ground lessor, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

        (K) Except with respect to the Mortgage Loans known as Marina Harbor, International Plaza and 30 Broad Street, under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

     (xxxii) with respect to each Mortgage Loan originated by Bloomfield, that

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        (A) such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, using application forms and related credit documents approved by the Mortgage Loan Seller;

        (B) the Mortgage Loan Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such loan;

        (C) the closing documents for such Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to Bloomfield; and

        (D) such loan was actually funded by the Mortgage Loan Seller, and was assigned to the Mortgage Loan Seller at the closing, and

   (xxxiii) The least to the Kmart Corporation with respect to the Mortgaged Properties securing the Kmart Distribution Center Loan is a "triple net lease," which has a term equal or greater to the maturity date of the Kmart Distribution Center Loan and provides for rent payments in an amount at least equal to the Monthly Payment due on the related Note.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix),
(xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and
(b) any breach of any representation or warranty contained in clauses (x),
(xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxx),
(xxxi), (xxxii) or (xxxiii) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller, has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

   Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be


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
disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the "Bloomfield Purchase Agreement"), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS


   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its direction apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding to a solicitation of their consent. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.


ADVANCES


   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Net Mortgage


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

Pass-Through Rate plus the Trustee Fee rate) not received that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). In addition, and without duplication the Servicer will (i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate Class of Certificates (as described above), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts with respect to such Mortgage Loan that would be distributed to the most subordinate Class on the related Distribution Date then outstanding if such Mortgage Loan was not in default (such amount of reimbursement, the "Subordinate Class Advance Amount"). No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, fiscal Agent and Depositor, in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards conducted within the past twelve months on the applicable Mortgaged Property).

   The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Certificates. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class.


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   In addition to P&I Advances, the Servicer (and in limited circumstances, the
Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be.
See "--Trustee" and "--Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.


   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate plus (ii) 1% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.


ACCOUNTS


   Lock Box Accounts. With respect to 47 Mortgage Loans, which represent in the aggregate 79% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Any Lock Box which does not require the related borrower to instruct tenants to deposit rents directly into such account will instead require the borrower or the related property manager to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts remain in the Lock Box Account or are periodically swept into the Cash Collateral Accounts. Additionally, the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lock Box Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral


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Account in excess of the amount necessary to fund the Monthly Payment and
Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.


   Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Fee representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Subordinated Certificates -- Distributions" herein.

   [Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date relating to an Interest Accrual Period ending in any February and on any Servicer Remittance Date relating to an Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loan known as the [ ] loan, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.]

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account," the "Default Interest Distribution Account" and the "Excess Interest Distribution Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, F-1 by Fitch and, if rated by DCR, its highest short term rating category, each in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, DCR and S&P and "Aaa" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account


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maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on
deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to NSI as compensation for arranging for on-going monitoring and surveillance of the Subordinated Certificates by the Rating Agencies.


WITHDRAWALS FROM THE COLLECTION ACCOUNT


   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts -- Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee), Special Servicing Fee and Principal Recovery Fee, if any, respectively, in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Seller or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current

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ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon
Mortgage Loans" and "Modifications" herein.


   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance."

INSPECTIONS


   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in May 1997 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months.


INSURANCE POLICIES


   The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment without deduction for physical depreciation, and
(B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least 18 months of rent interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

   In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage


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

for floods and other water-related causes and earth movement. When a Mortgaged Property is located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the issues concerning nonrecoverable Advances) flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to issues concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.


   The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.


   The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.


   Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

   All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE


   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.


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CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER


   Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.


   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.


   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.


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EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded;
(v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT


   If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.


   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by S&P, DCR and Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to

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institute such proceeding in its own name as Trustee under the Pooling and
Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT


   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.


   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS


   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) [ ]% in the case of the Class A-CS1 Certificates and [ ]% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), provided that the Voting Rights of the
(i) Class A-CS1 Certificates will be reduced to zero upon the reduction of the Notional Balance of such Class to zero and (ii) Class PS-1 Certificates will be reduced to zero on the Distribution Date on which the Class B-7 and Class B-7H Certificates are the most subordinate Class of Certificates outstanding, (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, a percentage equal to the product of (x) 100% minus the Fixed Voting Rights Percentage multiplied by (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Coupon Strip Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such


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entity or an affiliate (other than solely in its capacity as Certificateholder);
and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special
Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing
Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class A-CS1 and Class PS-1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS


   Specially Serviced Mortgage Loans; Appraisals; Extensions. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property, as the case may be, from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event,
(iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal (as defined below), the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than three years old) of the Mortgaged Property from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the Balloon Payment the related borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (iii) the Special Servicer determines that
(A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class A-CS1 and Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan.


   The Special Servicer may, after presenting a proposal to and consulting with the Servicer (if the Special Servicer is not the Servicer), and taking into account the LTV of a Specially Serviced Mortgage Loan as indicated in the Updated Appraisal, grant subsequent one-year extensions of such Specially Serviced Mortgage Loan if (i) the related borrower has made twelve consecutive monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments and (ii) the requirements set forth in clauses (ii) -- (iv) of the preceding paragraph are satisfied; provided, however, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the aggregate Percentage Interests of each Class of Certificates direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing

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Holders. The Special Servicer will not agree to any extension of a Mortgage
Loan beyond two years prior to the Rated Final Distribution Date. If such borrower fails to make a Minimum Defaulted Monthly Payment more than once during an extension period, no further extensions will be granted (provided, however, that the Special Servicer may grant such extension if the borrower has been delinquent on no more than one such Minimum Defaulted Monthly Payment within a 24-month period and the requirements set forth in clauses (ii) through
(iv) of the preceding paragraph are satisfied).


   Any extension pursuant to the two preceding paragraphs will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

   The "Minimum Defaulted Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment, is equal to
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof (or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate") provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct (or, in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice) the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate; provided, further, that if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate; and provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) will be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer will be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

   The Special Servicer will only be permitted to extend pursuant to the preceding paragraphs or pursuant to instructions from Directing Holders.

   Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under "--Modifications."


   Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders. The Special Servicer may be given revocable instructions ("Instructions") to extend a Specially Serviced Mortgage Loan serviced by it that has defaulted on the Balloon Payment (which extension will be restricted to the actions that the Special Servicer could have otherwise taken with respect to such Mortgage Loan except that (a) the actions of the Directing Holders will not be subject to the rejection of the holders of the Certificates and (b) the related borrower will not have had to make twelve consecutive Monthly Payments on or prior to their Due Dates) by the holders of a majority in Percentage Interest of the most subordinate Class of Certificates then outstanding (determined as provided below) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance: if the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer will notify the Trustee (who will, in turn, notify the Directing Holders), the Servicer and the Depositor of its proposed action. If the Special Servicer receives contrary Instructions within seven days from the Directing Holders, the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan. In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed with the foreclosure or acquisition. If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer will service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders will be required to maintain


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the Collateral Account (as described below) unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. For purposes of determining the Directing Holders with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class.

   Deposits by Directing Holders. If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two business days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

   If the Special Servicer is acting pursuant to Instructions, the Special Servicer or the Servicer, as applicable, shall withdraw from the Collateral Account and remit to the Servicer for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.


   Settlement. If a Balloon Loan or the related Mortgaged Property which is subject to Instructions is liquidated or disposed of, the Servicer will withdraw from the Collateral Account, and deposit into the Collection Account as additional liquidation proceeds for distribution to Certificateholders in accordance with the priorities described herein, the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event may such additional liquidation proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unpaid advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.


   If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related borrower. If the Mortgage Loan has not been realized upon on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no more than two years), the Directing Holders will be required to purchase the Mortgage Loan for a purchase price equal to the Fair Market Value (determined at the time of the Deposit). Amounts on deposit in the Collateral Account will be applied toward the purchase price.

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   If at any time following the establishment of a Collateral Account and prior to the disposition of a Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Special Servicer or Servicer, as applicable, will pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account have been withdrawn from the Collateral Account, as described above, following foreclosure, liquidation, disposition, purchase by Directing Holders or, if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any related remaining amounts in the Collateral Account will be released to the Directing Holders.

   No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.


   Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with servicing standards, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under "--Modifications." In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer is required to pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer will be entitled to reimbursement of Advances (with interest at the Advance Rate) made as described in the preceding sentence. If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding will be required to be paid by the Directing Certificateholders or the Special Servicer, without reimbursement therefor by the Trust Fund.


   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

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   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Trust REMICs will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- Taxes That May Be Imposed on a REMIC -- Net Income from Foreclosure Property."

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust REMICs or cause the Trust Fund to fail to qualify as REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

   The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

   The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or

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the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS


   The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as described under "Realization Upon Mortgage Loans"; (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iv) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (v) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of most the subordinate Class of Certificates; (vi) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and (vii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is likely to produce a greater recovery, on a present value basis, than would a foreclosure. For purposes of obtaining the consent of the most subordinate Class of Certificates outstanding to any modification described above, (i) the Class A-1A. Class A-1B, Class A-1C, Class A-1D, Class A-CS1, and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.


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   Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

   Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

   Except as otherwise provided above under "Realization Upon Mortgage Loans" and "Modifications," the Special Servicer or the Servicer may not modify any term of a Mortgage Loan unless such modification (i) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulation Section 1.860G-2(b)(3) and (ii) would be in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.


   In the event that the Special Servicer is unable to obtain consent from 100% of the Percentage Interests of the most subordinate Class of Certificates, the Special Servicer will continue to retain the options described under "Realization Upon Mortgage Loans" including foreclosure or extension.


TERMINATION


   The obligations created by the Pooling and Servicing Agreement for the Certificates will terminate upon the payment to Certificateholders of all amounts held in the Collection Account or Distribution Account to be paid to them pursuant to the Pooling and Servicing Agreement following the later to occur of (i) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (ii) the liquidation or disposition of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder by the Trustee, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.


OPTIONAL TERMINATION


   The Depositor or the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing 100% of the Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date; (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest


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Accrual Period preceding such Anticipated Repayment Date; (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase.

THE TRUSTEE

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and Servicer (except for the information under "--The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer

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or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.


   In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.


   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus (except for the information above, see "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.045% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, one-half of any loan modification or extension fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums). If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification or extension fees.

   If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Subordinated Certificates -- Distributions -- Prepayment Interest
Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

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SPECIAL SERVICING

   AMI will initially be appointed as Special Servicer to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.


   The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv),
(v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.


   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of 0.50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). The Special Servicer will be entitled, in addition to the Special Servicing Fee, to a "Principal Recovery Fee" with respect to each Specially Serviced Mortgage Loan or REO Property which Principal Recovery Fee will be in an amount equal to 1% of all amounts received in respect thereof and allocable as a recovery of principal which will be payable when the Mortgage Loan or REO Property is sold or liquidated or when the Specially Serviced Mortgage Loan ceases to be a Specially Serviced Mortgage Loan. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Mortgage Loan Seller or Bloomfield as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (ii) by the Servicer, the Depositor or the Certificateholders as described herein under "The Pooling and Servicing Agreement -- Optional Termination" or (iii) in certain other limited circumstances. In addition, the Special Servicer will be entitled to receive
(i) any (or, if the Servicer's consent is required, 50% of) assumption fees and certain loan modification fees related to the Specially Serviced Mortgage Loans and (ii) any income earned on deposits in the REO Accounts. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding


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(determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee for each Interest Accrual Period equal to 1/12 of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan and one-half of the Principal Recovery Fee it would otherwise be entitled to.

   For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will in each case, be treated as one class.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


 TRUSTEE REPORTS

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (not absorbed by the Servicer) and/or (B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the appraised value of such REO Property and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate applicable to each Class of Certificates for such


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    Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special
    Servicing Fee and Principal Recovery Fee retained by or paid to the Servicer and the Special Servicer during the related Collection Period;
    (xiii) the amount of Realized Losses, Trust Fund expenses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus under such caption and a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee will provide Certificateholder with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 244 or such other mechanism as the Trustee may have in place from time-to-time.

 SERVICER REPORTS

   The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:
     (a) A "Comparative Financial Status Report" substantially containing the content in Annex C-1 attached hereto, setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans with the greatest outstanding principal balance as of the current Servicer Remittance Date for each of periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report" substantially containing the content in Annex C-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one or two Collection Periods days, delinquent three Collection Periods, delinquent four Collection Periods or more, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" substantially containing the content in Annex C-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" substantially containing the content in Annex C-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.


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     (e) An "REO Status Report" substantially containing the content in Annex
    C-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" substantially containing the content in Annex C-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer on or prior to the related Due Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 1997, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" substantially containing the content in Annex C-7 attached hereto as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report, NOI Adjustment Worksheet and Comparative Financial Status Report that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 OTHER INFORMATION

   The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report


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prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable and (viii) any other materials provided to a requesting Certificateholder as provided in the Pooling and Servicing Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

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                             ERISA CONSIDERATIONS


   Because the Subordinated Certificates are subordinate to one or more Classes of Certificates, the purchase and holding of the Subordinated Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or any Similar Law. Accordingly, each prospective transferee of a Subordinated Certificate that is a Definitive Certificate will be required to (a) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or
(b) provide (i) an opinion of counsel in form and substance satisfactory to the Certificate Registrar that the purchase of the Subordinated Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction restrictions of ERISA, the Code or any Similar Law and will not subject the Depositor, the Servicer, the Special Servicer, the Trustee, or the Fiscal Agent to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (ii) such other opinions of counsel, officers' certificates and agreements as the Certificate Registrar may require in connection with such transfer. The purchaser or transferee of any interest in a Subordinated Certificate that is not a Definitive Certificate will be deemed to have represented, by its ownership thereof, that it is not a person described in clause (a) above. The Subordinated Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt

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typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender" retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable

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interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other

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type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the

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mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

RIGHTS OF REDEMPTION

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.


   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


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   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. The Pooling and Servicing Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC provisions of the Code.

ANTI-DEFICIENCY LEGISLATION

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

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BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured credit or with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

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   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil," a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

   For each mortgagor that is described as a "special purpose entity," "single purpose entity" or "bankruptcy-remote entity" in this Prospectus, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured-creditor exemption").

   A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

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   The scope of the secured-creditor exemption under CERCLA has now been clarified by Congress with the enactment of the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "DIPA Act"). In connection with pre-foreclosure activities, the DIPA Act clarifies that the lender is considered to be "participating in the management" of secured property only if it (1) exercises decision-making control over the environmental compliance of the property such that it has undertaken responsibility for hazardous substances handling or disposal practices; or (2) exercises control comparable to that of a manager of the property, either in terms of day-to-day decision-making on environmental compliance matters, or in terms of management of all or substantially all non-environmental operational functions.

   With respect to post-foreclosure activities, the DIPA Act makes clear that the lender may take title to the secured property and conduct post-foreclosure activities with respect to the property without losing the liability exemption, as long as the lender tries to divest itself of the property at the earliest practicable, "commercially reasonable" time, on "commercially reasonable" terms (taking into account market conditions and legal and regulatory requirements).


   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. The Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general Servicing Standard described herein.

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor

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for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any

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shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts distributable to the holders of the Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Subordinated Certificates and is based on the advice of Cadwalader, Wickersham & Taft. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, this discussion does not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Subordinated Certificates. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.


   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans, proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (the "Regular Certificates"), as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will qualify as two separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.


STATUS OF SUBORDINATED CERTIFICATES

   Subordinated Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the Subordinated Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the related REMIC and the income thereon would be so treated. Subordinated Certificates held by a domestic building and loan association will be treated as "regular or residual interests in a REMIC" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the REMIC holds "loans .
 . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). Mortgage Loans constitute loans described in Code Section 7701(a)(19)(C)(v) if a sufficiently limited portion of the real property securing the Mortgage Loans is devoted to commercial use. For this purpose, Mortgage Loans secured by multifamily residential housing should qualify. It is also likely that Mortgage Loans secured by nursing homes and an assisted living facility would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care." If at all times 95% or more of the assets of the related REMIC or the income thereon qualify for the foregoing treatments, the Subordinated Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of Subordinated Certificates qualify for such treatment. Subordinated Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code
Section 851(b)(4)(A)(i). Subordinated Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

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QUALIFICATION AS A REMIC

   In order for each of the Upper-Tier REMIC and the Lower-Tier REMIC to qualify as a REMIC, there must be ongoing compliance on the part of the applicable portions of the Trust Fund with the requirements set forth in the Code. Each of the Upper-Tier REMIC and the Lower-Tier REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of each REMIC, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. Each REMIC also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R or Class LR Certificate may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A mortgage loan that was not in fact principally secured by real property or is otherwise not a qualified mortgage must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. The Upper-Tier REMIC and Lower-Tier REMIC will not hold any reserve funds. Foreclosure property is real property acquired by the Lower-Tier REMIC in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the Startup Day that such a default had occurred or would occur. Foreclosure property may generally be held for not more than two years, with extensions granted by the Internal Revenue Service.

   In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. Such a specified portion may consist, among other things, of a fixed or qualified variable rate on some or all of the qualified mortgages in excess of a different fixed or qualified variable rate on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, in the opinion of Cadwalader, Wickersham & Taft, the Regular

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Certificates will constitute classes of regular interests in the Upper-Tier
REMIC, the Lower-Tier Regular Interests will constitute classes of regular interests in the Lower-Tier REMIC and the Class R Certificates and Class LR Certificates will represent the sole classes of residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

   If an entity fails to comply with one or more of the ongoing requirements of the Code for status as one or more REMICs during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a REMIC for such year and thereafter. In this event, any entity that is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the Subordinated Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF SUBORDINATED CERTIFICATES AND SUBORDINATED UNITS

   General. The Subordinated Certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a Subordinated Certificate will be treated as ordinary income to the holder of a Subordinated Certificate, and principal payments (other than principal payments that do not exceed accrued market discount) on a Subordinated Certificate will be treated as a return of capital to the extent of the Certificateholder's basis allocable thereto. Certificateholders must use the accrual method of accounting with respect to Subordinated Certificates, regardless of the method of accounting otherwise used by such Certificateholders.

   Original Issue Discount. Holders of debt instruments issued with OID generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury Regulations issued on February 2, 1994, and amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the 1986 Act. Holders of the Subordinated Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Subordinated Certificates. To the extent such issues are not addressed in such Regulations, it is anticipated that the Trustee will apply the principles of such regulations and the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Subordinated Certificates.


   Under an aggregation rule in the OID Regulations, because the Subordinated Certificates will be sold as Subordinated Units, they may be treated as a single debt instrument for purposes of determining issue price, stated redemption price at maturity and original yield to maturity (each as defined below), for accruing original issue discount, and for certain other purposes. This rule would not apply, however, if, among other things, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates were "part of an issue a substantial portion of which is traded on an established market." Under applicable Treasury regulations, a debt instrument is traded on an established market if, among other things, price quotations are available from dealers, brokers or traders. It is not certain whether this requirement will be met. Accordingly, the Depositor believes that the Subordinated Certificates should be treated as a single debt instrument for OID purposes. If the aggregation rule applies, it should have no major effect on the holder of a Subordinated Unit. Upon a sale of one or more classes of Subordinated Certificates, the holder should allocate its adjusted basis in the Subordinated Unit between the sold and retained portions for purposes of computing gain or loss. See "Sale or Exchange of Subordinated Units." It is not clear how a subsequent purchaser of a single class of Subordinated Certificates would compute original discount with respect to such Class. The balance of this discussion assumes that the aggregation rule will apply.

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   The total amount of OID on a Subordinated Unit is the excess of the "stated
redemption price at maturity" of the Subordinated Unit over its "issue price." The issue price of a Subordinated Unit is the price at which a substantial amount of such Subordinated Units is first sold to investors (other than bond houses, brokers or underwriters). The issue price will also include any accrued interest attributable to the period prior to the issue date of the Subordinated Units, unless the holder elects on its federal income tax return to exclude such amounts from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Subordinated Unit is the sum of all payments provided by the Subordinated Unit other than qualified stated interest payments. Under the OID Regulations, qualified stated interest generally includes interest payable at a single fixed rate if such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Qualified stated interest does not include the portion of interest payable on the first Distribution Date that exceeds interest for the number of days between the Startup Day and the first Distribution Date. Accordingly, because the Subordinate Certificates will all bear the same fixed rate of interest, it is anticipated that the Trustee will treat all payments of interest on the Subordinated Units [(other than days of interest payable at the Pass-Through Rates thereon payable on the first Distribution Date)] as qualified stated interest and consequently as not includible in the stated redemption price at maturity of such Classes. Based on the foregoing, it is anticipated that the Subordinated Units will be issued with OID in an amount equal to the excess of their aggregate initial Certificate Balance [(plus days of interest at the Pass-Through Rate thereon)] over their issue price (including accrued interest).


   Under a de minimis rule, OID on a Subordinated Unit will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Subordinated Unit multiplied by the weighted average maturity of the Subordinated Unit. For this purpose, the weighted average maturity of the Subordinated Unit is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Subordinated Unit and the denominator of which is the stated redemption price at maturity of the Subordinated Unit. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the Prepayment Assumptions (defined above under "Prepayment and Yield Considerations -- Weighted Average Life of Subordinated Certificates") and the anticipated reinvestment rate, if any, relating to the Subordinated Units. The Prepayment Assumptions with respect to the Subordinated Units is [a % constant prepayment rate] [based on Scenario set forth above under "Prepayment and Yield Considerations."] No representation is made that the Mortgage Loans will prepay at such rate or any other rate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Subordinated Unit is held as a capital asset. Under the OID Regulations, however, holders of Subordinated Units may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method." Based on the foregoing, it is anticipated that the Subordinated Units will not be issued with de minimis OID.


   A Certificateholder of a Subordinated Unit issued with OID generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the OID, if any, on the Subordinated Unit accrued during an accrual period for each day on which it holds the Subordinated Unit, including the date of purchase but excluding the date of disposition. With respect to a Subordinated Unit determined to be issued with OID, a calculation will be made of the OID that accrues during each successive full accrual period (or shorter period from the date of original issue). Each accrual period with respect to the Subordinated Units will begin on each Distribution Date (or the Startup Day in the case of the first accrual period) and end on the day preceding the next Distribution Date. Under Code Section 1272(a)(6), OID is to be calculated initially based on a principal payment schedule that takes into account expected prepayment behavior and an anticipated reinvestment rate in the manner to be specified in Treasury Regulations. The Conference Committee Report to the 1986 Act indicates that such schedule is intended to be based on the Prepayment Assumptions with no assumed reinvestment rate. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Subordinated Unit as of the end of that accrual period and (b) the distributions made on the Subordinated Unit during the accrual period that are included in the Subordinated Unit's stated redemption price at maturity over
(ii) the adjusted issue price of the Subordinated Unit at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Subordinated Unit as of the Startup Day, (ii) events (including actual prepayments, if any) that have occurred prior to the end of the accrual period,
(iii) the Prepayment Assumptions and (iv) a schedule of interest payments based on the Mortgage Rates and the maturities of the Mortgage Loans based on the Prepayment

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Assumptions. For these purposes, the adjusted issue price of a Subordinated
Unit at the beginning of any accrual period equals the issue price of the Subordinated Unit, increased by the aggregate amount of original issue discount with respect to the Subordinated Unit that accrued in all prior accrual periods and reduced by the amount of distributions included in the Subordinated Unit's stated redemption price at maturity that were made on the Subordinated Unit that were attributable to such prior periods. In addition, the original yield to maturity of a Subordinated Unit should be calculated based on its issue price, assuming that the Subordinated Unit will be paid in all periods in accordance with the Prepayment Assumptions, and with compounding at the end of each accrual period used in the formula. The OID accruing during any accrual period (as determined in this paragraph) will be divided by the number of days in the period to determine the daily portion of OID for each day in the period. [OID for the first short accrual period between the Startup Day and the first Distribution Date will be determined using the exact method.]


   Acquisition Premium. A purchaser of a Subordinated Unit issued with OID at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Subordinated Unit reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

   Market Discount. A purchaser of a Subordinated Unit may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, "market discount" is the amount by which the purchaser's original basis in the Subordinated Unit is exceeded by the adjusted issue price of such Subordinated Unit at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Subordinated Unit as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumptions. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) either in the ratio of interest accrued for the relevant period to the sum of interest accrued for such period plus the remaining interest as of the end of such period or in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Subordinated Unit as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Subordinated Unit over the interest (including OID) distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Subordinated Unit for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Subordinated Unit is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Subordinated Unit will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Subordinated Unit multiplied by the weighted average maturity of the Subordinated Unit remaining after the date of purchase, rounding down the date each payment included in the stated redemption price at maturity is expected to be made to the next lowest number of whole years. Such de minimis market discount should be reportable in the same manner as de minimis OID as determined above under "Original Issue Discount." Treasury Regulations implementing the market discount rules have not yet been issued, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of a constant interest rate.

   Premium. Subordinated Units may be purchased at a premium, i.e., at a cost greater than their remaining stated redemption price at maturity. If the Certificateholder holds such a Subordinated Unit as a "capital asset" within the meaning of Code Section 1221, the Certificateholder may elect under Code
Section 171 to amortize such premium under the constant interest method. Such election applies to all debt instruments held by the Certificateholders at the beginning of the taxable year as to which the election is made or acquired thereafter and is irrevocable except with the consent of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Subordinated Units, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Subordinated Unit rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Subordinated Unit may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Treatment of Losses. Certificateholders will be required to report income with respect to the Subordinated Units on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Subordinated Unit may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectability until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Certificateholders that are corporations or that otherwise hold the Subordinated Units in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Subordinated Units becoming wholly or partially worthless, and that, in general, Certificateholders that are not corporations and that do not hold the Subordinated Units in connection with a trade or business will be allowed to deduct as a loss, which may be a short-term capital loss, any loss sustained during the taxable year on account of any such Subordinated Units becoming wholly worthless. The Internal Revenue Service could assert, however, that losses on the Subordinated Units are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" OID which would be deductible only against future positive OID or otherwise upon termination of the Class. Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Subordinated Units. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Subordinated Units.

   Sale or Exchange of Subordinated Units. If a Certificateholder sells or exchanges a Subordinated Unit, the Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Subordinated Unit. The adjusted basis of a Subordinated Unit generally will equal the cost of the Subordinated Unit to the seller, increased by any OID or market discount previously included in the seller's gross income with respect to the Subordinated Unit and reduced by amounts included in the stated redemption price at maturity of the Subordinated Unit that were previously received by the seller, by any amortized premium, and by any recognized losses.


   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Subordinated Unit realized by an investor who holds the Subordinated Unit as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Subordinated Unit has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income (i) if a Subordinated Unit is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of an non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Subordinated Unit were 110% of the applicable Federal rate as of the date of purchase, over
(b) the amount of income actually includible in the gross income of such holder with respect to such Subordinated Unit. In addition, gain or loss recognized from the sale of a Subordinated Unit by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXES THAT MAY BE IMPOSED ON A REMIC

   Prohibited Transactions. Income from certain transactions by a REMIC, called prohibited transactions, will be taxed directly to the related REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,
(b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, or the waiver of a due-on-sale or due-on encumbrance clause. It is not anticipated that either REMIC will engage in any prohibited transaction.

   Contributions to a REMIC After the Startup Day. In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Residual Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to either REMIC.

   Net Income from Foreclosure Property. The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Examples of taxable net income from foreclosure property include net income received as a result of the operation and management of a trade or business on the foreclosure property (within the meaning of the rules applicable to real estate investment trusts), income from the furnishing or rendering of services to the tenants of such foreclosure property by an independent contractor, to the extent that such services are not customarily furnished to tenants in properties of a similar class in the geographic market in which the property is located, and rental income based on the net profits of a tenant.

LIQUIDATION OF THE REMIC

   If a REMIC adopts a plan of complete liquidation, within the meaning of Code
Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be taxable on any gain on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular and residual interests within the 90-day period.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Interest, including OID, distributable to holders of Subordinated Units or Subordinated Certificates who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a "U.S. Person"), will be considered "portfolio interest" and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Subordinated Unit or Subordinated Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Subordinated Unit or Subordinated Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Certificate. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

BACKUP WITHHOLDING


   Distributions made on the Subordinated Units or Subordinated Certificates, and proceeds from the sale of the Subordinated Units or Subordinated Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Subordinated Unit or Subordinated Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distributions on the Subordinated Units or Subordinated Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

   Each of the Upper-Tier REMIC and the Lower-Tier REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign each REMIC's returns. It is anticipated that the REMIC's books and the Trustee's reports to investors will reflect the aggregate treatment of the Subordinated Units as a single debt instrument, without regard to whether the Subordinated Certificates become separately tradable.

   Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Subordinated Units will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Subordinated Units or beneficial owners who own Subordinated Units through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Subordinated Units (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to the Upper-Tier REMIC and Lower-Tier REMIC. Holders through nominees must request such information from the nominee.

   Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to holders of Subordinated Units and filed annually with the Internal Revenue Service concerning the percentage of each REMIC's assets meeting the qualified asset tests described above under "Status of Subordinated Certificates."


   DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SUBORDINATE CERTIFICATES.

                               LEGAL INVESTMENT

   The Subordinated Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Subordinated Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Subordinated Certificates, may be subject to significant interpretive uncertainties.

   All depository institutions considering an investment in the Subordinated Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, and by the National Credit Union Administration (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Subordinated Certificates, as they may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   No representation is made as to the proper characterization of the Subordinated Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Subordinated Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Subordinated Certificates) may adversely affect the liquidity of the Subordinated Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Subordinated Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   Investors should consult their own legal advisors in determining whether and to what extent the Subordinated Certificates constitute legal investments for such investors.

                               USE OF PROCEEDS


   The net proceeds from the sale of Subordinated Units will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Depositor and Bear, Stearns & Co. Inc. and Nomura Securities International, Inc. (the "Underwriters"), each of the Underwriters has severally agreed to purchase from the Depositor, and the Depositor has agreed to sell to each of the Underwriters, the respective principal balance of Subordinated Units set forth opposite its name at the price to the public set forth on the cover page of this Prospectus, less underwriting discount:

                                             PRINCIPAL BALANCE OF
UNDERWRITERS                                  SUBORDINATED UNITS(1)
-------------                               ------------------------
Bear, Stearns & Co. Inc....................           $
Nomura Securities International, Inc.  ....
                                            ------------------------
                                                      $
                                            ========================

------------
(1) Subject to a permitted variance of plus or minus 5%.

   The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by counsel, and to certain other conditions. The nature of the Underwriters' obligations is such that the Underwriters are committed to purchase all of the Subordinated Units, if any are purchased, at a purchase price of [ ]% of the initial principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. After the initial public offering of the Subordinated Units, the offering price and other selling terms may be changed by the Underwriters.


   The Depositor and the Mortgage Loan Seller will indemnify the Underwriters against certain liabilities, including civil liabilities under the Act or will contribute to payments that the Underwriters may be required to make in respect thereof in accordance with the terms and provisions of the Underwriting Agreement.


   Pursuant to the provisions of NASD Conduct Rule 2810(b)(2)(C), NASD members may not execute transaction in the Subordinated Units for any accounts over which they exercise discretionary authority without prior written approval of the customer.

   There is currently no secondary market for the Subordinated Units or the Subordinated Certificates. Each of the Underwriters currently expects to make a secondary market in the Subordinated Units and, if separately traded, the Subordinated Certificates, but has no obligation to do so. There can be no assurance that an active secondary market for the Subordinated Units or, if separately traded, Subordinated Certificates will develop or that any such market, if established, will continue.


   This Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom this Prospectus may otherwise lawfully be issued or passed on.


   The Trust Fund described in this Prospectus may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.


   The Mortgage Loan Seller and NSI are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Mortgage Loan Seller. The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 17 of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 27% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the South Dekalb Mall and has an equity interest in the parent of the borrower with respect to the Montague Park Tech Center and in Westin. See "Risk Factors --Other

Financing," "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "-- Conflicts of Interest." In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates own equity interests in affiliates of the borrowers.


                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund is being formed with respect to the Certificates and the Trust Fund will not engage in any business activities or have any assets or obligations prior to the issuance of the Certificates. Accordingly, no financial statements with respect to the Trust Fund will be included in this Prospectus.

                                    RATING


   It is a condition to the issuance of the Subordinated Certificates that (i) the Senior Certificates be issued and offered, (ii) the Class B-1 Certificates be rated "BB+" by each of S&P and Fitch, the Class B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 Certificates be rated "B+" by S&P, the Class B-5 Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P.


   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

   There can be no assurance as to whether any rating agency not requested to rate the Subordinated Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Subordinated Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Subordinated Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            AVAILABLE INFORMATION


   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Act with respect to the Subordinated Certificates. This Prospectus contains summaries of the material terms of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Subordinated Certificates or an offer of the Subordinated Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                       INDEX OF SIGNIFICANT DEFINITIONS


 1
1986 Act                                             155
A
AA                                                   121
Aaa                                                  121
ACLI Reports                                          41
ACMs                                                  31
Act                                                    1
Actual On-going Capital Reserves                      63
                                                     34,
ADA                                                  152
Advance Rate                                         120
Advances                                             120
Allocated Loan Amount                                 62
AMI                                                    7
Amortization                                          63
AMRESCO                                                7
Anchor                                                63
Ann                                                   62
Annual Debt Service                                   62
Anticipated Remaining Term                            62
Anticipated Repayment Date                            62
Appraisal Reduction Amount                            87
Appraisal Reduction Event                             87
ARD Loans                                              8
Assisted Living Loan                                  43
Assisted Living Property                              43
Assumed Maturity Date                                 15
Assumed Scheduled Payment                             82
Audit/Agreed Upon Procedures/Review                   63
Available Funds                                       77
B
Balloon Loans                                         57
Balloon Payment                                       57
Balloon Payments                                      32
Bankruptcy Code                                      147
Bloomfield                                             8
Bloomfield Purchase Agreement                        118
Burnham Inc                                           51
Burnham Pacific Borrowers                             51
Burnham Pacific Loan                                  51
C
Cash Collateral Accounts                             120
CEDEL                                                  1
CEDEL Participants                                    89
CERCLA                                                31
Certificate Balance                                    1
Certificate Registrar                                 88
Certificateholder                                     88
Certificates                                           1
Class                                                  1
CMA Report                                            40


                               166

Code                                                  17
Collateral Account                                   130
Collateral Substitution Deposit                       58
Collection Account                                   121
Collection Period                                     79
Commission                                           164
Constant Prepayment Rate                             103
Cooperative                                           90
Coupon Strip Certificates                             76
CPR                                                  103
Crime Control Act                                    152
Cut-off Date Principal Balance                        62
D
Default Interest                                      79
Default Interest Distribution Account                121
Default Rate                                          79
Defeasance Lock-out Period                            58
Defeasance Option                                     58
Definitive Certificates                               90
Delinquency                                           80
Delinquency Reduction Amount                          80
Deposit                                              130
Depositaries                                          88
Depositor                                              1
Directing Holders                                    129
Distribution Account                                 121
Distribution Date                                      1
Distribution Date Statement                          138
DSCR                                                  62
DTC                                                    1
E
EDGAR                                                164
Eligible Bank                                        122
Euroclear                                              1
Euroclear Operator                                    90
Euroclear Participants                                90
Event of Default                                     126
Excess Cash Flow                                      57
                                                     56,
Excess Interest                                       79
Excess Interest Distribution Account                 121
Excess Rate                                           79
F
Factory Outlet Loan                                   43
Factory Outlet Property                               43
Fair Market Value                                    130
Final Recovery Determination                         138
Fiscal Agent                                          13
Fixed Voting Rights Percentage                       127
Franchise                                             63
FSA                                                  163

                               167

G
GLA                                                   63
H
Holders                                               90
Hotel Loan                                            43
Hotel Property                                        43
Hudson Hotels Borrower                                52
Hudson Hotels Manager                                 52
Hudson Hotels Pool Loan                               51
I
Identified Deferred Maintenance                       63
Indirect Participants                                 88
Industrial Loan                                       43
Industrial Property                                   43
Industry Overview                                     41
Initial Pool Balance                                  43
Instructions                                         129
Interest Accrual Amount                               79
Interest Accrual Period                               80
Interest Reserve Account                             121
Interest Shortfall                                    80
International Plaza Borrower                          49
International Plaza Loan                              49
International Plaza Property                          49
J
Junior Subordinated Certificates                       1
K
Kendall Square Pool Loan                              47
Kendall Square Pool Properties                        47
L
Lazard                                                48
Lazard Mezzanine Financing                            48
Level A                                              114
Lock Box Accounts                                    120
Lower Rate                                           129
Lower-Tier Regular Interests                         153
Lower-Tier REMIC                                       2
LTV                                                   61
M
Major Tenants                                         63
Marina Harbor Borrower                                53
Marina Harbor Loan                                    52
Marina Harbor Manager                                 53
Marina Harbor Maturity Date                           52
Marina Harbor Property                                52
Marina Harbor Submanager                              53
Maturity Date/Anticipated Repayment Date LTV          63
Mezzanine Debt                                        26
Minimum Defaulted Monthly Payment                    129
Mobile Home Loan                                      43
Mobile Home Property                                  43
Monthly Debt Service Payment                          57
Monthly Mortgage Loan Payments                        27

                               168


Monthly Operating Expenses                           27
Monthly Payment                                      78
Mortgage                                             43
Mortgage Loan Assumptions                           103
Mortgage Loan Purchase and Sale Agreement            44
Mortgage Loan Seller                               6, 7
Mortgage Loans                                        1
Mortgage Pool                                         1
Mortgaged Properties                                  1
Multifamily Loan                                     43
Multifamily Property                                 43
N
NCUA                                                151
Net Cash Flow                                        45
Net Default Interest                                 79
Net REO Proceeds                                     79
Note                                                 43
NSI                                                   7
O
Occupancy                                            63
Office Loan                                          43
Office Property                                      43
OID                                                 155
OID Regulations                                     155
Original Principal Loan Balance                      62
Originators                                           8
P
Participants                                         87
Pass-Through Rate                                    16
Percentage Interest                                  77
Permitted Investments                               122
P&I Advance                                         118
Plan of Distribution                                  2
Policy Statement                                    161
Pool Loans                                           59
Pooling and Servicing Agreement                     112
Prepayment Assumptions                              103
Prepayment Interest Shortfall                        80
Prepayment Premium                                   57
Prime Rate                                          120
Principal Prepayments                                79
Principal Recovery Fee                              137
Property Advances                                   120
Puente Hills Borrower                                51
Puente Hills Loan                                    51
R
Rated Final Distribution Date                       102
Realized Loss                                        85
Record Date                                          77
Regular Certificates                                153
Release Date                                         58
Relief Act                                          151
Remaining Lock-out                                   62

                               169

REMIC                                                  2
REMIC Regulations                                    153
REO Account                                           76
REO Mortgage Loan                                     82
REO Property                                          76
Repurchase Price                                     117
Reserve Accounts                                      44
Reserve for Deferred Maintenance                      63
Residual Certificates                                 17
Retail Loan                                           43
Retail Property                                       43
Revised Rate                                          56
RICO                                                 152
Rules                                                 89
S
Saracen Borrower                                      48
Saracen Pool Loan                                     48
Saracen Pool Properties                               48
Saracen Pool Property                                 48
SEL                                                    2
Senior Certificates                                    1
Senior Housing/Healthcare Loan                        43
Senior Housing/Healthcare Property                    43
Servicer                                               7
Servicer Remittance Date                             118
Servicer's Appraisal Estimate                         87
Servicing Compensation                               136
Servicing Fee                                        136
Servicing Fee Rate                                   136
Servicing Standard                                   118
SMMEA                                                161
Special Servicing Fee                                137
Specially Serviced Mortgage Loan                     137
Startup Day                                          154
Stated Maturity Date                                  62
Stated Principal Balance                              86
Subordinate Class Advance Amount                     119
Subordinated Certificates                              1
Subordinated Units                                     1
T
Terms and Conditions                                  90
Title V                                              151
Title VIII                                           151
Treasury Rate                                         56
Treasury Regulations                                 153
Trust Fund                                             1
Trust REMICs                                         153
Trustee                                               13
Trustee Fee                                          135
TTM                                                   62

                               170

U
UCC                                                  143
Underwriters                                         163
Underwriting Agreement                               163
Unit                                                  63
Unscheduled Payments                                  79
Updated Appraisal                                    128
Upper-Tier REMIC                                       2
U.S. Person                                          160
V
Valley Central Borrower                               51
Valley Central Loan                                   51
Value                                                 63
W
Web                                                  164
Wells Holdings                                        48
Withheld Amounts                                     121
Y
YE                                                    62
Year Built/Renovated                                  63
YTD                                                   62
Z
Zoning Laws

                    GLOSSARY OF KEY REAL ESTATE, MORTGAGE
                     AND MORTGAGE LOAN UNDERWRITING TERMS

-A-

"ACMS" means asbestos containing materials.

"ACTUAL ON-GOING CAPITAL RESERVES" means the annual reserves per unit of measure or as a percentage of gross revenue, as indicated, and escrowed on a monthly basis.

"ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise.


"AMORTIZATION" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note were calculated based on twelve 30-day months and a 360-day year.

"ANCHOR" means, with respect to Retail Properties, the largest, second largest and third largest tenants, if any.


"ANNUAL DEBT SERVICE" means the current annual debt service payable on the related Mortgage Loan.


"ANTICIPATED REMAINING TERM" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, or the maturity date.

"ANTICIPATED REPAYMENT DATE" or "ARD" means, for ARD Loans, the date on which interest begins accruing at the Revised Rate and Excess Cash Flow is retained pursuant to the related Lock-box Agreements to be applied to payment of principal and Excess Interest.


"APPRAISAL REDUCTION AMOUNT" means, for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer).


"APPRAISAL REDUCTION EVENT" means any of the following: (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard, would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan.

"ARD LOAN" generally means a Mortgage Loan that substantially fully amortizes by its respective repayment date (and not its Anticipated Repayment Dates) but provides for an Anticipated Repayment Date on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date.

"ASSUMED MATURITY DATE" means with respect to (a) any Mortgage Loan that is not a Balloon Loan, the maturity date of such Mortgage Loan and (b) any Balloon Loan, the date on which a Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

-B-

"BALLOON LOANS" means a Mortgage Loan that provide for monthly payments of principal based on an amortization schedule at least 60 months longer than its original term.


"BALLOON PAYMENT" means the substantial payment of principal due at the maturity date of a Balloon Loan unless previously prepaid.


-C-


"CASH COLLATERAL ACCOUNTS" means, with respect to each Mortgage Loan that has a Lock Box Account, one or more accounts established in the name of the Servicer and into which funds in the related Lock Box Accounts will be swept on a regular basis.

"COLLATERAL ACCOUNT" means a segregated account established by the Servicer to receive certain deposits by the Directing Holders upon the occurrence of certain defaults on Balloon Payments.

"COLLATERAL SUBSTITUTION DEPOSIT" means an amount equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% (generally) of the Allocated Loan Amount of the related Mortgaged Property or Properties sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligation.

"CONSTANT PREPAYMENT RATE" or "CPR" means the prepayment model used in the Prospectus and representing an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans.

"CUT-OFF DATE ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property, the Allocated Loan Amount of such property as of the Cut-off Date.


"CUT-OFF DATE PRINCIPAL BALANCE" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.


-D-

"DEFEASANCE LOCK-OUT PERIOD" means a specified period, which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, after which, provided no event of default exists, a release of a Mortgaged Property from the lien of the related Mortgage may be obtained.

"DEFEASANCE OPTION" means a release of a Mortgaged Property from the lien of the related Mortgage in exchange for a Collateral Substitution Deposit following the Defeasance Lock-out Period.

"DELINQUENCY" means any failure of the borrower to make a scheduled payment on a Due Date.


"DSCR" means, with respect to any Mortgage Loan, the Net Cash Flow for the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property.


-E-

"EXCESS CASH FLOW" means the cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the following: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,
(ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, and (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund.

"EXCESS INTEREST" means, with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

"EXCESS RATE" means, with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

-F-


"FAIR MARKET VALUE" means the fair market value of a Mortgaged Property, after accounting for the estimated liquidation and carrying costs.


"FINAL RECOVERY DETERMINATION" means the date of the determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable.

-G-

"GLA" means the square footage of the gross leasable area of each Mortgaged Property.

-I-

"IDENTIFIED DEFERRED MAINTENANCE" means the estimated amount of deferred maintenance in a Mortgaged Property's structural engineering report.

"INITIAL POOL BALANCE" means the Cut-off Date Principal Balance of the Mortgage Pool.

-L-

"LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.


"LOCK BOX ACCOUNTS" means one or more accounts that have been established in the name of the related borrower into which rents or other revenues from related Mortgaged Properties are deposited by the tenants or manager. All funds on deposit in the Lock Box Accounts remain in the Lock Box Account or are periodically swept into the Cash Collateral Accounts.

"LOCK-OUT PERIOD" means a period during which a Mortgage Loan prohibits voluntary prepayment.


-M-


"MEZZANINE DEBT" means loans made by the Mortgage Loan Seller to affiliates of certain of the borrowers that are secured by equity interests in the borrowers or affiliates of the borrowers.


"MONTHLY DEBT SERVICE PAYMENT" means the payment of interest at the Mortgage Rate and principal based on the amortization schedule.

"MONTHLY MORTGAGE LOAN PAYMENTS" means all required monthly debt service payments, reserve payments and other payments under the related Mortgage Loan.

"MONTHLY OPERATING EXPENSES" means all monthly operating expenses with respect to a related Mortgaged Property.


"MONTHLY PAYMENT" means the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment but not excluding any constant Monthly Payment, which is payable by the related borrower on the related Due Date.

"MORTGAGE" means a mortgage, deed of trust or other similar security instrument.

"MORTGAGE LOAN ASSUMPTIONS" means the following assumptions regarding the Mortgage Loans: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement-Representations and Warranties-Repurchase"; (iii) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; and (iv) the date of determination of weighted average life is April 2, 1997.

"MORTGAGE LOAN PURCHASE AND SALE AGREEMENT" means the Mortgage Loan Purchase and Sale Agreement to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor pursuant to which the Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool.

"MORTGAGE LOAN SELLER" means Nomura Asset Capital Corporation.

"MORTGAGE LOANS" means the 123 fixed-rate mortgage loans included in the Mortgage Pool.

"MORTGAGE POOL" means a pool of 123 fixed-rate mortgage loans, with original terms to maturity of generally not more than thirty years, deposited in the Trust Fund by the Depositor.

"MORTGAGE RATE" means, with respect to each Mortgage Loan, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan.

"MORTGAGED PROPERTIES" means the anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility which secure the Mortgage Loans.

-N-

"NET CASH FLOW" means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) assuming the occupancy rate for the Mortgaged Property was less than the actual occupancy rate, (ii) subtracting from net operating income replacement or capital expenditure reserves, (iii) assuming that a 4% to 5% management fee and a 4% to 8% franchise fee (for Hotel Properties only) was payable with respect to the Mortgaged Property, (iv) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions,
(vii) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (viii) excluding certain non-recurring income and/or expenses, (ix) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (x) in the case of certain of the Hotel Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a high occupancy rate or to reflect new construction in the market and (xi) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment.

"NET MORTGAGE PASS-THROUGH RATE" means, with respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the aggregate of the applicable Servicing Fee Rate.

"NET REO PROCEEDS" means, with respect to any REO Property and any related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement

"NOTE" means a promissory note.

-O-


"OCCUPANCY" means the percentage of gross leasable area, rooms, units, beds or sites of the property that is leased.


"ORIGINAL PRINCIPAL LOAN BALANCE" means the principal balance of the Mortgage Loan as of the date of origination.

"ORIGINATORS" means Bloomfield and the Mortgage Loan Seller.

-P-

"P&I ADVANCE" means an amount advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable and in each case subject to a recoverability determination, equal to the total or any portion of the Monthly Payment or Minimum Defaulted

Monthly Payment on a Mortgage Loan (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee rate) not received that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date.


"PASS-THROUGH RATE" means, for any Class of Certificates or Component, the per annum rate at which interest accrues on the Certificates of such Class or component during any Interest Accrual Period.

"POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement to be dated as of [ ], 1997, by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.


"PREFERRED INTEREST HOLDER" means the Mortgage Loan Seller or its affiliates in the capacity as holder of a preferred equity interest in a borrower or an affiliate of a borrower.


"PROPERTY ADVANCES" means an amount advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable and in each case subject to a recoverability determination, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

-R-


"RATED FINAL DISTRIBUTION DATE" means April 14, 2029, the Distribution Date occurring after the latest Assumed Maturity Date of any of the Mortgage Loans.

"REALIZED LOSS" means, with respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs.


"RELEASE DATE" means any Due Date on which a borrower exercises its Defeasance Option.

"REMAINING LOCK-OUT" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

"REO ACCOUNT" means any account established in connection with REO
Properties.

"REO MORTGAGE LOAN" means any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

"REO PROPERTY" means, upon acquisition, any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure.

"REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER" means those representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement and assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Pooling and Servicing Agreement, as more fully described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase."


"RESERVE ACCOUNTS" means one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves.


"RESERVE FOR DEFERRED MAINTENANCE" means the actual dollars escrowed at the loan origination for deferred maintenance repairs.

-S-

"SERVICER" means AMRESCO Management, Inc.

"SERVICING STANDARD" means the standards established under the Pooling and Servicing Agreement which require the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property.


"SPECIAL SERVICER" means AMRESCO Management, Inc.

"SPECIALLY SERVICED MORTGAGE LOAN" means any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (iii), (iv),
(v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

"STATED MATURITY DATE" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.


"STATED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Scheduled Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest.

-T-


"TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

-U-

"UPDATED APPRAISAL" means an appraisal (or a letter update from an existing appraisal which is less than three years old) of the Mortgaged Property from an independent appraiser who is a member of the American Institute of Real Estate Appraisers.

-V-

"VALUE" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan.

-W-

"WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, with respect to any Distribution Date, the fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and
(ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occur.

-Z-

"ZONING LAWS" means applicable building and zoning ordinances and codes.

                      ANNEX A

LOAN #  ASSET # PROPERTY NAME                           ADDRESS                      CITY            STATE    ZIP
------  ------- -------------                           -------                      ----            ------   ----
                KENDALL SQUARE
   1       1    Phase II                                1 Kendall Sq. Phase 2        Cambridge          MA    02142
   1       2    Athenaeum House                         215 1st Street               Cambridge          MA    02142
   1       3    Phase I                                 One Kendall Square           Cambridge          MA    02142

                SARACEN
   2       1    Wells Research                          75-85-95 Wells Ave.          Newton             MA    02159
   2       2    128 Technology Center                   125 Roberts Road             Waltham            MA    02154
   2       3    Dedham Place                            East St. & Allied Dr.        Dedham             MA    02026
   2       4    201 University                          201 University Ave.          Westwood           MA    02090
   2       5    7-57 Wells Avenue                       7-57 Wells Avenue            Newton             MA    02159
   2       6    Norfolk                                 333 Elm Street               Dedham             MA    02026

   3            International Plaza                     750 Lexington Ave.           New York           NY    10022
                K-MART DISTRIBUTION CENTER
   4       1    K-Mart Brighton Distribution Center     18875 Bromley Lane           Brighton           CO    80601
   4       2    K-Mart Greensboro Distribution Center   300 Penry Road               Greensboro         NC    27405

                BURNHAM PACIFIC
   5       1    Puente Hills                            17525-18271 Gale             City of Industry   CA    91748
   5       2    Valley Central                          44655 Vly Central Way        Lancaster          CA    93536

                HUDSON HOTELS
   6       1    Seagate Hotel                           400 So. Ocean Blvd           Delray Beach       FL    33483
   6       2    Durham-Duke                             2306 Elba St.                Durham             NC    27705
   6       3    Brookwood Inn -- Pittsford              800 Pittsford-Victor Rd.     Pittsford          NY    14534
   6       4    Fairfield Inn -- Richmond               7300 W. Broad St.            Richmond           VA    23294
   6       5    Fairfield Inn -- Cary                   1716 Walnut St.              Cary               NC    27511
   6       6    Fairfield Inn -- Wilmington             4926 Market St.              Wilmington         NC    28403
   6       7    Fairfield Inn -- Columbia               8104 Two Notch Rd.           Columbia           SC    29223
   6       8    Fairfield Inn -- Charleston             7415 Northside Dr.           Charleston         SC    29420
   6       9    Fairfield Inn -- Durham RTP             4507 NC Highway 55           Durham             NC    27713
   6      10    Comfort Inn -- Jamestown                2800 N. Main St. Ext.        Jamestown          NY    14701
   6      11    Raleigh                                 3201 Wake Forest Rd.         Raleigh            NC    27609
   6      12    Fairfield Inn -- Statesville            1503 E. Broad St.            Statesville        NC    28677
   6      13    Charlotte                               1200 W. Sugar Creek Rd.      Charlotte          NC    28213
   6      14    Comfort Inn -- Rochester                1501 Ridge Rd. West          Rochester          NY    14615
   6      15    Fairfield Inn -- Albany                 2586 N. Slappey Blvd.        Albany             GA    31701
   6      16    EconoLodge -- Canandaigua               170 Eastern Blvd.            Canandaigua        NY    14424

   7            Marina Harbor Apts and Anchorage        4500 Via Marina              Marina del Rey     CA    90292
                SUNWEST
   8       1    SunWest 5032                            14540 Memorial Drive         Houston            TX    77079
   8       2    SunWest 7924                            1937 Parker Road             Plano              TX    75023
   8       3    SunWest 8001                            2524 N. Galloway Ave         Mesquite           TX    75150
   8       4    SunWest 5833                            7800 Grapevine Highway       N. Richland Hill   TX    76118
   8       5    SunWest 7801                            15 West 1st Street           Havre              MT    59501
   8       6    SunWest 5858                            2770 Trinity Mills Road      Carrollton         TX    75006
   8       7    SunWest 7802                            2nd Street & 2nd Ave NW      Sidney             MT    59270
   8       8    SunWest 7442                            2218 Greenville Avenue       Dallas             TX    75206
   8       9    SunWest 7862                            1201 South Stockton          Monahans           TX    79756
   8      10    SunWest 7055                            1873 South Wadsworth         Lakewood           CO    80232
   8      11    SunWest 7507                            3065 Josey Lane              Carrollton         TX    75007
   8      12    SunWest 5126                            401 16th Street              Orange             TX    77630
   8      13    SunWest 5038                            2747 East Fifth Street       Tyler              TX    75701
   8      14    SunWest 7311                            3101 South Elm Place         Broken Arrow       OK    74012
   8      15    SunWest 5131                            100 Cleveland SC             Cleveland          TX    77327
   8      16    SunWest 7641                            28522 FM 149 Road            Tomball            TX    77375
   8      17    SunWest 7075                            103 West Prospect            Fort Collins       CO    80525
   8      18    SunWest 5808                            13548 Preston Road           Dallas             TX    75240
   8      19    SunWest 7704                            590 32nd Street              Clifton            CO    81520
   8      20    SunWest 7098                            5820 South 1st Street        Austin             TX    78745
   8      21    SunWest 5011                            2010 South Sheridan          Tulsa              OK    74112
   8      22    SunWest 7613                            NW Bypass & W 3rd St         Great Falls        MT    59404
   8      23    SunWest 5801                            335 South Cedar Ridge        Duncanville        TX    75116











                               ORIGINAL    CUT-OFF DATE
                              PRINCIPAL     PRINCIPAL     CUT-OFF DATE
                                LOAN         LOAN           PRINCIPAL                                     1996 PERIOD
PROPERTY TYPE                  BALANCE      BALANCE        BALANCE/UNIT  1994 NOI  1995 NOI   1996 NOI       NOI            U/W NOI
-------------                  -------      -------        ------------  --------  --------   -------        ---            --------
Office                         29,544,340   29,501,397          124     4,223,357  4,169,895  4,600,418   TTM 11/30/96     4,294,941
Office                         20,414,344   20,384,672           66     2,157,309  2,601,977  2,862,522   TTM 11/30/96     3,002,213
Office                         19,741,316   19,712,622           89     2,908,497  2,732,416  2,579,271   TTM 11/30/96     2,805,624
                               ----------   ----------          ---     ---------  --------- ----------                   ----------
                               69,700,000   69,598,691           90     9,289,163  9,504,288 10,042,211                   10,102,778

Office                         19,497,301   19,475,608           82     2,667,258  2,995,470  2,994,149   TTM 11/30/96     2,863,071
Office                         17,666,917   17,647,261           81     2,500,550  2,621,380  2,469,041   TTM 11/30/96     2,423,022
Office                         14,148,837   14,133,095           87     1,820,126  2,080,887  2,111,059   TTM 11/30/96     1,415,876
Office                          7,656,783    7,648,264           93     1,364,262  1,583,114  1,615,543   TTM 11/30/96     1,299,184
Office                          6,937,010    6,929,292           78       590,010    881,831    681,936   TTM 11/30/96       876,328
Office                          3,093,152    3,089,711           64       290,599    445,740    236,491   TTM 11/30/96       357,867
                               ----------   ----------          ---     ---------  --------- ----------                   ----------
                               69,000,000   68,923,230           82     9,232,805 10,608,422 10,108,219                    9,235,348
Office                         65,750,000   65,750,000          171    11,168,393 11,718,933 12,093,512   TTM 10/31/96     9,442,321

Industrial-Warehouse           31,138,297   31,138,297           24                           3,910,363                    3,990,166
Industrial-Warehouse           31,111,703   31,111,703           20                           3,907,024                    3,986,759
                               ----------   ----------          ---                          ----------                   ----------
                               62,250,000   62,250,000           22                           7,817,387                    7,976,925

Retail-Anchored                33,100,000   33,100,000           64     6,080,004  6,174,558  6,013,949   TTM 12/31/96     5,571,650
Retail-Anchored                25,400,000   25,400,000           53     4,046,563  4,235,896  4,124,189   TTM 12/31/96     4,122,150
                               ----------   ----------          ---     ---------  --------- ----------                   ----------
                               58,500,000   58,500,000           59    10,126,567 10,410,454 10,138,138                    9,693,800

Hotel-Full Service              7,395,000    7,375,729      105,368     1,256,361  1,342,788  1,285,670   TTM 9/30/96      1,226,029
Hotel-Full Service              6,090,000    6,074,130       40,494       950,677  1,023,261  1,291,575   TTM 9/30/96      1,197,701
Hotel-Full Service              4,510,000    4,498,247       41,650       885,220    908,673    870,389   TTM 9/30/96        732,733
Hotel-Ltd. Service              4,375,000    4,363,599       35,190       169,077    712,682    884,477   TTM 9/30/96        872,067
Hotel-Ltd. Service              3,935,000    3,924,746       31,398       272,900    686,954    766,592   TTM 9/30/96        737,848
Hotel-Ltd. Service              3,545,000    3,535,762       29,465       166,446    697,741    678,815   TTM 9/30/96        619,227
Hotel-Ltd. Service              3,365,000    3,356,231       26,017       -84,699    461,528    640,195   TTM 9/30/96        656,315
Hotel-Ltd. Service              3,185,000    3,176,700       26,695       -30,985    477,050    578,128   TTM 9/30/96        564,503
Hotel-Ltd. Service              3,130,000    3,121,843       32,519       126,727    581,520    591,663   TTM 9/30/96        549,407
Hotel-Ltd. Service              3,000,000    2,992,182       29,626       493,896    549,864    539,113   TTM 9/30/96        514,568
Hotel-Ltd. Service              2,775,000    2,767,769       18,576       490,353    574,387    631,975   TTM 9/30/96        589,238
Hotel-Ltd. Service              2,515,000    2,508,446       21,258        20,767    393,860    433,420   TTM 9/30/96        419,139
Hotel-Ltd. Service              2,340,000    2,333,902       17,681       380,511    370,608    426,293   TTM 9/30/96        379,091
Hotel-Ltd. Service              2,275,000    2,269,072       27,338       488,333    469,262    441,986   TTM 9/30/96        412,955
Hotel-Ltd. Service              2,215,000    2,209,228       18,108        72,627    451,045    353,982   TTM 9/30/96        318,818
Hotel-Ltd. Service              1,350,000    1,346,482       20,715       221,796    229,824    263,596   TTM 9/30/96        253,321
                               ----------   ----------       ------     ---------  --------- ----------                   ----------
                               56,000,000   55,854,069       30,842     5,880,007  9,931,047 10,677,870                   10,042,960
Multifamily                    51,000,000   50,586,851       59,795     7,275,475  7,640,886  7,366,892   TTM 10/31/96     7,324,895

Retail-Unanchored               2,529,561    2,529,561           69       367,313    400,174    420,938   TTM 2/97           334,378
Retail-Unanchored               1,912,588    1,912,588           38        26,173     69,580     47,949   TTM 2/97           241,968
Retail-Unanchored               1,828,252    1,828,252           52                                                          231,321
Retail-Unanchored               1,826,954    1,826,954           50       228,028    256,195    239,530   TTM 2/97           234,108
Retail-Unanchored               1,629,613    1,629,613           49       244,083    244,177    244,181   TTM 2/97           219,865
Retail-Unanchored               1,707,171    1,707,171           40       146,245    267,505    267,501   TTM 2/97           239,792
Retail-Unanchored               1,436,135    1,436,135           37       233,218    206,774    192,610   TTM 2/97           181,760
Retail-Unanchored               1,709,217    1,709,217           79       266,984    245,915    245,915   TTM 2/97           222,253
Retail-Unanchored               1,298,090    1,298,090           43       192,696    201,652    211,650   TTM 2/97           172,258
Retail-Unanchored               1,198,665    1,198,665           24                  155,302    152,023   TTM 2/97           159,915
Retail-Unanchored               1,205,911    1,205,911           45       148,721    163,294    166,024   TTM 2/97           153,021
Retail-Unanchored               1,218,846    1,218,846           23       158,159    193,925    209,195   TTM 2/97           169,220
Retail-Unanchored               1,164,070    1,164,070           51       157,954    159,533    159,535   TTM 2/97           151,415
Retail-Unanchored               1,107,881    1,107,881           36       107,746    118,116    135,170   TTM 2/97           148,985
Retail-Unanchored               1,059,419    1,059,419           28       143,399    144,260    144,264   TTM 2/97           135,831
Retail-Unanchored               1,049,421    1,049,421           28       151,275    157,317    160,519   TTM 2/97           144,427
Retail-Unanchored               1,043,414    1,043,414           47        97,575    101,257    189,100   TTM 2/97           132,538
Retail-Unanchored               1,167,641    1,167,641           50       158,984    158,258    158,258   TTM 2/97           148,105
Retail-Unanchored                 952,988      952,988           11       115,930    151,661    172,385   TTM 2/97           134,180
Retail-Unanchored               1,106,065    1,106,065           52       145,284    160,409    160,403   TTM 2/97           147,736
Retail-Unanchored                 717,300      717,300           16       135,157    151,977    143,538   TTM 2/97           109,449
Retail-Unanchored                 603,631      603,631           17        99,342     33,201     52,825   TTM 2/97            80,339
Retail-Unanchored                 874,438      874,438           28        74,287    122,619    122,616   TTM 2/97           112,981










LOAN #  ASSET # PROPERTY NAME                     ADDRESS                      CITY           STATE  ZIP
------  ------- -------------                     -------                      ----           ------ ----
    8      24   SunWest 5057                      1305 Tenaha                  Center          TX    75935
    8      25   SunWest 5861                      3614 Camp Bowie Blvd.        Fort Worth      TX    76107
    8      26   SunWest 7032                      3333 Finley                  Irving          TX    75062
    8      27   SunWest 7125                      6400 Nieman Road             Shawnee         KS    66203
    8      28   SunWest 5822                      6500 Skillman                Dallas          TX    75231
    8      29   SunWest 7792                      3707 Lemmon Avenue           Dallas          TX    75219
    8      30   SunWest 7033                      9825 Miller Road             Dallas          TX    75238
    8      31   SunWest 7118                      1201 South Noland            Independence    MO    64055
    8      32   SunWest 7816                      1380 North Main Street       Vidor           TX    76704
    8      33   SunWest 7615                      715 South Haynes             Miles City      MT    59301
    8      34   SunWest 7736                      429 West Broadway            West Memphis    AR    72301
    8      35   SunWest 7446                      14th Street & Grand Ave      Billings        MT    59101
    8      36   SunWest 7742                      1818 Ninth Street            Wichita Falls   TX    76301
    8      37   SunWest 7342                      280 West Main Street         Vernal          UT    84078
    8      38   SunWest 7020                      2215 East Marsalis           Dallas          TX    75216
    8      39   SunWest 7595                      10525 Edgebrook              Houston         TX    77034
    8      40   SunWest 7019                      4500 Live Oak                Dallas          TX    75204
    8      41   SunWest 7925                      1949 John West Road          Dallas          TX    75228
    8      42   SunWest 7344                      3990 Washington              Ogden           UT    84403
    8      43   SunWest 7031                      911 North Hampton            Desoto          TX    75115
    8      44   SunWest 7738                      3314 Bell Street             Amarillo        TX    79106
    8      45   SunWest 7126                      1300 North Highway 7         Blue Springs    MO    64015
    8      46   SunWest 7154                      1665 Winchester              Memphis         TN    38116
    8      47   SunWest 7849                      1605 West Pioneer Pkwy       Arlington       TX    76013
    8      48   SunWest 7599                      2127 East Southmore          Pasadena        TX    77502
    8      49   SunWest 7121                      712 West Commerical          Springfield     MO    65803
    8      50   SunWest 7063                      709 North Federal            Riverton        WY    83501
    8      51   SunWest 7585                      105 West Edgewood            Friendswood     TX    77546
    8      52   SunWest 7751                      1343 Miner Street            Idaho Springs   CO    80452
    8      53   SunWest 5016                      7301 South Shields           Oklahoma City   OK    73149
    8      54   SunWest 7097                      9316 North Lamar             Austin          TX    78753
    8      55   SunWest 7576                      1600 Midwestern Parkway      Wichita Falls   TX    76302
    8      56   SunWest 7116                      3510 Prospect                Kansas City     MO    64128
    8      57   SunWest 7601                      16550 El Camino Real         Houston         TX    77062
    8      58   SunWest 7070                      111 Church Street            Florence        CO    81226
    8      59   SunWest 7110                      4601 Parallel Street         Kansas City     KS    66101
    8      60   SunWest 7728                      1102 South Dewey             North Platte    NE    69101
    8      61   SunWest 7067                      535 Green Street             Craig           CO    81625
    8      62   SunWest 7589                      611 North Burlington         Hastings        NE    68901
    8      63   SunWest 7989                      1717-1722 W.2nd              Grand Island    NE    68801
    8      64   SunWest 7516                      306 East Paisano Avenue      El Paso         TX    79901
    8      65   SunWest 5141                      601 Brown Street             Osawatomie      KS    22482
    8      66   SunWest 7343                      300 Main Street              Richfield       UT    84701
    8      67   SunWest 7040                      111 Park Street              Powell          WY    82435
    8      68   SunWest 7701                      705 Kansas Avenue            Garden City     KS    67846
    8      69   SunWest 7451                      259 14th Street              Burlington      CO    80807
    8      70   SunWest 5859                      1927 East Beltline Road      Carrollton      TX    75006
    8      71   SunWest 7145                      5316 Rogers Avenue           Fort Smith      AR    72902
    8      72   SunWest 7551                      202 Clubview                 Levelland       TX    79336

    9           Westin -- Indianapolis            50 South Capitol Ave         Indianapolis    IN    46204

   10           Security Square Mall              Security Blvd                Baltimore Cty.  MD    21244
   11           Two Gateway Center                283-299 Market St.           Newark          NJ    07102
                UNIPROP
   12       1   Aztec Estates                     1-A Sundial Circle Drive     Margate         FL    33068
   12       2   Park of the Four Seasons          50 113th Avenue, NE          Blaine          MN    55434
   12       3   Kings Manor                       12500 State Road 84          Ft. Lauderdale  FL    33325
   12       4   Old Dutch Farms                   27000 Napier Road            Novia           MI    48009

   13           Montague Park Tech Center         Junction Avenue              San Jose        CA    95134
                JACOBS MALL
   14       1   Conestoga Mall                    NEC U.S. 281 & 13th          Grand Island    NE    68803
   14       2   Randolph Mall                     NEC 49 & 64                  Asheboro        NC    27203




                               ORIGINAL    CUT-OFF DATE
                              PRINCIPAL     PRINCIPAL     CUT-OFF DATE
                                LOAN         LOAN           PRINCIPAL                                   1996 PERIOD
PROPERTY TYPE                  BALANCE      BALANCE        BALANCE/UNIT  1994 NOI  1995 NOI   1996 NOI     NOI              U/W NOI
-------------                  -------      -------        ------------  --------  --------   -------      ---              -------
Retail-Unanchored                 777,402      777,402        26         124,541    114,986    123,805    TTM 2/97          99,724
Retail-Unanchored                 720,365      720,365        39          98,765    124,650    155,426    TTM 2/97         104,569
Retail-Unanchored                 795,036      795,036        36                                          TTM 2/97         101,803
Retail-Unanchored                 669,878      669,878        35          93,591     93,279     93,792    TTM 2/97          86,727
Retail-Unanchored                 763,071      763,071        26         111,471    101,573     71,703    TTM 2/97         100,284
Retail-Unanchored                 602,279      602,279        48          28,556               100,006    TTM 2/97          77,408
Retail-Unanchored                 501,112      501,112        22         143,291    168,502    159,537    TTM 2/97          88,482
Retail-Unanchored                 890,733      890,733        24         135,343    128,340    119,830    TTM 2/97         114,138
Retail-Unanchored                 498,568      498,568        13          53,112     75,547     84,860    TTM 2/97          66,957
Retail-Unanchored                 511,948      511,948        18                                   295    TTM 2/97          69,528
Retail-Unanchored                 564,588      564,588        23          87,386     89,377     80,896    TTM 2/97          73,620
Retail-Unanchored                 524,028      524,028        24          87,451     73,076     73,076    TTM 2/97          68,363
Retail-Unanchored                 504,251      504,251        26          68,684     70,431     73,486    TTM 2/97          68,259
Retail-Unanchored                 368,933      368,933        27          61,486     61,381     63,781    TTM 2/97          51,127
Retail-Unanchored                 481,368      481,368        24          66,312     68,723     66,650    TTM 2/97          65,510
Retail-Unanchored                 506,781      506,781        18          66,219     76,697     76,698    TTM 2/97          68,759
Retail-Unanchored                 438,427      438,427        22          53,142     59,500     59,497    TTM 2/97          56,722
Retail-Unanchored                 505,862      505,862        24          86,875     92,120     92,907    TTM 2/97          73,860
Retail-Unanchored                 497,166      497,166        22          70,060     69,724     69,724    TTM 2/97          65,492
Retail-Unanchored                 507,428      507,428        26          57,677     70,894     68,153    TTM 2/97          65,882
Retail-Unanchored                 422,106      422,106        14          51,056      4,446    -12,666    TTM 2/97          73,369
Retail-Unanchored                 404,261      404,261        17          32,728     48,856     38,206    TTM 2/97          53,065
Retail-Unanchored                 403,780      403,780        13           1,794     40,066     72,125    TTM 2/97          55,771
Retail-Unanchored                 392,586      392,586        16          60,783     56,278     56,274    TTM 2/97          53,102
Retail-Unanchored                 447,615      447,615        18          45,906     72,235     73,107    TTM 2/97          59,471
Retail-Unanchored                 356,983      356,983        17          48,621     50,041     50,044    TTM 2/97          46,906
Retail-Unanchored                 354,572      354,572        15          48,028     53,862     60,958    TTM 2/97          47,046
Retail-Unanchored                 394,863      394,863        17          77,671     56,272     42,972    TTM 2/97          52,573
Retail-Unanchored                 331,854      331,854        30          50,946     42,800     42,800    TTM 2/97          42,287
Retail-Unanchored                 385,937      385,937        18          57,523     56,947     73,397    TTM 2/97          51,921
Retail-Unanchored                 374,516      374,516        17          47,806     54,391     54,390    TTM 2/97          50,297
Retail-Unanchored                 365,241      365,241        17          49,377     55,628     55,626    TTM 2/97          50,280
Retail-Unanchored                 302,534      302,534        16          41,818     47,697     44,132    TTM 2/97          40,020
Retail-Unanchored                 358,002      358,002        11          87,022    112,433    112,932    TTM 2/97          90,330
Retail-Unanchored                 261,121      261,121        36          18,264     33,682     43,348    TTM 2/97          33,998
Retail-Unanchored                 288,498      288,498        20          39,713     43,365     40,027    TTM 2/97          37,581
Retail-Unanchored                 363,859      363,859        20          33,450     69,149     63,390    TTM 2/97          48,696
Retail-Unanchored                 244,729      244,729        13          33,039     37,187     37,190    TTM 2/97          33,030
Retail-Unanchored                 259,853      259,853         9          38,889     31,597     28,332    TTM 2/97          36,270
Retail-Unanchored                 281,031      281,031        13          42,398     41,929     41,926    TTM 2/97          38,576
Retail-Unanchored                 239,524      239,524        28          16,777     25,260     27,543    TTM 2/97          31,106
Retail-Unanchored                 207,401      207,401        19          26,725     28,192     28,196    TTM 2/97          27,075
Retail-Unanchored                 193,354      193,354        11          32,844     26,573     31,758    TTM 2/97          27,486
Retail-Unanchored                 162,335      162,335        21          19,915     23,827     23,827    TTM 2/97          21,828
Retail-Unanchored                 155,435      155,435         9          39,693     39,072     39,072    TTM 2/97          35,303
Retail-Unanchored                 134,276      134,276        18          20,458     18,579     19,748    TTM 2/97          19,033
Retail-Unanchored                 162,930      162,920         7          32,239     45,056     45,056    TTM 2/97          30,054
Retail-Unanchored                 110,734      110,734         5          23,261     31,691     22,606    TTM 2/97          26,146
Retail-Unanchored                 163,577      163,577         5          80,504     74,123     74,123    TTM 2/97          38,427
                               ----------   ----------    ------       ---------  ---------  ---------                   ---------
                               50,500,000   50,500,000        27       6,091,763  6,723,135  6,973,356                   6,824,000
Hotel-Full Service             41,700,000   41,700,000    72,775       5,825,299  6,385,645  7,047,202    TTM 12/31/96   7,323,945

Retail-Anchored                36,000,000   36,000,000       100       5,469,863  6,840,963  5,864,297    TTM 11/31/96   4,912,628
Office                         34,473,575   34,423,045        47       5,915,125  5,979,532  6,149,264    TTM 10/31/96   7,074,917

Mobile Home Park               12,739,631   12,739,631    19,751       1,544,045  1,588,265  1,583,078    TTM 9/30/96    1,609,324
Mobile Home Park                9,086,484    9,086,484    15,885       1,055,557  1,085,930  1,196,067    TTM 9/25/96    1,259,903
Mobile Home Park                6,133,920    6,133,920    19,535         781,391    821,053    828,701    TTM 9/30/96      846,912
Mobile Home Park                5,539,965    5,539,965    18,908         744,447    731,943    760,608    TTM 9/25/96      783,587
                               ----------   ----------    ------       ---------  ---------  ---------                   ---------
                               33,500,000   33,500,000    18,524       4,125,440  4,227,191  4,368,454                   4,499,726
Office-R&D                     33,000,000   32,964,627        79       2,069,437  3,941,288  4,160,168    TTM 12/31/96   4,669,489

Retail-Anchored                19,200,000   19,200,000        38       2,486,555  2,514,922  2,384,915    TTM 12/31/96   2,512,568
Retail-Anchored                12,500,000   12,500,000        44       1,628,687  1,711,994  1,955,772    TTM 12/31/96   1,792,033
                               ----------   ----------    ------       ---------  ---------  ---------                   ---------
                               31,700,000   31,700,000        40       4,115,242  4,226,916  4,340,687                   4,304,601






LOAN #  ASSET # PROPERTY NAME                     ADDRESS                      CITY           STATE  ZIP
------  ------- -------------                     -------                      ----           ------ ----
                M & H
   15       1   LaHabra Marketplace               1500-1900 Imperial Hwy       La Habra        CA    90631
   15       2   How \'Bout Arden                  2100 Arden Way               Sacramento      CA    95825
   15       3   Bethard Square                    301-342 West Olive Ave.      Madera          CA    93638

   16           Nassau Park II                    Rt.1& Quaker Bridge          West Windsor    NJ    08540
                PRIME RETAIL II
   17       1   Coeur D\'Alene Factory Outlets    3900 Riverbend Ave.          Coeur D\'Alene  ID    83854
   17       2   Bend Factory Outlets              61330 S. Highway 97          Bend            OR    97702
   17       3   Oak Creek Factory Outlets         6601-6657 Hwy. 179           Sedona          AZ    86351

   18           Lakeside Village                  4170 Spring Lake Drive       San Leandro     CA    94578
   19           Asian Gardens Mall                9200 Bolsa Ave.              Westminster     CA    92683
   20           Northwood Centre                  1940 N. Monroe St.           Tallahassee     FL    32303
   21           South Dekalb Mall                 2801 Candler Road            Decatur         GA    30034

                AMBASSADOR APARTMENTS II
   22       1   Country Club West                 1001 50th. Ave.              Greeley         CO    80634
   22       2   Courtney Park Apts.               4470 S. Lemay Ave.           Fort Collins    CO    80525

   23           Century Square Mall               Mountain View Drive          West Mifflin    PA    15122
                HOLLADAY
   24       1   Byrkit                            400 S. Byrkit Ave.           Mishawaka       IN    46544
   24       2   LTV                               105 Niles Ave.               South Bend      IN    46617
   24       3   3300 Sample                       3300 West Sample St.         South Bend      IN    46619
   24       4   Blackthorn -- Wells               Olive Rd/Nimtz Pkwy          South Bend      IN    46628
   24       5   West Jefferson                    1501 Liberty Dr.             Mishawaka       IN    46545
   24       6   Willow Trace -- II                820 Fessler Prkwy.           Nashville       TN    37210
   24       7   Dugdale                           17390 Dugdale Rd.            South Bend      IN    46635
   24       8   Niles/Colfax                      431 E. Colfax Ave.           South Bend      IN    46601
   24       9   Michiana                          53830 Generations Dr.        South Bend      IN    46635
   24      10   Colfax                            220 W. Colfax Ave.           South Bend      IN    46601
   24      11   Pru                               53822 Generation Dr          South Bend      IN    46635

   25           Knollwood Village Apartments      2130 E. Hill                 Grand Blanc     MI    48439
   26           Tucson Place                      NWC Wetmore & 1st            Tucson          AZ    85705

                2 ST. MARKS/GREYSTONE
   27       1   Greystone Apartments              7585 Ingram Road             San Antonio     TX    78232
   27       2   St. Marks                         37 St. Marks Place           New York        NY    10003

   28           Holiday Inn -- Alexandria         480 King Street              Alexandria      VA    22314
   29           Hamilton Park Health Care Center  525 Monmouth Street          Jersey City     NJ    07302
   30           Burlington Square                 Middlesex Turnpike           Burlington      MA    01803
   31           Alzina Office Building            100 North First St.          Springfield     IL    62705
   32           Danvers Crossing Shopping Center  8-10 Newbury St              Danvers         MA    01923
   33           Residence Inn -- Herndon          315 Elden Street             Herndon         VA    22070
   34           Del Mar Village Shopping Center   7154 Beracasa Way            Boca Raton      FL    33434
   35           Plaza at Burr Corners I&II        1129 Tolland Tpk.            Manchester      CT    06040
   36           Holiday Inn New Orleans           100 West Bank Expwy.         Gretna          LA    70053

                TRAMZ
   37       1   Holiday Inn -- Carrier Circle     6501 College Drive           East Syracuse   NY    13057
   37       2   Holiday Inn -- Airport            6701 Buckley Road            North Syracuse  NY    13212


   38           Shadyside Gardens Apartment       2641 Shadyside Ave.          Suitland        MD    20746
   39           Radisson Inn -- Columbus          4900 Sinclair Road           Columbus        OH    43229
   40           Hood Commons                      Crystal Avenue               Derry           NH    03038
   41           30 Broad Street                   30 Broad Street              New York        NY    10004
                CLEVELAND INDUSTRIAL PORTFOLIO
   42       1   6200 Harvard                      6200 Harvard Avenue          Cleveland       OH    44105
   42       2   Berea Road                        10408-10750 Berea Road       Lakewood        OH    44102
   42       3   East 34th Street                  2912-2972 East 34th Street   Cleveland       OH    44115









                             ORIGINAL    CUT-OFF DATE
                            PRINCIPAL     PRINCIPAL    CUT-OFF DATE
                              LOAN         LOAN          PRINCIPAL                                   1996 PERIOD
PROPERTY TYPE                BALANCE      BALANCE      BALANCE/UNIT  1994 NOI  1995 NOI   1996 NOI       NOI              U/W NOI
-------------                -------      -------      ------------  --------  --------   -------        ---              --------

Retail-Anchored              15,884,176   15,857,560           40              1,620,635  1,806,581   TTM 12/31/96      $2,863,896
Retail-Anchored              11,465,239   11,446,027           69              1,788,378  1,793,543   TTM 12/31/96       1,887,308
Retail-Anchored               1,400,585    1,398,238           15                378,450    279,828   TTM 12/31/96         251,798
                             ----------   ----------       ------              ---------  ---------                     ----------
                             28,750,000   28,701,826           44              3,787,463  3,879,952                      5,003,002
Retail-Anchored              28,000,000   28,000,000          139                         1,728,961   TTM 12/31/96       3,249,803

Retail-Factory Outlet        11,900,000   11,900,000           66   2,912,707  2,575,897  2,325,507   TTM 12/31/96       1,790,400
Retail-Factory Outlet         8,000,000    8,000,000           83   1,362,814  1,344,567  1,379,263   TTM 12/31/96       1,194,616
Retail-Factory Outlet         7,100,000    7,100,000           87   1,351,700  1,393,444  1,361,420   TTM 12/31/96       1,271,268
                             ----------   ----------       ------   ---------  ---------  ---------                      ---------
                             27,000,000   27,000,000           75   5,627,221  5,313,908  5,066,190                      4,256,284
Multifamily                  25,000,000   24,971,982       41,072   2,650,453  2,798,362  3,128,516   TTM 12/31/96       3,219,783
Retail-Mall                  24,375,000   24,326,512          218   2,334,399  2,885,176  3,278,009   TTM 12/31/96       3,352,220
Retail-Anchored              23,000,000   23,000,000           46   3,940,852  4,056,339  4,131,299   TTM 12/31/96       3,775,966
Retail-Mall                  21,845,301   21,798,649           66   3,550,084  3,745,511  3,534,086   TTM 12/31/96       3,550,330
                                                                                                                         ---------

Multifamily                  11,400,000   11,400,000       39,583   1,226,695  1,530,811  1,568,299   TTM 12/31/96       1,500,513
Multifamily                  10,100,000   10,100,000       40,726   1,159,288  1,417,466  1,423,551   TTM 12/31/96       1,367,176
                             ----------   ----------       ------   ---------  ---------  ---------                      ---------
                             21,500,000   21,500,000       40,112   2,385,983  2,948,277  2,991,850                      2,867,689
Retail-Anchored              21,000,000   21,000,000           51   2,826,109  2,765,134  2,601,411   TTM 12/31/96       2,692,929

Industrial                    3,450,000    3,450,000           10     504,954    516,098    612,499   TTM 12/31/96         584,140
Office                        2,880,000    2,880,000           82     433,067    439,463    436,100   TTM 12/31/96         434,793
Industrial                    2,255,000    2,255,000           10     383,402    390,120    428,430   TTM 12/31/96         357,039
Industrial                    2,000,000    2,000,000           41                           275,481   YTD Ann. 12/31/96    262,123
Multifamily                   1,875,000    1,875,000       19,531     240,836    243,747    267,802   TTM 12/31/96         263,865
Industrial                    1,750,000    1,750,000           33     215,128    217,479    269,706   TTM 12/31/96         257,058
Office                        1,660,000    1,660,000           58     207,882    210,480    229,673   TTM 12/31/96         241,303
Office                        1,545,000    1,545,000           70     272,835    271,942    269,532   TTM 12/31/96         238,489
Office                        1,330,000    1,330,000          108     102,097    176,066    206,104   TTM 12/31/96         194,473
Office                        1,050,000    1,050,000           37     137,098    199,093    180,835   TTM 12/31/96         180,811
Office                          475,000      475,000           73      76,438     76,914     76,299   TTM 12/31/96          71,332
                             ----------   ----------       ------   ---------  ---------  ---------                      ---------
                             20,270,000   20,270,000      N/A       2,573,737  2,741,402  3,252,461                      3,085,426
Multifamily                  20,000,000   19,940,533       30,772   2,640,142  2,851,292  2,857,373   TTM 8/31/96        2,771,116
Retail-Anchored              17,325,000   17,325,000           63   1,761,481  2,102,056  2,087,911   TTM 11/30/96


Multifamily                  11,967,093   11,954,004       20,899   1,731,587  1,714,042  1,526,187   TTM 11/30/96       1,490,823
Multifamily                   3,420,815    3,417,074          178     516,292    585,507    619,485   TTM 12/31/96         524,060
                             ----------   ----------       ------   ---------  ---------  ---------                      ---------
                             15,387,909   15,371,078      N/A       2,247,879  2,299,549  2,145,672                      2,014,883
Hotel-Full Service           15,000,000   14,875,834       65,532   3,893,523  4,111,381  4,144,668   TTM 10/31/96       3,982,652
Nursing                      14,700,000   14,636,056       58,544   2,219,100  3,413,592  2,471,363   TTM 9/30/96        2,500,846
Retail-Secondary Anchored    14,664,000   14,642,002          170   1,812,150  1,939,929  1,883,081   TTM 10/31/96       1,839,022
Office                       14,066,000   14,019,336           55   2,242,329  2,284,343  2,668,504   TTM 11/30/96       2,311,839
Retail-Anchored              13,670,000   13,627,151           78   1,736,497  1,957,340  2,029,886   TTM 11/30/96       1,937,684
Hotel-Extended Stay          13,500,000   13,481,513       80,247   2,078,708  2,373,430  2,559,600   TTM 11/30/96       2,261,537
Retail-Anchored              12,500,000   12,482,642           81   1,133,123  1,095,179  1,509,337   TTM 12/31/96       1,672,705
Retail-Anchored              12,305,000   12,278,439           45   1,630,958  1,463,092  1,560,044   TTM 11/30/96       1,710,402
Hotel-Full Service           11,990,000   11,909,688       38,668   1,829,139  2,237,718  2,457,301   TTM 11/30/96       2,262,123


Hotel-Full Service            6,640,500    6,611,944       32,571   1,262,676  1,310,137  1,409,908   TTM 10/31/96       1,364,743
Hotel-Full Service            5,009,500    4,987,958       26,674   1,111,419  1,076,207  1,108,535   TTM 10/31/96         992,046
                             ----------   ----------       ------   ---------  ---------  ---------                      ---------
                             11,650,000   11,599,902       27,743   2,374,096  2,386,343  2,518,442                      2,356,789

Multifamily                  10,500,000   10,500,000       30,086   1,098,761  1,381,171  1,339,523   TTM 12/31/96       1,372,206
Hotel-Full Service            9,665,000    9,665,000       36,063   1,392,312  1,788,613  2,128,136   TTM 12/31/96       2,050,842
Retail-Anchored               9,025,000    9,025,000           43   1,388,348  1,391,003  1,280,019   TTM 12/31/96       1,201,359
Office                        9,000,000    9,000,000           22              2,286,971  1,236,884   TTM 12/31/96       1,788,398

Industrial                    1,753,525    1,746,503           14     303,407    294,339    305,449   TTM 11/30/96         283,852
Industrial                    1,681,513    1,674,779            7     313,989    326,162    331,776   TTM 11/30/96         311,168
Industrial                    1,599,085    1,592,681            8     278,141    333,000    326,690   TTM 11/30/96         310,532








LOAN #  ASSET # PROPERTY NAME                       ADDRESS                        CITY           STATE  ZIP
------  ------- -------------                       -------                        ----           ------ ----
   42       4   Eddy Road                           341-353 Eddy Road              Cleveland       OH    44108
   42       5   Grant                               5207-5215 Grant Avenue         Cleveland       OH    44125
   42       6   Stones Levee                        401-607 Stones Levee           Cleveland       OH    44113
   42       7   Industrial Parkway                  1261 Industrial Parkway        Brunswick       OH    44212
   42       8   Babbitt Road                        1261-1267 Babbitt Road         Euclid          OH    44132

   43           Sehome Village                      300 36th St.                   Bellingham      WA    98226
   44           Festival at Moreno Valley           24318 Hemolck                  Moreno Valley   CA    92387
   45           Madison House                       34 Wildwood Avenue             Madison         CT    06443
   46           Decker Building                     33 Union Square West           New York        NY    10003

                ECONOLODGE PORTFOLIO
   47       1   Woodbridge Econolodge               13317 Gordon Blvd              Woodbridge      VA    22191
   47       2   Fredericksburg Econolodge           5321 Jeff Davis Hwy            Fredericksburg  VA    22401
   47       3   Wytheville Econolodge               1190 E. Main Street            Wytheville      VA    24382
   47       4   Bluefield Econolodge                3400 Cumberland Rd.            Bluefield       WV    24701
   47       5   Chesapeake Econolodge               4725 N. Military Highway       Chesapeake      VA    23321
   47       6   Midlothian Econolodge               6523 Midlothian Turnpike       Richmond        VA    23225

   48           Residence Inn-Livermore             1000 Airway Boulevard          Livermore       CA    94550
   49           140 Allen                           140 Allen Road                 Bernards Twsp.  NJ    07936
                KEEGAN'S WILLOW
   50       1   Keegan's Village Shopping Center   11873 Bissonnet Drive          Houston         TX    77099
   50       2   Willow Park Shopping Center         14147 Northwest Freeway        Houston         TX    77040

   51       1   Brookside Commons Apartments        235 E. Main Street             East Hartford   CT    06108
   52       1   Lincoln Park Center                 3600 Fort Street               Lincoln Park    MI    48146
                MAGNOLIA-WESTERN INVESTMENTS, LP
   53       1   Magnolia Gardens                    17922 San Fernando Miss.       Granada Hills   CA    91604
   53       2   Western Convalescent                2190 W. Adams Blvd.            Los Angeles     CA    90018

                BUENA/LEISURE NURSING
   54       1   Buena Ventura Care Center           1016 S. Record Ave             Los Angeles     CA    90023
   54       2   Leisure Glen                        1505 Colby Drive               Glendale        CA    91205

   55           Englar Shopping Center              MD Rte 140/Englar Road         Westminster     MD    21157
   56           Totem Square Shopping Center        11815 124th Ave. NE            Kirkland        WA    98034
   57           Equitable of Iowa Building          604 Locust Street              Des Moines      IA    50309
   58           Clarion Suites Inn                  191 Spencer Street             Manchester      CT    06040
   59           Outlets Limited Mall                3750 Venture Drive             Duluth          GA    30136
   60           Warwick Commons                     399 Bald Hill Road             Warwick         RI    02886
   61           Alden Terrace                       1240 Hoover Street             Los Angeles     CA    90006
   62           6000 Metro Drive                    6000 Metro Drive               Baltimore       MD    21215
   63           Country Hearth Inn -- Orlando       9861 International Dr.         Orlando         FL    32819
   64           Longwood Manor                      4853 W. Washington Blvd.       Los Angeles     CA    90016
   65           Tech Center 29                      12200 Tech Road                Silver Spring   MD    20904
   66           Davol Square Jewelry Bldg.          3 Davol Square                 Providence      RI    02903
   67           Lincoln MHP                         10301 And 10315 W. Greenfield  West Allis      WI    53214
   68           National Bank of California         145 S. Fairfax Ave.            Los Angeles     CA    90036
   69           Best Western -- Jacksonville        300 N. Park Avenue             Orange Park     FL    32073
   70           The Lab                             2930 Bristol Street            Costa Mesa      CA    92626
   71           Northridge Shopping Center          W 80th Ave/Wadsworth           Arvada          CO    80003
   72           Days Inn -- Providence              220 India Street               Providence      RI    02903
   73           Plymouth Mall                       2700 Plymouth Rd.              Ann Arbor       MI    48104
   74           Residence Inn -- Gainsville         4001 SW 13th Street            Gainesville     FL    32608
   75           Ramada Inn Bossier                  750 Isle of Capri Blvd.        Bossier         LA    71111
                SUTTON PLACE + SOUTH LIVINGSTON
   76       1   Sutton Place                        998-1100 St George Ave         Rahway          NJ    07065
   76       2   79 South Livingston                 79 South Livingston Ave        Livingston      NJ    07039

   77           Old Town Square                     Mountain & College             Fort Collins    CO    80524
   78           Anza Corporate Center               433 Airport Blvd.              Burlingame      CA    94010
   79           Washington Square Shopping Center   1111 E. Washington Ave.        Escondido       CA    92025
   80           Winston Village                     2055 N. Perris Blvd            Perris          CA    92571
   81           Plaza Reyes Adobe Retail Center     30313 Canwood St               Agoura Hills    CA    91301





                               ORIGINAL    CUT-OFF DATE
                              PRINCIPAL     PRINCIPAL     CUT-OFF DATE
                                LOAN         LOAN           PRINCIPAL                                   1996 PERIOD
PROPERTY TYPE                  BALANCE      BALANCE        BALANCE/UNIT  1994 NOI  1995 NOI   1996 NOI     NOI              U/W NOI
-------------                  -------      -------        ------------  --------  --------   -------      ---              --------
Industrial                      1,106,787    1,102,355          8     235,966    212,474    200,894   TTM 11/30/96         201,025
Industrial                        953,632      949,812         12     167,208    164,411    165,956   TTM 11/30/96         159,197
Industrial                        604,236      601,816          7     132,378    132,582    132,858   TTM 11/30/96         115,407
Industrial-Warehouse              518,395      516,319          6     197,913    188,589    180,814   TTM 11/30/96         138,810
Industrial                        482,826      480,892          5     127,148    140,584    159,528   TTM 11/30/96         183,602
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                8,700,000    8,665,157          8   1,756,150  1,792,141  1,803,965                      1,703,593
Retail-Anchored                 8,300,000    8,300,000         65   1,104,509  1,032,868  1,029,562   TTM 12/31/96       1,022,662
Retail-Anchored                 8,065,000    8,065,000         41   1,303,892  1,265,991  1,298,745   TTM 12/31/96       1,197,445
Nursing                         6,750,000    6,725,941     74,733                988,189  1,369,023   TTM 9/30/96        1,220,672
Multifamily                     6,500,000    6,500,000    361,111                           763,197   TTM 12/31/96         919,609


Hotel-Ltd. Service              2,120,000    2,120,000     32,615     457,225    480,991    471,531   TTM 10/30/96         375,708
Hotel-Ltd. Service              1,575,000    1,575,000      9,000     203,551    234,100    268,008   TTM 10/30/96         257,732
Hotel-Ltd. Service                998,111      998,111     13,863     241,293    241,982    222,042   TTM 10/31/96         182,527
Hotel-Ltd. Service                608,018      608,018     12,667     137,043    194,123    188,065   TTM 10/30/96         176,382
Hotel-Ltd. Service                525,483      525,483      9,915     101,652     85,287     97,605   TTM 10/30/96          81,712
Hotel-Ltd. Service                476,388      476,388      6,617      47,636     65,925    102,509   TTM 10/30/96          62,445
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                6,303,000    6,303,000     17,963   1,188,399  1,302,408  1,349,759                      1,136,506
Hotel-Extended Stay             6,060,000    6,060,000     63,125     820,525  1,039,661  1,351,568   TTM 12/31/96       1,003,438
Office                          6,000,000    5,991,620         96   1,083,618  1,153,834  1,249,680   12/31/96 ann.      1,053,569

Retail-Anchored                 3,150,000    3,150,000         34     498,741    490,668    475,937   TTM 12/31/96         474,778
Retail-Anchored                 2,850,000    2,850,000         44     323,647    415,911    352,629   TTM 12/31/96         402,061
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                6,000,000    6,000,000         38     822,388    906,579    828,566                        876,839
Multifamily                     5,900,000    5,900,000     23,228     519,497    630,527    797,817   TTM 2/28/97          866,507
Retail-Anchored                 5,900,000    5,892,333         34     875,019    876,291    954,597   TTM 10/31/96         897,307

Nursing                         3,300,000    3,289,454     33,227   1,119,282    716,377    756,949   TTM 9/30/96          755,349
Nursing                         2,500,000    2,492,011     19,318     770,365    523,316    586,284   TTM 9/30/96          579,341
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                5,800,000    5,781,465     25,257   1,889,647  1,239,693  1,343,233                      1,334,690

Nursing                         2,886,253    2,880,881     29,100     658,307    822,393    652,213   TTM 9/30/96          628,229
Nursing                         2,733,747    2,728,660     29,028     472,373    627,125    585,557   TTM 9/30/96          508,172
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                5,620,000    5,609,541     29,065   1,130,680  1,449,518  1,237,770                      1,136,401
Retail-Anchored                 5,535,000    5,523,398         45     800,481    809,105    822,507   TTM 11/30/96         792,110
Retail-Unanchored               5,425,000    5,425,000         43                802,690    876,507   TTM 12/31/96         850,080
Office                          5,200,000    5,169,401         24   1,543,939  1,976,660  1,790,509   TTM 10/30/96       1,257,123
Hotel-Extended Stay             5,100,000    5,090,239     48,945     707,667    847,866  1,019,991   TTM 11/30/96         972,029
Retail-Secondary Anchored       5,000,000    4,959,958         29   1,157,521  1,363,656  1,393,804   TTM 12/31/96       1,220,207
Retail-Anchored                 5,000,000    5,000,000         91     677,015    691,591    678,697   TTM 12/31/96         675,101
Nursing                         4,747,000    4,731,830     22,533   1,274,412  1,642,380  1,602,028   TTM 9/30/96        1,225,780
Office                          4,717,500    4,707,742         60     801,927    853,173    870,615   TTM 11/30/96         766,837
Hotel-Full Service              4,600,000    4,574,045     30,494   1,057,043    974,283  1,085,800   TTM 11/30/96         957,215
Nursing                         4,578,000    4,563,370     23,047   1,005,633  1,311,260    995,214   TTM 9/30/96          995,845
Office                          4,550,000    4,532,434         81     772,093    670,226    675,241   TTM 10/31/96         680,620
Retail-Unanchored               4,500,000    4,484,492         55     834,131    901,769    850,921   TTM 9/30/96          843,520
Mobile Home Park                4,150,000    4,144,091     20,720     541,865    557,919    546,003   TTM 12/31/96         510,560
Office                          4,125,000    4,119,395         75                755,852    646,671   YTD Ann 11/30/96     609,158
Hotel-Full Service              4,100,000    4,092,178     20,359     588,583    945,365    987,544   TTM 11/30/96         844,393
Retail-Unanchored               4,075,000    4,060,002        130     346,426    553,104    654,020   TTM 9/30/96          602,751
Retail-Anchored                 4,000,000    4,000,000         30     949,806    938,208    898,865   TTM 12/31/96         816,675
Hotel-Full Service              3,955,000    3,955,000     29,081     826,610    805,077    815,477   TTM 1/31/97          831,713
Retail-Secondary Anchored       3,950,000    3,941,797         46     484,891    561,773    575,977   TTM 11/30/96         600,005
Hotel-Extended Stay             3,925,000    3,925,000     49,063     612,258    693,003    705,148   TTM 11/30/96         683,181
Hotel-Ltd. Service              3,800,000    3,788,821     15,528     826,231  1,518,322  1,283,898   TTM 10/31/96       1,019,897

Retail-Anchored                 3,116,000    3,116,000         69     473,788    520,121    521,692   TTM 12/31/96         439,321
Retail-Unanchored                 684,000      684,000        122     114,064    119,407    127,831   TTM 12/31/96        $109,301
                               ----------   ----------    -------   ---------  ---------  ---------                      ---------
                                3,800,000    3,800,000         79     587,852    639,528    649,523                        548,622
Retail                          3,750,000    3,742,129         36     545,658    563,181    674,815   TTM 10/31/96         634,033
Office                          3,500,000    3,492,575         53     481,718    501,889    532,208   TTM 11/30/96         538,220
Retail-Secondary Anchored       3,476,000    3,463,909         61     494,060    507,366    579,964   TTM 10/31/96         507,664
Retail-Unanchored               3,375,000    3,370,372         70     425,654    459,239    511,099   TTM 12/31/96         492,965
Retail-Unanchored               3,350,000    3,350,000         88     465,500    406,669    491,662   TTM 12/31/96         465,456






LOAN #  ASSET # PROPERTY NAME                     ADDRESS                      CITY           STATE  ZIP
------  ------- -------------                     -------                      ----           ------ ----
     82         Comfort Inn -- Castaic            31558 Castaic Rd.            Castaic         CA    91384
     83         Pocono Green Shopping Center      Midlothian Turnpike          Richmond        VA    23235
     84         Saunders Plaza                    4533 MacArthur Blvd          Newport Beach   CA    92660

     85         Heritage Bank Building            1313 Dolley Madison          McLean          VA    22101
     86         Arvada Plaza                      9212-9588 West 58th Ave.     Arvada          CO    85704
     87         Good Guys Plaza                   1331 Guerneville Rd          Santa Rosa      CA    95402
     88         Candlelite Apartments             700 Candelite Ct.            Fort Wayne      IN    46807
     89         Topinkas Village Shopping Center  19111--19191 Telegraph Rd.   Detroit         MI    48219
     90         Village Park MHP                  724 Creek Ridge Road         Greensboro      NC    27406
     91         Woodland Park Retirement          21200 Ventura Blvd.          Woodland Hills  CA    91634
     92         View Park Convalescent Center     3737 Don Felipe Drive        Los Angeles     CA    90008
     93         Key RV Park                       6099 Overseas Highway        Marathon        FL    33050
     94         Ramada Inn -- Nashville           837 Briley Parkway           Nashville       TN    37217
     95         Barstow Plaza                     901 Armory Road              Barstow         CA    92311
     96         Aspen Care Center                 2325 Madison Avenue          Ogden           UT    84401
     97         Senate House and Virginian        935 & 965 Cottage Grove      Las Vegas       NV    89119
     98         One Ethel Road                    One Ethel Road               Edison          NJ    08817
     99         American Plaza Shopping Center    701 Galvin Road              Bellevue        NE    68005
    100         Diamond Inn                       1009 South Main St.          Salt Lake City  UT    84111
    101         Hocking Mall Shopping Center      C.R. 33A & S.R. 664          Logan           OH    43138
    102         Kessler Garden Apts.              5480 N. Michigan Rd.         Indianapolis    IN    46228
    103         Chateau Apartments                2000 24th Street             Nashville       TN    37212
    104         Knights Inn-Maumee                1520 S Holland               Maumee          OH    43537
    105         Tiffany Bay Clear Lake            1605 Tiffany Court           Houston         TX    77058
    106         Airport Commerce Center           16126 Sherman Way            Van Nuys        CA    91406
    107         Bakerview MHP                     505 West Bakerview           Bellingham      WA    98226
    108         Slauson Apartments                4707-41 Slauson Ave          Los Angeles     CA    90001
    109         El Camino Real Apartments         1600 Tamarack                McAllen         TX    78501
    110         Park Isle Club Apartments         790 73rd Street              Miami Beach     FL    33141
    111         Planet Pacific Building           27405 Puerta Real            Mission Viejo   CA    92691
    112         Butler Place Apartments           14 & 20 Butler Pl            Brooklyn        NY    11238
    113         Cedar Springs                     400 Susan                    Cedar Springs   MI    49319
    114         Emory Arms Apartments             1295 E. Rock Spr. Rd.        Atlanta         GA    30306
    115         Fairdale Apartments               6600 Fairdale                San Antonio     TX    78218
    116         Holiday Inn Express -East Haven   30 Frontage Road             East Haven      CT    06518

    117         Holiday Inn Express-Bennetsvill   213 US Hwy 15                Bennettsville   SC    29512
    118         Michigan Trailer Park             3140 W. Osborne              Phoenix         AZ    85017
    119         Hidden Meadows Apartments         5959 Wurzbach                San Antonio     TX    78238
    120         Econolodge Arizona                121 S. Lake Powell           Page            AZ    86040
    121         Holiday Inn -- S. Kingston        3009 Tower Hill Rd           South Kingstown RI    02874
    122         North Acres Mobile Home Park      302 E. "N" Street            Yakima          WA    98901
    123         Trainer Hill MHP                  4300 West Ninth Street       Trainer         PA    19013











                               ORIGINAL    CUT-OFF DATE
                              PRINCIPAL     PRINCIPAL     CUT-OFF DATE
                                LOAN         LOAN           PRINCIPAL                                   1996 PERIOD
PROPERTY TYPE                  BALANCE      BALANCE        BALANCE/UNIT  1994 NOI  1995 NOI   1996 NOI     NOI            U/W NOI
-------------                  -------      -------        ------------  --------  --------   -------      ---            --------
Hotel-Ltd. Service              3,000,000    2,994,486       24,954   554,983    533,801    555,934     TTM 11/30/96       546,058
Retail-Unanchored               3,000,000    2,993,860           68   348,879    456,239    482,023     TTM 11/30/96       452,472
Retail-Unanchored               2,980,000    2,969,460           87   368,473    493,244    517,345     TTM 11/30/96       442,985

Office                          2,922,000    2,917,946           55   322,127    454,149    528,279     TTM 12/6/96        482,215
Retail-Unanchored               2,900,000    2,897,637           19   302,054    484,650    539,061     TTM 10/31/96       569,448
Retail-Unanchored               2,850,000    2,850,000           84   535,931    543,242    600,284     TTM 12/31/96       510,610
Multifamily                     2,800,000    2,789,524       21,458   420,958    405,871    428,779     TTM 11/30/96       443,179
Retail-Anchored                 2,800,000    2,800,000           82   378,360    417,032    403,201     TTM 11/30/96       393,530
Mobile Home Park                2,800,000    2,797,014       11,606   335,614    370,444    385,594     TTM 12/31/96       397,783
Assisted Living                 2,712,000    2,703,333       10,813   705,086    723,854    670,605     TTM 9/30/96        622,004
Nursing                         2,675,000    2,666,452       26,934   590,136    648,780    576,827     TTM 9/30/96        576,977
Mobile Home Park                2,500,000    2,494,904       11,497   367,792    382,349    429,972     TTM 12/31/96       432,613
Hotel-Ltd. Service              2,300,000    2,295,601       15,942   454,327    499,653    575,525     TTM 11/30/96       489,327
Retail-Anchored                 2,223,000    2,216,600           56   339,818    340,460    402,800     TTM 9/30/96        370,815
Nursing                         2,200,000    2,195,603       30,494   515,420    508,738    538,052     TTM 12/31/96       428,916
Multifamily                     2,200,000    2,193,798       16,875   352,124    339,687    371,578     TTM 9/30/96        345,638
Office                          2,175,000    2,172,731           38   218,389    224,771    391,713     TTM 12/31/96       403,012
Retail-Anchored                 2,150,000    2,145,565           47   276,460    296,764    291,425     TTM 11/30/96       314,123
Hotel-Ltd. Service              2,100,000    2,096,068       33,808               73,336    522,865     TTM 12/31/96       351,161
Retail-Anchored                 1,963,000    1,959,209           19   356,433    352,560    340,552     TTM 11/30/96       320,761
Multifamily                     1,950,000    1,947,258       14,641    54,213    207,014    275,550     TTM 11/30/96       280,358
Multifamily                     1,939,000    1,939,000       29,379   257,019    258,144    258,996     TTM 12/31/96       262,175
Hotel-Ltd. Service              1,925,000    1,921,318       11,934   437,309    480,920    500,649     TTM 11/30/96       348,034
Multifamily                     1,900,000    1,898,835       41,279   233,381    230,750    249,170     TTM 11/30/96       234,953
Office                          1,870,000    1,870,000           45    19,307    276,850    349,484     TTM 12/31/96       313,149
Mobile Home Park                1,800,000    1,792,220       14,338   225,994    250,493    258,845     TTM 11/30/96       241,763
Multifamily                     1,777,000    1,772,762       24,622   216,973    234,336    272,586     TTM 5/31/96        241,334
Multifamily                     1,775,000    1,771,548       13,123   306,684    289,174    305,994     TTM 11/30/96       289,526
Multifamily                     1,700,000    1,693,967       16,940   300,279    311,528    314,200     TTM 9/30/96        248,904
Office                          1,700,000    1,696,221           44   310,073               392,184     TTM 11/30/96       331,321
Multifamily                     1,538,000    1,538,000       32,042   114,829    139,762    187,139     TTM 2/28/97        211,858
Mobile Home Park                1,500,000    1,500,000        6,944   217,396    317,053    356,620     TTM 10/30/96       306,161
Multifamily                     1,500,000    1,493,209       24,887   194,422    211,393    278,255     TTM 11/30/96       242,308
Multifamily                     1,500,000    1,493,949        6,791   386,446    419,964    225,414     TTM 11/30/96       314,458
Hotel-Ltd. Service              1,500,000    1,500,000       18,293    96,481    207,579    425,985     TTM 11/30/96       332,761

Hotel-Ltd. Service              1,430,000    1,430,000       27,500    56,528    268,207    289,826     TTM 12/31/96       254,926
Mobile Home Park                1,385,000    1,382,553        9,156   180,145    183,191    181,587     TTM 11/30/96       185,014
Multifamily                     1,350,000    1,344,554        8,456   262,514    252,136    200,329     TTM 11/30/96       259,694
Hotel-Ltd. Service              1,200,000    1,200,000       19,048   390,062    481,647    519,694     TTM 12/30/96       263,907
Hotel-Full Service              1,200,000    1,200,000       11,429   322,310    463,306    472,235     TTM 12/31/96       364,366
Mobile Home Park                1,012,000    1,010,529        8,864   111,332    139,684    183,435     TTM 11/30/96       133,449
Mobile Home Park                1,000,000      996,895        9,773   200,698    146,596    183,243     TTM 11/30/96       151,985











                                                                           ANNUAL                  STATED    ANTICIPATED
                                                                            DEBT      MORTGAGE    MATURITY    REPAYMENT   REMAINING
 1994 REV      1995 REV     1996 REV    U/W REV    NET CASH FLOW   DSCR  SERVICE       RATE        DATE        DATE       LOCKOUT
-----------    ---------   ---------    -------    -------------   ----  -------       ----        ----        ----       --------
  6,414,752    6,404,859   7,012,817    6,608,228     3,942,900     1.40
  4,260,341    4,729,718   5,122,557    5,245,734     2,533,428     1.40
  5,337,787    5,322,464   5,113,002    5,260,930     2,486,120     1.40
-----------   ----------  ----------   ----------     ---------     ----
 16,012,880   16,457,041  17,248,376   17,114,892     8,962,448     1.40   6,422,303   8.485%*     01/11/2027    01/11/2007     117

  4,737,152    5,149,508   5,249,003    5,097,663     2,476,062     1.42
  4,329,968    4,394,768   4,415,133    4,331,629     2,065,531     1.42
  3,197,899    3,322,468   3,573,753    3,634,556     1,960,171     1.42
  1,940,021    2,054,547   2,115,423    1,791,700     1,180,106     1.42
  1,484,669    1,763,835   1,497,638    1,694,891       704,687     1.42
    702,281      837,554     655,347      766,089       282,981     1.42
-----------   ----------  ----------   ----------     ---------     ----
 16,391,990   17,522,680  17,506,297   17,316,528     8,669,538     1.42  6,095,785   8.035%*     02/11/2027    02/11/2007      118
 15,790,754   16,432,370  16,720,960   14,920,353     8,203,972     1.31  6,240,615   8.700%*     03/11/2027    03/11/2007      115

                           3,990,166    4,030,471     3,990,166     1.28
                           3,986,759    4,027,029     3,986,759     1.28
                          ----------   ----------     ---------     ----
                           7,976,925    8,057,500     7,976,925     1.28  6,250,903   8.965%*     04/11/2022    04/11/2017      240

  8,325,381    8,395,800   8,233,241    7,900,763     5,278,174     1.69                          03/11/2022    03/11/2004       80
  5,296,738    5,345,605   5,278,613    5,330,578     3,869,254     1.69
-----------   ----------  ----------   ----------     ---------     ----
 13,622,119   13,741,405  13,511,854   13,231,341     9,147,428     1.69  5,409,317   7.981%*     03/11/2022    03/11/2004       80

  4,451,309    4,593,095   4,609,388    4,534,388       999,310     1.50
  2,102,018    2,348,475   2,819,894    2,655,245     1,064,939     1.50
  2,548,600    2,627,963   2,570,016    2,437,316       610,867     1.50
    954,828    1,772,505   2,007,933    1,958,938       774,120     1.50
  1,120,262    1,736,628   1,824,306    1,804,122       647,642     1.50
  1,006,968    1,651,774   1,713,391    1,618,452       538,304     1.50
    668,443    1,484,525   1,827,771    1,735,530       569,539     1.50
    746,657    1,427,250   1,651,464    1,593,041       484,851     1.50
    858,485    1,463,686   1,570,493    1,510,499       473,882     1.50
  1,390,072    1,550,208   1,536,541    1,479,074       440,614     1.50
  1,241,284    1,364,392   1,449,397    1,449,397       516,768     1.50
    734,447    1,291,925   1,437,880    1,437,880       347,245     1.50
  1,161,704    1,163,959   1,302,010    1,302,010       313,990     1.50
  1,332,803    1,361,122   1,321,665    1,314,506       347,230     1.50
    842,697    1,292,185   1,161,927    1,161,927       260,722     1.50
    751,519      777,272     806,576      780,079       214,317     1.50
-----------   ----------  ----------   ----------     ---------     ----
 21,912,096   27,906,964  29,610,652   28,772,404     8,604,339     1.50  5,727,089   9.190%*     12/11/2021    12/11/2008      140
 13,329,069   13,565,335  13,714,304   13,809,463     6,988,912     1.34  5,214,642   8.250%*     10/11/2016    03/11/2013      191

    468,853      410,442     410,519      340,992       300,377     1.24
    250,166      290,271     268,514      252,478       227,064     1.24
                             250,676      234,284       217,051     1.24
    276,973      257,950     259,698      236,998       216,897     1.24
    245,000      245,000     245,068      220,827       209,879     1.24
    183,941      269,346     269,346      243,067       202,676     1.24
    255,928      229,894     215,654      206,029       170,499     1.24
    282,520      260,948     260,948      238,016       202,919     1.24
    225,101      202,406     229,939      173,128       154,110     1.24
                 277,526     259,641      246,958       142,306     1.24
    232,738      211,741     207,754      196,575       143,166     1.24
    239,763      198,510     185,551      175,430       144,702     1.24
    159,838      161,170     161,170      153,178       138,199     1.24
    212,712      226,945     226,708      208,433       131,528     1.24
    145,750      145,867     145,867      138,659       125,775     1.24
    199,290      160,704     160,694      147,875       124,588     1.24
    125,221      115,018     172,047      164,352       123,875     1.24
    277,207      235,429     211,165      200,665       138,623     1.24
    181,462      211,545     217,761      203,754       113,139     1.24
    200,174      214,466     217,748      203,272       131,713     1.24
    169,626      196,851     190,476      146,898        85,158     1.24
    127,398       77,197     132,441      126,302        71,663     1.24
    202,183      161,218     161,218      152,582       108,814     1.24



                                                  BALOON/
           ANTICIPATED                          ANTICIPATED                     YEAR
           REMAINING                            REPAYMENT                       BUILT                             UNIT OF
 LOCK BOX     TERM        VALUE          LTV     DATE LTV     AMORTIZATION     RENOVATED             UNIT         MEASURE
---------  ------------   -----          ---   -----------    ------------     ---------            ------        --------
                         41,800,000       71%        64%                         1930/1980/1985      238,648          sf
                         29,000,000       71%        64%                         1895/1979           310,887          sf
                         27,700,000       71%        64%                         1900/1980           221,360          sf
                        -----------       ---        ---                                           ---------
Yes            118       98,500,000       71%        64%          360                                770,895

                         35,600,000       56%        50%                         1970/1986           238,911          sf
                         32,800,000       56%        50%                         1986                217,500          sf
                         25,400,000       56%        50%                         1987                162,300          sf
                         12,200,000       56%        50%                         1970/1982            82,000          sf
                         11,300,000       56%        50%                         1982                 88,400          sf
                          5,100,000       56%        50%                         1984                 48,068          sf
                        -----------       ---        ---                                           ---------
Yes            119      122,400,000       56%        50%          360                                837,179
Yes            120      104,000,000       63%        57%          356            1989                384,759          sf

                         36,650,000       85%        40%                         1994              1,278,600          sf
                         36,600,000       85%        40%                         1992              1,546,575          sf
                        -----------       ---        ---                                           ---------
Yes            241       73,250,000       85%        40%          300                              2,825,175

                         61,000,000       57%        51%                         1986/1992           516,538          sf
                         42,200,000       57%        51%                         1988/1993           480,092          sf
                        -----------       ---        ---                                           ---------
Yes             84      103,200,000       57%        51%          300                                996,630

                         10,700,000       62%        49%                         1948/1960/1995           70          rooms
                          8,700,000       62%        49%                         1985/1988/1996          150          rooms
                          7,900,000       62%        49%                         1987                    108          rooms
                          6,400,000       62%        49%                         1987/1994               124          rooms
                          6,200,000       62%        49%                         1986/1994               125          rooms
                          6,100,000       62%        49%                         1985/1994               120          rooms
                          5,100,000       62%        49%                         1988/1994               129          rooms
                          5,500,000       62%        49%                         1985/1994               119          rooms
                          5,100,000       62%        49%                         1986/1994                96          rooms
                          5,000,000       62%        49%                         1985                    101          rooms
                          4,700,000       62%        49%                         1984/1995               149          rooms
                          4,500,000       62%        49%                         1985/1994               118          rooms
                          4,700,000       62%        49%                         1989/1995               132          rooms
                          3,800,000       62%        49%                         1987                     83          rooms
                          4,100,000       62%        49%                         1982/1994               122          rooms
                          2,200,000       62%        49%                         1984                     65          rooms
                        -----------       ---        ---                                           ---------
Yes            141       90,700,000       62%        49%          300                                  1,811
Yes            192       70,000,000       72%        25%          240            1962/1968/1996          846          units

                          3,161,168       80%        60%                         1971                 36,644          sf
                          2,390,143       80%        60%                         1974                 50,678          sf
                          2,284,749       80%        60%                         1981                 35,000          sf
                          2,283,127       80%        60%                         1977                 36,850          sf
                          2,036,511       80%        60%                         1981                 33,207          sf
                          2,133,435       80%        60%                         1982                 43,046          sf
                          1,794,724       80%        60%                         1963                 38,500          sf
                          2,135,992       80%        60%                         1966                 21,650          sf
                          1,622,210       80%        60%                         1985                 30,375          sf
                          1,497,961       80%        60%                         1965                 50,437          sf
                          1,507,015       80%        60%                         1976                 26,640          sf
                          1,523,179       80%        60%                         1982                 52,066          sf
                          1,454,727       80%        60%                         1990                 22,936          sf
                          1,384,508       80%        60%                         1976                 30,666          sf
                          1,323,945       80%        60%                         1981                 38,439          sf
                          1,311,451       80%        60%                         1978                 38,526          sf
                          1,303,945       80%        60%                         1969                 22,125          sf
                          1,459,190       80%        60%                         1976                 23,313          sf
                          1,190,940       80%        60%                         1983                 86,091          sf
                          1,382,239       80%        60%                         1973                 21,393          sf
                            896,403       80%        60%                         1979                 44,785          sf
                            754,351       80%        60%                         1982                 34,739          sf
                          1,092,776       80%        60%                         1976                 30,885          sf





                                                                     ANNUAL                STATED   ANTICIPATED
                                                                      DEBT   MORTGAGE      MATURITY   REPAYMENT    REMAINING
 1994 REV      1995 REV    1996 REV   U/W REV  NET CASH FLOW   DSCR  SERVICE   RATE           DATE       DATE       LOCKOUT
-----------   ---------   ---------    -------  -------------  ----  -------   ----           ----       ----       --------

    126,310     116,202     107,146     101,853     92,294    1.24
    145,392     138,809     141,800     118,571     85,522    1.24
                            146,346     139,198     94,387    1.24
     95,110      94,599      95,110      88,151     79,528    1.24
    231,291     183,073     198,033     182,564     90,592    1.24
     75,002      75,002     100,054      77,769     71,503    1.24
    212,842     203,856     136,305     124,604     59,492    1.24
    167,603     163,029     158,062     149,907    105,748    1.24
    103,390      77,435      77,579      69,687     59,190    1.24
                155,000     154,888     147,144     60,779    1.24
    118,566     111,977     102,941      96,656     67,028    1.24
    142,624     112,347     126,958     121,979     62,213    1.24
     82,602      71,237      82,151      69,676     59,865    1.24
     65,417      64,655      67,738      55,091     51,127    1.24
     87,045      69,558      70,434      66,956     57,148    1.24
    157,887     160,272     160,254     152,449     60,165    1.24
     67,285      60,307      61,142      58,127     52,050    1.24
    123,089     117,704     117,873     100,125     60,056    1.24
    122,546     118,424     124,989     119,890     59,024    1.24
     83,005      95,838      96,181      91,455     60,242    1.24
    120,093      51,268     102,536      74,217     50,113    1.24
     51,561      66,010      73,600      70,903     47,994    1.24
    129,063     146,521     126,444     120,853     47,937    1.24
    121,599     100,637     100,637      93,189     46,608    1.24
     95,902     100,857      93,484      88,804     53,141    1.24
     58,680      58,813      59,404      56,904     42,381    1.24
     60,743      60,748      56,976      54,404     42,095    1.24
    128,787      81,123      82,135      78,145     46,878    1.24
     68,558      43,609      45,623      43,444     39,398    1.24
    100,013      99,164      99,164      94,229     45,819    1.24
    104,364      90,161     110,685     106,180     44,463    1.24
     90,087      96,041      97,249      91,626     43,362    1.24
     50,867      54,958      51,417      49,281     35,917    1.24
    182,967     162,282     194,562     187,306     42,502    1.24
     22,661      38,208      40,550      38,750     31,000    1.24
     40,593      43,970      40,640      38,640     34,251    1.24
     73,359      90,571      75,652      70,698     43,198    1.24
     43,803      44,000      47,282      43,090     29,054    1.24
     39,682      42,947      39,054      37,101     30,850    1.24
     86,162      70,816      71,670      68,134     33,364    1.24
     41,382      48,439      48,269      45,875     28,436    1.24
     32,772      34,341      35,506      34,064     24,623    1.24
     57,330      53,323      57,853      54,675     22,955    1.24
     21,831      25,639      26,072      24,137     19,272    1.24
     49,621      50,052      50,920      46,816     18,453    1.24
     26,937      18,888      20,606      19,575     15,941    1.24
    108,097      87,211      83,461      72,394     19,343    1.24
    110,269     109,997     109,997     104,546     13,146    1.24
    209,972     194,913     194,574     159,413     19,420    1.24
-----------  ----------  ----------  ----------  ---------    ----
  9,196,609   9,115,272   9,622,604   8,808,017  5,995,385    1.24    4,847,098  8.660%*     03/11/2027       03/11/2012      179
 23,325,514  25,497,225  25,575,859  25,091,637  6,069,363    1.42    4,272,911  9.214%*     03/11/2022       03/11/2009      143

 10,028,074   9,912,821   9,229,998   8,430,127  4,446,981     1.27   3,503,982  9.090%*     04/11/2027       04/11/2012      180
 12,448,100  12,648,534  13,032,870  14,176,658  5,696,922     1.73   3,284,959  8.325%*     01/11/2022       01/11/2007      117

  2,984,702   2,982,193   3,028,893   3,040,269  1,577,074     1.46
  1,873,051   1,936,182   2,086,910   2,144,362  1,231,303     1.46
  1,311,612   1,354,589   1,360,062   1,391,438    831,212     1.46
  1,156,136   1,189,270   1,226,722   1,272,317    768,937     1.46
-----------  ----------  ----------  ----------  ---------    ----
  7,325,501   7,462,234   7,702,587              4,408,526     1.46   3,017,266  8.240%*    04/11/2027        04/11/2007      120
  3,003,168   4,917,191   5,027,218   5,536,538  3,896,063     1.27   3,070,191  8.590%*    02/11/2027        02/11/2007      115

  3,847,163   3,925,918   3,766,166   3,899,100  2,292,714     1.32
  2,531,525   2,735,633   3,006,320   2,839,829  1,627,922     1.32
-----------  ----------  ----------  ----------  ---------    ----
  6,378,688   6,661,551   6,772,486   6,738,929  3,920,636     1.32   2,981,374 8.708%*     03/11/2027        03/11/2009      143












                                                  BALOON/
           ANTICIPATED                          ANTICIPATED                     YEAR
           REMAINING                            REPAYMENT                       BUILT                             UNIT OF
 LOCK BOX     TERM        VALUE          LTV     DATE LTV     AMORTIZATION     RENOVATED             UNIT         MEASURE
---------  ------------   -----          ---   -----------    ------------     ---------            ------        --------
                        971,511          80%        60%                           1984               29,418          sf
                        900,233          80%        60%                           1960               18,392          sf
                        993,548          80%        60%                           1970               22,279          sf
                        837,140          80%        60%                           1960               19,022          sf
                        953,603          80%        60%                           1971               29,038          sf
                        752,662          80%        60%                           1951               12,460          sf
                        626,235          80%        60%                           1970               22,536          sf
                      1,113,141          80%        60%                           1964               36,516          sf
                        623,055          80%        60%                           1983               38,168          sf
                        639,776          80%        60%                           1980               28,897          sf
                        705,560          80%        60%                           1973               24,835          sf
                        654,873          80%        60%                           1969               22,080          sf
                        630,158          80%        60%                           1965               19,340          sf
                        461,052          80%        60%                           1961               13,558          sf
                        601,561          80%        60%                           1967               20,223          sf
                        633,319          80%        60%                           1974               27,630          sf
                        547,898          80%        60%                           1965               19,684          sf
                        632,171          80%        60%                           1971               20,880          sf
                        621,303          80%        60%                           1973               22,366          sf
                        634,128          80%        60%                           1975               19,643          sf
                        527,502          80%        60%                           1974               29,296          sf
                        505,201          80%        60%                           1974               23,556          sf
                        504,599          80%        60%                           1977               30,978          sf
                        490,611          80%        60%                           1974               24,880          sf
                        559,380          80%        60%                           1971               24,641          sf
                        446,118          80%        60%                           1966               20,663          sf
                        443,105          80%        60%                           1969               23,463          sf
                        493,457          80%        60%                           1973               22,800          sf
                        414,714          80%        60%                           1964               10,978          sf
                        482,301          80%        60%                           1972               21,929          sf
                        468,028          80%        60%                           1978               21,780          sf
                        456,438          80%        60%                           1973               21,527          sf
                        378,074          80%        60%                           1963               19,240          sf
                        447,392          80%        60%                           1970               33,514          sf
                        326,321          80%        60%                           1960                7,304          sf
                        360,534          80%        60%                           1974               14,600          sf
                        454,711          80%        60%                           1969               18,382          sf
                        305,836          80%        60%                           1960               18,539          sf
                        324,735          80%        60%                           1965               28,716          sf
                        351,202          80%        60%                           1973               21,304          sf
                        299,331          80%        60%                           1951                8,704          sf
                        259,187          80%        60%                           1975               10,873          sf
                        241,633          80%        60%                           1971               16,971          sf
                        202,868          80%        60%                           1959                7,918          sf
                        194,245          80%        60%                           1957               18,068          sf
                        167,803          80%        60%                           1961                7,493          sf
                        203,613          80%        60%                           1971               22,878          sf
                        138,383          80%        60%                           1972               22,150          sf
                        204,421          80%        60%                           1983               36,062          sf
                    -----------          ---        ---                                           ---------
Yes          180     63,109,359          80%        60%            328                            1,905,163
Yes          144     68,000,000          61%        49%            300            1989/1997             573          rooms

                    -----------          ---        ---                                           ---------
Yes          181     47,000,000          77%        64%            360            1972/1986         361,804          sf
Yes          118     53,650,000          64%        53%            299            1972/1993         738,201          sf

                     20,500,000          63%        57%                           1970                  645          pads
                     13,750,000          63%        57%                           1972/1983             572          pads
                      9,900,000          63%        57%                           1972                  314          pads
                      9,050,000          63%        57%                           1972                  293          pads
                    -----------          ---        ---                                           ---------
Yes          121     53,200,000          63%        57%            360                                1,824
Yes          119     54,000,000          61%        55%            360            1985/1990         417,532          sf

                     27,600,000          68%        60%                           1974              504,550          sf
                     19,200,000          68%        60%                           1982/1989         283,921          sf
                    -----------          ---        ---                                           ---------
Yes          144     46,800,000          68%        60%            360                              788,471









                                                                     ANNUAL                   STATED       ANTICIPATED
                                                                      DEBT     MORTGAGE      MATURITY       REPAYMENT      REMAINING
 1994 REV    1995 REV    1996 REV   U/W REV   NET CASH FLOW   DSCR   SERVICE      RATE          DATE            DATE         LOCKOUT
-----------  ---------   ---------  -------   -------------   ----   -------      ----          ----             ----        -------
             2,443,620   2,698,884  4,128,373   2,667,562     1.91
             2,410,648   2,502,709  2,527,438   1,764,570     1.91
               473,917     393,116    360,630     200,465     1.91
           -----------   --------- ----------  ----------     ----
             5,328,185   5,394,709  7,016,441   4,632,597     1.91  2,430,033     7.575%*    01/11/2027        01/11/2007      114
             2,321,441   4,231,055  4,117,238   3,126,553     1.24  2,527,091     8.262%*    03/11/2027        03/11/2007      119

             3,805,886   3,526,875  2,779,423   1,632,730     1.51
             1,886,032   1,954,908  1,818,681   1,075,297     1.51
             1,877,395   1,991,745  1,918,277   1,177,316     1.51
            ----------   --------- ----------  ----------     ----
             7,569,313   7,473,528  6,516,381   3,885,343     1.51  2,576,266     8.350%*    03/11/2022        06/11/2007      119
  4,379,913  4,607,536   4,864,168  5,020,231   3,042,855     1.39  2,187,715     7.935%*    02/11/2027        02/11/2007      118
  3,887,751  4,626,721   5,118,851  5,149,579   3,231,686     1.31  2,459,464     9.050%*    04/11/2022        01/11/2012      177
  5,619,648  5,763,122   5,722,721  5,645,883   3,136,126     1.35  2,319,963     9.020%*    03/11/2022        03/11/2007      119
  6,168,449  6,197,373   6,206,977  6,237,617   3,013,893     1.41  2,137,415     8.650%*    01/11/2022        01/11/2007      117
  1,848,263  1,996,917   2,087,318  2,130,160   1,428,513     1.43
  1,723,325  1,830,012   1,897,761  1,950,391   1,305,176     1.43
  --------- ----------   --------- ----------  ----------     ----
  3,571,588  3,825,929   3,985,079  4,080,551   2,733,689     1.43  1,907,521     8.080%*    03/11/2027         03/11/2007     119
  4,895,143  4,825,459   4,643,395  4,742,083   2,469,772     1.21  2,045,819     9.10%*     04/11/2027         04/11/2012     180

               842,471     887,056    902,757     429,099     1.31
    653,208    664,154     692,456    691,083     393,913     1.31
    573,251    571,081     591,965    521,319     284,754     1.31
                           284,000    270,230     240,469     1.31
    424,505    446,375     466,718    476,292     239,865     1.31
    342,332    324,155     389,348    376,035     221,196     1.31
    243,960    257,631     266,660    278,649     217,965     1.31
    411,197    414,631     431,284    410,804     212,056     1.31
    142,600    254,150     290,564    276,623     180,192     1.31
    288,911    367,184     361,638    361,613     151,199     1.31
    115,798    116,314     117,475    112,248      63,965     1.31
  --------- ----------   --------- ----------  ----------     ----
  3,195,762  4,258,146   4,779,164  4,677,653   2,634,673     1.31  2,013,020     8.830%*    03/11/2022        03/11/2007      116
  4,185,419  4,328,701   4,372,249  4,446,669   2,609,116     1.39  1,872,675     8.660%     10/11/2026        10/11/2006      111
  2,423,907  2,787,276   2,840,931  2,822,772   2,007,184     1.26  1,592,681     8.460%*    03/11/2027        03/11/2009      142


  3,053,680  3,129,248   2,955,240  2,912,537   1,347,823     1.33
    766,159    843,806     862,177    784,301     498,563     1.33
  --------- ----------   --------- ----------  ----------     ----
  3,819,839  3,973,054   3,817,417  3,606,838   1,846,386     1.33  1,391,147     8.280%*    02/11/2027        02/11/2007      115
 10,695,119 11,142,213  11,011,092 10,437,111   3,202,733     1.80  1,782,040     8.590%*    12/11/2011                        173
 11,532,536 13,604,018   14,338,462             2,438,346     1.50  1,621,310     9.300%*    12/11/2016        12/11/2011      173
  2,297,040  2,443,025   2,437,464  2,400,029   1,749,446     1.32  1,325,702     8.280%*    01/11/2027        01/11/2009      138
  3,597,386  3,689,874   3,774,091  3,611,363   2,016,656     1.35  1,499,181     8.820%*    01/11/2017        01/11/2004       75
  2,169,685  2,409,270   2,593,855  2,462,376   1,838,495     1.40  1,312,581     8.670%*    11/11/2023        11/11/2006      112
  4,285,498  4,744,744   5,111,975  4,751,847   2,023,945     1.46  1,387,339     9.250%*    02/11/2022        02/11/2012      175
  1,660,237  1,695,375   2,090,635  2,332,595   1,531,551     1.29  1,183,802     8.785%*    01/11/2027        01/11/2007      114
  2,111,101  2,072,774   2,244,152  2,364,932   1,575,724     1.32  1,195,972     8.570%*    01/11/2022        01/11/2007      114

  5,086,777  5,778,198   6,077,040  5,865,212   1,968,862     1.45  1,357,163     9.670%*    10/11/2016        10/11/2011      171


  4,783,716  4,697,833   4,646,338  4,646,338   1,132,426     1.48
  4,080,891  4,011,806   4,089,219  4,089,219     787,585     1.48
  --------- ----------   --------- ----------  ----------     ----
  8,864,607  8,709,639   8,735,657  8,735,577   1,920,011     1.48  1,293,094     9.390%*    12/11/2016        12/11/2011      173
  2,545,465  2,570,625   2,591,736  2,620,472   1,271,350     1.28    993,447     8.250%*    03/11/2022        03/11/2007      113
  7,413,368  7,721,936   8,060,498  8,060,498   1,647,817     1.56  1,055,226     9.580%*    04/11/2019        04/11/2007      114
  2,096,577  2,124,536   2,032,871  1,995,716   1,089,076     1.35    808,298     8.180%*    04/11/2027        04/11/2007      117
  6,659,027  6,488,481   5,355,932  5,949,357   1,409,196     1.57    895,264     8.850%*    04/11/2022        04/11/2007      117

    370,785    358,301   368,119    353,535       207,771     1.49
    434,138    436,529   438,460    429,318       224,080     1.49
    369,684    409,546   405,509    397,169       221,590     1.49











                                                  BALOON/
           ANTICIPATED                          ANTICIPATED                     YEAR
           REMAINING                            REPAYMENT                       BUILT                               UNIT OF
 LOCK BOX     TERM          VALUE        LTV     DATE LTV     AMORTIZATION     RENOVATED               UNIT         MEASURE
---------  ------------     -----        ---   -----------    ------------     ---------              ------        --------
                          33,900,000     48%       43%                         1960/1996              392,443           sf
                          21,000,000     48%       43%                         1988                   164,909           sf
                           4,500,000     48%       43%                         1968/1986               92,988           sf
                          ----------     ---       ---                                               --------
Yes           118         59,400,000     48%       43%               360                              650,340
Yes           120         36,500,000     77%       69%               360       1996                   202,104           sf

                          18,700,000     61%       51%                         1991/1992              179,125           sf
                          13,000,000     61%       51%                         1993                    96,895           sf
                          12,300,000     61%       51%                         1992                    82,062           sf
                          ----------     ---       ---                                               --------
Yes           123         44,000,000     61%       51%               300                              358,082
Yes           119         33,690,000     74%       66%               360       1972                       608           units
Yes           178         36,900,000     66%       47%               303       1987                   111,824           sf
Yes           120         35,600,000     65%       55%               300       1967/1989              502,023           sf
Yes           118         30,000,000     73%       61%               300       1970                   328,078           sf
                          14,900,000     75%       67%                         1986                       288           units
                          13,800,000     75%       67%                         1986                       248           units
                          ----------     ---       ---                                               --------
Yes           120         28,700,000     75%       67%               360                                  536
Yes           181         28,800,000     73%       61%               360       1991                   415,713           sf

                           4,600,000     65%       55%                         1907/1988              347,022           sf
                           5,000,000     65%       55%                         1989                    35,000           sf
                           3,200,000     65%       55%                         1928/1985              221,241           sf
                           2,930,000     65%       55%                         1996                    48,858           sf
                           2,500,000     65%       55%                         1969/1986                   96           units
                           3,080,000     65%       55%                         1989                    52,616           sf
                           2,500,000     65%       55%                         1991/1994               28,600           sf
                           2,500,000     65%       55%                         1990                    22,206           sf
                           2,150,000     65%       55%                         1993                    12,365           sf
                           2,000,000     65%       55%                         1928/1988               28,363           sf
                             720,000     65%       55%                         1992                     6,512           sf
                          ----------     ---       ---                                               --------
Yes           120         31,180,000     65%       55%               300                              802,879
              115         25,250,000     79%       70%               360       1970/1994                  648           units
Yes           144         23,750,000     73%       64%               360       1989                   273,555           sf


                          16,000,000     72%       65%                         1984/1985                  572           units
                           5,350,000     72%       65%                         1912/1987               19,243           sf
                          ----------     ---       ---                                               --------
Yes           119         21,350,000     72%       65%               360
              177         30,000,000     50%        1%               180       1974/1985                  227           rooms
Yes           177         21,000,000     70%       33%               240       1989                       250           beds
              142         21,300,000     69%       60%               360       1992                    86,290           sf
Yes            82         20,700,000     68%       57%               240       1974                   256,513           sf
Yes           116         19,300,000     71%       62%               324       1989/1994              175,733           sf
Yes           179         20,000,000     67%       48%               300       1988/1995                  168           rooms
Yes           118         16,000,000     78%       71%               360       1982                   153,523           sf
Yes           118         17,000,000     72%       61%               300       1966/1996              271,134           sf

Yes           175         16,300,000     73%       36%               240       1972/1985/1994             308           rooms


                          12,000,000     54%       26%                         1967/1987                  203           rooms
                           9,300,000     54%       26%                         1967/1971/1990             187           rooms
                          ----------     ---       ---                                               --------
Yes           177         21,300,000     54%       26%               240                                  390
              120         14,000,000     75%       62%               300       1963/1987                  349           units
              121         13,400,000     72%       58%               264       1971/1986                  268           rooms
Yes           121         12,200,000     74%       66%               360       1968/1990              208,980           sf
              121         17,500,000     51%       42%               300       1932/1995              416,880           sf

                           2,080,000     67%        1%                         1925                   123,095           sf
                           2,335,000     67%        1%                         1905                   236,066           sf
                           2,380,000     67%        1%                         1939                   191,287           sf



                                                                     ANNUAL                STATED       ANTICIPATED
                                                                      DEBT   MORTGAGE      MATURITY      REPAYMENT      REMAINING
 1994 REV    1995 REV  1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE    RATE         DATE           DATE          LOCKOUT
-----------  --------- ---------   -------    -------------  ----   -------    ----         ----           ----          --------
    326,386    302,589   294,915    301,183      142,805     1.49
    205,424    209,612   211,423    205,021      135,859     1.49
    171,483    169,542   170,068    158,475       82,659     1.49
    277,622    248,694   234,354    213,377       97,686     1.49
    332,915    315,238   333,835    363,516      135,670     1.49
  ---------  --------- ---------  ---------    ---------     ----
  2,488,437  2,450,051 2,456,683  2,421,594    1,248,120     1.49  1,106,689  8.480%*      02/11/2022     02/11/2010         151
  1,288,118  1,212,645 1,210,537  1,231,047      940,229     1.23    762,311  8.450%*      04/11/2027     04/11/2007         114
  1,949,123  1,739,065 1,778,919  1,728,110    1,070,887     1.27    842,945  8.550%*      04/11/2017     04/11/2012         177
             5,922,477 6,430,931  6,509,722    1,198,172     1.63    733,765  9.960%*      10/11/2021     10/11/2011         171
                         959,704  1,295,352      910,609     1.49    611,867  8.190%       03/11/2022     03/11/2007         116


    880,270    907,239   919,238    839,297      333,743     1.41
    956,555  1,209,292 1,213,295  1,210,130      197,225     1.41
    593,383    609,767   638,828    602,681      152,393     1.41
    436,997    504,756   505,516    503,494      151,207     1.41
    357,729    366,408   381,815    366,364       63,394     1.41
    369,762    385,674   442,803    383,676       43,261     1.41
  ---------  --------- ---------  ---------    ---------     ----
  3,594,696  3,983,136 4,101,495  3,905,642      941,223     1.41    712,948  9.660%*      03/11/2022     03/11/2012         176
  2,394,036  2,648,048 3,129,396  2,648,048      871,036     1.45    602,316  8.840%*      04/11/2022     04/11/2012         177
  1,462,493  1,447,313 1,447,308  1,447,312      822,583     1.37    601,758  8.950%*      02/11/2022     02/11/2012         175

    773,913    720,506   717,086    715,866      415,569     1.41
    582,563    621,010   685,575    623,798      357,395     1.41
  ---------  --------- ---------  ---------    ---------     ----
  1,356,476  1,341,516 1,402,661  1,339,664      772,964     1.41    549,541  8.420%*      04/11/2027     04/11/2007         117
  1,075,143  1,213,793 1,519,755  1,602,791      803,007     1.38    581,116  8.730%*      03/11/2022     03/11/2007         113
  1,186,483  1,164,546 1,256,018  1,228,671      756,843     1.30    581,428  9.230%*      01/11/2027     01/11/2012         174

  4,244,568  3,988,954 4,010,962  4,010,962      725,649     1.82
  4,208,715  4,747,298 5,336,412  5,336,412      540,641     1.82
  ---------  --------- ---------  ---------    ---------     ----
  8,453,283  8,736,252 9,347,374  9,347,374    1,266,290     1.82    694,137  8.714%*      02/11/2012                        178

  3,016,339  3,038,686 3,144,790  3,144,790      603,479     1.66
  2,562,355  2,891,895 3,070,188  3,070,188      484,672     1.66
  ---------  --------- ---------  ---------    ---------     ----
  5,578,694  5,930,581 6,214,978  6,214,978    1,088,151     1.66    655,285 10.100%*      02/11/2017     02/11/2012         175
    984,936    982,282 1,008,335    988,108      762,755     1.39    547,874  8.790%*      01/11/2022     01/11/2007         114
             1,206,694 1,287,308  1,260,194      724,085     1.36    532,123  8.680%*      03/11/2022     03/11/2007         116
  3,462,277  3,897,664 3,789,231  3,194,371      902,477     1.49    606,457  8.280%*      01/11/2012     01/11/2004          78
  2,340,558  2,503,529 2,534,306  2,514,541      846,302     1.47    576,472  9.650%*      02/11/2017     02/11/2012         175
  1,405,600  1,677,193 1,727,170  1,654,300    1,031,245     1.97    523,736  8.580%       10/11/2016     10/11/2011         171
    913,006    918,920   906,303    905,226      617,768     1.27    487,592  8.610%*      04/11/2022     04/11/2012         177
  6,141,833  6,617,279 6,632,911               1,162,780     2.05    568,116  8.714%*      02/11/2012                        178
    996,660  1,056,625 1,108,327  1,021,227      671,165     1.43    470,812  8.890%*      01/11/2022     01/11/2007         114
  3,484,152  3,505,124 3,821,031  3,626,246      775,903     1.50    516,340  9.550%*      11/11/2016     11/11/2011         172
  6,170,614  6,926,860 7,050,936                 936,445     1.71    547,890  8.714%*      02/11/2012                        178
  1,148,456  1,036,450 1,067,872  1,084,151      597,708     1.35    442,601  8.580%*      11/11/2021     11/11/0203          76
  1,378,724  1,493,333 1,406,024  1,408,821      747,494     1.60    467,600  8.470%*      01/11/2017     01/11/2007         111
    656,753    693,257   719,927                 500,560     1.29    387,162  8.620%*      01/11/2027     01/11/2004          78
             1,340,709 1,141,873  1,125,490      501,160     1.27    395,798  8.930%*      01/11/2027     01/11/2007         114
  3,066,305  3,730,405 3,816,678  3,816,678      653,559     1.41    465,053  9.700%*      02/11/2017     02/11/2012         175
    647,522    765,015   873,821    815,898      554,722     1.37    406,023  8.870%*      11/11/2021     11/11/2006         112
  1,248,883  1,234,753 1,219,336  1,155,403      682,914     1.68    406,284  8.160%*      04/11/2017     04/11/2012         174
  2,836,093  2,853,968 2,843,320  2,861,320      688,647     1.55    445,493  9.600%*      03/11/2017     03/11/2012         173
    791,456    887,591   924,904    936,799      539,408     1.37    393,245  8.860%*      01/11/2022     01/11/2007         114
  1,738,827  1,791,918 1,873,882  1,808,956      592,733     1.46    404,657  9.290%*      03/11/2022     03/11/2012         176
  1,997,429  2,974,866 2,739,189  2,484,871      895,653     2.05    437,937  9.930%*      01/11/2017     01/11/2012         174

    762,860    798,241   783,803    717,109      393,993     1.29
    161,942    171,275   179,166    161,869       99,391     1.29
  ---------  --------- ---------  ---------    ---------     ----
    924,802    969,516   962,969    555,862      493,384     1.29    382,361  8.990%*      03/11/2022     03/11/2007         116
  1,233,252  1,288,381 1,354,693  1,340,624      472,947     1.28    370,882  8.780%*      01/11/2007                        114
    883,911    904,279   914,816    953,105      430,187     1.25    343,875  8.700%*      01/11/2022     01/11/2007         111
    631,907    649,091   727,504    690,435      438,786     1.23    356,063  9.210%*      11/11/2021     11/11/2006         112
    592,000    630,553   688,291    671,580      440,806     1.27    346,276  9.230%*      02/11/2022     02/11/2007         112
    591,913    542,320   619,744    607,611      420,948     1.25    336,807  8.980%*      03/11/2022     03/11/2007         113













                                                  BALOON/
          ANTICIPATED                          ANTICIPATED                     YEAR
           REMAINING                            REPAYMENT                       BUILT                             UNIT OF
 LOCK BOX     TERM        VALUE          LTV     DATE LTV     AMORTIZATION     RENOVATED             UNIT         MEASURE
---------  ------------   -----          ---   -----------    ------------     ---------            ------        --------
                          1,595,000      67%        1%                          1918                142,026       sf
                          1,035,000      67%        1%                          1930                 78,000       sf
                          1,055,000      67%        1%                          1905                 81,790       sf
                          1,640,000      67%        1%                          1974                 84,636       sf
                            825,000      67%        1%                          1917                103,412       sf
                         ----------      ---       ---                                            ---------
Yes            155       12,945,000      67%        1%            156                             1,040,312
               121       11,610,000      71%       65%            360           1969/1991           128,451       sf
               181       12,250,000      66%       30%            240           1989                198,127       sf
Yes            175       11,000,000      61%       45%            300           1994                     90       beds
               120       10,000,000      65%       53%            300           1893/1995                18       units


                          2,400,000      75%       37%                          1972/1994                65       rooms
                          2,100,000      75%       37%                          1972                    175       rooms
                          1,160,000      75%       37%                          1975                     72       rooms
                          1,120,000      75%       37%                          1973                     48       rooms
                            700,000      75%       37%                          1981                     53       rooms
                            880,000      75%       37%                          1975                     72       rooms
                         ----------      ---       ---                                            ---------
Yes            180        8,360,000      75%       37%            240                                   485
Yes            181       10,000,000      61%       42%            300           1990/1997                96       rooms
               179       11,250,000      53%       37%            300           1983/1996            62,250       sf

                          4,600,000      73%       66%                          1979                 92,240       sf
                          3,600,000      73%       66%                          1979                 64,397       sf
                         ----------      ---       ---                                            ---------
               121        8,200,000      73%       66%            360                               156,637
               120        8,100,000      73%       61%            300           1952/1954/1996          254       units
               178        8,200,000      72%       60%            360           1955/1995           175,679       sf

                          4,800,000      59%        2%                          1963/1966                99       beds
                          5,000,000      59%        2%                          1969                    129       beds
                         ----------      ---       ---                                            ---------
               179        9,800,000      59%        2%            180                                   228

                          4,300,000      67%       33%                          1967/1988                99       rooms
                          4,100,000      67%       33%                          1972/1982                94       rooms
                         ----------      ---       ---                                            ---------
               179        8,400,000      67%       33%            240                                   193
Yes            118        7,700,000      72%       61%            300           1987                123,909       sf
Yes            120        7,500,000      72%       59%            300           1980                125,611       sf
Yes             82        7,300,000      71%       49%            180           1924/1990           217,638       sf
               179        7,500,000      68%       33%            240           1991                    104       rooms
               175       11,000,000      45%       19%            240           1986/1993           170,886       sf
               181        6,800,000      74%       51%            300           1985                 55,200       sf
               179        8,000,000      59%        2%            180           1961/1987               210       beds
               118        7,500,000      63%       53%            300           1987                 78,971       sf
               176        7,700,000      59%       29%            240           1985                    150       rooms
               179        6,500,000      70%        2%            180           1965                    198       beds
                80        6,900,000      66%       59%            300           1988                 55,872       sf
               118        6,800,000      66%       47%            240           1875/1992            81,284       sf
                82        5,300,000      78%       74%            360           1952/1978               200       pads
               118        5,500,000      75%       68%            360           1984                 54,759       sf
               179        6,500,000      63%       31%            240           1974/1994               201       rooms
               116        5,750,000      71%       60%            300           1955/1993            31,165       sf
               181        8,000,000      50%       22%            240           1979/1991           135,471       sf
Yes            180        6,800,000      58%       28%            240           1989                    136       rooms
               118        6,000,000      66%       56%            300           1966/1996            86,038       sf
               180        5,500,000      71%       51%            300           1986                     80       rooms
               178        6,810,000      56%       28%            240           1968/1972/1996          244       rooms

                          4,800,000      64%       55%                          1950/1987            44,885       sf
                          1,100,000      64%       55%                          1982                  5,605       sf
                         ----------      ---       ---                                            ---------
               120        5,900,000      64%       55%            300                                50,490
               118        6,100,000      61%       52%            300           1900/1984/1984      102,607       sf
               118        6,500,000      54%       45%            300           1972                 65,553       sf
Yes            116        5,000,000      69%       59%            300           1978                 56,845       sf
               119        4,700,000      72%       61%            300           1990                 48,275       sf
Yes            120        4,550,000      74%       62%            300           1980/1987            38,262       sf



















                                                                       ANNUAL                STATED      ANTICIPATED
                                                                        DEBT    MORTGAGE    MATURITY      REPAYMENT      REMAINING
 1994 REV    1995 REV  1996 REV   U/W REV    NET CASH FLOW    DSCR    SERVICE     RATE        DATE           DATE         LOCKOUT
-----------  --------- ---------  -------    -------------    ----    -------     ----        ----           ----        --------
  1,559,416  1,589,632 1,638,104  1,599,718       466,037     1.45    321,818     9.790%*  01/11/2022     01/11/2012         174
    436,689    615,424   638,217    613,990       396,719     1.32    301,371     8.970%*  01/11/2022     01/11/2007         114
    481,108    589,376   632,767    575,963       405,156     1.34    302,795     9.110%*  11/11/2021     11/11/2006         112

    690,573    807,211   882,112    867,226       396,672     1.34    295,457     9.050%*  02/11/2022     02/11/2007         115
    603,968    754,232   824,818    828,792       420,633     1.38    305,015     9.540%   02/11/2022     02/11/2007         115
    710,668    726,565   715,635    682,005       466,964     1.65    282,336     8.800%*  03/11/2022     03/11/2007         113
    756,785    754,123   780,774    799,520       404,049     1.46    276,925     8.780%   11/11/2021     11/11/2011         172
    605,395    619,933   581,936    573,071       359,797     1.29    279,673     8.900%*  04/11/2022     04/11/2004          81
    484,177    524,606   569,148                  391,758     1.49    262,414     8.670%*  02/1/2027      02/11/2007         115
  2,144,298  2,175,920 2,086,611                  547,004     1.69    324,569     8.714%*  02/11/2012                        178
  2,939,373  3,352,091 3,438,203                  547,277     1.71    320,141     8.714%*  02/11/2012                        178
    672,035    692,518   764,325                  421,763     1.68    251,759     9.000%*  01/11/2022      01/11/2007        114
  1,645,067  1,868,904 1,827,190  1,782,844       400,185     1.54    260,159     9.660%*  02/11/2017      02/11/2012        172
    475,662    465,762   526,039    507,365       329,292     1.52    216,423     8.590%*  12/11/2021      12/11/2006        113
  1,800,557  1,977,944 2,054,224                  410,916     1.73    237,358     8.990%*  02/11/2017      02/11/2007        115
    522,394    548,312   569,572    577,440       313,138     1.45    216,687     8.730%   12/11/2021      12/11/2006        113
    507,514    481,279   648,421    674,150       306,281     1.45    210,946     9.050%*  02/11/2027      02/11/2007        112
    375,097    396,373   400,800    428,437       272,222     1.27    214,925     8.910%*  01/11/2007                        114
               145,977   874,520    856,581       393,990     1.62    243,185    10.000%*  02/11/2017      02/11/2012        175
    454,793    450,395   436,584    417,516       257,128     1.26    204,336     9.410%*  01/11/2022      01/11/2007        114
    341,100    635,493   706,197    718,811       247,108     1.27    193,974     8.850%*  02/11/2007                        115
    417,799    445,715   452,208    465,211       240,197     1.25    192,087     8.800%*  03/11/2007                        113
    872,194    930,287   971,757    971,757       396,622     1.82    217,742     9.660%*  02/11/2017      02/11/2012        175
    399,943    406,488   419,034    414,857       222,741     1.28    174,344     8.440%   02/11/2027      02/11/2007        115
    341,061    436,496   498,640    475,752       258,165     1.34    192,172     9.250%*  03/11/2022      03/11/2012        173
    315,915    328,898   346,183                  238,638     1.29    185,426     9.280%   10/11/2006                        111
    417,763    411,361   423,127    423,986       223,334     1.35    165,932     8.630%   11/11/2026      11/11/2006        112
    564,103    551,838   600,713    608,284       254,801     1.60    159,122     8.190%*  12/11/2026      12/11/2006        113
    497,845    501,595   512,000    481,407       221,943     1.29    172,595     9.100%   11/11/2021      11/11/2006        112
    514,376    556,784   598,076    574,846       258,217     1.59    162,209     8.350%*  01/11/2022      01/11/2007        111
    284,376    292,058   376,689    394,638       196,444     1.31    150,483     8.650%*  03/11/2022      03/11/2007        116
    489,050    576,330   605,471                  295,361     2.05    143,972     8.420%*  03/11/2007                        116
    315,317    351,913   391,497    399,761       225,380     1.49    151,055     9.000%   10/11/2006                        111
    747,029    798,496   797,718    817,068       259,458     1.82    142,764     8.320%   11/11/2006                        112
    742,278    964,919 1,309,936  1,235,753       270,973     1.65    164,506     9.220%*  03/11/2017      03/11/2007        113

    104,906    616,509   651,354    651,354       222,358     1.39    160,290     9.530%*  03/11/2017      03/11/2012        176
    277,627    279,695   282,022                  181,239     1.29    140,386     9.008%   01/11/2022      01/11/2007        114
    521,658    568,338   596,720    591,280       219,944     1.71    128,488     8.320%   11/11/2006                        112
    762,811    878,411   884,460    695,921       229,111     1.66    137,915     9.890%*  03/11/2017      03/11/2012        173
  1,504,352  1,596,368 1,528,092  1,466,035       291,064     2.20    132,352     9.300%*  03/11/2017      03/11/2012        173
    209,823    254,522   279,467                  127,749     1.32     96,807     8.380%*  02/11/2022      02/11/2007        115
    292,239    269,390   308,746                  148,925     1.34    111,308     9.430%*  01/11/2017      01/11/2012        174









                                             BALOON/
           ANTICIPATED                     ANTICIPATED                       YEAR
           REMAINING                        REPAYMENT                        BUILT                         UNIT OF
 LOCK BOX     TERM        VALUE      LTV     DATE LTV     AMORTIZATION     RENOVATED             UNIT      MEASURE
---------  ------------   -----      ---   -----------    ------------     ---------            ------     --------


             178        4,725,000    63%      46%              300         1988                    120       rooms
             118        4,100,000    73%      62%              300         1986/1995            44,005       sf
             116        4,250,000    70%      60%              300         1966/1993            34,122       sf

             119        4,700,000    62%      53%              300         1976/1994            52,992       sf
             119        5,500,000    53%      44%              300         1964                152,621       sf
             120        5,180,000    55%      46%              300         1986                 33,968       sf
             176        3,750,000    74%      49%              300         1972/1986               130       units
              85        3,825,000    73%      66%              300         1991                 33,960       sf
             119        4,400,000    64%      58%              360         1972/1984               241       pads
             179        7,500,000    36%       1%              180         1974/1977               250       beds
             179        4,800,000    56%       1%              180         1964/1995                99       beds
             118        3,670,000    68%      58%              300         1955/1985               217       pads
             179        4,300,000    53%      26%              240         1978/1993               144       rooms
             117        3,600,000    62%      52%              300         1982/1991            39,412       sf
             119        3,500,000    63%      46%              240         1963                     72       beds
             117        3,390,000    65%      53%              300         1972                    130       units
Yes          119        4,100,000    53%      49%              360         1987                 57,093       sf
             118        3,400,000    63%      53%              300         1986/1988            45,265       sf
             179        3,600,000    58%      29%              240         1995                     62       rooms
             118        3,300,000    59%      51%              300         1977                100,680       sf
             119        2,750,000    71%      60%              300         1966/1994               133       units
             120        2,600,000    75%      63%              300         1961                     66       units
             179        3,100,000    62%      30%              240         1986/1990               161       rooms
             119        2,400,000    79%      70%              360         1981                     46       units
             180        2,800,000    67%      47%              300         1990                 41,330       sf
             115        2,800,000    64%      54%              300         1975                    125       pads
Yes          116        2,250,000    79%      70%              360         1964                     72       units
             117        2,800,000    63%      57%              360         1972                    135       units
             116        2,250,000    75%      63%              300         1958                    100       units
             118        3,050,000    56%      46%              300         1983                 38,268       sf
             120        2,000,000    77%      65%              300         1915                     48       units
             120        3,250,000    46%      39%              300         1969/1995               216       pads
             115        2,300,000    65%      54%              300         1968                     60       units
             116        3,000,000    50%      41%              300         1968/1973               220       units
             120        3,200,000    47%      34%              240         1963/1987/1995           82       rooms

             180        1,950,000    73%      36%              240         1994                     52       rooms
             118        1,860,000    74%      62%              300         1950                    151       pads
             116        2,600,000    52%      42%              300         1975                    159       units
             180        2,000,000    60%      30%              240         1970/1992                63       rooms
             180        3,500,000    34%      16%              240         1968/1995               105       rooms
             119        1,750,000    58%      48%              300         1961/1994               114       pads
             178        1,700,000    59%      28%              240         1951/1996               102       pads



                              AUDIT/AGREED                          ACTUAL    U/W
                                  UPON     IDENTIFIED  RESERVE FOR  ONGOING ONGOING
            OCCUPANCY  U/W_O   PROCEDURE    DEFERRED     DEFERRED   CAPITAL CAPITAL
OCCUPANCY    PERIOD      CC      REVIEW    MAINTENANCE MAINTENANCE   ITEMS   ITEMS         ANCHOR/TENANTS/FRANCHISE
--------- -----------  ----- ------------ -----------  ----------- -------  ------- -------------------------------------
    100%     12/6/96     95%                  57,600      62,550     0.12     0.20  Genzyme Corp
     97%     12/6/96     93%                 312,400     375,500     0.20     0.20  Commonwealth of Mass Revenue
    100%     12/6/96     95%                  57,850      69,313     0.15     0.20  The Office @ 1 Kendall Square
                                          -----------  -----------
                                  YES        427,850     507,363

    100%     12/3/96     95%                  21,300      26,625     0.16     0.19  Marcam
    100%     12/3/96     95%                  44,625      55,781     0.18     0.15  Parametric Technology
    100%     12/3/96     95%                  59,485      74,356     0.18     0.15  Computer Associates(Harvard PHC)
    100%     12/3/96     95%                  34,730      43,413     0.29     0.29  Computer Associates
     98%     12/3/96     94%                  17,625      22,032     0.37     0.37  Geo Centers
     84%     12/3/96     84%                  22,065      27,582     0.18     0.24  Lojack
                                          -----------  -----------
                                  YES        199,830     249,789
     95%     1/1/97      93%      Yes         15,500      19,375     0.25     0.25  Morrison, Cohen, Singer and Weinstien

    100%     2/20/97    100%                      --          --       --       --
    100%     2/20/97    100%                      --          --       --       --
                                  YES

     90%     1/10/97     90%                  10,275      12,844     0.15     0.15  IKEA
     97%     1/1/97      95%                  62,635      78,294     0.16     0.16  WalMart
                                          -----------  -----------
                                  YES         72,910      91,138

     70%   TTM 9/30/96   70%                  10,750      13,438        5%       5%
     80%   TTM 9/30/96   75%                  15,000      18,750        5%       5%
     81%   TTM 9/30/96   77%                      --          --        5%       5%
     77%   TTM 9/30/96   75%                   3,250       4,063        5%       5%
     78%   TTM 9/30/96   78%                   9,900      12,375        5%       5% Fairfield Inn
     79%   TTM 9/30/96   75%                  41,150      51,438        5%       5% Fairfield Inn
     79%   TTM 9/30/96   75%                      --          --        5%       5% Fairfield Inn
     81%   TTM 9/30/96   78%                      --          --        5%       5% Fairfield Inn
     82%   TTM 9/30/96   79%                   7,500       9,375        5%       5% Fairfield Inn
     78%   TTM 9/30/96   75%                      --          --        5%       5% Fairfield Inn
     57%   TTM 9/30/96   57%                   5,400       6,750        5%       5% Comfort Inn
     70%   TTM 9/30/96   70%                   9,000      11,250        5%       5% Comfort Inn
     68%   TTM 9/30/96   68%                      --          --        5%       5% Fairfield Inn
     80%   TTM 9/30/96   80%                  17,950      22,438        5%       5% Comfort Inn
     53%   TTM 9/30/96   53%                   8,000      10,000        5%       5% Fairfield Inn
     70%   TTM 9/30/96   68%                   3,500       4,375        5%       5% Econo Lodge
                                          -----------  -----------
                                  YES        131,400     164,252
     97%    10/31/96     94%      Yes        690,990     690,990      397      397

    100%    12/31/96     93%                  15,405      19,256     0.15     0.15  Drug Emporium
    100%    12/31/96     93%                      --          --     0.15     0.15  Montgomery Ward
    100%    12/31/96     93%                      --          --     0.15     0.15  Gold's Gym
    100%    12/31/96     93%                      --          --     0.15     0.15  Office Depot
    100%    12/31/96     93%                   9,000      11,250     0.15     0.15  Super Valu Stores
    100%    12/31/96     93%                      --          --     0.15     0.15  Gold's Gym
    100%    12/31/96     93%                      --          --     0.15     0.15  Super Valu Stores
    100%    12/31/96     93%                      --          --     0.15     0.15  Whole Foods Market
    100%    12/31/96     93%                     900       1,125     0.15     0.15  Furr's Supermarket
    100%    12/31/96     93%                   2,680       3,350     0.15     0.15  World of Sleep
    100%    12/31/96     93%                  28,950      36,188     0.15     0.15  Drug Emporium
    100%    12/31/96     93%                   1,000       1,250     0.15     0.15  Brookshire Brothers
    100%    12/31/96     93%                   1,000       1,250     0.15     0.15  Trans Texas Amusement
    100%    12/31/96     93%                  45,000      56,250     0.15     0.15  May Drugs
    100%    12/31/96     93%                  20,750      25,938     0.15     0.15  H.E. Butt Grocery Co.
    100%    12/31/96     93%                   1,200       1,500     0.15     0.15  Academy Sporting Goods
    100%    12/31/96     93%                      --          --     0.15     0.15  Chuck E. Cheese's Pizza
    100%    12/31/96     93%                   2,000       2,500     0.15     0.15  Western Auto/Designer Shoe
     25%    12/31/96     93%                   2,500       3,125     0.15     0.15  Baby U
    100%    12/31/96     93%                  26,250      32,813     0.15     0.15  Future Firm
     57%    12/31/96     93%                  11,100      13,875     0.15     0.15  Office Depot
    100%    12/31/96     93%                  65,000      81,250     0.15     0.15  Big Bear Sports
    100%    12/31/96     93%                   1,500       1,875     0.15     0.15  Michael's MJ Design


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   LEASE     % OF                          LEASE     % OF                             LEASE    % OF
 EXPIRATION  TOTAL                       EXPIRATION  TOTAL                          EXIRATION  TOTAL
    DATE      SF     ANCHOR2/TENANTS2      DATE 2     SF       ANCHOR3/TENANTS3      DATE 3     SF
----------  -----  -------------------  ----------  -----  ----------------------  ---------  -----
    2005       41% Nueroscience             1998      16%     Mitotix                 2003      13%
    1998       24% Fitness                  2003      10%     LeukoSite Lab           1999      8%
    1998       13% Whitehead Institute      1998      10%

    1999       39% Thomson Financial        1998      16%
    2001      100%
    2002       43% Healthcare               2001      35%
    1999      100%
    1997       26% The Tower Group          2001      11%
    2001       24% Welty Leger Corp         1997      16%     Boston Systems Office   2001      14%

    2005       13% Edwards and Angell       2005      11%     Shoppers Parking Corp.  2008      6%




    2007       29% AMC Theaters             2007       8%     Circuit City            2008      6%
    2010       25% Homebase                 2008      24%     Circuit City            2011      7%




















    2004       78
    2000      100
    2001      100
    2000      100
    2005      100
    2004      100
    2001      100
    2002      100
    1997      100
    1998       62
    2000      100
    1998      100
    2012      100
    1999       59
    1998      100
    2004      100
    1999       59
    1997      100
    2000        5
    2003      100
    1999       56
    2001      100
    2006      100


                                 AUDIT/AGREED                            ACTUAL     U/W
                                     UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
             OCCUPANCY    U/W_O   PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY      PERIOD      CC       REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS   ANCHOR/TENANTS/FRANCHISE
---------  ------------  -----  ------------  -----------  -----------  -------  -------  ------------------------
    100%      12/31/96     93%                      5,000        6,250    0.15     0.15   U Save Foods1998
    100%      12/31/96     93%                         --           --    0.15     0.15   Thrift Mart IGA
      0%      12/31/96     93%                      6,000        7,500    0.15     0.15   A.C., Inc
    100%      12/31/96     93%                        150          188    0.15     0.15   Tile Shop
    100%      12/31/96     93%                      2,000        2,500    0.15     0.15   Texas Drug Warehouse
    100%      12/31/96     93%                         --           --    0.15     0.15   Rudy's Country Bar-B-Q
    100%      12/31/96     93%                     45,760       57,200    0.15     0.15   Gold's Gym
    100%      12/31/96     93%                      5,500        6,875    0.15     0.15   Big Lots
    100%      12/31/96     93%                        675          844    0.15     0.15   Brookshire Brothers
    100%      12/31/96     93%                         --           --    0.15     0.15   Super Valu Stores
    100%      12/31/96     93%                      7,500        9,375    0.15     0.15   Fleming Companies, Inc
    100%      12/31/96     93%                        100          125    0.15     0.15   Thurman Kitchen & Bath
    100%      12/31/96     93%                      3,000        3,750    0.15     0.15   Wichita Food Mart
    100%      12/31/96     93%                         --           --    0.15     0.15   True Value Hardware
    100%      12/31/96     93%                      1,500        1,875    0.15     0.15   Minyard Food Stores
    100%      12/31/96     93%                         --           --    0.15     0.15   Office Depot
    100%      12/31/96     93%                         --           --    0.15     0.15   Minyard Food Stores
    100%      12/31/96     93%                         --           --    0.15     0.15   Buckner Bingo
    100%      12/31/96     93%                         --           --    0.15     0.15   Bank of Utah
    100%      12/31/96     93%                         --           --    0.15     0.15   Commercial Bank
    100%      12/31/96     93%                         --           --    0.15     0.15   Hobby Lobby
    100%      12/31/96     93%                      5,800        7,250    0.15     0.15   Blue Springs Fitness
    100%      12/31/96     93%                      9,750       12,188    0.15     0.15   Chism Trail Supermarkets
    100%      12/31/96     93%                         --           --    0.15     0.15   Western Auto
    100%      12/31/96     93%                     29,700       37,125    0.15     0.15   Mercantile Thrift Stores
    100%      12/31/96     93%                      2,850        3,563    0.15     0.15   Ramey Supermarkets
    100%      12/31/96     93%                      7,000        8,750    0.15     0.15   Stecks IGA1998
    100%      12/31/96     93%                      5,000        6,250    0.15     0.15   Crafts Plus
    100%      12/31/96     93%                     50,000       62,500    0.15     0.15   Coast to Coast Hardware
    100%      12/31/96     93%                      5,300        6,625    0.15     0.15   Langston Company
    100%      12/31/96     93%                        500          625    0.15     0.15   Calcasieu Lumber
    100%      12/31/96     93%                      1,500        1,875    0.15     0.15   McDuff's Super Center
    100%      12/31/96     93%                      2,500        3,125    0.15     0.15   Fleming Companies
    100%      12/31/96     93%                     36,430       45,538    0.15     0.15   Cortran--J Larkins Club
    100%      12/31/96     93%                         --           --    0.15     0.15   Skyline Super Foods
    100%      12/31/96     93%                      6,850        8,563    0.15     0.15   Chas Ball Market
    100%      12/31/96     93%                         --           --    0.15     0.15   Performance Today
     47%      12/31/96     93%                      6,100        7,625    0.15     0.15   US Postal Service
    100%      12/31/96     93%                         --           --    0.15     0.15   Fleming Companies
    100%      12/31/96     93%                      5,000        6,250    0.15     0.15   Bag 'N Save
    100%      12/31/96     93%                      8,300       10,375    0.15     0.15   Melek Service Center
    100%      12/31/96     93%                      5,000        6,250    0.15     0.15   Bob's Market
    100%      12/31/96     93%                         --           --    0.15     0.15   Crawford Auto Parts
    100%      12/31/96     93%                         --           --    0.15     0.15   Aldrich and Company
    100%      12/31/96     93%                         --           --    0.15     0.15   Appliance Mart
    100%      12/31/96     93%                         --           --    0.15     0.15   US Postal Service
    100%      12/31/96     93%                      1,000        1,250    0.15     0.15   Auto Zone
    100%      12/31/96     93%                      2,000        2,500    0.15     0.15   Michael's MJ Design
    100%      12/31/96     93%                      3,853        4,816    0.15     0.15   Fenn Food Market
                                              -----------  -----------
                                     YES          505,853      632,320
     74%    TTM 12/31/96   74%       Yes          395,600      494,500       5%       5%  Westin

     94%       11/96       91%                     27,750       34,688    0.21     0.21   Sears*
     90%       1/1/97      90%       Yes        1,108,500    1,300,000    0.25     0.27   Prudential Insurance

     95%        1/97       91%                     34,925       43,656      50       50
     99%      12/25/96     91%                     50,660       63,325      50       50
     97%      1/25/97      91%                      7,950        9,938      50       50
     99%      1/26/97      93%                      5,030        6,290      50       50
                                              -----------  -----------
                                     YES           98,565      123,209
    100%       1/1/97      95%       Yes           75,800       83,380    0.20     0.22   Ultra Tech Stepper

     96%      1/22/97      95%                     23,050       29,000    0.15     0.15   Dillards
     88%      1/22/97      86%                     24,500       31,000    0.15     0.16   Belk--Yates*
                                              -----------  -----------
                                     YES           47,550       60,000


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   LEASE     % OF                       LEASE     % OF                       LEASE    % OF
 EXPIRATION  TOTAL                    EXPIRATION  TOTAL                    EXIRATION  TOTAL
    DATE      SF    ANCHOR2/TENANTS2    DATE 2     SF    ANCHOR3/TENANTS3   DATE 3     SF
----------  -----  ----------------  ----------  -----  ----------------  ---------  -----
    1998      100
    2000      100
    2002      100
    2003      100
    1998       88
    1999      100
    2001      100
    1999       63
    2001      100
    2000      100
    1998      100
    1999      100
    2001      100
    2001      100
    2000      100
    1999      100
    2000      100
    1997      100
    1997      100
    2001      100
    1997      100
    2001      100
    1997      100
    2000      100
    2000      100
    2001      100
              100
    1997      100
    2001      100
    1997      100
    2002      100
    1997      100
    1997      100
    2002      100
    2006      100
    2001      100
    2000       58
    2000       47
    2001      100
    2000      100
    2001      100
    1997      100
    2000       50
    1999      100
    1997      100
    1999      100
    1997       57
    2002      100
    1998      100



              N/A       JC Penney*                 N/A  Hecht's*                       N/A
    2007       44%      Lucent  Tech.    2001       10%






    2005       23%       Technologies    2003       21% Lifeguard            2002      19%

    2000       25%       Sears           2029       13% Yonkers              2000      12%
               23%       Roses           2003       21% Sears                2009      15%



                                 AUDIT/AGREED                            ACTUAL     U/W
                                     UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
             OCCUPANCY    U/W_O   PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY      PERIOD      CC       REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS   ANCHOR/TENANTS/FRANCHISE
---------  ------------  -----  ------------  -----------  -----------  -------  -------  -------------------------
     76%      1/14/97      76%                    15,300       19,125     0.15     0.15   Oshmans
     97%      1/21/97      96%                    32,700       40,875     0.15     0.15   Home Express
     84%       1/1/97      84%                    66,540       83,175     0.15     0.15   Canned Foods Inc.
                                              -----------  -----------
                                     YES         114,540      143,175
    100%       1/1/97      97%       Yes              --           --     0.15     0.15   Walmart, Home Depot, Sam*

     81%       1/8/97      81%                     8,750        8,750     0.15     0.15
    100%       1/8/97      95%                     4,850        4,850     0.15     0.15
     99%       1/8/97      95%                    23,000       23,000     0.15     0.15
                                              -----------  -----------
                                     YES          36,600       36,600
     93%       1/8/97      90%       Yes                                   291      291
     99%        2/97       95%                     5,000        6,250     0.20     0.20
     91%       1/1/97      90%       Yes         224,217      280,271     0.29     0.29   Publix
     95%      10/29/96     90%                   137,250      172,188     0.35     0.35   Rich's*

     95%      1/24/97      94%                    48,516       60,645      250      250
     94%      1/24/97      90%                    43,494       54,368      250      250
                                              -----------  -----------
                                     YES          92,010      115,013
    100%       2/5/97      98%                    53,770       67,213     0.15     0.15   Builders Square

     93%        2/97       93%                    30,000       37,500     0.15     0.16
    100%        2/97       95%                                            0.15     0.15
     87%      12/26/96     87%                    22,000       27,500     0.15     0.16
    100%       12/96       95%                        --           --     0.15     0.15
     99%       1/3/97      93%                     5,000        6,250      250      250
    100%       1/3/97      95%                                            0.15     0.15
    100%       1/3/97      95%                        --           --     0.15     0.15
    100%      12/26/96     95%                                            0.15     0.15
    100%       1/3/97      95%                                            0.15     0.15
     88%        2/97       88%                     8,000       10,000     0.15     0.15
    100%      12/26/96     96%                                            0.15     0.15
                                              -----------  -----------
                                                  65,000       81,250
     94%      10/31/96     92%       Yes         149,590      186,988      250      250
     94%       1/6/97      94%                     1,100           --     0.15     0.15   WalMart

     87%    TTM 11/30/96   87%                    92,615      115,769      250      250
    100%       2/1/96      95%                     3,000        3,750     0.29     0.20   The Gap
                                              -----------  -----------
                                                  95,615      119,519
     79%    TTM 10/31/96   75%                    20,000                     4%       5%
     97%      9/30/96      95%                    33,500       41,875      250      250   Holiday Inn
    100%      11/20/96     96%       Yes          60,400       75,500     0.18     0.18   Staples
    100%      12/4/96      95%                        --           --     0.20     0.20   DORS
    100%      10/16/96     98%                        --        6,000     0.15     0.15   Home Quarters
     79%    TTM 11/30/96   78%                     8,500       10,625        4%       5%  Residence Inn
     97%       8/1/96      90%                    92,920      342,559     0.15     0.15   Winn Dixie
     97%      12/16/96     96%                    12,875       16,094     0.15     0.16   Caldor

     75%    TTM 11/30/96   73%                    12,000       15,000        5%       5%  Holiday Inn

     67%    TTM 10/31/96   67%                     7,780        9,725        4%       5%  Holiday Inn
     68%    TTM 10/31/96   68%                    10,780       13,475        4%       5%  Holiday Inn
                                              -----------  -----------
                                     YES          18,560       23,200

     96%      12/5/96      92%                    76,750       95,938      250      289
     69%    TTM 12/31/96   69%                        --       88,838        5%       5%  Radisson Inn
     94%       2/3/97      90%                   119,780      148,225     0.20     0.20   Shaws Superstore
     65%       1/2/96      55%                   116,010      145,013     0.03     0.20   New York Stock Exchange

    100%      11/17/96     95%                    68,510       84,338     0.37     0.37   Anderson International
     99%      11/17/96     95%                    17,000       20,000     0.15     0.15   Metal Fabricating Inc.
     92%      11/17/96     92%                   116,200      143,950     0.23     0.23   Peck Distributing


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   LEASE     % OF                                LEASE     % OF                       LEASE    % OF
 EXPIRATION  TOTAL                             EXPIRATION  TOTAL                    EXIRATION  TOTAL
    DATE      SF        ANCHOR2/TENANTS2         DATE 2     SF    ANCHOR3/TENANTS3   DATE 3     SF
----------  -----  -------------------------  ----------  -----  ----------------  ---------  -----
    2016      14%  Service Merchandise            2001      13%  Office Max           2011      9%
    2003      34%  Good Guys                                 8%
    2002      23%  Thrifty Drug                   2004      22%

                   Best Buy                       2011      29%  Linens & Things      2010     17%







    2005      10%
                   JC Penney*                                    Furniture Land       1998      8%




    2016      21%  Phar-Mor                       2005      16%














    2009      32%  Best Buy                       2013      24%


    2000      26%  Workshop                       1998      14%



    2007      22%  Barnes & Noble                 2008      18%  Tower Records        2007      14%
    1999      43%  Illinois State Brd of Ed.      2001      55%
    2015      49%  Office Max--Outparcel          2008      14%

    2007      29%  Eckerd Drug                    2002       7%
    1999      36%  Waldbaums Grocery              2010      20%








    2013      28%  Ames                           2000      24%  Decelle              1999      13%
    2003       8%  HB Turck Hlding LLC            2006       4%

    2001      66%  DMT Eng.                       2000      34%
    2002      42%  Clecorr Inc.                   1998      19%
    2000      32%  Vitex Corp                     1997      31%


                                 AUDIT/AGREED                            ACTUAL     U/W
                                     UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
             OCCUPANCY    U/W_O   PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY      PERIOD      CC       REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS    ANCHOR/TENANTS/FRANCHISE
---------  ------------  -----  ------------  -----------  -----------  -------  -------  ---------------------------
     87%      11/17/96     87%                     5,000        5,000     0.19     0.19   Ritrama Duramark
    100%      11/17/96     95%                       208                           0.15   Sensikal
     77%      11/17/96     77%                    45,860       46,485     0.04     0.15   Potter Ind.
     93%      11/17/96     56%                     7,000        7,000     0.22     0.22   Skate Inc
     98%      11/17/96     95%                    49,210       53,298     0.24     0.24   ADC Inc.
                                              -----------  -----------
                                                 308,988      360,070
     91%      2/10/97      91%                    38,510       48,138     0.15     0.15   Payless Drugs
     88%       1/1/97      88%                        --           --     0.17     0.17   Homebase
     98%        7/96       95%       Yes                                   250      250
     95%      2/14/97      95%                        --           --      500      500

     82%    TTM 10/30/96   75%                     1,000        1,250        4%       5%  EconoLodge
     52%    TTM 10/30/96   54%                     1,000        1,250        4%       5%  EconoLodge
     66%    TTM 10/30/96   62%                     7,560        9,450        4%       5%  EconoLodge
     74%    TTM 10/30/96   76%                        --           --        4%       5%  EconoLodge
     68%    TTM 10/30/96   64%                     4,350        5,438        4%       5%  EconoLodge
     57%    TTM 10/30/96   49%                     8,500       10,625        4%       5%  EconoLodge
                                              -----------  -----------
                                                  22,410       28,013
     91%    TTM 12/31/96   80%                                               4%       5%  Residence Inn
    100%       1/8/97      96%                    12,150       15,188     0.22     0.32   Bea Systems

     93%      12/31/96     93%                     2,500        3,125     0.15     0.15   Kroger
    100%      12/31/96     95%                                     --     0.15     0.15   Kroger
                                              -----------  -----------
                                                   2,500        3,125
     92%      1/20/97      92%                    87,900      109,875      248      250
    100%      11/15/96     95%                    11,000       13,750     0.34     0.34   Arbor Drugs

     94%    TTM 9/30/96    94%                    10,000       12,000      300      300
     85%    TTM 9/30/96    85%                     3,500        4,200      300      300
                                              -----------  -----------
                                                  13,500       16,200

     94%    TTM 9/30/96    94%                    27,150       33,938      250      250
     82%    TTM 9/30/96    82%                    15,650       19,563      250      250
                                              -----------  -----------
                                                  42,800       53,500
    100%      12/5/96      98%                        --           --     0.15     0.15   Kmart
     85%      1/13/97      85%       Yes          93,600      117,000     0.19     0.19
     95%      10/16/96     90%                   258,250      270,781     0.26     0.26   Equitable
     74%    TTM 11/30/96   74%                    46,550       58,188     0.05     0.05   Clarion Suites
     96%       1/9/97      93%                     2,000        2,000     0.24     0.24   Burlington Coat Factory
    100%      12/31/96     95%                    70,775       88,469     0.03     0.15   Filene's Basement
     97%    TTM 9/30/96    95%                        --           --      300      300
    100%      12/11/96     95%                    18,800       23,500     0.20     0.20   Baltimore VNA Foundation
     84%    TTM 11/30/96   80%                   124,100      170,750        4%       5%  Country Hearth Inn
     93%    TTM 9/30/96    93%                       500          600      300      300
    100%      11/4/96      95%                     2,500                  0.03     0.20
     80%       1/1/97      80%                    38,300       47,875     0.23     0.23   Trainor and Associates
     95%       1/2/97      92%                    22,000       27,500       25       50
     98%      12/13/96     93%                       865                  0.20     0.20   National Bank of California
     71%    TTM 11/30/96   71%                    53,250       66,563        4%       5%  Best Western
    100%      1/08/97      90%                       500          625     0.15     0.15   Urban Outfitters
    100%      2/26/97      93%                       500          625     0.20     0.20   Hobby Lobby
     68%    TTM 1/31/97    68%                     3,000        3,750        5%       5%  Days Inn
     97%      11/20/96     93%                     1,000        1,250     0.20     0.20   Merchants Warehouse
     78%    TTM 11/30/96   75%                    36,500       45,625        4%       5%  Residence Inn
     58%    TTM 10/31/96   53%                   698,150      872,688        5%       5%  Ramada Inn

    100%      1/24/97      95%                     2,500        3,125     0.20     0.20   Drug Fair
    100%       2/5/97      92%                     2,000        2,500     0.56     0.56
                                              -----------  -----------
                                                   4,500        5,625
     93%      12/4/96      93%                    11,310       14,138     0.03     0.48
     99%      12/12/96     90%                    46,975       58,719     0.20     0.20   Empress Court Restaurant
    100%       1/1/97      93%                       500           --     0.29     0.29   Ethan Allen
     94%      12/31/96     88%                        --           --       --     0.15
     94%      1/31/97      93%                    10,135       12,669     0.24     0.24


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   LEASE     % OF                                     LEASE     % OF                         LEASE    % OF
 EXPIRATION  TOTAL                                  EXPIRATION  TOTAL                      EXIRATION  TOTAL
    DATE      SF           ANCHOR2/TENANTS2           DATE 2     SF     ANCHOR3/TENANTS3    DATE 3     SF
----------  -----  ------------------------------  ----------  -----  ------------------  ---------  -----
    2000       63% First Forms Inc.                    2004      20%
    1999       58% Multi--Flow Dispensers              2001      32%
    1999       45% Lake Erie Graphics                  1997      22%
    1997       27% Formatech                           1997      13%
    1999       42% MPC Powder Coating                  1998      20%  Cuyahoga Plastics      1997      17%

    2012       28% The Childrens Co                    1997      16%
    2009       52% Edwards Theater                     2005      12%











    2006      100%

    1999       48% Hollywood Video                     2005      11%
    2000       53%


    1997        9% Farmer Jack                         1999      23%







    2011       55% A&P                                 2012      31%

    1999       42% Student Loan Liquidity                        15%

    2001       22% Trad-A-House O'Neill's Theater      2004      20%
    2005       46%

    2001       48% US Telecom Sprint                   2002      29%



    2001        9% Talbots                             1998       6%

    2003       28% Bet Zedek                           2005      19%  The Price REIT Inc     2000      18%

    2003       39% Tower Records                       1998      13%
    2003       42%

    2012       22% Rite-Aid                            1998      15%



    2000       42% United Jersey Bank                  1999      14%



    1998       23%
    2003       27%




                                 AUDIT/AGREED                            ACTUAL     U/W
                                     UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
             OCCUPANCY    U/W_O   PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY      PERIOD      CC       REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS   ANCHOR/TENANTS/FRANCHISE
---------  ------------  -----  ------------  -----------  -----------  -------  -------  ------------------------
     72%    TTM 11/30/96   70%                        --           --         4%       5% Comfort Inn
     92%      12/15/96     92%                     2,075           --      0.15     0.15  The Cosmetics Center
    100%      11/30/96     93%                        --       20,967      0.15     0.15  Coco's Restaurant

     95%      11/30/96     95%                    17,300       21,625      0.21     0.21  Heritage Bank
    100%      12/12/96     93%                    36,500       45,625      0.20     0.20  World of Color
     96%      1/20/97      91%                     6,500        4,375      0.20     0.20  The Good Guys Stereo
     96%      12/20/96     95%                    17,725       22,156       301      301
    100%      1/14/97      95%                                  1,689      0.20     0.45  Arbor Drugs
     96%      1/16/97      95%                     6,780        8,475                 25
     88%    TTM 9/30/96    88%                     5,000        6,000       300      300
     95%    TTM 9/30/96    95%                     5,500        6,600       300      300
     75%      12/31/96     75%                    12,000       15,000        25       50
     66%    TTM 11/30/96   64%                    63,501       79,376         4%       5% Ramada Inn
     96%      12/31/96     92%                     3,000           --      0.18     0.18
     92%    TTM 12/31/96   92%                    34,285       42,856       250
     98%      10/31/96     95%                    15,000       18,750       200      250
     78%      12/1/96      78%                       800        1,000      0.33     0.37  Execu-Flow
     88%      12/23/96     88%                        --           --      0.15     0.15  Old Country Buffet
     61%    TTM 12/31/96   60%                     1,600           --         4%       5%
    100%      11/1/96      96%                    46,750       36,625      0.03     0.23  Ames
     92%      11/25/96     92%                    24,700       30,875       250      250
     95%      1/31/97      93%                   109,300      136,625       333      333
     43%    TTM 11/30/96   43%                     4,774        5,968         5%       5% Knights Inn
     98%      11/30/96     95%                    34,995       43,744       265      265
     88%      1/30/97      88%                       200           --      0.03     0.15  Xymox Corporation
    100%      11/30/96     95%                     8,250           --                 25
     92%      12/18/96     92%                    12,650       15,813       200      250
     96%      12/1/96      95%                    12,200       15,250       257      257
    100%      10/24/96     95%                    30,515       38,144       269      269
    100%      11/1/96      90%                                                      0.23
     97%      11/6/96      95%                   264,500      330,625       321      321
     95%       1/2/97      85%                    60,870       76,088        25       50
    100%      8/26/96      95%                    32,350        5,000    282.13   282.13
     98%      12/5/96      90%                    17,000       21,250       250      250
     67%    TTM 11/30/96   63%                     1,993           --         4%       5% Holiday Inn Express

     64     TTM 12/31/96   64%                     1,000           --         4%       5% Holiday Inn Express
     76%      11/30/96     76%                    10,700       13,375        25       25
     99%      12/2/96      95%                    10,000       12,500       250      250
     66%    TTM 12/31/96   52%                   115,624      133,362         4%       5% EconoLodge
     49%    TTM12/31/96    50%                    75,000       93,750         5%       5% Holiday Inn
     98%      11/30/96     95%                       900           --                 50
     92%      11/30/96     92%                    13,050       62,500        27       30


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   LEASE     % OF                        LEASE     % OF                          LEASE    % OF
 EXPIRATION  TOTAL                     EXPIRATION  TOTAL                       EXIRATION  TOTAL
    DATE      SF    ANCHOR2/TENANTS2     DATE 2     SF     ANCHOR3/TENANTS3     DATE 3     SF
----------  -----  -----------------  ----------  -----  -------------------  ---------  -----

    2001      15%  Party Land             2000      11%
    2001      46%

    1998      16%  Comstock               1998      11%  Burk and Associates     2000      9%
    2002       9%  Salvation Army         1999       8%  Ace Hardware            2003      7%
    2001      32%                                    0%

    2007      30%  Blockbuster Video      2001      21%








    1998      31%  Tutor Time             2005      19%
    2001      22%

    2003      45%




    1998      11%


                                                                       ANNEX B

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D4 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Subordinated Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United states fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                         ASSET SECURITIZATION CORPORATION
                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                                       COMPARATIVE FINANCIAL STATUS REPORT
                                                         AS OF
-------------------------------------------------------------------------------------------------------------------------

                                             ORIGINAL UNDERWRITING INFORMATION     PRIOR FULL YEAR OPERATING INFORMATION
                                                         BASE YEAR                   AS OF                     NORMALIZED
---------------------------------------- --------------------------------------- ------------------------ ----- ---------
                   CURRENT                  LAST                                    LAST
                    STATED  PAID  ANNUAL   PROP.   FINANCIAL                 (1)   PROP.   FINANCIAL                 (1)
LOAN              PRINCIPAL THRU   DEBT   INSPECT.  INFO AS    %  TOTAL  $   DSCR INSPECT.  INFO AS    %  TOTAL   $  DSCR
 NUM.  CITY STATE  BALANCE  DATE SERVICE    DATE    OF DATE  OCC.  REV. NOI   X     DATE    OF DATE  OCC.  REV.  NOI  X
----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
 List all Mortgage Loans currently in the Trust (with or without information) in descending principal balance order.
----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ----   ------------

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
TOTAL:                $             $                         WA    $    $    WA                      WA    $     $   WA
----------------  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
                                                      RECEIVED                                REQUIRED
----- ---- -----  --------- ---- ------- -------- --------------- ----- --- ---- -------- --------------- ----- --- ----
FINANCIAL INFORMATION:                          LOANS              BALANCE              LOANS              BALANCE
--------------------------- ---- ------- ------------------- ---- -------------- ------------------- ---- --------------
                                             #         %            $    %           #         %            $     %
----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
CURRENT FULL YEAR:
--------------------------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
CURRENT FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
-----------------------------------------------------------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
PRIOR FULL YEAR:
--------------------------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
PRIOR FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
-----------------------------------------------------------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----

----- ---- -----  --------- ---- ------- -------- ---------  ---- ----- --- ---- -------- ---------  ---- ----- --- ----
(1) DSCR calculated using Net Cash Flow/Annual Debt Service.
--------------------------------------------------------------------------------------------------------- ----- --- ----
(2) Net change should compare the latest year to the underwriting year.
--------------------------------------------------------------------------------------------------------- ----- --- ----

                                                             ANNEX C-1
                                C-1-1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

---------------------------------------------------------------------------------------------------------
                                                                 "ACTUAL"                      (2)
        Current Annual Operating Information              YTD Financial Information         Net Change
           as of                   Normalized            Month Reported                   Current & Base
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
          LAST
         PROP.    FINANCIAL                    (1)   FINANCIAL                                  %
LOAN    INSPECT.   INFO AS    %    TOTAL   $   DSCR   INFO AS    %    TOTAL   $    %     %    TOTAL  DSCR
 NUM.     DATE     OF DATE   OCC.  REV.   NOI   X     OF DATE   OCC.  REV.   NOI  DSCR  OCC.  REV.     X
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
List all Mortgage Loans currently in the Trust (with or without information) in descending principal balance order.

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
TOTAL:                        WA     $     $    WA               WA     $     $    WA    WA     $     WA
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
FINANCIAL INFORMATION:
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
CURRENT FULL YEAR:
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
CURRENT FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
PRIOR FULL YEAR:
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
PRIOR FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----

-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
(1) DSCR calculated using Net Cash Flow/Annual Debt Service.
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----  -----
(2) Net change should compare the latest year to the underwriting year.
-----  --------  ---------  ----  -----  ---  ----  ---------  ----  -----  ---  ----  ----  -----

                                C-1-1

             COMMERCIAL MORTGAGE ASSET SECURITIZATION CORPORATION
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                        DELINQUENT LOAN STATUS REPORT
                                AS OF

                               (A)        (B)        (C)        (D)       (E)=A+B+C+D
-------  -----  -------  ----  ---------  ---------  ---------  --------  -----------------
                 SQ. FT.                     TOTAL
  LOAN             OR                      OUTSTAND.    TOTAL     OTHER
NUMBER,          UNITS,   PAID   SCHED.       P&I     OUTSTAND.  ADVANCES            CURRENT
 CITY &   PROP.  OCC %,   THRU  PRINCIPAL  ADVANCES   EXPENSES   (TAXES &   TOTAL    MONTHLY
 STATE    TYPE    DATE    DATE   BALANCE    TO DATE    TO DATE   ESCROW)   EXPOSURE    P&I
-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------
-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------
FCL--Foreclosure
-----------------------  ----  ---------  ---------  ---------  --------  --------  -------
LTM--Latest 12 Months
-----------------------  ----  ---------  ---------  ---------  --------  --------  -------
* Status should contain a code indicating the current direction of each loan such as
 (FCL--In Foreclosure, MOD-- Modification, DPO--Discount Payoff, NS--Note Sale,
 BK--Bankrupcy, PP--Payment
-------------------------------------------------------------------------------------------
 Plan, Curr--Current, TBD--To Be Determined, etc.) It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
-------------------------------------------------------------------------------------------
** App--Appraisal, BPO--Broker Opinion, Inc.-- Internal Value
------------------------------------------------------------------------  --------  -------

                                                       ANNEX C-2
                              C-2-1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                       (F)                      (G)=(.92*F)-E
-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
                                                                                                DATE
                                                                                      LOSS      NOI
  LOAN                                                 MOST    APPRAISAL  TRANSFER    USING    FILED/
NUMBER,   CURRENT             LTM   LTM              ACCURATE   BPO OR     DATE/       92%      FCL
 CITY &   INTEREST  MATURITY  NOI   NOI,  VALUATION  PROPERTY  INTERNAL   CLOSING   APPR. OR    SALE
 STATE      RATE      DATE    DATE  DSCR    DATE      VALUE     VALUE**     DATE     BPO (F)    DATE   STATUS*
-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
         4 COLLECTION PERIODS DELINQUENT
-------  ---------------------------------------------------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
         3 COLLECTION PERIODS DELINQUENT
-------  ---------------------------------------------------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
         1 TO 2 COLLECTION PERIODS DELINQUENT
-------  ---------------------------------------------------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
         SPECIALLY SERVICES MORTGAGE LOANS THAT ARE CURRENT
-------  ---------------------------------------------------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

-------  --------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

                              C-2-1

                           ASSET SECURITIZATION CORPORATION
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                          HISTORICAL LOAN MODIFICATION REPORT
                                    AS OF

-------------------------------------------------------------------------------------
                                         BALANCE    BALANCE AT THE
                                        WHEN SENT   EFFECTIVE DATE              NUM.
  LOAN    CITY/    MOD./    EFFECTIVE   TO SPECIAL        OF                  MONTHS/
 NUMBER   STATE  EXTENSION     DATE      SERVICER   REHABILITATION  OLD RATE  NEW RATE
-------  -----  ---------  ----------  ----------  --------------  --------  --------

THIS REPORT IS HISTORICAL
-------------------------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL FOR ALL  LOANS:
--------------  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL FOR LOANS IN CURRENT MONTHS:
-------------------------------------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
                            # OF LOANS                $ BALANCE
-------  -----  ---------  ----------  ----------  --------------  --------  --------
MODIFICATIONS:
--------------  ---------  ----------  ----------  --------------  --------  --------
MATURITY DATE EXTENSIONS:
-------------------------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL:
-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

                              C-3-1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               ASSET SECURITIZATION CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                             HISTORICAL LOAN MODIFICATION REPORT
                                       AS OF

--------------------------------------------------------------------------------------------
                                              TOTAL                    (2) EST.
                                              NUM.                      FUTURE
                                             MONTHS                  INTEREST LOSS
                                               FOR     (1) REALIZED   TO TRUST $
  LOAN             NEW    OLD       NEW     CHANGE OF    LOSS TO         (RATE
 NUMBER   OLD P&I  P&I  MATURITY  MATURITY    MOD.       TRUST $      REDUCTION)    COMMENTS
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

THIS REPORT IS HISTORICAL
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------
TOTAL FOR ALL LOANS:
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------
TOTAL FOR LOANS IN CURRENT MONTHS:
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------
MODIFICATIONS:
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------
MATURITY DATE EXTENSIONS:
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------
TOTAL:
-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------

-------  -------  ---  --------  --------  ---------  ------------  -------------  ---------


                                                                     ANNEX C-3


                 FORM OF HISTORICAL LOAN MODIFICATION REPORT

                              C-3-1

                                  ASSET SECURITIZATION CORPORATION
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                  HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                            AS OF
--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------
                       (C)=B/A     (A)                (B)      (D)       (E)       (F)       (G)
--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------
                                  LATEST
                       % REC.   APPRAISAL   EFFECT          NET AMT.
SERVICER                FROM    OR BROKERS  DATE OF  SALES  RECEIVED   STATED   TOTAL P&I   TOTAL
 LOAN ID   CITY/STATE   SALE     OPINION     SALE    PRICE  FROM SALE  BALANCE  ADVANCED   EXPENSES
--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

THIS REPORT IS HISTORICAL
-----------------------------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------
TOTAL ALL LOANS:
--------------------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------
CURRENT MONTH ONLY:
--------------------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

--------  ----------  -------  ----------  -------  -----  ---------  -------  ---------  --------

                              C-4-1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                              ASSET SECURITIZATION CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
               HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                        AS OF
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------
              (h)     (i)=d(f+g+h)  (k)=i-e            (m)             (n)=k+m     (o)=n/e
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------
                                    ACTUAL    DATE            MINOR
                                    LOSSES    LOSS    MINOR    ADJ.   TOTAL LOSS  LOSS % OF
SERVICER   SERVICING                PASSED   PASSED  ADJ. TO  PASSED     WITH     SCHEDULED
 LOAN ID     FEES     NET PROCEEDS   THRU     THRU    TRUST    THRU   ADJUSTMENT   BALANCE
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

THIS REPORT IS HISTORICAL
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------
TOTAL ALL LOANS:
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------
CURRENT MONTH ONLY:
--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------

--------  ---------  ------------  -------  ------  -------  ------  ----------  ----------



                                                                     ANNEX C-4

                   FORM OF HISTORICAL LOSS ESTIMATE REPORT

                                C-4-1

                                      ASSET SECURITIZATION CORPORATION
                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                                              REO STATUS REPORT
                                                AS OF
-----------------------------------------------------------------------------------------------------------

                                 (A)       (B)       (C)       (D)        (E)=A+B+C+D
-----  -----  -------  ----  ---------  --------  --------  --------  -----------------  --------  --------
LOAN           SQ. FT.
 NUM./           OR                       TOTAL     OTHER
 CITY          UNITS/   PAID   SCHED.      P&I     ADVANCES   TOTAL              CURRENT  CURRENT
 &      PROP.  OCC %/   THRU  PRINCIPAL  ADVANCES  (TAXES &  EXPENSES   TOTAL    MONTHLY  INTEREST  MATURITY
 STATE  TYPE    DATE    DATE   BALANCE   TO DATE   ESCROW)   TO DATE   EXPOSURE    P&I      RATE      DATE
-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------
                                                                                           REAL ESTATE OWNED
-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  ------------------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------

-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------
(1) Using the following codes: App.--Appraisal; BPO-- Brokers Opinion; Int.--Internal Value.
-----  -----  -------  ----  ---------  --------  --------  --------  --------  -------  --------  --------


                                      C-5-1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    ASSET SECURITIZATION CORPORATION
                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                                           REO STATUS REPORT
                                              AS OF

------------------------------------------------------------------------------------------------------

                                (F)                          (G)=(.92*F)-E
-----  -----  ------  -----  --------  ----------  -------------------------------  -------  ---------
LOAN           (YTD)                       ($1)                 LOSS
 NUM./          MOST            MOST    APPRAISAL,  TRANSFER   USING
 CITY    NOI   RECENT         ACCURATE    BPO OR     DATE/      92%         REO
 &      AS OF   NOI/   APPR.  PROPERTY   INTERNAL   CLOSING   APPR. OR  ACQUISITION  PENDING
 STATE  DATE    DSCR   DATE    VALUE      VALUE       DATE    BPO (F)      DATE      OFFERS   COMMENTS
-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------

-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------
(1) Using the following codes: App.--Appraisal; BPO-- Brokers Opinion; Int.--Internal Value.
-----  -----  ------  -----  --------  ----------  --------  --------  -----------  -------  ---------



                                                                     ANNEX C-5

                          FORM OF REO STATUS REPORT

                                C-5-1

                       ASSET SECURITIZATION CORPORATION
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                                  WATCH LIST
                                AS OF

                                                        STATED        PAID                    CURRENT
    LOAN                                               PRINCIPAL      THRU      MATURITY        DSC
   NUMBER      PROPERTY TYPE      CITY      STATE       BALANCE       DATE        DATE          (%)        COMMENT/REASON ON
                                                                                                            WATCH LIST
----------  -----------------  --------  ---------  -------------  --------  ------------  ----------- ----------------------
----------  -----------------  --------  ---------  -------------  --------  ------------  ----------- ----------------------
List all loans on Watch List and the reason for each being on the Watch List. List should be sorted in descending loan balance order.
----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

----------  -----------------  --------  ---------  -------------  --------  ------------  -----------  ---------------------

Total:                                                     $
----------  -----------------  --------  ---------  -------------  --------  ------------  -----------

                              C-6-1

                                                                     ANNEX C-7


                     FORM OF OPERATING STATEMENT ANALYSIS

                       ASSET SECURITIZATION CORPORATION
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                     OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF

 PROPERTY OVERVIEW:
                                 --------------
  SERVICER LOAN NUMBER
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PROPERTY TYPE
                                 ------------------------------------------------------------------------------------------------

  PROPERTY ADDRESS, CITY, STATE
                                 ------------------------------------------------------------------------------------------------

  NET RENTABLE SQUARE FEET
                                 -------------- ------------
  YEAR BUILT/YEAR RENOVATED
                                 -------------- ------------  ------------ -------------- --------------
  YEAR OF OPERATIONS               UNDERWRITING      1994         1995          1996            YTD
                                 -------------- ------------  ------------ -------------- --------------
  OCCUPANCY RATE*
                                 -------------- ------------  ------------ -------------- --------------
  AVERAGE RENTAL RATE
                                 -------------- ------------  ------------ -------------- --------------
                                 * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
 INCOME:                                                                                    NO. OF MOS.
                                                                                          --------------
  NUMBER OF MOS. ANNUALIZED                                    PRIOR YEAR   CURRENT YEAR
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PERIOD ENDED                     UNDERWRITING      1994         1995          1996        1997 YTD**     1995-BASE   1995-1994
                                                                                          --------------
  STATEMENT CLASSIFICATION          BASE YEAR     NORMALIZED   NORMALIZED    NORMALIZED    AS OF  / /96    VARIANCE    VARIANCE
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  RENTAL INCOME
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PASS THROUGH/ESCALATIONS
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  OTHER INCOME
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 EFFECTIVE GROSS INCOME               $0.00         $0.00         $0.00         $0.00          $0.00           %           %
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
                                 NORMALIZED--FULL YEAR FINANCIAL STATEMENTS THAT HAVE BEEN REVIEWED BY THE UNDERWRITER OR THE
                                 SERVICER.
                                 ** YTD NUMBERS WILL NOT BE NORMALIZED.
 OPERATING EXPENSES:
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  REAL ESTATE TAXES
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PROPERTY INSURANCE
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  UTILITIES
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  REPAIRS AND MAINTENANCE
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  MANAGEMENT FEES
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PAYROLL & BENEFITS EXPENSE
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  ADVERTISING & MARKETING
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  PROFESSIONAL FEES
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  OTHER EXPENSES
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  GROUND RENT
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 TOTAL OPERATING EXPENSES             $0.00         $0.00         $0.00         $0.00          $0.00           %           %
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 OPERATING EXPENSES RATIO
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 NET OPERATING INCOME                 $0.00         $0.00         $0.00         $0.00          $0.00
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  LEASING COMMISSIONS
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  TENANT IMPROVEMENTS
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
  REPLACEMENT RESERVE
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 TOTAL CAPITAL ITEMS                  $0.00         $0.00         $0.00         $0.00          $0.00                     $0.00
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 N.O.I. AFTER CAPITAL ITEMS           $0.00         $0.00         $0.00         $0.00          $0.00
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
DEBT SERVICE (PER SERVICER)           $0.00         $0.00         $0.00         $0.00          $0.00
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
CASH FLOW AFTER DEBT SERVICE          $0.00         $0.00         $0.00         $0.00          $0.00
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
(1) DSCR: (NOI/DEBT SERVICE)
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
DSCR: (AFTER RESERVES/CAP ITEMS)
                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------

                                 -------------- ------------  ------------ -------------- -------------- ----------- -----------
 SOURCE OF FINANCIAL DATE:
                                 ------------------------------------------------------------------------------------------------

                                 (I.E., OPERATING STATEMENTS, FINANCIAL STATEMENTS, TAX RETURN, OTHER)

NOTES AND ASSUMPTIOSN:
-------------------------------- -------------- ------------  ------------ -------------- -------------- ----------- -----------

The years shows above will always show a three year history. 1996 is the current year financials; 1997 is the prior year financials.
This report may vary depending on the property type and due to reporting differences among the financial statements of the borrowers.
INCOME: COMMENT
EXPENSE: COMMENT
CAPITAL ITEMS: COMMENT
(1) USED IN THE COMPARATIVE FINANCIAL STATUS REPORT.              ANNEX C-7

                              C-7-1

                                    ANNEX D


         The following graphic material is included in the paper and electronic versions of this Prospectus Supplement.


         A. The inside front cover contains a map of the contiguous United States showing the concentration of the Mortgaged Properties in the pool by state as follows:

                             Number of                               Percentage
State                        Properties               Value           of Total
-----                        ----------               -----           --------
Arizona                           4             $   27,007,563           1.9%
Arkansas                          2             $      675,321           0.0%
California                       32             $  298,458,574          20.7%
Colorado                         13             $   67,612,111           4.7%
Connecticut                       5             $   31,494,619           2.2%
Florida                          10             $   78,512,016           5.4%
Georgia                           4             $   30,461,044           2.1%
Idaho                             1             $   11,900,000           0.8%
Illinois                          1             $   14,019,336           1.0%
Indiana                          13             $   64,956,782           4.5%
Iowa                              1             $    5,169,401           0.4%
Kansas                            4             $    1,321,212           0.1%
Louisiana                         2             $   15,698,510           1.1%
Maryland                          5             $   61,263,575           4.2%
Massachusetts                    11             $  166,791,073          11.5%
Michigan                          6             $   39,614,629           2.7%
Minnesota                         1             $    9,086,484           0.6%
Missouri                          4             $    1,954,512           0.1%
Montana                           5             $    4,705,354           0.3%
Nebraska                          5             $   22,136,616           1.5%
Nevada                            1             $    2,193,798           0.2%
New Hampshire                     1             $    9,025,000           0.6%
New Jersey                        7             $   89,023,452           6.2%
New York                         11             $  108,910,959           7.5%
North Carolina                   10             $   70,675,315           4.9%
Ohio                             11             $   22,210,684           1.5%

                             Number of                               Percentage
State                        Properties               Value           of Total
-----                        ----------               -----           --------

Oklahoma                          3             $    2,211,118           0.2%
Oregon                            1             $    8,000,000           0.6%
Pennsylvania                      2             $   21,996,895           1.5%
Rhode Island                      4             $   14,639,492           1.0%
South Carolina                    3             $    7,692,931           0.6%
Tennessee                         4             $    6,388,830           0.4%
Texas                            45             $   57,043,445           3.9%
Utah                              5             $    5,351,124           0.4%
Virginia                         10             $   44,327,735           3.1%
Washington                        4             $   16,527,749           1.1%
West Virginia                     1             $      608,018           0.0%
Wisconsin                         1             $    4,144,091           0.3%
Wyoming                           2             $      516,906           0.0%


         B. There are photographs of certain of the Mortgaged Properties(1) contained on the inside front cover as follows:


         International Plaza: New York, NY. The photograph shows an aerial view of the modern high-rise glass office building located in midtown Manhattan.


         Marina Harbor Apartments: Marina del Rey, CA. The photograph shows two red brick buildings in the low-rise apartment complex, located in a landscaped suburban setting with a stream running in front of the buildings.


         One Kendall Square: Cambridge, MA. The photograph shows three connected, modern office buildings, approximately six stories high, two of which appear to be steel and glass and one of which is a glass tower-like structure.


         Puente Hills: City of Industry, CA. The photograph shows the portion of a suburban low-rise outdoor retail mall and the portion of the parking lot in front of Office Depot.


--------
1 The photographs of the Mortgaged Properties included in this Prospectus are not representative of all of the Mortgaged Properties included in any pool loan or of any particular type of Mortgaged Property.

         Wells Research Center: Newton, MA. The photograph shows the red brick, low-rise research facility in a landscaped office-park setting and a portion of the parking lot.


         K-Mart Distribution Center: Brighton, CO. The photograph shows the warehouse facility with numerous K-Mart trucks parked in front.


         Westin Hotel: Indianapolis, IN. The photograph shows the modern high-rise, full-service hotel overlooking the surrounding buildings and city streets.


         Montague Park Tech Center: San Jose, CA. The photograph shows the modern low-rise research facility in a landscaped office-park setting and a portion of the parking lot.


         There are photographs of certain of the Mortgaged Properties(2) contained on the inside back cover as follows:


         Kessler Garden Apartments. The photograph shows a portion of the red brick, low-rise apartment complex, including the balconies located off some of the rooms, a portion of the parking available and a large grass area in front of the parking area.


         Bend Factory Outlets. The photograph shows a portion of the newly constructed, traditional-style factory outlet mall with the storefronts for tenants Cape Isle Knitters and Bass Shoe Outlet, including a portion of the parking area.


         Courtney Park Apartments. The photograph shows a portion of the red brick and gray shingle low-rise apartment complex including a small landscaped and grass area and a portion of the parking lot.


         Outlets Limited Mall. The photograph shows a portion of the outlet mall, located in a modern, warehouse-like facility with very high ceilings, with the storefront for tenant Accessory Corner.


         Alzina Office Building. The photograph shows a portion of the glass and white stone office building located on a city street.



------
2    The photographs of the Mortgaged Properties included in this
Prospectus are not representative of all of the Mortgaged Properties included in any pool loan or of any particular type of Mortgaged Property.

         North Acres Mobile Home Park. The photograph shows a stationary ranch-style mobile home surrounded by a brick and metal fence and some landscaping in the mobile home park.


         Asian Gardens Mall. The photograph shows the low-rise Asian-style white building and green thatch-style roof and a portion of the parking lot containing well-manicured small green trees.


         Burlington Square. The photograph shows the two-story white with red trim building of the shopping center with the storefront for tenant Staples as well as a portion of the parking lot.


         Holiday Inn Express-East Haven. The photograph shows the front of the two-story white limited service hotel with parking in front of the rooms.


         Davol Square Jewelry Building. The photograph shows the red brick loft-style building with large windows and a red awning at a portion of the first floor.


         Heritage Bank Building. The photograph shows the entrance to the modern white stone building with a green awning at the entrance to Weichert Realtors.


         Tuscon Place. The photograph shows a portion of the suburban low-rise outdoor retail mall and the portion of the parking lot in front of tenants WalMart, Payless Shoe Store and Office Max, located in a mountain area with mountains in the background behind the mall.


         View Park Convalescent Center: 3737 Don Felipe Drive. The photograph shows a portion of the single story convalescent center, located in a suburban setting on a tree-lined street.


         Oak Creek Factory Outlets. The photograph shows a portion of the white stone with terra cotta accents, single-story outlet center and a portion of the parking lot, located in a mountain area with red rock formations in the background behind the outlet center.


         Michiana: 23 Medical Park Plaza. The photograph shows the entrance to the modern, low-rise office building.


         Del Mar. The photograph shows the single-story retail outdoor mall and a portion of the parking lot.

         Fairfield Inn - Richmond. This photograph shows the entrance to the low-rise, limited service hotel.

         Madison House. The photograph shows the entrance to the traditional style building nursing home.

         Greystone Apartments. The photograph shows the pool area at the three-story, brick and shingle roof apartment complex.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              TABLE OF CONTENTS


                                              PAGE
                                            ------
Summary of Prospectus......................     6
Risk Factors ..............................    19
Industry Overview..........................    40
The Depositor..............................    41
The Mortgage Loan Seller...................    41
The Trustee ...............................    42
The Fiscal Agent ..........................    42
The Servicer and Initial Special Servicer      42
Description of the Mortgage Pool ..........    43
Description of the Subordinated Units  ....    75
Description of the Subordinated
 Certificates..............................    76
Prepayment and Yield Considerations  ......    92
The Pooling and Servicing Agreement  ......   112
ERISA Considerations ......................   142
Certain Legal Aspects of Mortgage Loans  ..   142
Certain Federal Income Tax Consequences ...   153
Legal Investment...........................   161
Use of Proceeds............................   162
Plan of Distribution ......................   163
Legal Matters .............................   164
Financial Information .....................   164
Rating ....................................   164
Available Information .....................   164
Index of Significant Definitions ..........   166
Glossary of Key Real Estate, Mortgage and
 Mortgage Loan Underwriting Terms..........   172
Annex A--Loan Characteristics..............   A-1
Annex B--Global Clearance, Settlement and
 Tax Documentation Procedures .............   B-1
Annex C--Form of Reports to
 Certificateholders .......................   C-1



                                 $137,231,536
                                (APPROXIMATE)
                             ASSET SECURITIZATION
                                 CORPORATION,
                                  DEPOSITOR
                       SUBORDINATED UNITS CONSISTING OF
                     $36,113,562 (APPROXIMATE) CLASS B-1,
                     $36,113,562 (APPROXIAMTE) CLASS B-2,
                     $14,445,425 (APPROXIMATE) CLASS B-3,
                     $21,668,137 (APPROXIMATE) CLASS B-4,
                   $14,445,425 (APPROXIMATE) CLASS B-5, AND
                     $14,445,425 (APPROXIMATE) CLASS B-6
                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 1997-D4


                              [Insert Graphic]


                                  PROSPECTUS
                           BEAR, STEARNS & CO. INC.
                              NOMURA SECURITIES
                             INTERNATIONAL, INC.
                                 [    ], 1997

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth below. All such expenses, except for the filing fee, are estimated.


 ITEM                                          AMOUNT
-----------------------------------------  ------------
SEC Registration Fee .....................  $ 41,585.31
Blue Sky and NASD Fees and Expenses ......  $ 24,500
Legal Fees and Expenses...................  $350,000
Accounting Fees and Expenses..............  $ 11,875
Servicer's and Trustee's Fees and
 Expenses.................................  $  4,750
Printing and Engraving Fees...............  $200,000
Rating Agency Fees........................  $190,000
Miscellaneous.............................  $ 25,000
                                            $847,710.31
                                           ============



------------


ITEM 31. SALES TO SPECIAL PARTIES.

   Not applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

   To be provided by amendment.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under the form of Underwriting Agreement included in the Registration Statement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Act.

   The Depositor's By-laws and Certificate of Incorporation provide for indemnification of directors and officers of the Depositor to the full extent permitted by Delaware law and the power to purchase and maintain insurance on behalf of directors and officers against any liability asserted against them and incurred by them in such capacities. The Certificate of Incorporation further provides that no director of the Depositor shall be personally liable to the Depositor or to its stockholders for monetary damages for any breach of such director's fiduciary duty as a director of the Depositor, provided that such limitation on a director's liability shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Depositor or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

   Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

   The Pooling and Servicing Agreement provides that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement provides further than, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to the Pooling and Servicing Agreement and the Certificates, other than such expenses relating to particular Mortgage Loans.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

   Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.


  1.1       Form of Underwriting Agreement
  3.1** Certificate of Incorporation of Asset Securitization Corporation as currently in effect 3.2*** Bylaws of Asset Securitization Corporation as currently in effect 4.1* Form of Pooling and Servicing Agreement 5.1 Opinion of Cadwalader, Wickersham & Taft as to legality (including the consent of such firm) 8.1 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in Exhibit 5.1) 24.1 Consent of Cadwalader, Wickersham &
  Taft (included as part of Exhibits 5.1 and 8.1) 25.1 Power of Attorney
  (located on the signature page of the initial filing of this Registration
  Statement)



------------
*        To be filed by amendment.
**       Previously filed.
*** Previously filed in connection with Registration Statement No. 33-89494 and incorporated by reference herein.


ITEM 36. UNDERTAKINGS.

   A.  Undertaking in Respect of Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, as the case may be, will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

   B.  Undertaking pursuant to Rule 430A.

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 20, 1997.

                              ASSET SECURITIZATION CORPORATION


                              By: /s/ Ethan Penner

                              Name: Ethan Penner
                              Title: President

   Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated.



        SIGNATURE                          POSITION
------------------------  -----------------------------------------
/s/ Ethan Penner
 ------------------------
 Ethan Penner               President and Director
            *
 ------------------------
 Michael Berman             Chief  Executive  Officer and Director
            *
 ------------------------   Chief Financial Officer and Treasurer
 Robert Rottmann            (Principal Accounting  Officer           )
            *
 ------------------------
 William Wraith             Director
            *
 ------------------------
 Richard Ader               Director
            *
 ------------------------
 Hiroshi Tsujimura          Director
            *
 ------------------------
 Max C. Chapman, Jr.        Chairman and Director
            *
 ------------------------
 Mark W. McGauley           Director
*By: /s/ Ethan Penner

 Name: Ethan Penner
       ------------------
       Attorney-in-fact


                                EXHIBITS INDEX


                                                                                                            SEQUENTIAL PAGE
  EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT                                                                      NUMBER
------------------  -----------------------------------------------------------------------------------  -------------------
         1.1        Form of Underwriting Agreement
         3.1**      Certificate of Incorporation of Asset Securitization Corporation as currently in effect
         3.2***     Bylaws of Asset Securitization Corporation as currently in effect
         4.1*       Form of Pooling and Servicing Agreement
         5.1        Opinion of Cadwalader, Wickersham & Taft as to legality (including the consent of such firm)
         8.1        Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in
                    Exhibit 5.1)
        24.1        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1)
        25.1        Power of Attorney (located on the signature page of the initial filing of this
                    Registration Statement)



------------
  *      To be filed by amendment.
 **      Previously filed.
*** Previously filed in connection with Registration Statement No. 33-89494 and incorporated by reference herein.